As filed with the Securities and Exchange Commission on January 10, 2018

Registration Statement No. 333-222280

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FCB FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	6021	27-0775699
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

2500 Weston Road, Suite 300

Weston, Florida 33331

(954) 984-3313

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kent Ellert, Chief Executive Officer

FCB Financial Holdings, Inc.

2500 Weston Road, Suite 300

Weston, Florida 33331

(954) 984-3313

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Peter G. Smith, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Telephone: (212) 715-9100 Facsimile: (212) 715-8000	C. Andrew Gerlach, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Telephone: (212) 558-4000 Facsimile: (212) 291-9299	Douglas J. Bates FCB Financial Holdings, Inc. 2500 Weston Road, Suite 300 Weston, Florida 33331 Telephone: (954) 984-6273 Facsimile: (954) 389-3120	A. George Igler Igler and Pearlman, P.A. 2075 Centre Pointe Boulevard, Suite 100 Tallahassee, Florida 32308 Telephone: (850) 878-2411 Facsimile: (850) 878-1230

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement and upon the effective time of the Merger described in the accompanying proxy statement and prospectus.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐  Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

☐  Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)(4)
Class A Common Stock, par value $0.001 per share	Up to 1,933,415 shares	N/A	$93,887,048	$11,689

(1)	This represents the maximum number of shares of FCB Financial Holdings, Inc. Class A common stock estimated to be issuable upon completion of the Merger described herein. This number is based on the 4,217,747 shares of Floridian Community Holdings, Inc. common stock expected to be outstanding when the transaction is consummated (including shares which may be delivered pursuant to options exercised prior to closing), and the exchange of each such share of Floridian Community Holdings, Inc. common stock for 0.4584 shares of FCB Financial Holdings, Inc. Class A common stock, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 27, 2017, by and among FCB Financial Holdings, Inc., Floridian Community Holdings, Inc. and Flamingo Sub, Inc., which is attached to the proxy statement and prospectus as Annex A.
(2)	Pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is based on the book value for shares of Floridian Community Holdings, Inc. common stock on November 24, 2017 ($22.26 per share) multiplied by the maximum number of such shares (4,217,747) that may be exchanged for the securities being registered.
(3)	Calculated pursuant to Rule 457(f) under the Securities Act by multiplying the proposed maximum aggregate offering price by 0.0001245.
(4)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROXY STATEMENT AND PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE ISSUED UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. THIS PROXY STATEMENT AND PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROXY STATEMENT AND PROSPECTUS

SUBJECT TO COMPLETION

DATED JANUARY 10, 2018

PROSPECTUS OF FCB FINANCIAL HOLDINGS, INC. FOR UP TO

1,933,415 SHARES OF CLASS A COMMON STOCK AND

PROXY STATEMENT OF FLORIDIAN COMMUNITY HOLDINGS, INC.

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

The Board of Directors of FCB Financial Holdings, Inc. (“FCB”) and the Board of Directors of Floridian Community Holdings, Inc. (“Floridian Community”) have unanimously approved and adopted an Agreement and Plan of Merger (the “Merger Agreement”), by and among FCB, Flamingo Sub, Inc., a wholly owned subsidiary of FCB (“Merger Sub”), and Floridian Community. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Floridian Community (the “Merger”), with Floridian Community becoming wholly owned by FCB. Immediately thereafter, Floridian Community will merge with and into FCB (the “Parent Merger”), with FCB as the surviving corporation in the Parent Merger. In addition, following the Merger, Floridian Community Bank, a Florida-chartered bank and wholly owned subsidiary of Floridian Community (“Floridian Community Bank”), will merge with and into Florida Community Bank, N.A., a wholly owned subsidiary of FCB (“FCB Bank”) (the “Bank Merger”), with FCB Bank being the surviving bank in the Bank Merger.

If the Merger Agreement is approved by the holders of a majority of the shares of Floridian Community and the Merger is subsequently completed, each share of Floridian Community common stock owned by each Floridian Community shareholder will be converted into the right to receive 0.4584 shares (the “Exchange Ratio”) of FCB Class A common stock. FCB will pay cash for any fractional shares resulting from application of the Exchange Ratio. The Exchange Ratio is subject to adjustments for stock splits, stock dividends, recapitalization, or similar transactions. Based on the number of shares of Floridian Community common stock outstanding on January 9, 2018 (including shares which may be delivered pursuant to options exercised prior to closing), we expect that the payment of the Merger consideration will require FCB to issue approximately 1,933,415 shares of FCB Class A common stock. Based on the number of issued and outstanding shares of FCB Class A common stock and Floridian Community common stock as of January 9, 2018, and based on the Exchange Ratio of 0.4584, holders of shares of Floridian Community common stock as of immediately prior to the closing of the Merger will hold, in the aggregate, approximately 4.3% of the issued and outstanding shares of FCB Class A common stock immediately following the effectiveness of the Merger.

FCB Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “FCB.” On November 24, 2017, the last business day prior to the public announcement of the Merger, the closing price of a share of FCB Class A common stock was $48.55, which, after giving effect to the Exchange Ratio of 0.4584, results in an implied value of approximately $22.26 per share of Floridian Community common stock as of such date. On January 9, 2018, the latest practicable date before the date of this proxy statement and prospectus, the closing price of a share of FCB Class A common stock was $53.15, which, after giving effect to the Exchange Ratio of 0.4584, results in an implied value of approximately $24.36 per share of Floridian Community common stock as of such date. You should obtain a current market quotation for FCB Class A common stock before you vote.

The Merger cannot be completed unless the holders of a majority of the issued and outstanding shares of common stock of Floridian Community vote to approve the Merger Agreement. Floridian Community will hold a special meeting of its shareholders to vote on this Merger proposal. Your vote is very important. Whether or not you plan to attend the shareholder meeting, please take the time to vote by completing the enclosed proxy card and mailing it in the enclosed envelope. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the Merger Agreement. Not returning your card will have the same effect as a vote against the Merger Agreement.

The date, time and place of the meeting are as follows:

February 20, 2018, at 9:00 a.m., local time

Floridian Community Bank’s Delray Beach Branch Office

4850 West Atlantic Avenue

Delray Beach, Florida 33445

This proxy statement and prospectus provides you with detailed information about the special meeting and the proposed Merger. It also contains or references information about Floridian Community and FCB. You can also get information about FCB from publicly available documents that have been filed with the Securities and Exchange Commission.

We strongly support the Merger of our companies. The Board of Directors of Floridian Community recommends that you vote in favor of the Merger Agreement.

/s/ Kent Ellert Chief Executive Officer FCB FINANCIAL HOLDINGS, INC.	/s/ Joseph S. Marzouca Chief Executive Officer FLORIDIAN COMMUNITY HOLDINGS, INC.

For a discussion of certain risk factors which you should consider in evaluating the Merger, see “Risk Factors” beginning on page 19. We encourage you to read this entire document carefully.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued pursuant to, or passed upon the accuracy or adequacy of the disclosures in, this proxy statement and prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings or deposit accounts or other obligation of any bank or non-bank subsidiary of either of our companies, and they are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other federal or state governmental agency.

Proxy statement and prospectus dated [●], 2018, and first mailed to Floridian Community shareholders on or about [●], 2018.

FLORIDIAN COMMUNITY HOLDINGS, INC.

5599 South University Drive

Davie, Florida 33328

NOTICE OF SPECIAL MEETING OF

SHAREHOLDERS TO BE HELD ON

FEBRUARY 20, 2018

To Our Shareholders:

We will hold a special meeting of the shareholders of Floridian Community Holdings, Inc. (“Floridian Community”) on February 20, 2018, at 9:00 a.m. local time, at Floridian Community Bank’s Delray Beach Branch Office at 4850 West Atlantic Avenue, Delray Beach, Florida 33445.

The purposes of the special meeting are the following:

1.	Merger Proposal. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated November 27, 2017 (the “Merger Agreement”), among FCB Financial Holdings, Inc. (“FCB”), Flamingo Sub, Inc. (“Merger Sub”) and Floridian Community, and to approve the transactions contemplated thereby (the “Merger Proposal”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Floridian Community (the “Merger”), with Floridian Community becoming wholly owned by FCB. Immediately thereafter, Floridian Community will merge with and into FCB (the “Parent Merger”), with FCB as the surviving corporation in the Parent Merger. In addition, following the Merger, Floridian Community Bank, a Florida-chartered bank and wholly owned subsidiary of Floridian Community (“Floridian Community Bank”), will merge with and into Florida Community Bank, N.A., a wholly owned subsidiary of FCB (“FCB Bank”)(the “Bank Merger”), with FCB Bank being the surviving bank in the Bank Merger.

2.	Adjournment Proposal. To approve one (1) or more adjournments of the Floridian Community special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal (the “Adjournment Proposal”).

The proxy statement and prospectus describes the Merger Agreement and the proposed Merger in detail and includes, as Annex A, the complete text of the Merger Agreement. We urge you to read these materials for a description of the Merger Agreement and the proposed Merger. In particular, you should carefully read the section captioned “Risk Factors” beginning on page 19 of the accompanying proxy statement and prospectus for a discussion of certain risk factors relating to the Merger.

The Board of Directors of Floridian Community has fixed the close of business on January 10, 2018, as the record date for determining those shareholders who are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. Approval of the Merger Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Floridian Community common stock on each such proposal at the Floridian Community special meeting. As a result, abstentions and broker non-votes will have the same effect as votes against approval of the Merger Proposal. Approval of the Adjournment proposal requires the affirmative vote of the holders of at least a majority of the shares of Floridian Community common stock represented at the Floridian Community special meeting where a quorum is present.

Our shareholders are entitled to assert dissenters’ rights of appraisal in connection with the proposed Merger under Sections 607.1301—607.1333 of the Florida Business Corporation Act, a copy of which is attached as Annex D to the accompanying proxy statement and prospectus.

The Floridian Community Board of Directors recommends that you vote “FOR” (1) approval of the Merger Proposal; and (2) approval of the Adjournment Proposal.

Whether or not you plan to attend the special meeting in person, please submit your proxy by completing, signing, and dating the enclosed proxy card and returning it as soon as possible using the enclosed postage-prepaid envelope. If you attend the special meeting, you may vote in person if you wish, even if you have previously submitted your proxy. Not submitting your proxy will have the same effect as a vote against the Merger Proposal.

By Order of the Board of Directors

Joseph S. Marzouca

Chairman and Chief Executive Officer

[●], 2018

Davie, Florida

ADDITIONAL INFORMATION

This document incorporates important business and financial information about FCB from other documents filed by FCB with the Securities and Exchange Commission (“SEC”) that are not delivered with or included in this document. This information (including the documents incorporated herein by reference) is available to you without charge upon your written or oral request. You may request these documents in writing or by telephone at the following addresses and telephone numbers:

FCB Financial Holdings, Inc.

Attn: Investor Relations

2500 Weston Road, Suite 300

Weston, Florida 33331

Telephone: (954) 984-3313

To ensure timely delivery, shareholders must request the documents containing the information described above no later than five (5) business days prior to the date of the special meeting of the Floridian Community shareholders. Accordingly, if you would like to make such a request, please do so by February 12, 2018, in order to receive the requested information before the meeting.

You can also obtain copies of the documents incorporated by reference in this document through the SEC’s website at www.sec.gov. See “WHERE YOU CAN FIND ADDITIONAL INFORMATION” on page 94.

ABOUT THIS PROXY STATEMENT AND PROSPECTUS

This proxy statement and prospectus, which forms part of a Registration Statement on Form S-4 filed with the SEC, constitutes a prospectus of FCB under Section 5 of the Securities Act of 1933, as amended, with respect to the shares of FCB Class A common stock to be issued to shareholders of Floridian Community as consideration in the Merger of Merger Sub with and into Floridian Community, as more fully described herein. This proxy statement and prospectus also constitutes a proxy statement of Floridian Community, including a notice of meeting with respect to the special meeting of Floridian Community shareholders.

You should rely only on the information contained in, or incorporated by reference into, this proxy statement and prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement and prospectus. This proxy statement and prospectus is dated [●], 2018, and you should assume that the information in this proxy statement and prospectus is accurate only as of such date. You should assume that the information incorporated by reference into this proxy statement and prospectus is accurate as of the date of such incorporated document. Neither the mailing of this proxy statement and prospectus to Floridian Community shareholders nor the issuance by FCB of shares of FCB Class A common stock in connection with the Merger will create any implication to the contrary.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

i

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER

AND THE FLORIDIAN COMMUNITY SHAREHOLDER MEETING

Q:	What am I voting on?

A:	You are being asked to vote to approve the Merger Agreement, pursuant to which Merger Sub will be merged with and into Floridian Community, with Floridian Community becoming wholly owned by FCB, and to approve the transactions contemplated by the Merger Agreement (which we refer to as the “Merger Proposal”). Immediately after the Merger, Floridian Community will merge with and into FCB, with FCB as the surviving corporation, and Floridian Community would no longer be a separate company. You are also being asked to vote on a proposal to adjourn the Floridian Community special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal (which we refer to as the “Adjournment Proposal”).

Q:	Why are FCB and Floridian Community proposing to merge?

A:	We believe the Merger is in the best interests of both companies and our respective shareholders. Floridian Community and FCB believe that the Merger will bring together two complementary institutions to create a strategically, operationally and financially strong company that is positioned for further growth. The Merger will give the combined company greater scale, not only for serving existing customers more efficiently, but also for future expansion. We believe the Merger will enhance our capabilities to provide banking and financial services to our customers and strengthen the competitive position of the combined organization.

You should review the background of and reasons for the Merger described in greater detail beginning on page 30.

Q:	What will Floridian Community shareholders receive in the Merger?

A:	If the Merger Agreement is approved by the shareholders of Floridian Community and the Merger is subsequently completed, each share of Floridian Community common stock will be converted into 0.4584 shares (the “Exchange Ratio”) of FCB Class A common stock (the “Merger Consideration”). Each Floridian Community shareholder that would otherwise be entitled to receive a fractional share of FCB Class A common stock will receive cash in lieu of such fractional share. The Exchange Ratio is subject to adjustments for stock splits, stock dividends, recapitalization, or similar transactions.

Because the Exchange Ratio is fixed (except for customary anti-dilution adjustments), the value of the Merger Consideration that you will receive will depend on the market price of FCB Class A common stock when you receive your shares of FCB Class A common stock. The implied per share value of the Merger Consideration, based upon FCB’s closing stock price on January 9, 2018, the most recent practicable trading day before the date of this proxy statement and prospectus, was $24.36 per share. No assurance can be given that the current market price of FCB Class A common stock will be equivalent to the market price of FCB Class A common stock on the date that shares of FCB Class A common stock are received by a Floridian Community shareholder or at any other time. You should obtain current market prices for shares of FCB Class A common stock, which are listed on the NYSE under the symbol “FCB.”

Q:	What risks should I consider before I vote on the Merger Proposal?

A:	You should carefully review the section captioned “RISK FACTORS” beginning on page 19.

Q:	Will FCB shareholders receive any shares or cash as a result of the Merger?

A:	No. After the Merger, FCB shareholders will continue to own the same number of FCB shares they owned before the Merger.

Q:	When is the Merger expected to be completed?

A:	We are working to complete the Merger as quickly as practicable. We must first obtain the necessary regulatory approvals and the approval of Floridian Community shareholders at the special meeting. We currently expect to complete the Merger during the first or second quarter of 2018.

Q:	What are the tax consequences of the Merger to me?

A:	The Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). A U.S. Holder (as defined in the section captioned “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” beginning on page 70) who exchanges all of its shares of Floridian Community common stock for shares of FCB Class A common stock pursuant to the Merger will not recognize any gain or loss on the exchange for federal income tax purposes, except with respect to any cash received in lieu of a fractional share of FCB Class A common stock. A U.S. Holder who receives cash in lieu of a fractional share of FCB Class A common stock will be treated as having received such fractional share of FCB Class A common stock pursuant to the Merger and then as having sold that fractional share of FCB Class A common stock for cash. As a result, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount of cash received and the U.S. Holder’s basis in the fractional share of FCB Class A common stock determined as described above. At the closing of the Merger, FCB will receive an opinion from its tax attorneys confirming these tax consequences and Floridian Community will receive an opinion from its tax attorneys confirming these tax consequences. Under the Merger Agreement, receipt of the tax opinions may be waived by FCB and Floridian Community, respectively, prior to the closing of the Merger. However, if receipt of such opinions were waived, Floridian Community would resolicit its shareholders if any change in the tax consequences were material and disclose the reasons for the waiver and the change in tax consequences. Such resolicitation would require an amendment to the Registration Statement on Form S-4, of which this proxy statement and prospectus is a part. See “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” beginning on page 70. Your individual tax consequences will depend on your personal situation. You should consult your tax advisor for a full understanding of the tax consequences of the Merger to you.

Q:	Will I have dissenters’ rights?

A:	The shareholders of Floridian Community are entitled to dissenters’ rights of appraisal in connection with the Merger under Sections 607.1301 – 607.1333 of the Florida Business Corporation Act (the “FBCA”), a copy of which is included as Annex D to this proxy statement and prospectus. If you wish to assert dissenters’ rights of appraisal, you must deliver to Floridian Community written notice of your intent to assert such rights before the vote is taken at the special meeting. In addition, you must not vote in favor of the Merger either in person or by proxy. The procedure for dissenting is explained more fully under “THE MERGER—Dissenters’ Rights of Appraisal of Holders of Floridian Community Common Stock” beginning on page 47 and in Annex D to this proxy statement and prospectus.

Q:	What do I need to do now?

A:	You should carefully read and consider the information contained in this document and any information incorporated herein by reference. Then, please submit your proxy by completing, signing, and dating the enclosed proxy card and returning it as soon as possible using the enclosed postage-prepaid envelope so that your shares can be voted at the special shareholder meeting. If a returned proxy card is signed but does not specify how you wish to vote your shares, your proxy will be voted “FOR” the: (1) approval of the Merger Proposal; and (2) approval of the Adjournment Proposal.

Q:	What if I don’t vote or if I abstain from voting?

A:	If you do not vote or if you abstain from voting, your abstention will count as a vote “AGAINST” the Merger Proposal and the Adjournment Proposal.

Q:	If my shares are held by my broker in “street name,” will my broker vote my shares for me?

A:	If you hold shares of Floridian Community common stock indirectly through a broker, you are considered a beneficial owner of those shares but are not the shareholder of record. In this circumstance, you are a shareholder whose shares are held in “street name” and your broker is considered the shareholder of record. We sent copies of this proxy statement and prospectus directly to all shareholders of record. If you are a beneficial owner whose shares are held in street name, these materials were sent to you by the broker through which you hold your shares. As the beneficial owner, you may direct your broker how to vote your shares at the Floridian Community special meeting, and the broker is obligated to provide you with a voting instruction form for you to use for this purpose. Your broker will vote any shares you hold in “street name” only if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker to vote your shares. If you do not provide your broker with instructions on how to vote your shares held in “street name,” your broker will not be permitted to vote your shares, which will have the effect of a vote “AGAINST” the Merger Proposal and the Adjournment Proposal.

Q.	May I change my vote after I have submitted my proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you revoke your proxy. Second, you can complete and submit a new proxy, dated at a date later than your most recent proxy. Please submit your notice of revocation and/or new proxy card to Floridian Community Holdings, Inc., 5599 South University Drive, Davie, Florida 33328, Attention: Ulises I. Alonso, Assistant Corporate Secretary. Third, you may attend the special meeting and vote in person. Simply attending the special meeting, however, will not revoke your proxy. You must request a ballot and vote the ballot at the meeting.

Q:	What constitutes a quorum?

A:	The presence, in person or by proxy, of shareholders holding at least a majority of the issued and outstanding shares of Floridian Community entitled to vote as of January 10, 2018, the record date for the special meeting, will constitute a quorum for the special meeting. Abstentions will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Floridian Community special meeting. Shares represented by a proxy from a broker indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares, which we refer to as “broker non-votes,” will not be counted as shares present. On the record date, there were 3,411,801 shares of Floridian Community common stock outstanding and entitled to vote at the special meeting.

Q:	Should I send in my stock certificate(s) now?

A:	No. After the Merger is completed, Floridian Community shareholders will receive written instructions from FCB for exchanging their stock certificates for shares of FCB Class A common stock and cash for fractional shares to be received by them in the Merger. If you are a FCB shareholder, you should retain your certificates, as you will continue to hold the FCB shares you currently own.

Q:	Whom should I contact if I have other questions about the Merger Agreement or the Merger?

A:	You may contact:

Floridian Community Holdings, Inc.

5599 South University Drive

Davie, Florida 33328

Attention: Joseph S. Marzouca

Chief Executive Officer

Telephone: (954) 434-8050

SUMMARY

This summary highlights selected information from this proxy statement and prospectus. Because this is a summary, it does not contain all of the information that is important to you. You should carefully read this entire document, including the documents incorporated herein by reference, and the other documents to which we have referred you before you decide how to vote. See “WHERE YOU CAN FIND ADDITIONAL INFORMATION” on page 94 for a description of documents that are incorporated by reference into this document. Each item in this summary includes a page reference that directs you to a more complete description in this document of the topic discussed.

Information about the Companies (page 75)

FCB Financial Holdings, Inc.

2500 Weston Road, Suite 300

Weston, Florida 33331

(954) 984-3313

FCB Financial Holdings, Inc. is a bank holding company, headquartered in Weston, Florida, with one wholly-owned national bank subsidiary, Florida Community Bank, National Association. FCB provides a range of financial products and services to individuals, small and medium-sized businesses, some large businesses, and other local organizations and entities through 46 branches in south and central Florida. FCB targets retail customers and commercial customers who are engaged in a wide variety of industries including healthcare and professional services; retail and wholesale trade; tourism; agricultural services; manufacturing; distribution and distribution-related industries; technology; automotive; aviation; food products; building materials; residential housing; and commercial real estate.

Since its formation in April 2009, FCB has raised equity capital and acquired certain assets and assumed certain liabilities of eight failed banks from the FDIC, as receiver. In January 2014, FCB acquired Great Florida Bank, which, combined with the acquisitions of the eight failed banks, are collectively referred to as the “Acquisitions”. Through the integration of the operations and systems of the acquired banks, FCB has transformed into a large, integrated commercial bank. Subsequent to the Acquisitions, FCB has focused on internal growth. From the Acquisitions and FCB’s internal growth, FCB’s consolidated total assets, total deposits and total stockholders’ equity were $10.23 billion, $8.11 billion and $1.16 billion, respectively, at September 30, 2017.

Floridian Community Holdings, Inc.

5599 South University Drive

Davie, Florida 33328

(954) 434-8050

Floridian Community is a bank holding company headquartered in Davie, Florida. It conducts business primarily through two wholly-owned subsidiaries: (i) Floridian Community Bank, a Florida-chartered commercial bank; and (ii) Floridian Custody Services, Inc. (“Custody”), which provides clearing and custodian services to deposit brokers and their clients.

Floridian Community Bank commenced business operations in March 2003. The Bank was organized by a group of South Florida bankers and business people who believed there was demand for a community bank in western Broward County, Florida. Floridian Community Bank provides a variety of banking services to small and middle-market businesses and individuals through five banking offices strategically located in Palm Beach and Broward Counties. Floridian Community Bank is a full-service community bank, with local leadership and decision making. It offers a broad range of commercial and consumer banking services including various types of deposit accounts and loans for businesses and individuals. Floridian Community Bank’s directors, officers, and employees, place an emphasis on relationship banking. Floridian Community Bank distinguishes itself from its competitors through enhanced customer service and by delivering competitive products that are designed to meet the needs of its customers.

Custody provides custodian services to deposit brokers and their clients, typically institutions, such as credit unions, pension funds, and municipalities, which purchase jumbo CDs in the national brokered CD market. Custody establishes CDs at FDIC-insured institutions throughout the country with funds received from the deposit brokers’ clients. Custody takes possession of the CDs or evidence thereof and safekeeps those assets. Custody confirms the CD transactions with the clients, remits interest payments to the client pursuant to the terms of the CD, furnishes the client with statements and provides year-end tax reporting functions. In consideration of the services performed, the deposit brokers pay Custody a servicing fee. Custody maintains its clearing accounts with Floridian Community Bank and acts as custodian for Floridian Community Bank in instances where it temporarily invests its excess liquidity in CDs as a means to increase net interest income.

Merger Sub

c/o FCB Financial Holdings, Inc.

2500 Weston Road, Suite 300

Weston, Florida 33331

(954) 984-3313

Merger Sub is a Florida corporation and a direct wholly owned subsidiary of FCB. Merger Sub was incorporated on November 20, 2017, for the sole purpose of effecting the Merger. As of the date of this proxy statement and prospectus, Merger Sub has not conducted any activities other than those incidental to its formation, the execution of the Merger Agreement and the transactions contemplated by the Merger Agreement.

The Merger (page 29)

We have attached a copy of the Merger Agreement to this document as Annex A. Please read the Merger Agreement in its entirety. It is the legal document that governs the Merger.

The Merger Agreement provides that, if all of the conditions are satisfied or waived, Merger Sub will be merged with and into Floridian Community and, immediately thereafter, Floridian Community will merge with and into FCB, with Floridian Community becoming wholly owned by FCB, and Floridian Community will cease to exist. Immediately following the Merger, Floridian Community Bank will merge with and into FCB Bank, and Floridian Community Bank will cease to exist. We expect to complete the Merger during the first or second quarter of 2018.

Reasons for the Merger (pages 34)

FCB. FCB’s Board of Directors considered a number of financial and nonfinancial factors in making its decision to merge with Floridian Community, including its respect for the ability and integrity of Floridian Community’s Board of Directors, management and staff. The FCB Board of Directors believes that expanding FCB’s operations in the market areas where Floridian Community operates offers financial and strategic benefits to FCB and Floridian Community as a combined company.

Floridian Community. In considering the Merger with FCB, Floridian Community’s Board of Directors collected and evaluated a variety of financial and market information regarding FCB and FCB Bank, their respective businesses and FCB’s reputation and future prospects. In the opinion of Floridian Community’s Board of Directors, favorable factors included FCB’s business and financial condition, results of operations, earnings and stock performance, its management, the likelihood of the successful execution of the Merger , and the attractiveness of FCB’s offer from a financial perspective. In addition, the Board of Directors considered the fairness opinion of Hovde Group, LLC (“Hovde”), described below.

Opinion of Hovde (page 37)

Floridian Community’s Board of Directors retained Hovde to render a fairness opinion in connection with the proposed Merger. At the meeting of Floridian Community’s Board of Directors on November 17, 2017, Hovde delivered to Floridian Community’s Board of Directors an oral opinion, which was confirmed by delivery of a written opinion, dated November 27, 2017, to the effect that, as of the date of the opinion and based upon and subject to the conditions, limitations, qualifications and assumptions set forth in the opinion, the right of the holders of Floridian Community common shares to receive 0.4584 shares (the “Exchange Ratio”) of FCB Class A common was fair, from a financial point of view, to such holders of Floridian Community common stock, other than any holders who properly perfect their right to dissent under applicable law (the “Excluded Holders”).

The full text of the written opinion of Hovde, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion of Hovde, is attached as Annex C to this proxy statement and prospectus and is incorporated herein by reference. Floridian Community shareholders are urged to read Hovde’s written opinion carefully and in its entirety. Hovde’s opinion is limited solely to the fairness, from a financial point of view, of the Exchange Ratio to be received in the Merger by the holders of Floridian Community common stock (other than any Excluded Holders) and does not address Floridian Community’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available with respect to Floridian Community. Hovde’s opinion does not constitute a recommendation to any shareholder of Floridian Community as to how such shareholder should vote or act with respect to any matter relating to the Merger or otherwise.

What Floridian Community Shareholders Will Receive (page 29)

If the Merger Agreement is approved and the Merger is subsequently completed, each outstanding share of Floridian Community common stock will be converted into the right to receive the Exchange Ratio of 0.4584 shares of FCB Class A common stock. The Exchange Ratio is subject to adjustment for stock splits, stock dividends, recapitalization or similar transactions. Each Floridian Community shareholder that would otherwise be entitled to receive a fractional share of FCB Class A common stock will receive cash in lieu of such fractional share.

Because the Exchange Ratio is fixed (except for customary anti-dilution adjustments), the value of the Merger Consideration that you will receive will depend on the market price of FCB Class A common stock when you receive your shares of FCB Class A common stock. The implied per share value of the Merger Consideration, based upon FCB’s closing stock price on January 9, 2018, the most recent practicable trading day before the date of this proxy statement and prospectus, was $24.36 per share. No assurance can be given that the current market price of FCB Class A common stock will be equivalent to the market price of FCB Class A common stock on the date that shares of FCB Class A common stock are received by a Floridian Community shareholder or at any other time.

Within five (5) business days following the effective date of the Merger, FCB will mail a letter of transmittal to each person who was, immediately prior to the effective time of the Merger, a holder of record of Floridian Community common stock. The letter of transmittal will contain instructions for use in effecting the surrender of Floridian Community stock certificates (or shares held in book-entry form) in exchange for the consideration to which such person may be entitled pursuant to the Merger Agreement.

What FCB Shareholders Will Receive (page 30)

FCB shareholders will not receive any consideration in the Merger. After the Merger, FCB shareholders will continue to own the same number of FCB shares owned before the Merger.

The Floridian Community Special Shareholders Meeting (page 25)

The special meeting of Floridian Community shareholders will be held on February 20, 2018, at 9:00 a.m. local time, at Floridian Community Bank’s Delray Beach Branch Office at 4850 West Atlantic Avenue, Delray Beach, Florida 33445.

At the special meeting, Floridian Community shareholders will be asked:

1.	Merger Proposal. To consider and vote upon a proposal to approve the Merger Agreement and to approve the transactions contemplated thereby. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Floridian Community, with Floridian Community becoming wholly owned by FCB. Immediately thereafter, Floridian Community will merge with and into FCB, with FCB as the surviving corporation. In addition, following the Merger, Floridian Community Bank will merge with and into FCB Bank.

2.	Adjournment Proposal. To approve one (1) or more adjournments of the Floridian Community special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal.

Floridian Community Recommendation to Shareholders (page 35)

Floridian Community’s Board of Directors unanimously approved and adopted the Merger Agreement and approved and authorized the proposed Merger. Floridian Community’s Board of Directors concluded that entering into the Merger Agreement and completing the Merger and the other transactions contemplated by the Merger Agreement are in the best interest of Floridian Community and the Floridian Community shareholders. Floridian Community’s Board of Directors recommends that Floridian Community shareholders vote “FOR” (1) approval of the Merger Proposal, and (2) approval of the Adjournment Proposal. In reaching its determination, Floridian Community’s Board of Directors considered a number of factors, which are described in the section captioned “THE MERGER—Floridian Community’s Reasons for the Merger and the Recommendation of Floridian Community’s Board of Directors” beginning on page 35. Because of the wide variety of factors considered, Floridian Community’s Board of Directors did not believe it practicable, nor did it attempt, to quantify or otherwise assign relative weight to the specific factors it considered in reaching its decision.

Floridian Community Special Meeting Record Date; Vote Required (page 25)

Only Floridian Community shareholders of record as of the close of business on January 10, 2018, are entitled to notice of, and to vote at, the Floridian Community special meeting and any adjournments or postponements of the special meeting. As of the record date, there were 3,411,801 shares of Floridian Community common stock outstanding and entitled to vote at the meeting. Approval of the Merger Proposal requires the affirmative vote of holders of at least a majority of the outstanding shares of Floridian Community common stock entitled to vote. Approval of the Adjournment Proposal requires the affirmative vote of holders of those shares represented and entitled to vote at the special meeting where a quorum is present. You can vote your shares by attending the Floridian Community special meeting and voting in person, or you can vote by proxy by marking the enclosed proxy card with your vote, signing it and mailing it in the enclosed return envelope. You can revoke your proxy at any time before the special meeting by sending a written notice of revocation, submitting a new proxy or by attending the special meeting and voting in person.

The holder of Floridian Community non-voting common stock is not being solicited by this proxy statement and prospectus to vote for the Merger Proposal. That holder will vote its shares as a separate class and is bound by a voting agreement, as described below.

No approval by FCB shareholders is required.

Voting Agreement (page 69)

As of the Floridian Community record date, Floridian Community’s directors and executive officers and their affiliates held approximately 36.81% of the outstanding shares of Floridian Community common stock entitled to vote at the Floridian Community special meeting. All of the directors, certain officers and certain significant shareholders of Floridian Community, as of November 27, 2017, entered into a voting agreement with FCB to cause all Floridian Community common stock owned by each of them of record or beneficially to be voted in favor of the Merger Proposal. A copy of the form of these voting agreements is attached as Annex B to this proxy statement and prospectus. See “THE MERGER AGREEMENT—Voting Agreement” on page 69. As of the record date, the directors, officers and the shareholders of Floridian Community that executed such voting agreements had the power to vote, or caused to be voted, an aggregate of 1,185,183.92 shares of Floridian Community voting common stock outstanding, representing 34.74% of Floridian Community’s voting common stock outstanding on that date, and an aggregate of 372,195 shares of Floridian Community non-voting common stock outstanding, representing approximately 89.55% of Floridian Community’s outstanding non-voting common stock on that date. Other than directors and certain officers of Floridian Community, the only shareholders that executed the voting agreement owned five percent or more of Floridian Community’s outstanding common stock as of November 27, 2017.

For a list of the number of shares of Floridian Community common stock held by (i) each director of Floridian Community, (ii) each shareholder that is known to Floridian Community as of the date of this proxy statement and prospectus to beneficially own more than 5% percent of the outstanding shares of Floridian Community common stock and (iii) all directors and executive officers of Floridian Community as a group, see “THE FLORIDIAN COMMUNITY SPECIAL MEETING—Beneficial Ownership of Floridian Community Common Stock by Certain Shareholders.”

What We Need to Do to Complete the Merger (page 65)

Completion of the Merger depends on a number of conditions being met or waived. In addition to our compliance with the Merger Agreement, these conditions include among others:

•	the approval of the Merger Agreement at the special meeting by the holders of a majority of the issued and outstanding shares of Floridian Community common stock;

•	the approval of the Merger and the Bank Merger by certain regulatory agencies and the expiration of any regulatory waiting periods;

•	the approval for listing of the shares of FCB Class A common stock to be issued in the Merger on the NYSE (subject to official notice of issuance);

•	the Registration Statement on Form S-4, of which this proxy statement and prospectus is a part, relating to the FCB shares to be issued pursuant to the Merger Agreement, must have become effective under the Securities Act of 1933, as amended (the “Securities Act”), and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn;

•	there must be no statute, rule, regulation, judgment, decree, injunction or other order of a court or agency of competent jurisdiction which prohibits the consummation of the Merger or the Bank Merger;

•

the representations and warranties made by the parties in the Merger Agreement must be true and correct in all material respects on and as of the effective date of the Merger, except that representations and warranties that are qualified by materiality or a Material Adverse Effect (as defined below in “THE MERGER AGREEMENT—Conditions to Completion of the Merger”) must be true and correct in all respects, and provided that for those representations and warranties which address matters only as of an earlier date, they shall be tested as of such earlier date;

•	the covenants made by the parties must have been complied with in all material respects from the date of the Merger Agreement through and as of the effective date of the Merger;

•	Floridian Community must have received an opinion of Igler and Pearlman, P.A. that, for U.S. federal income tax purposes, the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code;

•	FCB must have received an opinion of Sullivan & Cromwell LLP that, for U.S. federal income tax purposes, the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code;

•	the number of shares of common stock of Floridian Community held by shareholders who have properly exercised and perfected their statutory appraisal rights must not exceed 5% of the outstanding shares of common stock of Floridian Community;

•	Floridian Community shall have fully paid any outstanding balances under its line of credit from a trust controlled by Harvey Sorkin, a member of Floridian Community’s Board of Directors and such line of credit shall have been terminated; and

•	other customary conditions and obligations of the parties set forth in the Merger Agreement.

Under the Merger Agreement, receipt of the tax opinions referred to above may be waived by FCB and Floridian Community, respectively, prior to the closing of the Merger. However, if receipt of such opinions were waived, Floridian Community would resolicit its shareholders if any change in the tax consequences were material and disclose the reasons for the waiver and the change in tax consequences. Such resolicitation would require an amendment to the Registration Statement on Form S-4, of which this proxy statement and prospectus is a part.

Regulatory Approvals (page 50)

The Merger and the Bank Merger are subject to various regulatory approvals, including approvals from the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Office of the Comptroller of the Currency (“OCC”). Notifications and/or applications requesting approvals for the Merger or for the Bank Merger may also be submitted to other federal and state regulatory authorities and self-regulatory organizations. On December 22, 2017, FCB filed all such notices and applications to obtain the necessary regulatory approvals. Although FCB currently believes it should be able to obtain all regulatory approvals in a timely manner, FCB cannot be certain when or if it will obtain them or, if obtained, whether they will contain terms, conditions or restrictions not currently contemplated that will be detrimental to or have a material adverse effect on the combined company after the completion of the Merger. We make no assurance that the regulatory approvals received will not contain any condition, or carryover of any condition applicable to Floridian Community or any of its subsidiaries, that would be a burdensome condition (as defined below in “THE MERGER AGREEMENT—Conditions to Completion of the Merger”) on FCB following the Merger or on FCB Bank following the Bank Merger. It is a condition to FCB’s obligation to complete the Merger that no such burdensome condition be imposed.

Conduct of Business Pending Merger (page 59)

Under the terms of the Merger Agreement, Floridian Community and FCB must carry on their respective businesses in the ordinary course and, subject to certain limited exceptions, may not take certain extraordinary actions without first obtaining the other party’s consent.

Dissenters’ Rights of Appraisal of Holders of Floridian Community Common Stock (page 47)

The shareholders of Floridian Community are entitled to dissenters’ rights of appraisal in connection with the Merger under the FBCA. If you wish to assert dissenters’ rights of appraisal, you must deliver to Floridian Community written notice of your intent to assert such rights before the vote is taken at the special meeting. In addition, you must not vote in favor of the Merger Proposal either in person or by proxy. If the Merger Proposal is approved and the Merger is completed, and you have dissented and followed the required procedures, then you will not receive any shares of FCB Class A common stock. Instead, you will be entitled to receive the fair value of your Floridian Community common stock in cash as determined through the dissenters’ rights procedures. The procedure for dissenting is explained more fully under “THE MERGER—Dissenters’ Rights of Appraisal of Holders of Floridian Community Common Stock” beginning on page 47 and in Annex D to this proxy statement and prospectus.

We Have Agreed When and How Floridian Community Can Consider Third-Party Acquisition Proposals (page 62)

We have agreed that Floridian Community will not, and will cause its subsidiaries and its and its subsidiaries’ representatives, agents, advisors and affiliates not to, solicit or encourage proposals from other parties regarding acquiring Floridian Community or its businesses. In addition, we have agreed that Floridian Community will not engage in negotiations with or provide confidential information to a third party regarding acquiring Floridian Community or its businesses. However, if Floridian Community receives an unsolicited Acquisition Proposal (as defined below in “THE MERGER AGREEMENT—Acquisition Proposals by Third Parties”) from a third party, Floridian Community can participate in negotiations with and provide confidential information to the third party if, among other steps, Floridian Community’s Board of Directors concludes in good faith that the proposal is superior to the FCB Merger Proposal. Floridian Community’s receipt of a Superior Proposal (as defined below in “THE MERGER AGREEMENT—Acquisition Proposals by Third Parties”) or participation in such negotiations does not give Floridian Community the right to terminate the Merger Agreement.

Interests of Directors and Officers in the Merger That Are Different From Your Interests (page 52)

You should be aware that some directors and executive officers of Floridian Community and Floridian Community Bank may have interests in the Merger that are different from, or in addition to, their interests as shareholders. Both Floridian Community’s Board of Directors and FCB’s Board of Directors were aware of these interests and took them into consideration in approving the Merger Agreement and the Merger. These interests are as follows:

•	FCB Bank has entered into employment and consulting agreements with each of Joseph S. Marzouca, the Chief Executive Officer of Floridian Community, and Ulises I. Alonso, the Chief Financial Officer of Floridian Community, and an employment agreement with Lee A. Frankhouser, the President of Floridian Community. These agreements will become effective as of the effective date of the Merger and that provide for certain transitional employment and compensation arrangements for each of those executives, who will serve as Senior Advisors to FCB Bank during an integration period.

•	All of the directors, certain officers and large shareholders of Floridian Community, as of November 27, 2017, the date the Merger Agreement was executed, entered into a voting agreement with FCB to cause all Floridian Community common stock owned by each of them of record or beneficially on such date to be voted in favor of the Merger Proposal.

•	To the extent a director or executive officer holds outstanding Floridian Community stock options immediately prior to the completion of the Merger, the Floridian Community stock options will be cancelled and terminated in exchange for a cash payment.

•	Pursuant to the terms of the Merger Agreement, directors and officers of Floridian Community will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the Merger.

•	Pursuant to the terms of the Merger Agreement, Floridian Community shall have fully paid any outstanding balances under that certain line of credit between Floridian Community and a trust controlled by Harvey Sorkin, a member of Floridian Community’s Board of Directors, and such line of credit shall have been terminated pursuant to its terms.

Termination of the Merger (page 66)

Both FCB and Floridian Community can mutually agree to terminate the Merger Agreement before we complete the Merger. In addition, the Merger Agreement may also be terminated and the Merger abandoned at any time prior to the effective time of the merger, as follows:

•	If there is a continuing breach of the Merger Agreement by a party, and the breaching party has not cured the breach within the earlier of 270 days of the date of the signing of the Merger Agreement and 15 days’ written notice to the breaching party, as long as that breach would entitle the non-breaching party not to complete the merger;

•	If holders of Floridian Community common stock fail to approve the Merger Proposal;

•	If there is a final denial of a required regulatory approval or an application for a required regulatory approval has been withdrawn upon the request or recommendation of the applicable governmental authority and such governmental authority would not accept the refiling of such application;

•	By FCB, if the Floridian Community Board of Directors (1) submits the Merger Agreement to its shareholders without a recommendation for approval or makes an adverse recommendation (or publicly proposes an adverse recommendation), (2) recommends an alternative acquisition proposal, or (3) commences negotiations regarding an alternative acquisition proposal;

•	By FCB, if the number of dissenting shares exceeds 5% of the outstanding shares of Floridian Community common stock; or

•	By Floridian Community, if FCB’s stock price falls below thresholds set forth in the Merger Agreement and FCB does not increase the exchange ratio pursuant to a prescribed formula.

Floridian Community has agreed to pay FCB a termination fee of $3,100,000 if the Merger Agreement is terminated as a result of:

•	The Board of Directors of Floridian Community submitting the Merger Agreement to its shareholders without a recommendation for approval or with material and adverse conditions on such approval, or otherwise withdrawing or materially and adversely modifying its recommendation (or disclosing its intention to do so);

•	Floridian Community entering into an agreement to engage in an acquisition transaction with any person other than FCB;

•	Floridian Community authorizing, recommending or proposing an agreement to engage in an acquisition transaction with any person other than FCB (or publicly announcing its intention to do so);

•	The Board of Directors of Floridian Community recommending to its shareholders an acquisition transaction other than the Merger;

•	Floridian Community failing to convene a shareholder meeting to approve the Merger Agreement;

•	Floridian Community breaching its covenant not to solicit alternative Acquisition Proposals;

•	Any member of the Board of Directors of Floridian Community and certain principal shareholders breaching such person’s obligations under the voting agreement entered into by such person in connection with the Merger Agreement, after being provided with notice of such breach and a 30 day period in which to cure such breach; or

•	Floridian Community terminating the Merger Agreement as a result of not receiving the required approval of Floridian Community shareholders.

Material U.S. Federal Income Tax Consequences (page 70)

It is a condition to the closing of the Merger that Sullivan & Cromwell LLP deliver an opinion to FCB and Igler and Pearlman, P.A. deliver an opinion to Floridian Community, in each case, effective as of the date of the Merger, and substantially to the effect that, for United States federal income tax purposes, the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. This opinion will not, however, bind the Internal Revenue Service (the “IRS”) which could take a different view. Under the Merger Agreement, receipt of the tax opinions may be waived by FCB and Floridian Community, respectively, prior to the closing of the Merger. However, if receipt of such opinions were waived, Floridian Community would resolicit its shareholders if any change in the tax consequences were material and disclose the reasons for the waiver and the change in tax consequences. Such resolicitation would require an amendment to the Registration Statement on Form S-4, of which this proxy statement and prospectus is a part.

Determining the actual tax consequences of the Merger to you can be complicated. We suggest you consult with your own tax advisors with respect to the tax consequences of the Merger to you.

For a more detailed description of the material federal income tax consequences of the Merger to FCB and Floridian Community shareholders, see “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” on page 70.

Comparative Rights of FCB and Floridian Community Shareholders (page 85)

The rights of shareholders of FCB and Floridian Community differ in many respects. The rights of holders of FCB Class A common stock are governed by the laws of the State of Delaware, including the Delaware General Corporation Law (the “DGCL”), and FCB’s restated certificate of incorporation and bylaws (as amended). The rights of holders of Floridian Community common stock are governed by the laws of the State of Florida, including the FBCA, and Floridian Community’s articles of incorporation (as amended) and bylaws. Upon completion of the Merger, Floridian Community shareholders who receive FCB Class A common stock will take such stock subject to FCB’s restated certificate of incorporation and bylaws (as amended).

Completion of the Merger (page 51)

The Merger will become effective when we file Articles of Merger with the Secretary of the State of Florida, or at such later date and time as may be set forth in the Articles of Merger. We expect the Merger to become effective during the first or second quarter of 2018.

Market Price Information (page 73)

Shares of FCB Class A common stock are listed on the NYSE under the symbol “FCB.” Shares of Floridian Community common stock are privately held and are not listed or quoted on any established securities exchange or quotation system. The following table presents quotation information for FCB Class A common stock on November 24, 2017, the business day before the Merger was publicly announced, and January 9, 2018, the last practicable trading day for which information was available prior to the date of this proxy statement and prospectus.

	FCB Class A Common Stock
	(Dollars Per Share)
	High	Low	Close
November 24, 2017	$49.20	$48.45	$48.55
January 9, 2018	$53.45	$52.20	$53.15

The market value of the aggregate consideration that Floridian Community shareholders will receive in the Merger is approximately $85.1 million (or $22.26 per share of Floridian Community common stock) based on 3,824,248 shares of Floridian Community common stock outstanding and FCB’s closing stock price of $48.55 on November 24, 2017, the business day before the Merger was publicly announced.

The market value of the aggregate consideration that Floridian Community shareholders will receive in the Merger is approximately $93.3 million (or $24.36 per share of Floridian Community common stock) based on 3,827,429 shares of Floridian Community common stock outstanding and FCB’s closing stock price of $53.15 on January 9, 2018, the last practicable trading day prior to the date of this proxy statement and prospectus.

Also set forth below for the closing price of FCB Class A common stock on November 24, 2017, and January 9, 2018, is the equivalent pro forma price of Floridian Community common stock. We determined this by multiplying the applicable price of FCB Class A common stock by the number of shares of FCB Class A common stock FCB will issue for each share of Floridian Community common stock in the Merger, which is the Exchange Ratio of 0.4584. The equivalent pro forma price of Floridian Community common stock shows the implied value to be received in the Merger by Floridian Community shareholders who receive FCB Class A common stock in exchange for a share of Floridian Community common stock on these dates.

	FCB Common Stock	Exchange Ratio	Floridian Community Equivalent Pro Forma
November 24, 2017	$48.55	0.4584	$22.26
January 9, 2018	$53.15	0.4584	$24.36

We suggest you obtain a current market quotation for FCB Class A common stock. We expect that the market price of FCB Class A common stock will fluctuate between the date of this document and the date on which the Merger is completed and thereafter. Because the Exchange Ratio is fixed (except for customary anti-dilution adjustments) and the market price of FCB Class A common stock is subject to fluctuation, the value of the shares of FCB Class A common stock that Floridian Community shareholders will receive in the Merger may increase or decrease prior to and after the Merger.

SELECTED CONSOLIDATED FINANCIAL DATA

The following tables set forth certain summary historical consolidated financial data for each of our companies. FCB’s and Floridian Community’s balance sheet and income statement data as of and for the five years in the period ended December 31, 2016 are taken from each of FCB’s and Floridian Community’s respective audited financial statements. This selected financial data is only a summary and you should read it in conjunction with FCB’s consolidated financial statements and related notes incorporated into this document by reference. See “WHERE YOU CAN FIND ADDITIONAL INFORMATION” on page 94 for a description of documents that are incorporated by reference into this document and how to obtain copies of such documents.

FCB

FIVE YEAR SUMMARY OF SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands, Except Per Share Amounts)

	For the Years Ended December 31,
	2016	2015	2014	2013	2012
Summary of Operations
Interest income	$319,316	$249,040	$203,426	$145,263	$148,834
Interest expense	51,600	31,244	28,254	22,940	27,506

Net interest income	267.716	217,796	175,172	122,323	121,328
Provision for loan losses	7,655	6,823	10,243	2,914	26,101

Net interest income after provision	260,061	210,973	164,929	119,409	95,227
Non-interest income	29,717	(25,322)	17,032	10,942	19,295
Non-interest expenses	133,957	126,604	145,632	104,308	121,749

Income before income tax expense	155,821	59,047	36,329	26,043	(7,227)
Income tax expense	55,905	5,656	13,957	8,872	(2,399)

Net Income	99,916	53,391	22,372	17,171	(4,828)

Per Share Data
Net income
Basic	$2.45	$1.29	$0.59	$0.46	$(0.13)
Diluted	$2.31	$1.23	$0.58	$0.46	$(0.13)

Balance End of Period
Total assets	$9,090,134	$7,331,486	$5,957,628	$3,973,370	$3,245,061
Total loans	6,634,894	5,193,187	3,929,590	2,258,784	1,361,314
Allowance for loan losses	(37,897)	(29,126)	(22,880)	(14,733)	(18,949)
Total deposits	7,305,671	5,430,638	3,978,535	2,793,533	2,190,340
Stockholders’ equity	982,441	876,109	851,653	716,114	728,174

Selected Ratios
Return on average assets	1.23%	0.82%	0.41%	0.49%	-0.14%
Return on average equity	10.80%	6.21%	2.89%	2.35%	-0.67%

FLORIDIAN COMMUNITY

FIVE YEAR SUMMARY OF SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands, Except Per Share Amounts)

	For the Years Ended December 31,
	2016	2015	2014	2013	2012
Summary of Operations
Interest income	$16,658	$15,036	$13,482	$10,714	$11,591
Interest expense	2,652	2,653	2,619	2,448	2,749

Net interest income	14,006	12,383	10,863	8,266	8,842
Provision for loan losses	2,434	3,761	1,877	1,215	(544)

Net interest income after provision	11,572	8,622	8,986	7,051	9,386
Non-interest income	2,457	3,100	3,259	2,821	2,082
Non-interest expenses	12,512	11,810	10,604	9,272	9,058

Income before income tax expense	1,517	(88)	1,641	600	2,410
Income tax expense	505	(75)	538	137	949

Net Income	1,012	(13)	1,103	463	1,461

Per Share Data
Net income
Basic	$0.27	$—	$0.47	$0.21	$0.70
Diluted	$0.27	$—	$0.47	$0.21	$0.70

Balance End of Period
Total assets	$424,444	$379,860	$351,319	$306,389	$273,463
Total loans	352,616	302,976	272,424	192,815	160,619
Allowance for loan losses	(3,125)	(3,051)	(3,545)	(1,985)	(2,284)
Total deposits	327,629	268,996	254,089	243,487	224,618
Stockholders’ equity	46,637	40,992	29,318	25,590	24,991

Selected Ratios
Return on average assets	0.26%	0.00%	0.34%	0.17%	0.53%
Return on average equity	2.17%	-0.03%	4.10%	1.81%	5.85%

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document, and the information included or incorporated by reference into it, contain forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe,” “continue,” “pattern,” “estimate,” “project,” “intend,” “anticipate,” “expect” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may,” or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the benefits of the Merger, including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings, as well as other statements of expectations regarding the Merger, and other statements of FCB’s goals, intentions and expectations; statements regarding FCB’s business plan and growth strategies; statements regarding the asset quality of FCB’s loan and investment portfolios; and estimates of FCB’s risks and future costs and benefits, whether with respect to the Merger or otherwise.

These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things:

•	the risk that the business of FCB and Floridian Community will not be integrated successfully or such integration may be more difficult, time consuming or costly than expected;

•	expected revenue synergies, cost savings and other financial or other benefits of the proposed transaction between FCB and Floridian Community might not be realized within the expected time frames or might be less than projected;

•	revenues following the Merger may be lower than expected;

•	deposit attrition, operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected;

•	the ability to obtain regulatory approvals of the Merger, or the ability to obtain such regulatory approvals in a timely manner;

•	the potential impact of announcement or completion of the Merger on relationships with third parties, including customers, employees, and competitors;

•	business disruption following the Merger, including diversion of management’s attention from ongoing business operations and opportunities;

•	the failure of holders of Floridian Community common stock to approve the Merger Proposal;

•	the failure of FCB to obtain requisite regulatory approvals for the Merger;

•	changes in the level of non-performing assets and charge offs;

•	FCB’s potential exposure to unknown contingent liabilities of Floridian Community;

•	any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;

•	changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

•	changes in FCB’s stock price before closing, including as a result of the financial performance of Floridian Community prior to closing;

•	inflation, interest rate, securities market and monetary fluctuations;

•	credit and interest rate risks associated with FCB’s and Floridian Community’s respective businesses, customer borrowing, repayment, investment and deposit practices;

•	general economic conditions, either internationally, nationally or in the market areas in which FCB and Floridian Community operate or anticipate doing business, may be less favorable than expected;

•	changes in the economic environment, competition or other factors that may influence the anticipated growth of loans and deposits, the quality of the loan portfolio and loan and deposit pricing;

•	changes in the competitive environment among financial holding companies and banks;

•	new regulatory or legal requirements or obligations with which FCB and Floridian Community must comply; and

•	other economic, competitive, governmental, regulatory and technological factors affecting FCB’s and Floridian Community’s operations, products, services and prices.

The foregoing list of important factors may not be all inclusive, and we specifically decline to undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. For a further discussion of these and other risks, uncertainties and other factors applicable to FCB and Floridian Community, see “Risk Factors” in this proxy statement and prospectus and FCB’s other filings with the SEC incorporated by reference into this proxy statement and prospectus.

RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement and prospectus, including the matters addressed under the section “FORWARD-LOOKING STATEMENTS,” you should carefully consider the following risk factors in deciding how to vote for the Merger Proposal presented in this proxy statement and prospectus. You should also consider the other information in this proxy statement and prospectus and the other documents incorporated by reference into this proxy statement and prospectus. See “WHERE YOU CAN FIND ADDITIONAL INFORMATION” on page 94.

Risk Factors Relating to the Merged Company and Its Industry

Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and costs savings of the Merger may not be realized.

Even though FCB has acquired other financial services businesses in the past, the success of the Merger with Floridian Community will depend on a number of factors, including, but not limited to, the merged company’s ability to:

•	integrate Floridian Community’s operations with the operations of FCB;

•	maintain existing relationships with FCB’s depositors and Floridian Community’s depositors to minimize withdrawals of deposits subsequent to the acquisition;

•	maintain and enhance existing relationships with borrowers of FCB and Floridian Community;

•	achieve projected net income of FCB Bank and expected cost savings and revenue enhancements from the merged company;

•	control the incremental non-interest expense to maintain overall operating efficiencies;

•	retain and attract key and qualified management, lending and other banking personnel; and

•	compete effectively in the communities served by FCB and Floridian Community, and in nearby communities.

FCB’s failure to successfully integrate Floridian Community into its business may adversely affect its financial condition and results of operations.

The value of the consideration to be received by Floridian Community shareholders in the Merger will fluctuate.

If the Merger is completed, Floridian Community shareholders will receive a number of shares of FCB Class A common stock based on a fixed Exchange Ratio of 0.4584 shares of FCB Class A common stock for each share of Floridian Community common stock. Because the market value of FCB Class A common stock may (and likely will) fluctuate, the value of the stock consideration you receive for your shares may also fluctuate. The market value of FCB Class A common stock could fluctuate for any number of reasons, including those specific to FCB and those that influence trading prices of equity securities generally. As a result, you will not know the exact value of the shares of FCB Class A common stock you will receive at the time you must vote your shares. The value of FCB Class A common stock on the closing date of the Merger may be greater or less than the market price of FCB Class A common stock on the record date, on the date of this proxy statement and prospectus or on the date of the special meeting. Moreover, the fairness opinion of Hovde is dated November 27, 2017, and speaks only as of that date. Changes in the operations and prospects of FCB and Floridian Community, general market and economic conditions and other factors which are both within and outside of the control of FCB and Floridian Community, on which the fairness opinion is based, may alter the relative value of the companies. Therefore, the fairness opinion does not address the fairness of the Exchange Ratio at the time the Merger will be completed.

We encourage you to obtain a current market quotation for FCB Class A common stock because the value of any FCB shares you receive may be more or less than the value of such shares as of the date of this document.

The merged company’s allowance for loan losses may not be adequate to cover actual loan losses.

The merged company’s loan customers may not repay their loans according to their terms, and the customers’ collateral securing the payment of their loans may be insufficient to assure repayment. As of September 30, 2017, approximately 48.9% of the merged company’s loans are comprised of commercial real estate and commercial lines of credit and term and development loans, which can result in higher loan loss experience than residential loans in economic downturns. The underwriting, review and monitoring that will be performed by the merged company’s officers and directors cannot eliminate all of the risks related to these loans.

Each of FCB and Floridian Community make various assumptions and judgments about the collectability of their respective loan portfolios and provide an allowance for loan losses based on a number of factors. If the assumptions are wrong or the facts and circumstances subsequently and materially change, the allowance for loan losses and reductions to the value of Floridian Community’s assets recorded by FCB at the time of the Merger may not be sufficient to cover the merged company’s loan losses. The merged company may have to increase its allowance for loan losses in the future, which could decrease its net income.

Deterioration in loan quality will adversely affect the merged company’s results of operations and financial condition.

Each of FCB and Floridian Community seek to mitigate the risks inherent in their respective loan portfolios by adhering to sound underwriting practices. Their lending strategies also include emphasizing diversification on a geographic, industry and customer level, regular credit quality reviews and management reviews of large credit exposures and loans experiencing deterioration of credit quality. There is regular review of their loan portfolios, including internally administered loan “watch” lists and independent loan reviews. These evaluations take into consideration identified credit problems, as well as the possibility of losses inherent in the loan portfolio that are not specifically identified. Although FCB and Floridian Community each believe its underwriting and loan review procedures are appropriate for the various kinds of loans they make, the merged company’s results of operation and financial condition will be adversely affected in the event the quality of their respective loan portfolios deteriorates. As of September 30, 2017, FCB had $19.8 million and Floridian Community had $1.3 million in non-performing loans.

Changes in interest rates may reduce the merged company’s net interest income.

Like other financial institutions, the merged company’s net interest income will be its primary revenue source. Net interest income is the difference between interest earned on loans and investments and interest expense incurred on deposits and other borrowings. The merged company’s net interest income will be affected by changes in market rates of interest, the interest rate sensitivity of its assets and liabilities, prepayments on its loans and investments and limits on increases in the rates of interest charged on its residential real estate loans.

The merged company will not be able to predict or control changes in market rates of interest. Market rates of interest are affected by regional and local economic conditions, as well as monetary policies of the Federal Reserve. The following factors also may affect market interest rates:

•	inflation;

•	slow or stagnant economic growth or recession;

•	unemployment;

•	money supply;

•	international disorders;

•	instability in domestic and foreign financial markets; and

•	other factors beyond the merged company’s control.

Each of FCB and Floridian Community has policies and procedures designed to manage the risks from changes in market interest rates; however, despite risk management, changes in interest rates could adversely affect the merged company’s results of operations and financial condition.

Changes in economic conditions and the geographic concentration of the merged company’s markets could adversely affect the merged company’s financial condition.

The merged company’s success will depend to a great extent upon the general economic conditions of south and central Florida. Unlike larger banks that are more geographically diversified, the merged company will provide banking and financial services to customers primarily located in these areas. Favorable economic conditions may not exist in the merged company’s markets.

A continued economic slowdown could have the following consequences:

•	loan delinquencies may increase;

•	problem assets and foreclosures may increase;

•	demand for the products and services of Floridian Community and FCB may decline; and

•	collateral for loans made by Floridian Community and FCB may decline in value, in turn reducing customers’ borrowing power, and reducing the value of assets and collateral associated with existing loans.

Anti-takeover defenses may delay or prevent future mergers.

Provisions contained in FCB’s restated certificate of incorporation and bylaws (as amended) and certain provisions of Delaware law could make it more difficult for a third party to acquire FCB, even if doing so might be beneficial to FCB shareholders. See “DESCRIPTION OF FCB CAPITAL STOCK—Anti-Takeover Considerations and Special Provisions of FCB’s Restated Certificate of Incorporation, Bylaws (as amended) and Delaware Law” on page 81. These provisions could limit the price that some investors might be willing to pay in the future for shares of FCB Class A common stock and may have the effect of delaying or preventing a change in control.

If the Merger is not completed, the parties will have incurred substantial expenses without realizing the expected benefits.

FCB and Floridian Community have incurred substantial expenses in connection with the transactions described in this proxy statement and prospectus. The completion of the Merger depends on the satisfaction of several conditions. We cannot guarantee that these conditions will be met. Floridian Community expects to incur approximately $1.6 million in pre-tax Merger-related expenses and FCB expects to incur approximately $9.2 million in pre-tax Merger-related expenses, which include legal, accounting and financial advisory expenses and which excludes any termination fees, if applicable. Although some of these expenses will not be incurred if the Merger is not completed, others will and such expenses could have a material adverse impact on the financial condition of FCB and Floridian Community because they would not have realized the expected benefits of the Merger. There can be no assurance that the Merger will be completed.

The Merger Agreement may be terminated in accordance with its terms and the Merger may not be completed, which could have a negative impact on Floridian Community.

The Merger Agreement with FCB is subject to a number of conditions which must be fulfilled in order to close. Those conditions include: Floridian Community shareholder approval, regulatory approvals, the continued

accuracy of certain representations and warranties by both parties and the performance by both parties of certain covenants and agreements. There can be no assurance that the Merger will be completed.

In addition, certain circumstances exist where Floridian Community may choose to terminate the Merger Agreement, including the acceptance of a Superior Proposal. See “THE MERGER—Exchange of Floridian Community Common Stock” for a more complete discussion of the consideration to be paid in the Merger and “THE MERGER AGREEMENT—Termination of the Merger Agreement” for a more complete discussion of the circumstances under which the Merger Agreement could be terminated. There can be no assurance that the conditions to closing the Merger will be fulfilled or that the Merger will be completed.

If the Merger Agreement is terminated, there may be various consequences to Floridian Community, including:

•	Floridian Community’s businesses may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the Merger, without realizing any of the anticipated benefits of completing the Merger; and

•	Floridian Community will have incurred substantial expenses in connection with the Merger, without realizing any of the anticipated benefits of completing the Merger.

If the Merger Agreement is terminated by Floridian Community due to its acceptance of a Superior Proposal or by FCB due to the failure of Floridian Community’s Board of Directors to recommend approval of the Merger Agreement to its shareholders by reason of a Superior Proposal or for certain related reasons, then Floridian Community has agreed pay to FCB a $3,100,000 termination fee. The payment of the termination fee could have a material adverse effect on Floridian Community’s financial condition, and there can be no assurance that Floridian Community would be able to complete a transaction with a party willing to pay an equivalent or more attractive price than the price FCB has agreed to pay in the Merger.

The termination fee and the restrictions on solicitation contained in the Merger Agreement may discourage other companies from trying to acquire Floridian Community.

Until the completion of the Merger, with some exceptions, Floridian Community is prohibited from soliciting, initiating, encouraging or participating in any discussion of or otherwise considering any inquiries or proposals that may lead to an Acquisition Proposal, such as a Merger or other business combination transaction, with any person other than FCB. In addition, Floridian Community has agreed to pay a termination fee of $3,100,000 to FCB if the Floridian Community Board of Directors does not recommend approval of the Merger Agreement to the Floridian Community shareholders by reason of a Superior Proposal. These provisions could discourage other companies from trying to acquire Floridian Community even though such other companies might be willing to offer greater value to Floridian Community’s shareholders than FCB has offered in the Merger Agreement. The payment of the termination fee also could have a material adverse effect on Floridian Community’s financial condition.

The market price of FCB Class A common stock after the Merger may be affected by factors different from those affecting the shares of Floridian Community or FCB currently.

Upon completion of the Merger, holders of Floridian Community common stock will become holders of FCB Class A common stock. FCB’s business differs in important respects from that of Floridian Community, and, accordingly, the results of operations of the combined company and the market price of FCB Class A common stock after the completion of the Merger may be affected by factors different from those currently affecting the independent results of operations of each of FCB and Floridian Community. FCB is, and will continue to be, subject to the risks described in FCB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this proxy statement and prospectus. See the documents incorporated by reference in this proxy statement and prospectus and referred to under “WHERE YOU CAN FIND ADDITIONAL INFORMATION” on page 94.

Floridian Community shareholders will have a reduced ownership and voting interest after the Merger and will exercise less influence over management.

Floridian Community’s shareholders currently have the right to vote in the election of the Floridian Community Board of Directors and on other matters affecting Floridian Community. When the Merger occurs, each Floridian Community shareholder will become a shareholder of FCB with a percentage ownership of the combined organization that is smaller than the shareholder’s percentage ownership of Floridian Community. Because of this, Floridian Community’s shareholders will have less influence over the management and policies of FCB than they now have over the management and policies of Floridian Community.

Risk Factors Relating to the Merger

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the Merger.

The transactions contemplated in the Merger Agreement cannot be completed until FCB receives necessary regulatory approvals, which include the approval of the Federal Reserve and the OCC under the Bank Holding Company Act of 1956, as amended (the “BHC Act”) and the Bank Merger Act, respectively. In determining whether to grant these approvals, the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under “THE MERGER—Regulatory Approvals.” An adverse development in either party’s regulatory standing or these factors could result in an inability to obtain approvals or delay their receipt. These regulators may impose conditions on the completion of the Merger or the Bank Merger or require changes to the terms of the Merger or the Bank Merger. Such conditions or changes could have the effect of delaying or preventing completion of the Merger or the Bank Merger or imposing additional costs on or limiting the revenues of the combined company following the Merger and the Bank Merger, any of which might have an adverse effect on the combined company following the Merger. Regulatory approvals could also be impacted based on the status of any ongoing investigation of either party or its customers, including subpoenas to provide information or investigations, by a federal, state or local governmental agency. We cannot guarantee that we will be able to obtain all required regulatory approvals, the timing of those approvals or whether any conditions will be imposed.

Certain of Floridian Community’s directors and executive officers have interests in the Merger that may differ from the interests of Floridian Community’s shareholders.

Floridian Community shareholders should be aware that some of Floridian Community’s executive officers and directors have interests in the Merger and have arrangements that are different from, or in addition to, those of Floridian Community shareholders generally. Floridian Community’s Board of Directors was aware of and considered these interests, among other matters, when making its decision to approve and adopt the Merger Agreement, and in recommending that Floridian Community shareholders vote in favor of approving the Merger Agreement. For a description of these interests, see “THE MERGER—Interests of Certain Persons in the Merger” on page 52.

Floridian Community and FCB will be subject to business uncertainties and contractual restrictions while the Merger is pending.

Uncertainty about the effect of the Merger on employees and customers may have an adverse effect on Floridian Community or FCB. These uncertainties may impair Floridian Community’s or FCB’s ability to attract, retain and motivate key personnel until the Merger is completed, and could cause customers and others that deal with Floridian Community or FCB to seek to change existing business relationships with Floridian Community or FCB. Retention of certain employees by Floridian Community or FCB may be challenging while the Merger is pending, as certain employees may experience uncertainty about their future roles with Floridian Community or FCB. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Floridian Community or FCB, Floridian Community’s and/or FCB’s business could be harmed. In addition, subject to certain exceptions, each of Floridian Community and FCB has agreed to operate its business in the ordinary course prior to closing. See “THE MERGER AGREEMENT—Conduct of Business Pending the Merger” on page 59 for a description of the restrictive covenants applicable to Floridian Community and FCB while the Merger is pending.

The shares of FCB Class A common stock to be received by Floridian Community shareholders as a result of the Merger will have different rights from the shares of Floridian Community common stock.

Upon completion of the Merger, Floridian Community shareholders will become FCB shareholders and their rights as shareholders will be governed by the FCB restated certificate of incorporation and bylaws (as amended). The rights associated with Floridian Community common stock may be different from the rights associated with FCB Class A common stock. Please see “COMPARISON OF SHAREHOLDER RIGHTS” beginning on page 85 for a discussion of the different rights associated with FCB Class A common stock.

The Merger may fail to qualify as a tax-free reorganization for federal tax purposes, resulting in your recognition of taxable gain or loss in respect of your shares of Floridian Community common stock.

Floridian Community and FCB intends the Merger to qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Although the IRS will not provide a ruling on the matter, each of FCB and Floridian Community will, as a condition to closing, obtain an opinion from their respective legal counsel that the Merger will constitute a “reorganization” for federal income tax purposes. These opinions will not bind the IRS or prevent the IRS from adopting a contrary position. If the Merger fails to qualify as a reorganization, you generally would recognize gain or loss on each share of Floridian Community common share surrendered in an amount equal to the difference between your adjusted tax basis in that share and the fair market value of the Merger Consideration received in exchange for that share upon completion of the Merger.

Floridian Community shareholders will have dissenters’ rights of appraisal in the Merger.

Dissenters’ rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a Merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. The shareholders of Floridian Community will have the rights accorded to dissenting shareholders under Sections 607.1301 – 607.1333 of the FBCA. The fair value determined through a judicial proceeding may be more or less than the consideration offered under the Merger Agreement. As a result, FCB bears the risk that payments owed to dissenting shareholders may exceed the consideration outlined in this proxy statement and prospectus.

THE FLORIDIAN COMMUNITY SPECIAL MEETING

Special Meeting of Shareholders of

Floridian Community

General Information

We are furnishing this document to the shareholders of Floridian Community in connection with the solicitation by the Board of Directors of Floridian Community of proxies for use at the Floridian Community special meeting of shareholders to be held on February 20, 2018, at 9:00 a.m. local time, at Floridian Community Bank’s Delray Beach Branch Office at 4850 West Atlantic Avenue, Delray Beach, Florida 33445. This document is first being mailed to Floridian Community shareholders on [●], 2018, and includes the notice of Floridian Community special meeting, and is accompanied by a form of proxy.

Matters To Be Considered

The purposes of the special meeting are as follows:

1.	Merger Proposal. To consider and vote upon a proposal to approve the Merger Agreement and to approve the transactions contemplated thereby. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Floridian Community, with Floridian Community becoming wholly owned by FCB. Immediately thereafter, Floridian Community will merge with and into FCB, with FCB as the surviving corporation. In addition, following the Merger, Floridian Community Bank will merge with and into FCB Bank.

2.	Adjournment Proposal. To approve one (1) or more adjournments of the Floridian Community special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal.

The Merger Agreement is attached to this document as Annex A and is incorporated in this document by reference. For a description of the Merger Agreement, see “THE MERGER AGREEMENT,” beginning on page 56.

Vote Required

Approval of the Merger Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Floridian Community common stock. Approval of the Adjournment Proposal requires the affirmative vote of holders of those shares represented and entitled to vote at the special meeting where a quorum is present. Floridian Community has fixed January 10, 2018, as the record date for determining those Floridian Community shareholders entitled to notice of, and to vote at, the special meeting. Accordingly, if you were a Floridian Community shareholder of record at the close of business on January 10, 2018, you are entitled to notice of and to vote at the special meeting. Each share of Floridian Community common stock you own on the record date entitles you to one (1) vote on each matter presented at the special meeting. At the close of business on the record date of January 10, 2018, there were 3,411,801 shares of Floridian Community common stock outstanding and entitled to vote at the meeting held by approximately 309 shareholders of record.

The holder of Floridian Community non-voting common stock is not being solicited by this proxy statement and prospectus to vote for the Merger Proposal. That holder will vote its shares as a separate class and is bound by a voting agreement, as described below.

Voting Agreement

All of the directors, certain officers and certain significant shareholders of Floridian Community entered into a voting agreement with FCB to cause all shares of Floridian Community common stock owned by them of record or beneficially to be voted in favor of the Merger Proposal. As of the record date, the directors, officers and the shareholders of Floridian Community that executed such voting agreements had the power to vote, or caused to be voted, an aggregate of 1,185,183.92 shares of Floridian Community voting common stock outstanding, representing approximately 34.74% of Floridian Community’s voting common stock outstanding on that date, and an aggregate of 372,195 shares of Floridian Community non-voting common stock outstanding, representing approximately 89.55% of Floridian Community’s outstanding non-voting common stock on that date. A copy of the form of these voting agreements is attached as Annex B to this proxy statement and prospectus. Other than directors and certain officers of Floridian Community, the only shareholders that executed the Voting Agreement owned five percent or more of Floridian Community’s outstanding common stock, as of November 27, 2017. See “THE MERGER AGREEMENT—Voting Agreement” on page 69.

Proxies

If you are a Floridian Community shareholder, you should have received a proxy card for use at the Floridian Community special meeting with this proxy statement and prospectus. The accompanying proxy card is for your use in voting at the special meeting if you are unable or do not wish to attend the special meeting in person. The shares represented by proxies properly signed and returned will be voted at the special meeting as instructed by the Floridian Community shareholder giving the proxies. Proxy cards that are properly signed and returned but do not have voting instructions will be voted “FOR” approval of the Merger Proposal and “FOR” approval of the Adjournment Proposal.

If you deliver a properly signed proxy card, you may revoke your proxy at any time before it is exercised by:

•	delivering to Floridian Community at or prior to the special meeting a written notice of revocation addressed to Floridian Community, 5599 South University Drive, Davie, Florida 33328, Attention: Ulises I. Alonso, Assistant Corporate Secretary; or

•	delivering to Floridian Community at or prior to the special meeting a properly completed proxy card having a later date; or

•	voting in person by ballot at the special shareholders meeting.

Because approval of each of the Merger Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Floridian Community common stock, abstentions and broker non-votes will have the same effect as voting “AGAINST” approval of the Merger. Accordingly, your Board of Directors urges all Floridian Community shareholders to vote by proxy by completing, dating and signing the accompanying proxy and returning it promptly in the enclosed postage-paid envelope. You should not send stock certificates with your proxy card.

Solicitation of Proxies

Floridian Community and FCB each bear and pay one-half of the costs (excluding the fees and disbursements of counsel, financial advisors and accountants) incurred in connection with the copying, printing and distributing the proxy statement and prospectus. In addition to solicitation of proxies by mail, proxies may be solicited personally or by telephone by directors, officers and certain employees of Floridian Community, who will not be specially compensated for such soliciting.

In soliciting proxies, no one has any authority to make any representations and warranties about the Merger or the Merger Proposal in addition to or contrary to the provisions stated in this document. No statement regarding the Merger, the Merger Agreement or the Merger Proposal should be relied upon except as expressly stated in this document.

Recommendation of the Floridian Community Board of Directors

Floridian Community’s Board of Directors has unanimously approved the Merger Agreement. Floridian Community’s Board of Directors believes that the Merger is fair to and in the best interests of Floridian Community and its shareholders. The Floridian Community Board of Directors recommends that the Floridian

Community shareholders vote “FOR” approval of the Merger Proposal and “FOR” approval of the Adjournment Proposal. See “THE MERGER—Floridian Community’s Reasons for the Merger and the Recommendation of Floridian’s Board of Directors” on page 35.

Other Matters

In accordance with Florida law, no matters other than the Merger Proposal and the Adjournment Proposal may be voted on at the special meeting.

Beneficial Ownership of Floridian Community Common Stock by Certain Shareholders

The following table shows, as of January 10, 2018, the beneficial ownership of Floridian Community voting common stock of each Floridian Community director, each of the executive officers of Floridian Community and/or Floridian Community Bank, all of the directors and executive officers as a group and each person who beneficially owns more than five percent (5%) of Floridian Community’s outstanding voting common stock. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares set forth in the following table.

Name of Director or Executive Officer	Number of Shares(1)	Right to Acquire(2)	Percentage of Beneficial Ownership(3)
Ulises I. Alonso	8,681	16,500	0.73%
Thomas Bartelmo	27,921	—	0.82%
Francisco Costoya, Jr.(4)	24,496	45,000	2.01%
Scott A. Cottrell(5)	332,000	—	9.73%
Miguel Fernandez	61,667	47,500	3.16%
Lee A. Frankhouser	1,000	25,000	0.76%
James J. Lynch(6)	332,000	—	9.73%
Joseph S. Marzouca	33,000	75,000	3.10%
Harvey Sorkin	239,976	35,000	7.98%
David M. Zinn	105,000	40,000	4.20%
Warren H. Zinn	90,000	40,000	3.77%

All directors and executive officers as a group (11 persons)	1,255,741	324,000	42.29%

5% Beneficial Owners
Basswood Financial Fund, LP,
Basswood Financial Fund, Inc.,
Basswood Financial Long Only Fund, LP,
Basswood Opportunity Partners, LP, and
Basswood Opportunity Fund, Inc.	201,911	—	5.92%

(1)	Includes shares for which the named person:

•	Has sole voting and investment power;

•	Has shared voting and investment power; or

•	Holds in an IRA or other retirement plan.

(2)	Includes shares that may be acquired by exercising outstanding stock options.
(3)	Shares are deemed to be “beneficially owned” if a person has sole or shared power to vote or to direct the voting of shares or the power to dispose, or to direct the disposition of shares, or if a person has the right to acquire such power within the next 60 days.
(4)	The shares are held in the name of Mel Flo, LLC, of which Mr. Costoya has a controlling interest.
(5)	The shares are held in the name of Bridge Equities, III and Financial Opportunity Fund, LLC.
(6)	The shares are held in the name of Patriot Financial Partners II, L.P. and Patriot Financial Partners Parallel II, L.P., which also own an aggregate of 415,628 shares of nonvoting common stock

MERGER PROPOSAL

Floridian Community is asking its shareholders to approve the Merger Proposal. Holders of Floridian Community common stock should read this proxy statement and prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the Merger Agreement and the Merger. A copy of the Merger Agreement is attached to this proxy statement and prospectus as Annex A.

After careful consideration, the Board of Directors of Floridian Community unanimously approved and adopted the Merger Agreement and determined it to be advisable and in the best interest of Floridian Community and its shareholders. See “THE MERGER—Floridian Community’s Reasons for the Merger and the Recommendation of Floridian’s Board of Directors” included elsewhere in this proxy statement and prospectus for a more detailed discussion of the Floridian Community Board of Directors’ recommendation.

For the reasons discussed in this proxy statement and prospectus, the Board of Directors of Floridian Community determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and in the best interests of Floridian Community and its shareholders, and unanimously adopted and approved the Merger Agreement. The Board of Directors of Floridian Community recommends that Floridian Community shareholders vote “FOR” approval of the Merger Proposal.

ADJOURNMENT PROPOSAL

The Floridian Community special meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Floridian Community special meeting to approve the Merger Proposal.

If, at the Floridian Community special meeting, the number of shares of Floridian Community common stock present or represented and voting in favor of the Merger Proposal is insufficient to approve the Merger Proposal, Floridian Community intends to move to adjourn the Floridian Community special meeting in order to enable the Board of Directors of Floridian Community to solicit additional proxies for approval of the Merger Proposal. In that event, Floridian Community will ask its shareholders to vote upon the Adjournment Proposal, but not the Merger Proposal.

In this Adjournment Proposal, Floridian Community is asking its shareholders to authorize the holder of any proxy solicited by the Board of Directors of Floridian Community, on a discretionary basis, to vote in favor of adjourning the Floridian Community special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from Floridian Community shareholders who have previously voted.

The Board of Directors of Floridian Community recommends a vote “FOR” the Adjournment Proposal.

THE MERGER

At the special meeting, the shareholders of Floridian Community will consider and vote upon approval of the Merger Agreement. The following summary highlights certain information about the Merger. To understand the Merger, you should read carefully this entire proxy statement and prospectus, including the Merger Agreement, which is attached to this document as Annex A.

Description of the Merger

Under the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into Floridian Community, with Floridian Community becoming wholly owned by FCB. Immediately thereafter, Floridian Community will merge with and into FCB and the separate corporate existence of Floridian Community will cease. In addition, following the Merger, Floridian Community Bank will merge with and into FCB Bank and Floridian Community Bank will cease to exist as a separate entity. The restated certificate of incorporation and bylaws (as amended) of FCB, as in effect prior to the Merger, will be the restated certificate of incorporation and bylaws (as amended) of FCB after the Merger.

Exchange of Floridian Community Common Stock

The Merger Agreement provides that Floridian Community shareholders will have the right, with respect to each of their shares of Floridian Community common stock, to receive, without interest, 0.4584 shares (the “Exchange Ratio”) of FCB Class A common stock (the “Merger Consideration”), subject to the payment of cash instead of fractional shares.

If FCB changes the number of outstanding shares of FCB Class A common stock before the Merger through any stock split, stock dividend, recapitalization or similar transaction, then the Exchange Ratio will be proportionately adjusted so that Floridian Community shareholders will receive such number of shares of FCB Class A common stock as represents the same percentage of outstanding shares of FCB Class A common stock at the effective date of the Merger as would have been represented by the number of shares of FCB Class A common stock such shareholder would have received if the recapitalization had not occurred.

FCB will not issue fractional shares to Floridian Community shareholders. Instead, holders of Floridian Community common stock will receive for each fractional share an amount in cash (without interest and rounded to the nearest cent) determined by multiplying (i) the fractional interest by (ii) the per share volume weighted average price of the Class A common stock of FCB on the NYSE from 9:30 a.m. to 4:00 p.m., Eastern Time, on the ten (10) trading days immediately preceding the closing date of the Merger as found on Bloomberg page FCB UN EQUITY VWAP (or its equivalent successor page if such page is not available) (the “Merger Consideration Value Per Share”).

If you are a Floridian Community shareholder and you receive FCB Class A common stock as Merger Consideration for your shares of Floridian Community common stock, the value of the consideration that you will receive in the Merger will depend on the market price of FCB Class A common stock when you receive your shares of FCB Class A common stock. The implied per share value of the stock consideration, based upon FCB’s closing stock price on January 9, 2018, the most recent practicable trading day before the date of this proxy statement and prospectus, was $24.36 per share. No assurance can be given (and it is not likely) that the current market price of FCB Class A common stock will be equivalent to the market price of FCB Class A common stock on the date that shares of FCB Class A common stock are received by a Floridian Community shareholder or at any other time.

On or prior to the effective date of the Merger, FCB will deposit with the exchange agent for the Merger (the “Exchange Agent”), stock certificates or, at FCB’s option, shares in book entry form of FCB Class A common stock, each to be given to the holders of Floridian Community common stock in exchange for old certificates (or shares in book entry form) representing shares of Floridian Community common stock. Within five (5) business days following the effective date of the Merger, FCB will mail a letter of transmittal to each person who was, immediately prior to the effective time of the Merger, a holder of record of Floridian Community common stock. The letter of transmittal will contain instructions for use in effecting the surrender of Floridian Community stock certificates (or shares in book entry form) in exchange for the consideration to which such person may be entitled pursuant to the Merger Agreement. Following the effective date of the Merger and the surrender to the Exchange Agent of the old certificate(s) representing shares of Floridian Community common stock for cancellation, together with such letter of transmittal duly executed and completed, the holder of such old certificate(s) (or shares in book entry form) will be provided certificates, or at FCB’s option, evidence of shares in book entry form representing shares of FCB Class A common stock and/or a check in the amount to which such holder is entitled pursuant to the Merger Agreement, and the old certificate will be canceled.

Until you surrender your Floridian Community stock certificates (or shares in book entry form) for exchange, you will accrue, but will not be paid, any dividends or other distributions declared after the effective time of the Merger with respect to FCB Class A common stock into which any of your shares may have been converted. When you surrender your Floridian Community stock certificates (or shares in book entry form), FCB will pay any unpaid dividends or other distributions, without interest. After the completion of the Merger, there will be no transfers on the stock transfer books of Floridian Community of any shares of Floridian Community common stock.

If a certificate for Floridian Community common stock has been lost, stolen or destroyed, FCB will issue the consideration properly payable under the Merger Agreement to the registered owner of such certificate upon receipt of an affidavit of lost stock certificate, in form and substance satisfactory to FCB, and upon compliance by the Floridian Community’s shareholder with all procedures historically required by Floridian Community in connection with lost, stolen or destroyed certificates.

Effect of the Merger on Floridian Community Stock Options

Upon completion of the Merger, each outstanding Floridian Community stock option (vested or unvested) will be cancelled and terminated in exchange for the right to receive cash, without any interest and subject to any required withholding tax, in an amount equal to the Merger Consideration Value Per Share minus the applicable exercise price per share of such outstanding stock option. In the event that the exercise price of any Floridian Community stock option outstanding immediately prior to the completion of the Merger is greater than or equal to the Merger Consideration Value Per Share, no cash payment or other consideration for such stock option will be due or payable in respect thereof and such stock option will be cancelled as of the completion of the Merger.

Pursuant to the terms of Floridian Community’s 2012 Stock Compensation Plan, upon the approval by Floridian Community’s shareholders of the Merger and the Merger Agreement, all outstanding Floridian Community stock options (whether vested or unvested) shall become immediately exercisable, non-forfeitable, or otherwise vest and become irrevocable.

Effect of the Merger on FCB Shareholders

The approval of the FCB shareholders of the Merger Agreement is not required in order to complete the Merger. FCB shareholders will also not be entitled to exchange their shares of FCB Class A common stock for any consideration as a result of the Merger. After the Merger, FCB shareholders will continue to own the same number of FCB shares they owned before the Merger.

Background of the Merger

The Board of Directors of Floridian Community has regularly reviewed and discussed Floridian Community’s long-term objectives and strategies, including how Floridian Community could increase shareholder value in light of economic, regulatory, competitive, and other relevant factors. These discussions have included strategies to enhance Floridian Community’s operations and profitability, as well as opportunities to engage in merger or acquisition transactions, as either a buyer or a seller. Since May 2015, when Floridian Community raised $12.6 million in equity capital, these discussions became more frequent and focused on either acquiring another financial institution, engaging in a merger-of-equals, or merging with and into a larger bank.

As a result of those discussions, beginning in the first quarter of 2016, Floridian Community’s Board of Directors began to actively evaluate the potential of engaging in a merger-of-equals with certain other banks located in Floridian Community’s market areas. After meeting with representatives of two such other financial institutions, the Board of Directors ultimately concluded that such a transaction was unlikely to be successful due to differences in corporate culture, board and management structure, or the financial metrics of those institutions relative to Floridian Community’s.

On March 20, 2017, representatives of investment banking firm and financial advisors, Hovde, met with Floridian Community’s Board of Directors. At this meeting, the Hovde representatives presented their analysis of Floridian Community’s strategic options and suggested that it might be a favorable time to begin casually meeting with potential acquirers.

In April and May, 2017, Hovde arranged introductory meetings between Joseph S. Marzouca, Chief Executive Officer of Floridian Community, and representatives of three publicly traded bank holding companies, including FCB. In August, 2017, Mr. Marzouca met with a representative of Hovde to discuss the results of these meetings and the outlook for Florida bank mergers in the near future.

On August 23, 2017, FCB contacted Hovde and expressed an interest in exploring the possibility of acquiring Floridian Community and requested some preliminary due diligence information in order to formulate an offer price. On August 24, 2017, Mr. Marzouca met with Messrs. Kent Ellert, Jim Baiter, Matthew Paluch and Jon Kiessling at FCB. On August 25, 2017, Floridian Community entered into a Non-Disclosure Agreement with FCB and Floridian Community began to provide to FCB information about Floridian Community’s business and financial performance and projections.

In August and September, 2017, Mr. Marzouca held a number of meetings with Mr. Ellert, Mr. Baiter and Mr. Paluch. At these meetings, the participants discussed how Floridian Community’s business could be integrated into FCB’s, including the potential for cost savings as a result of branch office and operational overlap.

During this period, the other two publicly traded holding companies declined to proceed with exploring a transaction with Floridian Community.

In September 2017, an out-of-state bank contacted Hovde to express an interest in meeting Mr. Marzouca to discuss the possibility of acquiring Floridian Community. On September 20, 2017, Mr. Marzouca met with a representative of that bank. Following that meeting, the out-of-state bank elected not to proceed towards an acquisition due to market conditions.

Also on September 20, 2017, Floridian Community formally engaged Hovde to serve as Floridian Community’s financial advisor with respect to a potential acquisition by FCB. On September 26, 2017, FCB submitted an initial non-binding indication of interest to Floridian Community. The proposed letter of intent proposed merger consideration of $21.00 to $22.00 per share, payable in shares of FCB Class A common stock, and also included other typical provisions.

On October 2, 2017, Floridian Community’s Board of Directors met with a representative of Hovde to discuss the initial indication of interest. The Board of Directors elected to proceed with direct negotiations with FCB, because: (i) the Board viewed them as the most likely to be capable and interested in acquiring Floridian

Community; (ii) the Board wanted to be able to propose to Floridian Community’s shareholders a transaction that would be qualified as a tax-free reorganization under Federal income tax laws and provide the shareholders with the liquidity afforded by a publicly-traded stock; and (iii) the Board wanted to provide the shareholders with an opportunity to remain invested in a community banking institution with a perceived potential for future stock appreciation, which would be composed, in part, with Floridian Community’s assets, liabilities, and operations. The Board of Directors also advised the Hovde representative that it would only consider a transaction with merger consideration at or above $22.00 per share.

On October 4, 2017, Floridian Community entered into an exclusivity agreement in favor of FCB and for a term ending on October 27, 2017. During this time, Floridian Community established a virtual data room to facilitate due diligence. At this time, FCB began conducting extensive due diligence of non-public information related to Floridian Community, including through in person meetings and conference calls between FCB management and selected officers of Floridian Community who were responsible for various aspects of Floridian Community’s operations. These meetings and conference calls included discussions of credit, management, and other matters concerning Floridian Community. During this period, Floridian Community engaged Saltmarsh, Cleaveland & Gund, P.A. (“Saltmarsh”) to assist in reverse due diligence concerning FCB, which included meetings with management, accountants, and legal officers of FCB and further documentary due diligence including both non-public and public information. Floridian Community’s long time outside corporate counsel, Igler and Pearlman, P.A. (“Igler and Pearlman”), also assisted in the reverse due diligence process.

On October 11, 2017, Mr. Marzouca and Mr. Ellert met for lunch and to discuss the status of due diligence. On October 20, 2017, at FCB’s request, Floridian Community agreed to extend the term of the exclusivity agreement to November 15, 2017.

On October 28, 2017, Sullivan & Cromwell LLP (“Sullivan & Cromwell”), FCB’s legal counsel, sent a draft merger agreement to FCB. This draft was ultimately distributed to Floridian Community and Igler and Pearlman. This draft contemplated per share merger consideration equal to $22.00 divided by the average of the per share closing prices of FCB Class A common stock on the NYSE for 20 trading days ending on the fifth business day prior to execution of the Merger Agreement. The draft Merger Agreement also included a draft of a form of voting agreement, pursuant to which Floridian Community directors, officers and certain large shareholders would agree to vote in favor of the merger. Following receipt of the initial drafts, the parties began negotiating the terms of the Merger Agreement and the Voting Agreements.

On November 1, 2017, during a regularly scheduled meeting of the FCB Board of Directors, FCB management and a representative from Evercore discussed the potential transaction with Floridian Community with the FCB Board of Directors. During the meeting, FCB management described the discussions, meetings and activities relating to the potential transaction to date, including due diligence findings and meetings, and provided the FCB Board of Directors with a high level overview of Floridian Community. The FCB Board of Directors determined that FCB should work towards a potential transaction with Floridian Community.

On November 3, 2017, Mr. Marzouca and Mr. Ellert spoke by telephone regarding the negotiations of the Merger Agreement and the status of due diligence.

On November 13, 2017, Sullivan & Cromwell sent an initial draft of a form employment agreement, which included provisions regarding confidentiality, non-solicitation and non-competition, to Gunster, Yoakley & Stewart, P.A. (“Gunster”), counsel to Messrs. Marzouca, Lee A. Frankhouser, President of Floridian Community, and Ulises I. Alonso, Chief Financial Officer of Floridian Community. Following receipt of the initial draft, Gunster worked with Sullivan & Cromwell towards negotiating the employment agreements.

On November 14, 2017, again at FCB’s request, Floridian Community agreed to extend the term of the exclusivity agreement until November 27, 2017.

Throughout November, the parties negotiated drafts of the transaction documents and Igler and Pearlman and Gunster coordinated the review of the proposed documents by Floridian Community, Floridian Community’s officers and directors and certain large shareholders of Floridian Community.

On November 17, 2017, Floridian Community’s Board of Directors met with its counsel and a representative of Hovde. A representative of Saltmarsh attended the meeting by telephone. The Saltmarsh representative presented a summary of its extensive reverse due diligence review of FCB, which included, among other things, a review of FCB’s financial statements, management, record of compliance, litigation and the potential effect of the Merger on future acquisitions by FCB. The Saltmarsh representative also responded to various questions from directors. Management reported favorably regarding the complementary business objectives of FCB and Floridian Community, noting that the respective customer focus, geographic coverage and historical relationships with borrowers and customers of FCB and Floridian Community evidenced that the companies shared a similar business orientation.

Following this discussion, the Hovde representative then presented an analysis of the Merger, including an overview of the Merger, a valuation analysis using the market approach and an income approach, an analysis of FCB, and an analysis of accretion and dilution of book value and earnings. He also explained in detail the assumptions used in these analyses. The Hovde representative then discussed the independence of Hovde employees who performed the analysis from the investment banking team. The Board reviewed the analysis in detail and the Hovde representative responded to several questions relating to deal structure on previous transactions and pricing considerations. At this meeting, Hovde delivered its oral opinion to the Floridian Community Board of Directors, subsequently confirmed in writing, to the effect that as of November 17, 2017, assuming a per share merger consideration equal to $22.00 divided by the average of the per share closing prices of FCB Class A common stock on the NYSE for 20 trading days ending on the previous business day, and based upon and subject to various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken described in its opinion, the merger was fair, from a financial point of view, to Floridian Community’s shareholders, as described under “—Opinion of Floridian Community’s Financial Advisor”.

A representative of Igler and Pearlman then discussed the Board’s fiduciary duties and presented a summary of the Merger Agreement which the Board reviewed. He next provided a review of the Merger Agreement. He explained that the Merger Agreement includes all of the technical information regarding the Merger. He explained the shareholders’ dissenters’ rights under Florida law. He then reviewed how fractional shares would be redeemed for cash and the process by which Floridian Community stock certificates would be exchanged for FCB stock certificates. He then reviewed the representations and warranties to be made by Floridian Community and by FCB, the covenants of both parties, the conditions to closing, and the termination provisions. In particular, he discussed in detail Floridian Community’s commitment not to market itself, the process by which it could consider a superior, unsolicited offer and the terms of the termination fee. He also discussed the voting agreements required by the Merger Agreement.

Mr. Marzouca next presented a formal resolution to approve the proposal by FCB to acquire Floridian Community and Floridian Community Bank through a series of mergers, approve the Merger Agreement, and recommend that Floridian Community’s shareholders approve the Merger and the Merger Agreement. Following extensive discussion at the November 17, 2017 meeting and after considering the foregoing and the proposed terms of the transaction documents, and taking into consideration the factors described under “The Merger—Floridian’s Reasons for the Merger and Recommendation of Floridian Community’s Board of Directors,” the Floridian Community Board of Directors, having determined that the terms of FCB’s proposal, the related Merger Agreement and the transactions contemplated thereby, including the Merger, were fair to and in the best interests of Floridian Community and its shareholders, approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and a motion to approve the resolution was unanimously approved. Floridian Community’s Board of Directors directed that the Merger Agreement be submitted to Floridian Community’s shareholders for approval, and recommended that shareholders vote in favor of the approval of the Merger Agreement.

On November 22, 2017, as FCB assessed its due diligence findings and the recent trading prices of FCB Class A common stock and as part of the final negotiations of the Merger Agreement, Floridian Community and FCB reached an agreement to set an exchange ratio of 0.4584 shares of FCB Class A common stock per share of Floridian Community common stock. Application of the exchange ratio formula contained in the October 28, 2017 draft of the Merger Agreement would have resulted in an exchange ratio of 0.4649 shares of FCB Class A common stock per share of Floridian Community common stock. Hovde then confirmed that the lower exchange ratio was fair, from a financial point of view, to Floridian Community’s shareholders. Later that evening, Floridian Community’s Board of Directors unanimously adopted an amendment to its resolution of November 17, 2017, which approved the Merger Agreement with the final exchange ratio included.

On November 27, 2017, the FCB Board of Directors met with members of FCB’s executive management team and its financial and legal advisors to review the proposed transaction. Members of FCB’s executive management discussed with FCB’s Board of Directors the strategic rationale, financial terms, consideration and integration risk for the proposed transaction with Floridian Community. Representatives of Evercore presented to the FCB Board of Directors on the financial aspects of the proposed transaction. Sullivan & Cromwell reviewed the key terms of the draft merger agreement and other transaction documents.

Following these discussions, as well as review and discussion among FCB’s directors, including consideration of the factors described under “—FCB’s Reasons for the Merger,” and consideration of the above referenced presentations, the FCB Board of Directors unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby, and declared the merger and other transaction contemplated by the Merger Agreement to be advisable and in the best interests of FCB and its stockholders.

On November 27, 2017, Hovde issued its formal written fairness opinion to Floridian Community. The Merger Agreement and related documents were executed by the parties on November 27, 2017. The transaction was publicly announced that evening.

FCB’s Reasons for the Merger

In reaching its decision to adopt and approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the FCB Board of Directors consulted with FCB management and considered a number of factors, including the following material factors:

•	each of FCB’s and Floridian Community’s business, operations, financial condition, asset quality, earnings and prospects. In reviewing these factors, the FCB Board of Directors considered that the Merger (1) will expand FCB’s business within demographically attractive markets in southeast Florida; (2) will increase FCB’s core deposit base, an important funding source; (3) will provide FCB with an experienced management team and quality bank branches in and around southeast Florida; and (4) will provide FCB with the opportunity to sell FCB’s broad array of products to Floridian Community’s client base;

•	its understanding of the current and prospective environment in which FCB and Floridian Community operate, including national and local economic conditions, the competitive environment for financial institutions generally, and the likely effect of these factors on FCB both with and without the proposed transaction;

•	its review and discussions with FCB’s management concerning the due diligence examination of Floridian Community;

•	the complementary nature of the cultures of the two companies, which management believes should facilitate integration and implementation of the transaction;

•	the financial and other terms of the Merger Agreement, including the fixed Exchange Ratio, tax treatment and deal protection and termination fee provisions, which it reviewed with its outside financial and legal advisors;

•	the potential risk of diverting management attention and resources from the operation of FCB’s business towards the completion of the Merger; and

•	the regulatory and other approvals required in connection with the Merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions.

The foregoing discussion of the information and factors considered by the FCB Board of Directors is not intended to be exhaustive, but includes the material factors considered by the FCB Board of Directors. In reaching its decision to approve and adopt the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the FCB Board of Directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The FCB Board of Directors considered all these factors as a whole, including discussions with, and questioning of, FCB’s management and FCB’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

For the reasons set forth above, the FCB Board of Directors unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and in the best interests of FCB and its shareholders, and unanimously approved and adopted the Merger Agreement.

Floridian Community’s Reasons for the Merger and the Recommendation of Floridian Community’s Board of Directors

Floridian Community’s Board of Directors believes that the Merger presents an opportunity for Floridian Community and its shareholders to become part of a large and strong commercial bank, operating in Floridian Community’s current markets and other significant markets within Florida. Floridian Community’s Board of Directors believes that the Merger will afford FCB the opportunity to expand and diversify its revenue sources, provide for earnings per share accretion due to cost savings opportunities, and sustain its robust loan and deposit origination trends in the markets where both Floridian Community and FCB currently have offices.

The terms of the Merger, including the Merger Consideration, are the result of substantive arm’s-length negotiations between representatives of Floridian Community and FCB, including financial, accounting, and legal advisors. In reaching its decision to approve the Merger, Floridian Community’s Board of Directors consulted with those advisors regarding the terms of the transaction and conducted negotiations with FCB’s management. In approving the Merger Agreement and the transactions contemplated by the Merger Agreement, Floridian Community’s Board of Directors considered, among other things, the following factors:

•	the value of the consideration to be received by Floridian Community’s shareholders relative to recent book value and earnings per share of Floridian Community common stock, including the relationship between the consideration and Floridian Community’s book value and earnings per share, and the book value and earnings per share of FCB;

•	the exchange ratio of 0.4584 shares of FCB Class A common stock for each share of Floridian Community common stock is fixed and will not fluctuate based on the trading prices of FCB Class A common stock prior to closing, which will allow Floridian Community’s shareholders to benefit from any increase in the market price of FCB Class A common stock;

•	Floridian Community’s right to terminate the Merger Agreement, if, subject to FCB’s ability to increase the exchange ratio, the average of the daily closing sales prices of a share of FCB Class A common stock for the ten consecutive trading days preceding the later of the date on which all required regulatory approvals have been obtained or the date on which Floridian Community’s shareholders approve the Merger is less than $41.6075 per share (subject to customary anti-dilution adjustments) and certain other per share valuation metrics described in the Merger Agreement are met;

•	information about FCB and Floridian Community, including, but not limited to, the business and financial condition, results of operations, earnings, business prospects, and financial obligations, including financial obligations to be incurred in connection with the Merger;

•	the fact that the Merger Consideration will consist of shares of FCB Class A common stock, which will allow Floridian Community shareholders to participate in the future performance of FCB’s business and synergies resulting from the Merger;

•	the potential that FCB will receive greater attention from investors and potential strategic partners or acquirers due to its larger size;

•	the competence, experience, and integrity of the management of FCB;

•	the prospects of the successful execution of the proposed transactions;

•	the financial terms of recent merger and acquisition transactions involving banks and bank holding companies, particularly in Florida, and a comparison of the financial metrics of such transactions with the terms of the proposed Merger with FCB;

•	the alternatives to the Merger, including Floridian Community’s prospects as an independent financial institution;

•	the need for additional capital to support Floridian Community’s future growth and operations, including the expenses associated with raising such capital and the terms on, and prices at, which Floridian Community could obtain such capital;

•	the competitive and regulatory environment for Floridian Community and financial institutions generally;

•	the fact that the Merger is intended to be structured as a tax-free exchange, providing certain tax benefits to the extent that shareholders receive FCB Class A common stock in the Merger;

•	FCB’s history of successful integration of other acquired financial institutions;

•	FCB’s larger size, which should allow it to compete more effectively through broader product offerings and a larger legal lending limit; and

•	the opinion of Hovde that the Merger Consideration is fair, from a financial point of view, to the shareholders of Floridian Community.

Floridian Community’s Board of Directors also considered potential risks associated with the Merger in connection with its deliberations, including the following:

•	the potential diversion of management attention and resources from the operation of Floridian Community’s business towards the completion of the Merger;

•	the requirement that Floridian Community conduct its business in the ordinary course and subject to certain restrictions prior to the completion of the Merger, which may delay or prevent Floridian Community from exploiting business opportunities that may arise pending completion of the Merger;

•	the potential for other delays in receiving necessary regulatory approvals and in obtaining an order of effectiveness for the Registration Statement of which this proxy statement and prospectus is a part;

•	the possibility that FCB will not be able to achieve anticipated cost savings or successfully integrate Floridian Community’s business, operations, and employees with those of FCB;

•	the possibility that the $3.1 million “termination fee” will discourage other parties that might be interested in a making a superior offer to Floridian Community from proposing such a transaction and the fact that Floridian Community does not have the right to terminate the Merger Agreement if it receives such a proposal; and

•	the impact of Floridian Community’s Merger-related costs, which Floridian Community will incur regardless of whether the Merger is consummated, on its financial condition.

Floridian Community’s Board of Directors considered all of these factors and risks as a whole and believes that the opportunities created by the Merger cause the Merger Agreement and the transactions contemplated by the Merger Agreement to be in the best interests of Floridian Community and its shareholders.

The foregoing discussion of the factors and risks considered by Floridian Community’s Board of Directors is not exhaustive, but includes the most significant factors and risks considered by the Board of Directors. In view of the wide variety of factors and risks considered by Floridian Community’s Board of Directors in connection with its evaluation of the Merger and the complexity of those matters, the Board of Directors did not consider it practical to, nor did it attempt to, quantify, rank, or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors and risks described above, individual members of Floridian Community’s Board of Directors may have given different priority to different factors.

Floridian Community’s entry into the Merger Agreement was unanimously approved by Floridian Community’s Board of Directors on November 17, 2017 and the final exchange ratio was unanimously approved on November 22, 2017.

The Board of Directors of Floridian Community unanimously approved the Merger Agreement and recommends that Floridian Community’s shareholders vote “FOR” the approval of the Merger Proposal and “FOR” the Adjournment Proposal. Floridian Community shareholders should be aware that Floridian Community’s directors and executive officers have interests in the Merger that are different from, or in addition to, those of other Floridian Community shareholders. The Board of Directors of Floridian Community was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, and in recommending that the Merger Proposal be approved by the shareholders of Floridian Community. See “THE MERGER—Interests of Certain Persons in the Merger” on page 52.

This summary of the reasoning of the Board of Directors of Floridian Community and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “FORWARD-LOOKING STATEMENTS.”

Opinion of Hovde

The fairness opinion and a summary of the underlying financial analyses of Floridian Community’s financial advisor, Hovde, are described below. Capitalized terms not otherwise defined in the following summary and description have the meanings as set forth in the draft of the Merger Agreement, which is attached to this proxy statement and prospectus as Annex A. The summary and description contains projections, estimates and other forward-looking statements about the future earnings or other measures of the future performance of Floridian Community. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections. You should not rely on any of these statements as having been made or adopted by Floridian Community or FCB. You should review the copy of the fairness opinion, which is attached as Annex C.

Hovde has acted as Floridian Community’s financial advisor in connection with the proposed Merger. Hovde is a nationally recognized investment banking firm with substantial experience in transactions similar to the Merger and is familiar with Floridian Community and its operations. As part of its investment banking business, Hovde is continually engaged in the valuation of businesses and their securities in connection with, among other things, mergers and acquisitions. Hovde has experience in, and knowledge of, banks, thrifts and their respective holding companies and is familiar with Floridian Community. Floridian Community’s Board of Directors selected Hovde to act as its financial advisor in connection with the Merger on the basis of the firm’s reputation and expertise in transactions such as the Merger.

Hovde reviewed the financial aspects of the proposed Merger with Floridian Community’s Board of Directors and, on November 27, 2017, delivered a written opinion to Floridian Community’s Board of Directors that the Per Common Share Consideration (as defined below) to be received by the shareholders of Floridian Community in connection with the total value of the Merger is fair to the shareholders of Floridian Community from a financial point of view. In requesting Hovde’s advice and opinion, no limitations were imposed by Floridian Community upon Hovde with respect to the investigations made or procedures followed by it in rendering its opinion.

The full text of Hovde’s written opinion is included in this proxy statement and prospectus as Annex C and is incorporated herein by reference. You are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Hovde. The summary of the Hovde’s opinion included in this proxy statement and prospectus is qualified in its entirety by reference to the full text of such opinion.

Hovde’s opinion was directed to Floridian Communitys’s Board of Directors and addresses only the fairness of the Per Common Share Consideration to be paid to Floridian Community’s shareholders in connection with the Merger. Hovde did not opine on any individual stock, cash, or other components of consideration payable in connection with the Merger. Hovde’s opinion does not constitute a recommendation to Floridian Community as to whether or not Floridian Community should enter into the Merger Agreement or to any shareholders of Floridian Community as to how such shareholders should vote at any meetings of shareholders called to consider and vote upon the Merger. Hovde’s opinion does not address the underlying business decision to proceed with the Merger or the fairness of the amount or nature of the compensation, if any, to be received by any of the officers, directors or employees of Floridian Community relative to the amount of consideration to be paid with respect to the Merger. Hovde’s opinion should not be construed as implying that the Per Common Share Consideration is necessarily the highest or best price that could be obtained in a sale, merger, or combination transaction with a third party. Hovde does not express any opinion as to the value of FCB’s Class A common stock following the announcement of the proposed Merger, or the value of FCB’s Class A common stock following the consummation of the Merger, or the prices at which shares of FCB’s Class A common stock may be purchased or sold at any time. Other than as specifically set forth herein, Hovde is not expressing any opinion with respect to the terms and provisions of the Merger Agreement or the enforceability of any such terms or provisions. Hovde’s opinion is not a solvency opinion and does not in any way address the solvency or financial condition of Floridian Community or FCB.

Floridian Community engaged Hovde on September 20, 2017, to serve as a financial advisor to Floridian Community in connection with the proposed Merger and to issue a fairness opinion to Floridian Community’s Board of Directors in connection with such proposed transaction. Pursuant to Floridian Community’s engagement agreement with Hovde, Hovde received from Floridian Community and Floridian Community Bank a fairness opinion fee due upon the delivery of the fairness opinion to Floridian Community’s Board of Directors. Additionally, Hovde will receive a completion fee that is contingent upon the consummation of the Merger. The opinion fee will be credited in full towards the completion fee which will become payable to Hovde upon the consummation of the Merger. Floridian Community has also agreed to indemnify Hovde and its affiliates for certain liabilities that may arise out of Hovde’s engagement.

Other than in connection with this present engagement, in the past two years, Hovde has not provided investment banking or financial advisory services to Floridian Community. During the past two years preceding the date of this opinion Hovde has not provided any investment banking or financial advisory services to FCB for which it received a fee. Hovde or its affiliates may presently or in the future seek or receive compensation from FCB in connection with future transactions or in connection with potential advisory services and corporate transactions, although to Hovde’s knowledge none are expected at this time. In the ordinary course of its business as a broker/dealer, Hovde may from time to time purchase securities from, and sell securities to, Floridian Community or FCB or their affiliates, and as a market maker in securities, Hovde may from time to time have a long or short position in, and buy or sell, debt or equity securities of Floridian Community or FCB for its own accounts and for the accounts of customers. Except for the foregoing, during the past two years there have not been, and there currently are, no mutual understandings contemplating in the future, any material relationships between Hovde and Floridian Community or FCB.

Pursuant and subject to the terms of the Merger Agreement, each share of Floridian Community common stock issued and outstanding immediately prior to the Effective Time, other than Excluded Common Shares and Dissenting Common Shares, will be converted into and constitute the right to receive 0.4584 shares of FCB Class A common stock, rounded to four decimal places (the “Per Common Share Consideration”) and cash in lieu of any fractional shares. Consequently, the value of the Per Common Share Consideration will be the product of the Per Common Share Consideration and the closing price of FCB Class A common stock as of the Closing Date. For purposes of the analysis and opinion, Hovde has assumed that the closing price of FCB Class A common stock as of the Closing Date is $48.55 (the closing price as of November 24, 2017) which results in the assumed value of the Per Common Stock Consideration of $22.26 per share of Floridian Community common stock. Therefore, based upon there being 3,824,248 shares of Floridian Community’s common stock outstanding as of November 24, 2017, Hovde has assumed for purposes of the analysis and opinion that the total value of the Per Common Share Consideration is $85,109,841 (the “Total Value of Per Common Share Consideration”).

Pursuant to the Merger Agreement, each holder of a Floridian Community Stock Option outstanding immediately prior to the Effective Time the exercise price per share of which is less than the product of (a) the Per Common Share Consideration and (b) the per share volume weighted average price of FCB Class A common stock for the ten trading days immediately preceding the Closing Date (the product being the “Merger Consideration Value Per Share”), shall be entitled to receive an amount in cash, without any interest and subject to any required Tax withholding, equal to the product of: (i) the excess, if any, of the Merger Consideration Value Per Share over the exercise price per share of Floridian Community common stock subject to such Floridian Community Stock Option; and (ii) the number of shares of Floridian Community common stock subject to such Floridian Community Stock Option. In the event that the exercise price of any Floridian Community Stock Option outstanding immediately prior to the Effective Time is equal to or greater than the Merger Consideration Value Per Share, no cash payment or other consideration for such Floridian Community Stock Option shall be due and payable in respect thereof, and the Floridian Community Stock Option shall be cancelled as of the Effective Time. For purposes of its analysis and opinion Hovde assumed that the Merger Consideration Value Per Share is equal to the value of the Per Common Share Consideration of $22.26. As of November 24, 2017, there were 393,500 Floridian Community Stock Options outstanding with a weighted average exercise price of $11.99; therefore, Hovde has assumed, based upon the assumed value of the Merger Consideration Value Per Share of $22.26 as set forth above, that the total value of the Floridian Community Stock Option Payment is $4,037,310 (the “Total Floridian Community Stock Option Payment”). Consequently, the total value of the Merger which has been assumed for purposes of the analysis and opinion is $89,147,151, which is equal to the sum of the Total Value of Per Common Share Consideration of $85,109,841 and the Total Floridian Community Stock Option Payment of $4,037,310.

Pursuant to Section 8.1(h) of the Merger Agreement, the Merger Agreement may be terminated by Floridian Community, at any time during the five-day period commencing on the Determination Date (as defined in Section 8.1 of the Merger Agreement), if both of the following conditions are satisfied: (a) the quotient obtained by dividing the average closing price of FCB Class A common stock for the ten trading days ending on the trading day immediately prior to the Determination Date (the “FCB Average Stock Price”) by the Initial FCB Market Price of $48.95 (such quotient being the “FCB Ratio”), shall be less than 0.85; and (b) the FCB Ratio shall be less than 85% of the quotient of (i) the average closing prices of the KBW Regional Bank Index (the “Index Group”) for the ten trading days ending on the trading day immediately prior to the Determination Date (the “Final Index Price”) divided by (ii) the Initial Index Price of $108.27 (such quotient being the “Index Ratio”). However, if Floridian Community elects to exercise its termination right pursuant to these conditions, FCB shall have the option to increase the consideration to be received by the holders of Floridian Community common stock either (i) by adjusting the Per Common Share Consideration, or (ii) by providing a cash payment so that the Per Common Share Consideration or the combination of such cash payment plus the Per Common

Share Consideration, equals the lesser of: (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (a) the product of the Initial FCB Market Price, 0.85 and the Per Common Share Consideration by (b) the FCB Average Stock Price; or (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (i) the product of the Index Ratio and the Per Common Share Consideration by (ii) the FCB Ratio. For purposes of the analysis and opinion, Hovde has assumed that the provisions of Section 8.1(h) of the Merger Agreement will not be invoked and will not result in any adjustment to the total assumed value of the Merger of $89,147,151 as set forth above. In addition to the provisions of Section 8.1(h), the Merger Agreement may be terminated by either or both Floridian Community and FCB under certain circumstances as set forth in Section 8.1 of the Merger Agreement. Hovde has assumed for purposes of its analysis and opinion that the Merger Agreement will not be terminated and the Merger will be consummated on the terms set forth in the Merger Agreement.

This opinion addresses only the fairness of the Per Common Share Consideration to be paid in connection with the Merger, and Hovde is not opining on any individual stock, cash, option, or other components of the consideration.

During the course of its engagement and for the purpose of rendering its opinion, Hovde:

(i)	reviewed a draft of the Merger Agreement dated November 26, 2017, as provided to Hovde by Floridian Community;

(ii)	reviewed unaudited financial statements for Floridian Community and FCB for the nine-month period ended September 30, 2017;

(iii)	reviewed certain historical annual reports of each of Floridian Community and FCB, including audited annual reports for the year ending December 31, 2016;

(iv)	reviewed certain historical publicly available business and financial information concerning each of Floridian Community and FCB;

(v)	reviewed certain internal financial statements and other financial and operating data concerning Floridian Community;

(vi)	reviewed financial projections prepared by certain members of senior management of Floridian Community;

(vii)	discussed with certain members of senior management of Floridian Community and FCB the business, financial condition, results of operations and future prospects of each entity; the history and past and current operations of Floridian Community and FCB; Floridian Community’s and FCB’s historical financial performance; and their assessment of the rationale for the Merger;

(viii)	reviewed and analyzed materials detailing the Merger prepared by Floridian Community and FCB and by their respective legal and financial advisors, including the estimated amount and timing of the cost savings and related expenses, purchase accounting adjustments and synergies expected to result from the Merger (the “Synergies”);

(ix)	analyzed the pro forma financial impact of the Merger on the combined company’s earnings, tangible book value, financial ratios and other such metrics Hovde deemed relevant, giving effect to the Merger based on assumptions relating to the Synergies;

(x)	reviewed publicly available consensus mean analyst earnings per share estimates for Floridian Community and FCB for the years ending December 31, 2017 and December 31, 2018;

(xi)	assessed current general economic, market and financial conditions;

(xii)	reviewed the terms of recent merger, acquisition and control investment transactions, to the extent publicly available, involving financial institutions and financial institution holding companies that Hovde considered relevant;

(xiii)	taken into consideration Hovde’s experience in other similar transactions and securities valuations as well as Hovde’s knowledge of the banking and financial services industry;

(xiv)	reviewed historical market prices and trading volumes of FCB’s common stock;

(xv)	reviewed certain publicly available financial and stock market data relating to selected public companies that Hovde deemed relevant to its analysis; and

(xvi)	performed such other analyses and considered such other factors as Hovde deemed appropriate.

Hovde assumed, without investigation, that there have been, and from the date hereof through the Effective Date there will be, no material changes in the financial condition and results of operations of Floridian Community or FCB since the date of the latest financial information described above. Hovde assumed, without independent verification, that the representations and financial and other information included in the Merger Agreement and all other related documents and instruments that are referred to therein or otherwise provided to Hovde by Floridian Community and FCB are true and complete. Hovde relied upon the management of Floridian Community and FCB as to the reasonableness and achievability of the financial forecasts, projections and other forward-looking information provided to Hovde by Floridian Community and FCB, and Hovde assumed such forecasts, projections and other forward-looking information have been reasonably prepared by Floridian Community and FCB on a basis reflecting the best currently available information and Floridian Community’s and FCB’ judgments and estimates. Hovde assumed that such forecasts, projections and other forward-looking information would be realized in the amounts and at the times contemplated thereby, and Hovde does not assume any responsibility for the accuracy or reasonableness thereof. Hovde has been authorized by Floridian Community to rely upon such forecasts, projections and other information and data, and Hovde expresses no view as to any such forecasts, projections or other forward-looking information or data, or the bases or assumptions on which they were prepared.

In performing its review, Hovde relied upon the accuracy and completeness of all of the financial and other information that was available to Hovde from public sources, that was provided to Hovde by Floridian Community or FCB or their respective representatives or that was otherwise reviewed by Hovde for purposes of rendering this opinion. Hovde relied on the assurances of the respective managements of Floridian Community and FCB that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Hovde has not been asked to undertake, and has not undertaken, an independent verification of any of such information, and Hovde does not assume any responsibility or liability for the accuracy or completeness thereof. Hovde assumed that each party to the Merger Agreement would advise them promptly if any information previously provided to them became inaccurate or was required to be updated during the period of Hovde’s review.

Hovde is not expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto. Hovde assumed that such allowances for Floridian Community and FCB are, in the aggregate, adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. Hovde was not requested to make, and has not made, an independent evaluation, physical inspection or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of Floridian Community or FCB, the collateral securing any such assets or liabilities, or the collectability of any such assets, and Hovde was not furnished with any such evaluations or appraisals nor did Hovde review any loan or credit files of Floridian Community or FCB.

Hovde has undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities to which Floridian Community or FCB is a party or may be subject, and Hovde’s opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Hovde assumed that neither Floridian Community nor FCB is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger contemplated by the Merger Agreement.

Hovde assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Merger Agreement, without any waiver of material terms or conditions by Floridian Community or any other party to the Merger Agreement and that the final Agreement will not differ materially from the draft Hovde reviewed. Hovde assumed that the Merger will be consummated in compliance with all applicable laws and regulations. Floridian Community has advised us that they are not aware of any factors that would impede any necessary regulatory or governmental approval of the Merger. Hovde assumed that the necessary regulatory and governmental approvals as granted will not be subject to any conditions that would be unduly burdensome on Floridian Community or FCB or would have a material adverse effect on the contemplated benefits of the Merger.

Hovde’s opinion does not consider, include or address: (i) the legal, tax, accounting, or regulatory consequences of the Merger on Floridian Community, or its shareholders; (ii) any advice or opinions provided by any other advisor to the Board of Directors or Floridian Community; (iii) any other strategic alternatives that might be available to Floridian Community; or (iv) whether FCB has sufficient cash or other sources of funds to enable it to pay the consideration contemplated by the Merger.

The following is a summary of the analyses performed and matters considered by Hovde in connection with its fairness opinion. The summary set forth below does not purport to be a complete description of the analyses performed by Hovde in rendering its opinion, but it does summarize all of the material analyses performed by Hovde.

Hovde’s opinion is based solely upon the information available to them and described above, and the economic, market and other circumstances as they exist as of the date of the opinion. Events occurring and information that becomes available after the date of the opinion could materially affect the assumptions and analyses used in preparing the opinion. Hovde has not undertaken to update, revise, reaffirm or withdraw the opinion or to otherwise comment upon events occurring or information that becomes available after the date of the opinion.

In arriving at the opinion, Hovde did not attribute any particular weight to any single analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hovde believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

The following is a summary of the material analyses prepared by Hovde and delivered to Floridian Community’s Board of Directors on November 27, 2017 in connection with the delivery of its fairness opinion. This summary is not a complete description of the analyses underlying the fairness opinion or the presentation prepared by Hovde, but it summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances of the contemplated Merger. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Hovde did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. The analyses and the summary of the analyses must be considered as a whole, and selecting portions of the analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying the analyses and opinion of Hovde. The tables alone are not a complete description of the financial analyses.

Market Approach—Comparable Transactions. As part of its analysis, Hovde reviewed publicly available information related to two comparable groups (a “Regional Group” and a “Nationwide Group”) of select acquisition transactions of banks. The Regional Group consisted of acquisition transactions where targets were headquartered in Alabama, Arkansas, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia announced since January 1, 2015, in which the target’s total assets were between $350 million and $1 billion, last-twelve-months (“LTM”) return on average assets (“ROAA”) were between 0.00% and 1.00%, and non-performing assets (“NPAs”) to total assets were less than 2.00%. The Nationwide Group consisted of acquisition transactions of banks in the United States announced since January 1, 2015, in which the target’s total assets were between $400 million and $800 million, last-twelve-months return on average assets were between 0.30% and 0.70%, and non-performing assets to total assets were less than 2.00%. In each case, for which financial information was available, no transaction that fit the above selection criteria was excluded. Information for the target institutions was based on balance sheet data as of, and income statement data for, the twelve months preceding the most recent quarter prior to announcement of the transactions. The resulting two groups consisted of the following transactions (13 transactions for the Regional Group and 14 transactions for the Nationwide Group):

Regional Group:
FCB (State)	Target (State)
Commerce Union Bancshares, Inc. (TN)	Community First, Inc. (TN)
CenterState Bank Corporation (FL)	Sunshine Bancorp, Inc. (FL)
SmartFinancial, Inc. (TN)	Capstone Bancshares, Inc. (AL)
First Bancorp (NC)	ASB Bancorp, Inc. (NC)
CenterState Banks, Inc. (FL)	Gateway Financial Holdings of FL, Inc. (FL)
HomeTrust Bancshares, Inc. (NC)	TriSummit Bancorp, Inc. (TN)
BNC Bancorp (NC)	High Point Bank Corporation (NC)
Seacoast Banking Corp. of Florida (FL)	Floridian Financial Group, Inc. (FL)
Renasant Corporation (MS)	KeyWorth Bank (GA)
Park Sterling Corporation (NC)	First Capital Bancorp, Inc. (VA)
Pinnacle Financial Partners, Inc. (TN)	Magna Bank (TN)
Pinnacle Financial Partners, Inc. (TN)	CapitalMark Bank & Trust (TN)
United Community Banks, Inc. (GA)	Money Tree Corporation (TN)

Nationwide Group:
FCB (State)	Target (State)
Riverview Financial Corporation (PA)	CBT Financial Corporation (PA)
Revere Bank (MD)	Monument Bank (MD)
First Mid-Illinois Bancshares, Inc. (IL)	First Clover Leaf Financial Corp. (IL)
Westfield Financial, Inc. (MA)	Chicopee Bancorp, Inc. (MA)
Midland Financial Co. (OK)	1st Century Bancshares, Inc. (CA)
WSFS Financial Corporation (DE)	Penn Liberty Financial Corp. (PA)
BNC Bancorp (NC)	High Point Bank Corporation (NC)
Seacoast Banking Corp. of Florida (FL)	Floridian Financial Group, Inc. (FL)
Beneficial Bancorp, Inc. (PA)	Conestoga Bank (PA)
Northfield Bancorp, Inc. (NJ)	Hopewell Valley Community Bank (NJ)
Independent Bank Group, Inc. (TX)	Grand Bank (TX)
Liberty Bank (CT)	Naugatuck Valley Financial Corp. (CT)
Community Bank System, Inc. (NY)	Oneida Financial Corp. (NY)
United Community Banks, Inc. (GA)	MoneyTree Corporation (TN)

For each precedent transaction, Hovde compared the implied ratio of the transaction value to certain financial characteristics of Floridian Community as follows:

•	the multiple of the purchase consideration to the acquired company’s tangible common book value (the “Price-to-Tangible Common Book Value Multiple”);

•	the multiple of the purchase consideration to the acquired company’s adjusted tangible common book value (the “Price-to-Adjusted Tangible Common Book Value”);

•	the multiple of the purchase consideration to the acquired company’s LTM net earnings per share (the “Price-to-LTM Earnings Multiple”); and

•	the multiple of the difference between the purchase consideration and the acquired company’s tangible book value to the acquired company’s core deposits (the “Premium-to-Core Deposits Multiple”).

The results of the analysis are set forth in the table below. Transaction multiples for the Merger were based upon the total value of the Merger of $89,147,151 for Floridian Community and were based on September 30, 2017 financial results for Floridian Community.

	Price-to-Tangible Common Book Value Multiple	Price-to-Adjusted Common Tangible Book Value(1)	Price-to-LTM Earnings Multiple(2)	Premium-to-Core Deposits Multiple(3)
Total Merger Value	182.2%	192.0%	31.7x	15.2%

Precedent Transactions Regional Group:
Median	159.5	171.3%	21.6x	8.7%
Minimum	133.1%	136.1%	14.9x	4.8%
Maximum	232.3%	237.1%	54.6x	16.1%

Precedent Transactions Nationwide Group:
Median	147.5%	162.8%	26.6x	7.5%
Minimum	119.3%	126.5%	15.8x	2.8%
Maximum	202.1%	212.5%	43.2x	11.6%

(1)	Price-to-Adjusted Common Tangible Book Value equals the adjusted purchase price divided by core capital where: (a) core capital equals total tangible assets multiplied by 8%; (b) excess capital equals total tangible book value less core capital; and (c) adjusted purchase price equals implied value of the Merger less excess capital (assumes dollar-for-dollar payment on excess capital).
(2)	Price-to-LTM EPS multiples are considered non-meaningful for values greater than 40.0x.
(3)	Core deposits are defined as total deposits less foreign deposits and time deposit accounts greater than $100,000.

Using publicly available information, Hovde compared the financial performance of Floridian Community with that of the median of the precedent transactions from both the Regional and Nationwide Groups. The performance highlights are based on September 30, 2017 financial results of Floridian Community.

	Tangible Equity/ Tangible Assets	Core Deposits(2)	LTM ROAA	LTM ROAE	Efficiency Ratio	NPAs/ Assets(3)	LLR/ NPLs(4)
Floridian Community(1)	8.95%	66.23%	0.51%	5.93%	67.22%	0.32%	263.20%

Precedent Transactions—Regional Group Median:	10.15%	81.10%	0.73%	7.04%	72.50%	0.80%	136.52%
Precedent Transactions—Nationwide Group Median:	9.66%	85.03%	0.56%	5.37%	74.71%	1.24%	71.80%

(1)	Floridian Community’s financial data as of September 30, 2017.
(2)	Core deposits exclude foreign deposits and time deposit accounts greater than $100,000.
(3)	Non-performing assets as a percentage of total assets (includes restructured loans and leases).
(4)	Loan Loss Reserve (“LLR”) as a percentage of non-performing loans.

No company or transaction used as a comparison in the above transaction analyses is identical to Floridian Community, and no transaction was consummated on terms identical to the terms of the Merger Agreement. Accordingly, an analysis of these results is not strictly mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies. The resulting values of the Precedent Transactions Regional Group using the median values for the four valuation metrics set forth above indicated an implied aggregate valuation ranging between $60.7 million and $80.1 million compared to the total value of the Merger of $89.1 million. The resulting values of the Precedent Transactions Nationwide Group using the median values for the four valuation metrics set forth above indicated an implied aggregate valuation ranging between $68.7 million and $76.4 million compared to the total value of the Merger of $89.1 million.

Income Approach—Discounted Cash Flow Analysis. Taking into account various factors including, but not limited to, Floridian Community’s recent performance, the current banking environment and the local economy in which Floridian Community operates, Hovde determined, in consultation with and based on information provided by management of Floridian Community, earnings estimates for Floridian Community over a forward looking six year period, and in consultation with Floridian Community management, developed the forward-looking projections and key assumptions which formed the basis for the discounted cash flow analyses. The resulting projected Floridian Community net income numbers used for the analysis were $3.0 million for 2017, $4.0 million for 2018, $4.6 million for 2019, $5.2 million for 2020, $5.9 million for 2021, and $6.6 million for 2022.

To determine present values of Floridian Community based on these projections, Hovde utilized two discounted cash flow models, each of which capitalized terminal values using different multiples: (1) Terminal Price/Earnings Multiple (“DCF Terminal P/E Multiple”); and, (2) Terminal Price/Tangible Book Value Multiple (“DCF Terminal P/TBV Multiple”).

In the DCF Terminal P/E Multiple analysis, an estimated value of Floridian Community’s common stock was calculated based on the present value of Floridian Community’s after-tax net income based on Floridian Community management’s forward-looking projections. Hovde utilized a terminal value at the end of 2022 by applying a five point range of price-to-earnings multiples of 19.6x to 23.6x, which range is based around the median price-to-earnings multiple derived from transactions in the Regional Group of 21.6x. The present value of Floridian Community’s projected dividends, of which there were none projected, plus the terminal value was then calculated assuming a range of discount rates between 12.35% and 14.35%, with a midpoint of 13.35% discounted over a period of 5.09 years. This range of discount rates was chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of Floridian Community’s common stock. The range of discount rates utilized the buildup method to determine such required rates of return and was based upon the risk-free interest rate, an equity risk premium, an industry risk premium, and a size premium which resulted in a discount rate of 13.35% used as the midpoint of the five point range of discount rates of 12.35% to 14.35%. The resulting aggregate values of Floridian Community’s common stock based on the DCF Terminal P/E Multiple applied to the 2022 projected earnings of $6.6 million and then discounted over a 5.09 year period utilizing the five point range of discount rates set forth above resulted in implied aggregate values between $65.5 million and $86.3 million with a midpoint of $75.5 million.

In the DCF Terminal P/TBV Multiple model, the same earnings estimates and projected net income were used as in the preceding DCF Terminal P/E Multiple analysis to determine the projected tangible book value for Floridian Community as of December 31, 2022. In arriving at the terminal value at the end of 2022, Hovde applied a five point range of price-to-tangible book value multiples of 1.49x to 1.69x utilizing as a midpoint of the range the median price-to-tangible book value multiple derived from transactions in the Regional Group of 1.59x. The present value of projected dividends, of which there were none projected, plus the terminal value was then calculated assuming the range of discount rates between 12.35% and 14.35%, with a midpoint of 13.35% discounted over a period of 5.09 years as was applied in the DCF Terminal P/E Multiple analysis set forth above. The resulting implied aggregate values of Floridian Community’s common stock based on the DCF Terminal P/TBV Multiple analysis ranged between $57.6 million and $71.4 million with a midpoint of $64.2 million.

These analyses and their underlying assumptions yielded a range of implied multiple values for Floridian Community’s common stock which are outlined in the table below:

Implied Multiple Value for Floridian Community Common Stock Based On:	Total Merger Value	Price-to-Tangible Book Value Multiple(1)	Price-to-LTM Earnings Multiple(1)(2)	Premium-to-Core Deposits Multiple(1)(3)
Total Merger Value	$89,147	182.2%	31.7x	15.2%

DCF Analysis—Terminal P/E Multiple(1)(4)
Midpoint Value	$75,457	154.2%	26.8x	10.0%

DCF Analysis—Terminal P/TBV Multiple(1)(4)
Midpoint Value	$64,217	131.2%	22.8x	5.8%

(1)	Pricing multiples based on the total Merger value of $89,147,151; DCF Analysis—Terminal P/E Multiple median Merger value of $75,457,000; and a DCF Analysis—Terminal P/TBV Multiple median deal value of $64,217,000.
(2)	Price to LTM EPS multiples are considered non-meaningful for values greater than 40.0x.
(3)	Core deposits are defined as total deposits less foreign deposits and time deposit accounts greater than $100,000.
(4)	DCF Analysis utilizes a 13.35% discount rate over a period of 5.09 years.

Hovde noted that while the discounted cash flow present value analysis is a widely used valuation methodology, it relies on numerous assumptions, including asset and earnings growth rates, projected dividend payouts, terminal values and discount rates. Hovde’s analysis does not purport to be indicative of the actual values or expected aggregate values of Floridian Community’s common stock.

FCB Comparable Companies Analysis: Hovde used publicly available information to compare selected financial and trading information for FCB and a group of 13 publicly-traded financial institutions selected by Hovde based on publicly-traded banks headquartered in Alabama, Arkansas, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia with total assets between $6.0 billion and $15.0 billion.

BancorpSouth Bank	Simmons First National Corporation
Home BancShares, Inc.	Union Bankshares Corporation
Trustmark Corporation	TowneBank
South State Corporation	Ameris Bancorp
United Community Corporation	CenterState Bank Corporation
Renasant Corporation	ServisFirst Bancshares, Inc.
WesBanco, Inc.

The analysis compared publicly available financial and market trading information for FCB and the data for the 13 financial institutions identified above as of and for the most recent twelve-month period which was publicly available. The table below compares the data for FCB and the median data for the 13 financial institutions identified above, with pricing data as of November 24, 2017.

	Market Cap ($M)	Price/ Tangible Book Value	Price/ LTM EPS	Price/ 2017E EPS	Dividend Yield	YTD Price Change	Two Year Total Return
FCB:
Median	$2,128	198.2%	16.4x	17.0x	N/A	1.8%	25.0%
Comparable Companies:
Median	$2,104	229.0%	19.5x	17.9x	1.77%	(2.0)%	33.3%

FCB fell within the range of pricing metrics of comparable companies. No company used as a comparison in the above analysis is identical to FCB. Accordingly, an analysis of these results is not strictly mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Accretion / Dilution Analysis: Hovde performed a pro forma merger analysis that combined projected income statement and balance sheet information of Floridian Community and FCB. Assumptions regarding the accounting treatment, acquisition adjustments, cost savings and synergies were used to calculate the financial impact what the Merger would have on certain projected financial results of FCB. For purposes of this analysis, Hovde used the S&P Cap IQ mean of analyst earnings estimates for FCB for the years ending December 31, 2017, December 31, 2018, December 31, 2019, and an earnings growth rate of 7.50% was assumed for December 31, 2020. Additionally, Hovde used earnings estimates provided by Floridian Community’s management for Floridian Community for the years ending December 31, 2017, December 31, 2018, and December 31, 2019. This analysis indicated that the Merger is expected to be accretive by $0.03 per share to FCB’s consensus estimated earnings per share of $3.17 in 2018, accretive by $0.03 per share to FCB’s consensus estimated earnings per share of $3.66 in 2019, and accretive by $0.04 per share to FCB’s consensus estimated earnings per share of $3.94 in 2020. The analysis also indicated that the Merger is expected to: (i) be dilutive to tangible book value per share for FCB by $0.06 per share in 2018, dilutive by $0.02 per share in 2019, and accretive by $0.02 per share in 2020; (ii) result in a tangible book value payback period of 2.4 years; and (iii) result in FCB maintaining capital ratios in excess of those required for FCB to be considered well-capitalized under existing regulations. For all of the above analyses, the actual results achieved by Floridian Community and FCB prior to and following the Merger may vary from the projected results, and the variations may be material.

Other Factors and Analyses. Hovde took into consideration various other factors and analyses, including but not limited to: current market environment; merger and acquisition environment; movements in the common stock valuations of selected publicly-traded banking companies; and movements in the S&P 500 Index.

Conclusion. Based upon the foregoing analyses and other investigations and assumptions as set forth in its opinion, without giving specific weightings to any one factor, analysis or comparison, Hovde determined that, as of the date of the its opinion, the Per Common Share Consideration to be paid in connection with the Merger is fair to the holders of Floridian Community common stock from a financial point of view. Each Floridian Community shareholder is encouraged to read Hovde’s fairness opinion in its entirety. The full text of this fairness opinion is included as Annex C to this proxy statement and prospectus.

Dissenters’ Rights of Appraisal of Holders of Floridian Community Common Stock

Holders of Floridian Community common stock as of the record date are entitled to appraisal rights under the FBCA. Pursuant to Sections 607.1301—607.133, a Floridian Community shareholder who does not wish to accept the consideration to be received pursuant to the terms of the Merger Agreement may dissent from the Merger and elect to receive the fair value of his or her shares of Floridian Community common stock immediately prior to the date of the Floridian Community special meeting to vote on the proposal to approve the Merger Agreement, excluding any appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable. You should note that a condition to the closing of the Merger is that less than 5% of the outstanding shares of Floridian Community common stock validly exercise, or remain entitled to exercise, their appraisal rights.

In order to exercise appraisal rights, a dissenting Floridian Community shareholder must strictly comply with the statutory procedures of Sections 607.1302 and 607.1323 of the FBCA, which are summarized below. A copy of the full text of Sections 607.1301 through 607.1333 of the FBCA, including Sections 6.07.1302 and 607.1323, are included as Annex D to this proxy statement and prospectus. Floridian Community shareholders are urged to read Annex D in its entirety and to consult with their legal advisors. Each Floridian Community shareholder who desires to assert his or her appraisal rights is cautioned that failure on his or her part to adhere strictly to the requirements of Florida law in any regard will cause a forfeiture of any appraisal rights.

Procedures for Exercising Dissenters’ Rights of Appraisal

The following summary of Florida law is qualified in its entirety by reference to the full text of the applicable provisions of the FBCA, a copy of which are included as Annex D to this proxy statement and prospectus.

A dissenting shareholder, who desires to exercise his or her appraisal rights, must file with Floridian Community, prior to the taking of the vote on the Merger, a written notice of intent to demand payment for his or her shares if the Merger is effectuated. A vote against the adoption and approval of the Merger Agreement will not alone be deemed to be the written notice of intent to demand payment and will not be deemed to satisfy the notice requirements under the FBCA. A dissenting shareholder need not vote against the Merger Agreement, but cannot vote, or allow any nominee who holds such shares for the dissenting shareholder to vote, any of his or her shares of Floridian Community common stock in favor of adoption and approval of the Merger Agreement. A vote in favor of adoption and approval of the Merger Agreement will constitute a waiver of the shareholder’s appraisal rights. Such written notification should be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to:

Floridian Community Holdings, Inc.

5599 South University Drive

Davie, Florida 33328

Attention: Ulises I. Alonso, Assistant Corporate Secretary

All such notices must be signed in the same manner as the shares are registered on the books of Floridian Community. If a Floridian Community shareholder has not provided written notice of intent to demand fair value before the vote on the proposal to adopt and approve the Merger Agreement is taken at the Floridian Community special meeting, then the Floridian Community shareholder will be deemed to have waived his or her appraisal rights.

Within 10 days after the completion of the Merger, FCB must provide to each Floridian Community shareholder who filed a notice of intent to demand payment for his or her shares a written appraisal notice and an appraisal election form that specifies, among other things:

•	the date of the completion of the Merger;

•	FCB’s estimate of the fair value of the shares of Floridian Community common stock;

•	where to return the completed appraisal election form and the shareholder’s stock certificates and the date by which they must be received by FCB or its agent, which date may not be fewer than 40, nor more than 60, days after the date FCB sent the appraisal notice and appraisal election form to the shareholder; and

•	the date by which a notice from the Floridian Community shareholder of his or her desire to withdraw his or her appraisal election must be received by FCB, which date must be within 20 days after the date set for receipt by FCB of the appraisal election form from the Floridian Community shareholder.

The form must also contain FCB’s offer to pay to the Floridian Community shareholder the amount that it has estimated as the fair value of the shares of Floridian Community common stock, and request certain information from the Floridian Community shareholder, including:

•	the shareholder’s name and address;

•	the number of shares as to which the shareholder is asserting appraisal rights;

•	that the shareholder did not vote for the Merger;

•	whether the shareholder accepts the offer of FCB to pay its estimate of the fair value of the shares of Floridian Community common stock to the shareholder; and

•	if the shareholder does not accept the offer of FCB, the shareholder’s estimated fair value of the shares of Floridian Community common stock and a demand for payment of the shareholder’s estimated value plus interest.

A dissenting shareholder must submit the certificate(s) representing his or her shares with the appraisal election form. Any dissenting shareholder failing to return a properly completed appraisal election form and his or her stock certificates within the period stated in the form will lose his or her appraisal rights and be bound by the terms of the Merger Agreement.

Upon returning the appraisal election form, a dissenting shareholder will be entitled only to payment pursuant to the procedure set forth in the applicable sections of the FBCA and will not be entitled to vote or to exercise any other rights of a shareholder, unless the dissenting shareholder withdraws his or her demand for appraisal within the time period specified in the appraisal election form.

A dissenting shareholder who has delivered the appraisal election form and his or her Floridian Community common stock certificates may decline to exercise appraisal rights and withdraw from the appraisal process by giving written notice to FCB within the time period specified in the appraisal election form. Thereafter, a dissenting shareholder may not withdraw from the appraisal process without the written consent of FCB. Upon such withdrawal, the right of the dissenting shareholder to be paid the fair value of his or her shares will cease, and he or she will be reinstated as a shareholder and will be entitled to receive the Merger Consideration.

If the dissenting shareholder accepts the offer of FCB in the appraisal election form to pay FCB’s estimate of the fair value of the shares of Floridian Community common stock, payment for the shares of the dissenting shareholder is to be made within 90 days after the receipt of the appraisal election form by FCB or its agent. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in such shares.

A shareholder must demand appraisal rights with respect to all of the shares registered in his or her name, except that a record shareholder may assert appraisal rights as to fewer than all of the shares registered in the record shareholder’s name but which are owned by a beneficial shareholder, if the record shareholder objects with respect to all shares owned by the beneficial shareholder. A record shareholder must notify Floridian Community in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. A beneficial shareholder may assert appraisal rights as to any shares held on behalf of the beneficial shareholder only if the beneficial shareholder submits to Floridian Community the record shareholder’s written consent to the assertion of such rights before the date specified in the appraisal notice, and does so with respect to all shares that are beneficially owned by the beneficial shareholder.

Section 607.1330 of the FBCA addresses what should occur if a dissenting shareholder fails to accept the offer of FCB to pay the value of the shares as estimated by FCB, and FCB fails to comply with the demand of the dissenting shareholder to pay the value of the shares as estimated by the dissenting shareholder, plus interest.

If a dissenting shareholder refuses to accept the offer of FCB to pay the value of the shares as estimated by FCB, and FCB fails to comply with the demand of the dissenting shareholder to pay the value of the shares as estimated by the dissenting shareholder, plus interest, then within 60 days after receipt of a written demand from any dissenting shareholder given within 60 days after the date on which the Merger was effected, FCB shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in Florida where the registered office of FCB, maintained pursuant to Florida law, is located requesting that the fair value of such shares be determined by the court.

If FCB fails to institute a proceeding within the above-prescribed period, any dissenting shareholder may do so in the name of FCB. A copy of the initial pleading will be served on each dissenting shareholder. FCB is required to pay each dissenting shareholder the amount found to be due within 10 days after final determination of the proceedings, which amount may, in the discretion of the court, include a fair rate of interest, which will also be determined by the court. Upon payment of the judgment, the dissenting shareholder ceases to have any interest in such shares.

Section 607.1331 of the FBCA provides that the costs of a court appraisal proceeding, including reasonable compensation for, and expenses of, appraisers appointed by the court, will be determined by the court and assessed against FCB, except that the court may assess costs against all or some of the dissenting shareholders, in amounts determined by the court, to the extent that the court finds such shareholders acted arbitrarily, vexatiously or not in good faith with respect to their appraisal rights. The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts determined by the court, against: (i) FCB and in favor of any or all dissenting shareholders if the court finds FCB did not substantially comply with the notification provisions set forth in Sections 607.1320 and 607.1322 of the FBCA; or (ii) either FCB or a dissenting shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the appraisal rights. If the court in an appraisal proceeding finds that the services of counsel for any dissenting shareholder were of substantial benefit to other dissenting shareholders, and that the fees for those services should not be assessed against FCB, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the dissenting shareholders who were benefited. To the extent that FCB fails to make a required payment when a dissenting shareholder accepts FCB’s offer to pay the value of the shares as estimated by FCB, the dissenting shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from FCB all costs and expenses of the suit, including counsel fees.

If a Floridian Community shareholder does not strictly comply with each of the conditions described above, the shareholder will not be entitled to dissenters’ rights under the FBCA. If you execute and return the enclosed proxy but do not specify a choice on the Merger Proposal, you will be deemed to have voted in favor of the Merger and, accordingly, to have waived your dissenters’ rights, unless you revoke the proxy prior to its being voted. Accordingly, if you return the enclosed proxy and wish to dissent from the Merger, you must vote your Floridian Community shares against the Merger Proposal or abstain from voting.

This summary of the rights of dissenting shareholders addresses all material features of the applicable Florida dissenters’ rights statute, but does not contain a description of all requirements of the dissenters’ rights statute and is qualified in its entirety by reference to the full text of the statutory provisions attached to this document as Annex D.

If you wish to exercise dissenters’ rights with respect to the Merger and you fail to comply with the statutory requirements for exercising dissenters’ rights, you will lose such rights. Accordingly, Floridian Community shareholders who may wish to exercise dissenters’ rights should consider seeking legal counsel.

Registration of FCB Class A Common Stock and Restrictions on Resales by Affiliates

FCB has registered its shares of Class A common stock to be issued in the Merger with the SEC under the Securities Act. No restrictions on the sale or other transfer of shares of FCB Class A common stock issued in the Merger will be imposed solely as a result of the Merger, except for restrictions on the transfer of shares of FCB Class A common stock issued to any Floridian Community shareholder who is or becomes an “affiliate” of FCB for purposes of Rule 144 under the Securities Act. The term “affiliate” is defined in Rule 144 under the Securities Act as a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, FCB or the combined company, as the case may be, and generally includes executive officers, directors and shareholders beneficially owning 10% or more of FCB’s outstanding common stock.

Regulatory Approvals

Under federal law, the Merger must be approved by the Federal Reserve and the Bank Merger must be approved by the OCC. Notifications and/or applications requesting approval may also be submitted to various other federal and state regulatory authorities and self-regulatory organizations. On December 22, 2017, FCB filed all applications and notifications to obtain these regulatory approvals.

Although FCB currently believes that it should be able to obtain all required regulatory approvals in a timely manner, FCB cannot be certain when or if it will obtain them or, if obtained, whether they will contain terms, conditions or restrictions not currently contemplated that will be detrimental to FCB after the completion of the Merger or will contain a burdensome condition (as defined below in “THE MERGER AGREEMENT—Conditions to Completion of the Merger”).

Federal Reserve. Completion of the Merger requires approval by the Federal Reserve pursuant to Sections 3 and 4 of the BHC Act.

The Federal Reserve is prohibited from approving any merger transaction under Section 3 of the BHC Act (i) that would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize, or to attempt to monopolize, the business of banking in any part of the United States, or (ii) whose effect in any section of the United States may be to substantially lessen competition, or to tend to create a monopoly or in any other manner restrain trade, unless the Federal Reserve finds that the anti-competitive effects of the Merger transaction are clearly outweighed in the public interest by the probable effect of the Merger transaction in meeting the convenience and needs of the communities to be served.

In addition, among other things, in reviewing the Merger , the Federal Reserve must consider (i) the effect of the proposal on competition, (ii) the financial condition and future prospects of FCB, Floridian Community and their respective subsidiary banks, (iii) the competence, experience, and integrity of the officers, directors and principal shareholders of FCB, Floridian Community and their respective subsidiary banks, (iv) the convenience and needs of the communities to be served, including the record of performance under the Community Reinvestment Act of 1977, as amended, (v) the companies’ effectiveness in combating money-laundering activities, (vi) FCB’s and its subsidiaries’ record of compliance with applicable community reinvestment laws and (vii) the risk to the stability of the United States banking or financial system presented by the Merger and the related transactions. In connection with its review, the Federal Reserve provides an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if it determines that would be appropriate.

OCC. Completion of the Bank Merger requires approval by the OCC pursuant to the Bank Merger Act. In evaluating an application filed under the Bank Merger Act, the OCC uses substantially the same criteria as used by the Federal Reserve when evaluating applications filed pursuant to the BHC Act as described above. In connection with its review, the OCC also provides an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if it determines that would be appropriate.

Pursuant to the BHC Act and the Bank Merger Act, transactions approved by the Federal Reserve and the OCC generally may not be completed until 30 days after the approval is received, during which time the DOJ may challenge the transaction on antitrust grounds. With the approval of the Federal Reserve or the OCC, as the case may be, and the concurrence of the DOJ, the waiting period may be reduced to no less than 15 days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the Merger, the DOJ could analyze the Merger’s effect on competition differently than the Federal Reserve or the OCC, and thus it is possible that the DOJ could reach a different conclusion than the Federal Reserve or the OCC does regarding the Merger’s effects on competition. A determination by the DOJ not to object to the Merger may not prevent the filing of antitrust actions by private persons or state attorneys general.

Effective Date of the Merger

The Merger will be consummated if the Merger Proposal is approved by the Floridian Community shareholders, all required consents and approvals are obtained and all other conditions to the Merger are either satisfied or waived. The Merger will become effective when the Articles of Merger are filed with the Secretary of State of Florida or at such later date and time as may be specified in the Articles of Merger. The closing of the Merger will occur on the first business day of the calendar month following the calendar month in which the last of the conditions to the Merger are satisfied or waived or on such other date as agreed to by the parties. We currently anticipate that the Merger will be completed in the first or second quarter of 2018. However, completion of the Merger could be delayed if there is a delay in obtaining the required shareholder or regulatory approvals or in satisfying the other conditions to completion of the Merger. Floridian Community and FCB each have the right, subject to certain conditions, to terminate the Merger Agreement if the Merger is not completed by August 24, 2018.

NYSE Listing

FCB will file a notification with the NYSE regarding the issuance of FCB Class A common stock in the Merger. Following the Merger, the FCB shares of Class A common stock issued to Floridian Community shareholders will be listed on the NYSE.

Registration Statement

FCB has filed a Registration Statement on Form S-4 with the SEC in order to register the shares of FCB Class A common stock to be issued pursuant to the Merger under the Securities Act. Because FCB Class A common stock is listed on the NYSE, it is exempt from the statutory registration requirements of each state in the United States. Therefore, FCB has not taken any steps to register its stock under state laws.

Accounting Treatment

FCB will account for the Merger as a purchase by FCB of Floridian Community under GAAP. Under the purchase method of accounting, the total consideration paid in connection with the Merger is allocated among Floridian Community’s assets, liabilities and identified intangibles based on the fair values of the assets acquired, the liabilities assumed and the identified intangibles. The difference between the total consideration paid in connection with the Merger and the fair values of the assets acquired, the liabilities assumed and the identified intangibles, if any, is allocated to goodwill. The results of operations of Floridian Community will be included in FCB’s results of operations from the date of acquisition.

Interests of Certain Persons in the Merger

When considering the recommendation of the Board of Directors of Floridian Community, you should be aware that certain of the directors and officers of Floridian Community have interests in the Merger other than their interests as Floridian Community shareholders, pursuant to certain agreements and understandings. These interests are different from, or in conflict with, your interests as Floridian Community shareholders. The members of Floridian Community’s Board of Directors and the FCB Board of Directors were aware of these additional interests, and considered them, when they approved the Merger Agreement. Except as follows, to the knowledge of Floridian Community, the officers and directors of Floridian Community do not have any material interest in the Merger apart from their interests as shareholders.

Employment and Consulting Agreements. FCB Bank has entered into employment and consulting agreements with each of Joseph S. Marzouca, the Chief Executive Officer of Floridian Community, and Ulises I. Alonso, the Chief Financial Officer of Floridian Community, and an employment agreement with Lee A. Frankhouser, the President of Floridian Community. Those agreements will become effective as of the effective date of the Merger. Such agreements will provide for certain transitional employment and compensation arrangements for each of the executives, as follows:

Term: The employment term for each of the executives under their respective agreements with FCB Bank will continue until the earlier to occur of FCB Bank completing the integration of Floridian Community’s business operations and systems or 120 days after the effective date of the Merger. For each of Mr. Marzouca and Mr. Alonso, if such executive is still employed by FCB Bank following such integration period, such executive will provide consulting services to FCB Bank, in the case of Mr. Marzouca for a period of 12 months, and in the case of Mr. Alonso, for a period of four months.

Each executive has the right to terminate the arrangement with FCB Bank with 30 days’ prior notice to FCB Bank, and FCB may terminate the arrangement with or without cause.

Compensation:

Base Salary: The base salary and consulting fees to be paid to the executives under the agreements are as follows:

•	Mr. Marzouca: Base salary at an annual rate of $375,000 during the employment term (pro-rated for any partial-year period), and consulting fees of $375,000 during the consulting term.

•	Mr. Frankhouser: Base salary at an annual rate of $250,000 during the employment term (pro-rated for any partial-year period).

•	Mr. Alonso: Base salary at an annual rate of $200,000 during the employment term (pro-rated for any partial-year period), and consulting fees of $76,667 during the consulting term.

Closing Payments: Within thirty (30) days after the effective date of the Merger, each executive will receive payout of all of such executive’s outstanding Floridian Community stock options (if any) in accordance with the terms of the Merger Agreement. In addition, each executive will receive payout of his “Change in Control Benefit” under the Supplemental Executive Retirement Plan Agreement between such executive and Floridian Community, which in the case of Mr. Marzouca, Mr. Frankhouser and Mr. Alonso is equal to $1,759,686, $1,052,414 and $817,320, respectively. Each of Mr. Marzouca and Mr. Frankhouser will also receive a lump sum cash payment equal to $550,000 and $280,000, respectively.

Integration Bonus: Each of Mr. Frankhouser and Mr. Alonso is also entitled to receive a lump sum cash payment equal to $40,000 and $100,000, respectively, as an integration bonus, within thirty (30) days following the successful completion of integration of Floridian Community’s business operations and systems.

Non-Compete Payment: In consideration for providing certain non-solicitation and non-competition covenant in each of their respective agreements with FCB (described further below), no later than (60) days following the end of their respective employment terms, each of Mr. Marzouca, Mr. Frankhouser and Mr. Alonso will receive a lump sum cash payment equal to $850,000, $250,000 and $300,000, respectively (subject to adjustment pursuant to Section 280G of the Internal Revenue Code), unless such executive is in breach of such non-solicitation and non-competition covenants.

Car Allowance: Each of the executives will be provided with a car allowance of $750 per month during the employment term.

Certain Payments Upon Termination

If the executive’s employment is terminated by FCB Bank without cause, or if executive resigns for good reason or due to death or disability, FCB Bank will pay to executive the remainder of any base salary and consulting fees (if applicable), and in the case of Mr. Alonso and Mr. Frankhouser, the integration bonus, that would have been payable through the term but for the termination, in a cash lump sum.

In the case of Mr. Marzouca and Mr. Alonso, if such executive’s consulting services are terminated without cause, or if the executive resigns for good reason or due to death or disability, FCB Bank will pay to executive the remainder of any consulting fees that would have been payable through the consulting period in a cash lump sum.

If the executive is terminated for cause or upon his voluntary resignation other than for good reason, the only payment that will be due from FCB Bank to executive will be the non-compete payment.

Agreements Not to Solicit or Hire Employees or Customers; Non-Compete

For a period of two years, in the case of Mr. Marzouca, eighteen (18) months in the case of Mr. Alonso and one year in the case of Mr. Frankhouser (each, a “Restricted Period”), each executive has agreed:

•	not to solicit or in any way cause any employee or consultant of FCB Bank or FCB to leave the employ of FCB Bank, or to hire any person who is or was an employee or consultant of FCB Bank or FCB during the 2-year period preceding the end of such executive’s employment term;

•	not to solicit or in any way cause any customer of FCB Bank or its affiliate to cease to do business with or otherwise conduct banking or lending business with a customer of FCB Bank or FCB; and

•	not to engage in any competing banking and lending business of FCB Bank or FCB in the counties in which FCB Bank conducts its business as of the last day of the employment term.

Stock Ownership and Voting Agreements. All of the directors, certain officers and certain significant shareholders of Floridian Community, as of November 27, 2017, the date the Merger Agreement was executed, entered into a voting agreement with FCB to cause all Floridian Community common stock owned by each of them of record or beneficially on such date to be voted in favor of the Merger Proposal. A copy of the form of these voting agreements is attached as Annex B to this proxy statement and prospectus. See “THE MERGER AGREEMENT—Voting Agreement” on page 69. As of the record date, the directors, officers and the shareholders of Floridian Community that executed such voting agreements had the power to vote, or caused to be voted, an aggregate of 1,185,183.92 shares of Floridian Community voting common stock outstanding, representing approximately 34.74% of Floridian Community’s voting common stock outstanding on that date, and an aggregate of 372,195 shares of Floridian Community non-voting common stock outstanding, representing approximately 89.55% of Floridian Community’s outstanding non-voting common stock on that date. Other than directors and certain officers of Floridian Community, the only shareholders that executed the voting agreement owned five percent or more of Floridian Community’s outstanding common stock, as of November 27, 2017.

For a list of the number of shares of Floridian Community common stock held by (i) each director of Floridian Community, (ii) each shareholder that is known to Floridian Community as of the date of this proxy statement and prospectus to beneficially own more than 5% percent of the outstanding shares of Floridian Community common stock and (iii) all directors and executive officers of Floridian Community as a group, see “THE FLORIDIAN COMMUNITY SPECIAL MEETING—Beneficial Ownership of Floridian Community Common Stock by Certain Shareholders.”

Stock Options. To the extent a director or executive officer of Floridian Community and/or Floridian Community Bank holds outstanding Floridian Community stock options, upon completion of the Merger, such Floridian Community stock options, whether vested or unvested, will be cancelled and terminated. In exchange, the holders of such stock options will receive cash, without any interest and subject to any required withholding tax, in an amount equal to the Merger Consideration Value Per Share, minus the applicable exercise price of such outstanding Floridian Community stock option.

Indemnification and Continued Director and Officer Liability Coverage. FCB will indemnify, defend and hold harmless each person who is or has been at any time prior to the date of the Merger Agreement or who becomes prior to the effective time of the Merger, an officer or director of Floridian Community and its subsidiaries (solely when acting in such capacity). FCB’s indemnification obligations extend to all losses, claims, damages, liabilities, fees, expenses, judgments and fines incurred in connection with any claim, action, suit proceeding or investigation arising out of matters, actions or omissions occurring at or prior to the effective time of the Merger that is asserted or commenced prior to the six-year anniversary of the closing. Such indemnification payments will also include any amounts owed pursuant to a deductible, retention or similar provision under the “tail” directors’ and officers’ liability insurance policy obtained by Floridian Community as required under the Merger Agreement and described in the following paragraph.

Floridian Community will obtain, effective from and after the effective time of the Merger, a prepaid, fully earned and non-cancellable “tail” directors’ and officers’ liability insurance policy. Such policy shall be in respect of acts or omissions occurring at or prior to the effective time of the Merger with a claims period of six years from the effective time of the Merger. This policy will cover each person who is covered by any such policy of Floridian Community as of the date of the Merger Agreement, with the coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of Floridian Community and its subsidiaries than those of the directors’ and officers’ liability insurance policy in effect as of the date of the Merger Agreement. The Merger Agreement provides that Floridian Community will only obtain such a policy with annual premiums that are no more than an amount equal to two hundred percent (200%) of the annual premium paid by Floridian Community for coverage for its current policy year for such insurance. Should the premium exceed that amount, Floridian will instead purchase as much coverage as may be available for such a premium amount.

Line of Credit. On September 15, 2015, a trust controlled by Harvey Sorkin, a member of Floridian Community’s Board of Directors, purchased from a bank a $5,000,000 line of credit, which is secured by all outstanding shares of Floridian Community Bank’s common stock. On September 22, 2015, Floridian Community entered into a Renewal, Extension and Modification Agreement with such trust. Pursuant to the Renewal, Extension and Modification Agreement, the maturity of the line of credit was extended to September 22, 2020 and interest payments are due monthly. No other modifications were made to the line of credit by the Renewal, Extension and Modification Agreement. As of September 30, 2016, the balance on the line of credit was $2,500,000. The line of credit bears interest at prime rate as published or quoted from time to time by The Wall Street Journal, subject to a floor of 5.50% and ceiling of 8.5%. The interest rate was 5.5% as of September 30, 2016. It is a condition to the closing of the Merger that Floridian Community shall have fully paid any outstanding balances under the line of credit and that the line of credit shall have been terminated pursuant to its terms.

THE MERGER AGREEMENT

The following discussion describes the material provisions of the Merger Agreement. We urge you to read the Merger Agreement, which is attached as Annex A and incorporated by reference in this proxy statement and prospectus, carefully and in its entirety. The description of the Merger Agreement in this proxy statement and prospectus has been included to provide you with information regarding its terms. The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Structure

Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Floridian Community, with Floridian Community being the surviving company. Immediately thereafter and as part of a single integrated transaction, Floridian Community will merge with and into FCB, with FCB being the surviving company. As a result, the separate existence of Floridian Community will terminate. Immediately following the Merger or at such later time as FCB may determine, Floridian Community Bank will merge with and into FCB Bank, with FCB Bank being the surviving bank and continuing its existence as a national banking association.

Merger Consideration

In connection with the Merger, Floridian Community shareholders will receive, for each share of Floridian Community common stock they hold immediately prior to the completion of the Merger, 0.4584 of a fully paid and non-assessable share of FCB Class A common stock. Upon completion of the Merger, each outstanding Floridian Community stock option will be cancelled and terminated. In exchange therefor, the holders of such options will receive cash, without any interest and subject to any required withholding tax, in an amount equal to the Merger Consideration Value Per Share, minus the applicable exercise price per share of such outstanding Floridian Community stock option. In the event that the exercise price of any Floridian Community stock option outstanding immediately prior to the completion of the Merger is greater than or equal to the Merger Consideration Value Per Share, no cash payment or other consideration for such Floridian Community stock option will be due or payable in respect thereof and such Floridian Community stock option will be cancelled as of the completion of the Merger.

The Exchange Ratio is subject to adjustment if FCB changes the number or kind of shares of its Class A common stock outstanding by way of stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction.

Conversion of Shares; Exchange of Certificates; Fractional Shares

Conversion. The conversion of Floridian Community common stock into the right to receive the Merger Consideration will occur automatically at the effective time of the Merger.

Exchange Procedures. Prior to the completion of the Merger, FCB will deposit with its transfer agent or with a depository or trust institution of recognized standing selected by it and reasonably satisfactory to Floridian Community, which we refer to as the “Exchange Agent,” (i) certificates, or at FCB’s option, evidence of shares in book-entry form, representing the shares of FCB Class A common stock to be issued under the Merger Agreement and (ii) cash payable as part of the Merger Consideration and instead of any fractional shares of FCB Class A common stock to be issued under the Merger Agreement. As promptly as reasonably practicable after the effective time of the Merger, the Exchange Agent will provide Floridian Community shareholders with instructions in order to exchange their shares of Floridian Community common stock for the Merger

Consideration to be received in the Merger pursuant to the terms of the Merger Agreement. No interest will accrue or be paid with respect to any property to be delivered upon surrender of Floridian Community common stock.

If any FCB Class A common stock is to be issued, or cash payment made, in a name other than that in which the Floridian Community common stock surrendered in exchange for the Merger Consideration is registered, the Floridian Community common stock surrendered must be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form of transfer. The person requesting the exchange must also pay any transfer or other similar taxes required due to such request, or must establish to the reasonable satisfaction of FCB and the Exchange Agent that any such taxes have been paid or are not applicable.

Dividends and Distributions. Until your Floridian Community common stock is surrendered for exchange, any dividends or other distributions declared after the effective time with respect to FCB Class A common stock into which shares of Floridian Community common stock may have been converted will accrue but will not be paid. When such Floridian Community common stock has been duly surrendered, FCB will pay any unpaid dividends or other distributions, without interest. After the effective time, there will be no transfers on the stock transfer books of Floridian Community of any shares of Floridian Community common stock. If shares of Floridian Community common stock are presented for transfer after the completion of the Merger, they will be cancelled and exchanged for the Merger Consideration into which the shares of Floridian Community common stock have been converted.

Withholding. The Exchange Agent will be entitled to deduct and withhold from the Merger Consideration payable to any Floridian Community shareholder the amounts it is required to deduct and withhold under any federal, state, local or foreign tax law. If the Exchange Agent withholds any amounts, these amounts will be treated for all purposes of the Merger as having been paid to the shareholders from whom they were withheld.

No Fractional Shares Will Be Issued. FCB will not issue fractional shares of FCB Class A common stock in the Merger. There will be no dividends or distributions with respect to any fractional shares of common stock or any voting or other rights with respect to any fractional shares of common stock. Instead of fractional shares of FCB Class A common stock, FCB will pay, as soon as reasonably practicable following the effective time of the Merger, to each Floridian Community shareholder an amount in cash determined by the multiplying the fractional share of FCB Class A common stock by the Merger Consideration Value Per Share.

Lost, Stolen or Destroyed Floridian Community Common Stock Certificates. If you have lost a certificate representing Floridian Community common stock, or it has been stolen or destroyed, FCB will issue to you the common stock or cash payable under the Merger Agreement if you submit an affidavit of that fact and, if requested by FCB, if you post bond in a customary amount as indemnity against any claim that may be made against FCB about ownership of the lost, stolen or destroyed certificate.

For a description of FCB Class A common stock and a description of the differences between the rights of Floridian Community shareholders and FCB shareholders, see “DESCRIPTION OF FCB CAPITAL STOCK” and “COMPARISON OF SHAREHOLDER RIGHTS.”

Effective Time

We plan to complete the Merger on the first business day of the calendar month following the calendar month in which the last remaining conditions to the Merger is satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the fulfillment or waiver of those conditions), or at such other time and date as may be mutually agreed by the parties. The time the Merger is completed is the effective time of the Merger. See “—Conditions to Completion of the Merger”.

We anticipate that we will complete the Merger during the first or second quarter of 2018. However, completion could be delayed if there is a delay in obtaining the necessary regulatory approvals or for other reasons. There can be no assurances as to if or when these approvals will be obtained or as to whether or when the Merger will be completed. If we do not complete the Merger by August 24, 2018, subject to an extension for an additional 90 days in order to obtain pending regulatory approval or elimination of some specified legal restraint, either party may terminate the Merger Agreement without penalty, unless the failure to complete the Merger by this date is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe its obligations under the Merger Agreement. See “—Conditions to Completion of the Merger” and “—Regulatory Approvals Required for the Merger”.

Representations and Warranties

The Merger Agreement contains representations and warranties of FCB and Floridian Community, to each other, as to, among other things:

•	the corporate organization and existence of each party and its subsidiaries and the valid ownership of its significant subsidiaries;

•	the capitalization of each party;

•	the authority of each party and its subsidiaries to enter into the Merger Agreement (and any other agreement contemplated thereby) and the enforceability of the Merger Agreement against each party;

•	the fact that the Merger Agreement does not violate or breach the certificate of incorporation and bylaws of each party, applicable law, and agreements, instruments or obligations of each party;

•	governmental approvals and other consents and approvals in connection with the Merger;

•	regulatory investigations and orders;

•	each party’s financial statements and filings with applicable regulatory authorities;

•	the absence of material changes in each party’s business since December 31, 2016;

•	the absence of litigation;

•	each party’s compliance with applicable law;

•	sufficiency of each party’s internal controls;

•	the absence of undisclosed obligations or liabilities; and

•	each party’s relationships with financial advisors.

In addition, the Merger Agreement contains representations and warranties of Floridian Community to FCB as to, among other things:

•	the validity of, and the absence of material defaults under its material contracts;

•	the inapplicability to the Merger and voting agreements and the transactions contemplated thereby of state anti-takeover laws and certain provisions of Floridian Community’s certificate of incorporation;

•	the equity securities held by it and its subsidiaries;

•	title and interest in property;

•	accuracy of books and records and compliance with policies, practices and procedures;

•	environmental matters;

•	enforceability and validity of loans;

•	employee benefit plans and related matters;

•	intellectual property;

•	no trust business and money services business;

•	material interests of officers and directors or their associates;

•	adequacy of insurance coverage;

•	labor matters;

•	the filing and accuracy of material tax returns, and the tax treatment of the Merger;

•	sufficiency of its assets to conduct its business;

•	information security; and

•	its mortgage banking activities.

In addition, the Merger Agreement contains representations and warranties of FCB to Floridian Community as to, among other things:

•	availability of funds to complete the transactions contemplated by the Merger Agreement; and

•	ownership and operation of Merger Sub.

Conduct of Business Pending the Merger

Floridian Community has agreed that, except as expressly contemplated by the Merger Agreement, or as disclosed in writing prior to the signing of the Merger Agreement or as directed in writing by any governmental authority, it will not, and will not agree to, without FCB’s prior written consent:

•	conduct its business other than in the ordinary and usual course;

•	fail to use commercially reasonable efforts to preserve intact its business organizations, assets and other rights, and its existing relations with customers and other parties;

•	enter into any new line of business, materially change its banking and operating policies, except as required by law or policies imposed by regulatory authorities or close, sell, consolidate or relocate or materially alter any of its branches, loan production offices or other significant offices or operations facilities of it or its subsidiaries;

•	offer promotional pricing with respect to any product or service other than in the ordinary course of business and on commercially reasonable terms;

•	book certain “brokered deposits” other than in the ordinary and usual course consistent with past practice with such “brokered deposits” not to exceed 12% of Floridian Community’s total liabilities;

•	purchase securities other than short-term securities issued by the U.S. or any U.S. government agencies, other than in the ordinary course of business;

•	make any capital expenditures in excess of specified amounts;

•	enter into, terminate, amend, modify or renew any material contract;

•	make, renew, amend, extend the term of, extend the maturity of or grant the forbearance of any extension of credit involving a total credit exposure in excess of $2,500,000 with any single borrower and its affiliates or related parties;

•	except for the issuance of common stock pursuant to already outstanding Floridian Community stock options, issue, sell, grant, transfer or dispose of or encumber, or authorize or propose the creation of, any additional shares of capital stock;

•	repurchase, redeem, recapitalize, reclassify, split, purchase or otherwise acquire, convert or liquidate any of its own stock;

•	form or make any investment in any new subsidiary other than a subsidiary formed in the ordinary course of business consistent with past practice to hold other real estate owned that is acquired after the date of the merger agreement;

•	enter into, or take any action to cause, encourage or knowingly facilitate any holders of Floridian Community common stock to enter into, any contract, understanding or commitment (other than the Voting Agreement) relating to the rights of holders of company common stock to vote any shares of company common stock, or cooperate in any formation of any voting trust or similar arrangement relating to such shares;

•	grant stock options, stock appreciation rights, restricted stock units, restricted stock or other equity-based awards or interests, or grant any person any right to acquire any shares of capital stock;

•	make, declare, pay or set aside for payment any dividend or distribution on any shares of its stock, except for cash dividends from any subsidiary of Floridian Community to Floridian Community to cover operating expenses;

•	sell, transfer, mortgage, encumber or otherwise dispose of any loans, securities, assets, deposits, business or properties in excess of specified amounts;

•	acquire any assets or properties of any other entity, except in various specified transactions in the ordinary course of business consistent with past practice;

•	amend its articles of incorporation or bylaws;

•	change its accounting principles, practices or methods, except as required by GAAP;

•	unless required by law, make, change or revoke any material tax election, file any amended tax return, enter into any closing agreement, settle any material tax claim or assessment, or surrender any right to claim a material refund of taxes, change any method of reporting income or deductions for tax purposes, change the entity classification of Floridian Community or any of its subsidiaries, consent to any extension or wavier of the limitation period applicable to any material tax claim or assessment, or take any action with respect to taxes that is outside the ordinary course of business or inconsistent with past practice to the extent such action is reasonably likely to have a materially adverse impact on Floridian Community’s tax position, or, after the merger, on FCB Bank’s or Florida Community Bank’s tax position;

•	settle any action, suit, claim or proceeding against it, other than in the ordinary course of business in an amount not in excess of specified amounts and that would not impose any material restriction on Floridian Community’s or its subsidiaries’ business;

•	enter into, terminate, amend, modify, extend or renew any employment, officer, consulting, employee loan, severance, non-competition, non-solicitation, change-in-control or retention agreements or grant salary increases or employee benefit increases or increase in the compensation of any director, except in each case as required by applicable law, to satisfy previously existing and disclosed contractual obligations, or for certain changes that are in the ordinary course of business (including payment of bonuses or annual salary or wage increases up to a specified amount);

•	hire any employee or engage any consultant with an annual salary or wage rate or consulting fee and target cash bonus in excess of a specified amount, or terminate the employment agreement of any executive officer other than for cause;

•	enter into, terminate, establish, adopt or amend any employee benefit plans, except as contemplated by the Merger Agreement, as required by applicable law, to satisfy previously existing and disclosed contractual obligations or to add individuals as participants to any existing benefit plan that is a tax-qualified retirement, health or a welfare benefit plan who became eligible for participation in the ordinary course of business under the existing terms;

•	communicate with its, officers or employees regarding compensation or benefits matters affected by the transaction, except as permitted by the Merger Agreement;

•	except as required by applicable law, other than in the ordinary course of business consistent with past practice, implement or adopt any material change in underwriting, interest rate risk management, credit risk management, risk management of financial derivatives, model risk management and hedging and other risk management policies, procedures or practices or fail to follow in any material respect Floridian Community’s existing policies, procedures or practices with respect to managing its exposure to interest rate, credit and other risk;

•	incur any indebtedness for borrowed money or, other than in the ordinary course of business, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, or cancel, release, assign, or modify any material amount of indebtedness of any other person;

•	merge or consolidate itself or any of its significant subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve itself or any of its significant subsidiaries;

•	knowingly take, or knowingly fail to take, any action that would, or is reasonably likely to, result in Floridian Community’s representation or warranty being or becoming untrue or incorrect in any respect or knowingly take, or knowingly fail to take, any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or knowingly take, or knowingly fail to take, any action that is reasonably likely to result in material delay in the satisfaction of any of the conditions to the Merger or in such conditions not being satisfied in a timely manner, including merge or consolidate itself or any of its significant subsidiaries where it or the subsidiary is not the surviving entity, or any action that is reasonably likely to materially impair its ability to perform its obligations under the Merger Agreement or to complete the transactions contemplated thereby, except as required by applicable law;

•	fail to comply with the terms and conditions of any regulatory agreement; or

•	enter into any contract, arrangement or understanding with respect to, or otherwise agree or commit to do, any of the foregoing.

FCB has agreed that, except as expressly contemplated by the Merger Agreement, or as disclosed in writing prior to the signing of the Merger Agreement or as directed in writing by any governmental authority, it will not, and will not agree to, without Floridian Community’s prior written consent, it will not, and will cause each of its subsidiaries not to:

•	amend its restated certificate of incorporation in a manner that would materially and adversely affect Floridian Community shareholders, upon their acquisition of FCB Class A common stock, relative to FCB’s other shareholders;

•	adjust, split, combine or reclassify any of its capital stock;

•	completely liquidate or dissolve itself or FCB Bank;

•	knowingly take, or knowingly fail to take, any action that would, or is reasonably likely to, result in FCB’s representations and warranties being or becoming untrue or incorrect in any respect, knowingly take, or knowingly fail to take, any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or knowingly take, or knowingly fail to take, any action that is reasonably likely to result in material delay in the satisfaction of any of the conditions to the Merger or in such conditions not being satisfied in a timely manner, including merge or consolidate itself or any of its significant subsidiaries where it or the subsidiary is not the surviving entity, or any action that is reasonably likely to materially impair its ability to perform its obligations under the Merger Agreement or to complete the transactions contemplated thereby, except as required by applicable law;

•	implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable accounting requirements of a governmental authority; or

•	enter into any contract, arrangement or understanding with respect to, or otherwise agree or commit to do, any of the foregoing.

Acquisition Proposals by Third Parties

Floridian Community has agreed that it will not solicit or encourage inquiries or proposals with respect to any other Acquisition Proposal. Floridian Community has also agreed that it will not engage in any negotiations concerning any other Acquisition Proposal, or provide any confidential or nonpublic information or data to, or have any discussions with, any person relating to any other Acquisition Proposal.

However, if Floridian Community receives an unsolicited bona fide Acquisition Proposal and the Floridian Community Board of Directors concludes in good faith (after consultation with its financial and legal advisors) that it constitutes a Superior Proposal, Floridian Community may furnish nonpublic information and participate in negotiations or discussions if the Floridian Community Board of Directors concludes in good faith, after consultation with its outside legal counsel, that failure to take those actions would result in a violation of its fiduciary duties under applicable law. Before providing any nonpublic information, Floridian Community must enter into a confidentiality agreement with the third party no less favorable to it than the confidentiality agreement with FCB. While Floridian Community has the right to enter into negotiations regarding a Superior Proposal under the foregoing circumstances, the Merger Agreement does not allow Floridian Community to terminate the Merger Agreement solely because it has received a Superior Proposal, entered into such negotiations or decided to accept such offer.

For purposes of the Merger Agreement, the terms “Acquisition Proposal” and “Superior Proposal “ have the following meanings:

The term “Acquisition Proposal” means, other than the transactions contemplated by the Merger Agreement:

•	a tender or exchange offer to acquire more than 20% of the voting power in Floridian Community or any of its significant subsidiaries;

•	a proposal for a merger, consolidation or other business combination involving Floridian Community or any of its significant subsidiaries; or

•	any other proposal to acquire more than 20% of the voting power in, or more than 20% of the business, assets or deposits of, Floridian Community or any of its significant subsidiaries.

The term “Superior Proposal” means a bona fide written Acquisition Proposal (with the references to 20% deemed references to 50%) that Floridian Community’s Board of Directors concludes in good faith to be more favorable from a financial point of view to its shareholders than the FCB Merger after:

•	receiving the advice of its financial advisors;

•	taking into account the likelihood of completion of the proposed transaction (as compared to, and with due regard for, the terms of the Merger Agreement); and

•	taking into account legal, financial, regulatory and other aspects of such proposal.

Floridian Community has agreed to cease immediately any activities, negotiations or discussions conducted before the date of the Merger Agreement with any other persons with respect to Acquisition Proposals and to use commercially reasonable efforts to enforce any confidentiality or similar agreement relating to such Acquisition Proposals and request and confirm the return or destruction of any confidential information provided to any person other than FCB and its affiliates. Floridian Community has also agreed to promptly notify FCB of receiving any Acquisition Proposal and the substance of the proposal.

In addition, Floridian Community has agreed to use its reasonable best efforts to obtain from its shareholders approval of the Merger Agreement and the transactions contemplated thereby, including the Merger. However, if the Floridian Community Board of Directors (after consultation with, and based on the advice of, counsel) determines in good faith that, because of an Acquisition Proposal that Floridian Community’s Board of Directors concludes in good faith constitutes a Superior Proposal, to continue to recommend such items to its shareholders would result in a violation of its fiduciary duties under applicable law, it may withhold or withdraw or modify its recommendation or submit such items without recommendation and communicate the basis for its lack of recommendation to its shareholders. Floridian Community agreed that before taking such action with respect to an Acquisition Proposal, it will give FCB at least five business days to respond to the proposal and will consider any amendment or modification to the Merger Agreement proposed by FCB.

Under certain circumstances, including if the Merger Agreement is terminated in the event Floridian Community breaches certain obligations described above, Floridian Community must pay FCB a fee equal to $3,100,000. See “—Termination of the Merger Agreement”.

Other Agreements

In addition to the agreements we have described above, we have also agreed in the Merger Agreement to take several other actions, such as:

•	we agreed to use commercially reasonable efforts to complete the Merger and the other transactions contemplated by the Merger Agreement;

•	we agreed that FCB and Floridian Community will give notice to the other party of any fact, event or circumstance that is reasonably likely to result in any material adverse effect, as defined in the Merger Agreement, or that would constitute a material breach of any of its representations, warranties, covenants or agreements in the Merger Agreement;

•	we agreed that FCB and Floridian Community will give notice to the other party of any fact, event or circumstance that is reasonably likely to result in any material adverse effect, as defined in the Merger Agreement, or that would constitute a material breach of any of its representations, warranties, covenants or agreements in the Merger Agreement;

•	we agreed that Floridian Community will convene a special meeting of its shareholders within 45 days from the date the registration statement, of which this proxy statement and prospectus is a part, becomes effective to consider and vote on the Merger Proposal, and that Floridian Community will adjourn or postpone such meeting twice if there are insufficient shares of Floridian Community voting common stock or Floridian Community non-voting common stock to constitute a quorum, or if Floridian Community has not then received sufficient proxies to approve the Merger Proposal, except that Floridian does not need to adjourn the meeting twice in the event Floridian’s Board of Directors changes its recommendation as a result of a Superior Proposal;

•	we agreed that FCB will use its reasonable best efforts to cause the shares of FCB Class A common stock to be issued in the Merger to be approved for listing on the NYSE (subject to official notice of issuance) as promptly as practicable, and in any event before the effective time of the Merger;

•	we agreed that, subject to applicable law, FCB and Floridian Community will cooperate with each other and to prepare promptly and file all necessary documentation to obtain all required permits, consents, approvals and authorizations of third parties and governmental entities, including this proxy statement and prospectus and the Registration Statement for the FCB Class A common stock to be issued in the Merger of which this proxy statement and prospectus is a part;

•	we agreed that FCB and Floridian Community will provide each other, and each other’s officers, employees, counsel, accountants and other authorized representatives, reasonable access during normal business hours throughout the period prior to the effective time of the Merger to the books, records, properties, personnel and other information of FCB or Floridian Community as either FCB or Floridian Community may reasonably request;

•

we agreed that Floridian Community will provide FCB with copies of documents filed by Floridian Community pursuant to the requirements of federal or state banking or securities laws and all other information concerning the business, properties and personnel of Floridian Community and its subsidiaries as FCB may reasonably request, including providing FCB with biweekly or monthly reports of all non-performing loans, other real estate owned and loans in the process of being modified or having a forbearance granted, and loan and deposit trial balances for the biweekly period beginning with the first full week after the date of the Merger Agreement and until the effective time of the Merger;

•	we agreed to cooperate on shareholder and employee communications and press releases;

•	we agreed that Floridian Community will not take any actions that would cause the transactions contemplated by the Merger Agreement to be subject to any takeover laws;

•	we agreed to keep any nonpublic information confidential;

•	we agreed that, if requested by FCB, Floridian Community will have, at least five business days prior to the closing of the Merger, adopted resolutions of its Board of Directors to terminate the Floridian Community 401(k) and Profit Sharing Plan and will have, within 30 days prior to the effective time of the Merger, taken all action necessary to terminate the Floridian Community’s Supplemental Executive Retirement Plans;

•	we agreed that following the effective time of the Merger and ending on the first anniversary thereof, FCB will maintain or cause to be maintained employee benefit plans for the benefit of employees of Floridian Community and its subsidiaries who continue to remain employed by FCB that provide employee benefits which are made available from time to time to similarly situated employees of FCB and will cause each employee benefit plan of FCB in which Floridian Community employees are eligible to participate to take into account, for purposes of eligibility and vesting (and not, other than in the case of vacation benefits, for benefit accrual) thereunder, the service of such employees with Floridian Community as if such service were with FCB, to the same extent that such service was credited under a comparable plan of Floridian Community, and, with respect to welfare benefit plans of FCB in which employees of Floridian Community are eligible to participate, FCB agreed to waive any preexisting conditions, waiting periods and actively at work requirements under such plans;

•	we agreed that for purposes of each FCB health plan, FCB shall cause any eligible expenses incurred by employees of Floridian Community who are employees of Floridian Community or Floridian Community Bank on the closing date of the Merger and their covered dependents during the portion of the plan year of the comparable plan of Floridian Community or its subsidiaries ending on the date such employee’s participation in the corresponding FCB plan begins to be taken into account under such FCB plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year of the FCB plan;

•	we agreed that Floridian Community will deliver to FCB copies of the most recent owner’s closing title insurance binder or abstract and surveys for certain real property owned by Floridian Community or its subsidiaries, or such other evidence of title as may be reasonably requested by FCB;

•	we agreed that FCB will indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the Merger Agreement or who becomes prior to the effective time of the Merger, an officer or director of Floridian Community and its subsidiaries (when acting in such capacity) against all costs and liabilities (including any amounts owed pursuant to a deductible, retention or similar provision under the “tail” directors’ and officers’ insurance policy contemplated in the next bullet) arising out of actions or omissions occurring at or prior to the completion of the Merger, that is asserted or commenced prior to the six-year anniversary of the closing date of the Merger;

•	we agreed that Floridian Community will obtain, effective from and after the effective time of the Merger, a prepaid, fully earned and non-cancellable “tail” directors’ and officers’ liability insurance policy in respect of acts or omissions occurring at or prior to the effective time of the Merger with a claims period of six years from the effective time of the Merger, covering each person who is covered by any such policy of Floridian Community as of the date of the Merger Agreement, with a total annual premium that is no more than 200% of the annual premium paid by Floridian Community for coverage for its current policy year for such insurance. See “THE MERGER—Interests of Certain Persons in the Merger”;

•	we agreed to use our commercially reasonable efforts to plan, execute and complete the conversion of the processing, computing, payment and other operating systems of Floridian Community Bank to those of FCB Bank by the closing of the Merger, or at such later time as FCB may determine, provided that such conversion shall not become effective prior to the closing of the Merger;

•	we agreed that if, after the effective time of the Merger, any further action is necessary to carry out the purposes of the Merger Agreement or to vest FCB with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the then current officers and directors of each party to the Merger Agreement and their respective subsidiaries will take or cause to be taken such necessary action; and

•	we agreed that if Floridian Community fails to obtain the requisite vote of its shareholders as contemplated by the Merger Agreement, each of the parties will use its reasonable best efforts to negotiate a restructuring of the transactions contemplated by the Merger Agreement (except that no party may have obligations to (i) alter or change the material terms of the Merger Agreement, including the Merger Consideration, in a manner adverse to it or its shareholders, (ii) adversely affect the tax treatment of the Merger to Floridian Community’s shareholders or (iii) forego any rights in the Merger Agreement and/or resubmit the Merger Agreement or the transactions contemplated thereby to its shareholders for approval or adoption).

Conditions to Completion of the Merger

The obligations of FCB and Floridian Community to complete the Merger are subject to the satisfaction or waiver of the following conditions:

•	the Merger Agreement and the Merger must be approved by the requisite vote of holders of Floridian Community common stock;

•	the required regulatory approvals must be obtained without any conditions that could (i) materially and adversely affect the business, operations or financial condition of FCB (measured on a scale relative to Floridian Community and its subsidiaries, taken as a whole), (ii) require FCB or any of its subsidiaries to make any material covenants or commitments, or complete any divestitures, whether prior to or subsequent to the closing of the Merger, (iii) result in a material adverse effect on Floridian Community and its subsidiaries, taken as a whole, (iv) adversely impact the economic benefits expected from the transactions contemplated by the Merger Agreement; or (v) restrict in any material respect or impose a material burden on FCB or any of its subsidiaries in connection with the transactions contemplated by the Merger Agreement or with respect to the business or operations of FCB or any of its subsidiaries, and any waiting periods required by law must expire (the foregoing clauses (i) through (v) referred to as a “burdensome condition”);

•	the FCB Class A common stock that is to be issued in the Merger must be approved for listing on the NYSE and the Registration Statement filed with the SEC, of which this proxy statement and prospectus is a part, must be effective; and

•	there must be no government action or other legal restraint or prohibition preventing completion of the Merger or the other transactions contemplated by the Merger Agreement.

The obligation of Floridian Community to complete the Merger is subject to the satisfaction or waiver of the following conditions:

•	the representations and warranties of FCB contained in the Merger Agreement must be true and correct in all respects as of the date of the Merger Agreement and as of the closing date of the Merger, other than, in most cases, those failures to be true and correct that would not reasonably be likely to have a material adverse effect on FCB and FCB must have performed all obligations and complied with all agreements and covenants required to be performed by it under the Merger Agreement in all material respects;

•	receipt of a legal opinion from Igler and Pearlman, P.A., dated as of the date the Merger is completed, that, on the basis of facts, representations and assumptions set forth in the opinion, the Merger will be treated as a tax-free reorganization under federal tax laws.

In addition, the obligation of FCB and Merger Sub to complete the Merger is subject to the satisfaction or waiver of the following conditions:

•	the representations and warranties of Floridian Community contained in the Merger Agreement must be true and correct in all respects as of the date of the Merger Agreement and as of the closing date of the Merger, other than, in most cases, those failures to be true and correct that would not reasonably be likely to have a material adverse effect on Floridian Community and Floridian Community must have performed all obligations and complied with all agreements and covenants required to be performed by it under the Merger Agreement in all material respects;

•	receipt of a legal opinion from Sullivan & Cromwell LLP, dated as of the date the Merger is completed, that, on the basis of facts, representations and assumptions set forth in the opinion, the Merger will be treated as a tax-free reorganization under federal tax laws;

•	the number of dissenting shares shall not exceed 5% of the outstanding shares of Floridian Community common stock;

•	Floridian Community shall have obtained certain required third-party consents, as defined in the Merger Agreement and shall deliver to FCB an officers certificate to that effect;

•	Floridian Community shall have fully paid any outstanding balances under that certain line of credit between Floridian Community and a trust controlled by Harvey Sorkin, a member of Floridian Community’s board of directors and such line of credit shall have been terminated pursuant to its terms (see “The Merger—Interests of Certain Persons in the Merger”);

•	the receipt by FCB of a certificate by Floridian Community stating that it and Floridian Community Bank are not and have not been United States real property holding corporations (provided that FCB’s only remedy for failure of this condition will be to withhold from the Exchange Agent any required withholding tax under Section 1445 of the Internal Revenue Code);

•	Floridian Community shall have delivered to FCB the certificate or certificates representing the shares of common stock of Floridian Community Bank held by Floridian Community; and

•	Floridian Community shall have terminated those certain registration rights and shareholders agreements as of the effective time of the Merger.

No assurance can be provided as to if, or when, the required regulatory approvals necessary to complete the Merger will be obtained, or whether all of the other conditions to the Merger will be satisfied or waived by the party permitted to do so. As discussed below, if the Merger is not completed on or before August 24, 2018, subject to a possible 90-day extension by either party discussed below, either FCB or Floridian Community may terminate the Merger Agreement, unless the failure to complete the Merger by that date is due to the failure of the party seeking to terminate the Merger Agreement to comply with any of the provisions of the Merger Agreement.

Termination of the Merger Agreement

The Merger Agreement may be terminated by either FCB or Floridian Community at any time before or after Floridian Community has received approval of the Merger Proposal by its shareholders:

•	by our mutual consent;

•	if the other party is in a continuing breach of a representation, warranty or covenant contained in the Merger Agreement, as long as that breach has not been cured within the earlier of August 24, 2018 and 15 days following written notice thereof and that breach would also allow the non-breaching party not to complete the Merger;

•	if holders of Floridian Community common stock fail to approve the Merger Proposal;

•	if any governmental entity that must grant a regulatory approval has denied approval of the Merger, Bank Merger or the other transactions contemplated by the Merger Agreement by final and non-appealable action, but not by a party whose failure to comply with any provision of the Merger Agreement caused, or materially contributed to, such denial, or if an application for a required regulatory approval has been withdrawn upon the request or recommendation of the applicable governmental authority and such authority would not accept the refiling of such application; or

•	if the Merger is not completed on or before August 24, 2018, unless the failure to complete the Merger by this date is due to the failure of the party seeking to terminate the Merger Agreement to comply with any of the provisions of the Merger Agreement, except that if the Merger is not completed on or before August 24, 2018 and all the conditions to the completion of the Merger, other than the conditions related to regulatory approvals and government action, shall have been satisfied or are capable of being satisfied, either FCB or Floridian Community may extend the Merger Agreement on one occasion for a period of 90 days by written notice to the other party.

The Merger Agreement may also be terminated by FCB at any time before or after the shareholders of Floridian Community approve the matters required to be approved by such shareholders pursuant to the Merger Agreement:

•	if Floridian Community’s Board of Directors submits the Merger Agreement and the other transactions contemplated thereby to its shareholders without a recommendation for approval or with material and adverse qualifications on the approval, or if the Board of Directors otherwise withdraws or materially and adversely modifies its recommendation for approval;

•	if Floridian Community’s Board of Directors recommends an Acquisition Proposal other than the Merger, or if Floridian Community’s Board of Directors negotiates or authorizes negotiations with a third party regarding an Acquisition Proposal other than the Merger and those negotiations continue for at least 10 business days, except that negotiations will not include the request and receipt of information from any person that submits an Acquisition Proposal, or discussions regarding such information for the sole purpose of ascertaining the terms of the Acquisition Proposal and determining whether Floridian Community’s Board of Directors will, in fact, engage in or authorize negotiations;

•	if Floridian Community has breached its covenant not to solicit or encourage inquiries or proposals with respect to any Acquisition Proposal, in circumstances not permitted under the Merger Agreement, as described above under “—Acquisition Proposals by Third Parties”; or

•	if the number of dissenting shares of Floridian Community common stock exceeds 5% of the outstanding shares of Floridian Community common stock.

The Merger Agreement may also be terminated by Floridian Community, if a majority of the Floridian Board of Directors determines within five days of the later of the date on which all required regulatory approvals are received or the date on which Floridian Community’s shareholders approve the Merger Agreement that (1) the market value of an FCB share of Class A common stock is less than $41.6075 (subject to customary anti-dilution adjustments) and (2) the ratio of the then current market value of an FCB share of Class A common stock as compared to its value as of November 27, 2017 is less than the ratio of the then current value of the KBW Regional Banking Index as compared to such value as of November 27, 2017 minus 0.15 (all such values calculated as specified in the Merger Agreement). Notwithstanding the foregoing, if Floridian Community elects to terminate the Merger Agreement due to the decline in FCB’s stock price, FCB has the option for up to five business days from receipt of notice of such termination to increase the consideration to be received by the holders of Floridian Community common stock by adjusting the exchange ratio pursuant to an agreed formula specified in the Merger Agreement, in which case the Merger Agreement will not be terminated. Because the formula is dependent on the future price of FCB Class A common stock and that of the KBW Regional Banking Index, it is not possible presently to determine what the adjusted Merger consideration would be at this time, but, in general, more shares of FCB Class A common stock would be issued, to take into account the extent by which the average price of FCB Class A common stock exceeded the decline in the average value of the KBW Regional Banking Index.

The Merger Agreement also provides that Floridian Community must pay FCB a fee equal to $3,100,000 if, on or prior to the termination of the Merger Agreement or 540 days after the termination of the Merger Agreement in certain circumstances set forth in the Merger Agreement, both (i) the Merger Agreement is terminated and (ii) any of the following circumstances occur:

•	the Board of Directors of Floridian Community submitting the Merger Agreement to its shareholders without a recommendation for approval or with material and adverse conditions on such approval, or otherwise withdrawing or materially and adversely modifying its recommendation (or disclosing its intention to do so);

•	Floridian Community, without FCB’s prior written consent, enters into an agreement to engage in a competing acquisition transaction with any person other than FCB or FCB’s subsidiaries;

•	Floridian Community authorizes, recommends or proposes (or publicly announces its intention to authorize, recommend or propose) an agreement to engage in a competing Acquisition Proposal with any person other than FCB or its subsidiaries or Floridian Community’s Board of Directors recommends that Floridian Community shareholders approve or accept such a competing Acquisition Proposal; Floridian Community fails to convene a shareholder meeting to approve the Merger Agreement and the other transactions contemplated thereby, including the Merger, within 45 days of the effectiveness of the registration statement of which this proxy statement and prospectus is a part;

•	Floridian Community breaches its covenant not to solicit or encourage inquiries or proposals with respect to any Acquisition Proposal in circumstances not permitted under the Merger Agreement, which covenant is described above under “—Acquisition Proposals by Third Parties”;

•	any of Floridian Community’s principal shareholders (as defined in the Merger Agreement) breaches, and remains in breach, of its obligations in the voting agreement entered into by such shareholder to (i) vote in favor of the Merger Proposal and (ii) comply with certain restrictions on transfer of Floridian Community common stock during the period prior to the effective time of the Merger, in each case after being provided with notice of such breach and a 30-day cure period; or

•	holders of Floridian Community common stock fail to approve the Merger Proposal.

Waiver and Amendment of the Merger Agreement

At any time before completion of the Merger, either FCB or Floridian Community may, to the extent legally allowed, waive in writing compliance by the other with any provision contained in the Merger Agreement. However, once holders of Floridian Community common stock have approved the Merger Proposal, no waiver of any condition may be made that would require further approval by Floridian Community shareholders unless that approval is obtained.

FCB may also change the structure of the Merger or the method effecting the Merger before the effective time of the Merger, subject to the approval of the Board of Directors of Floridian Community, so long as any change does not: (i) change the kind, amount or economic value of consideration to be received by Floridian Community shareholders; (ii) adversely affect the tax consequences of the Merger to Floridian Community shareholders; (iii) adversely affect the timing of or capability of completion of the Merger; or (iv) cause or could not be reasonably expected to cause any of the conditions to complete the Merger to be incapable of being satisfied.

Dividends

Pursuant to the Merger Agreement, Floridian Community is prohibited from paying cash dividends to shareholders of its common stock.

For further information, please see “PRICE RANGE OF COMMON STOCK AND DIVIDENDS”.

Stock Exchange Listing

FCB has agreed to use its reasonable best efforts to list the FCB Class A common stock to be issued in the Merger on the NYSE. It is a condition to the completion of the Merger that those shares be approved for listing on the NYSE, subject to official notice of issuance. Following the Merger, FCB expects that its Class A common stock will continue to trade on the NYSE under the symbol “FCB”.

Voting Agreement

In connection with the execution of the Merger Agreement, and as a condition to FCB’s willingness to enter into the Merger Agreement, all of the directors and certain officers and certain significant shareholders of Floridian Community who beneficially owned in the aggregate approximately 34.74% of Floridian Community’s outstanding voting common stock and approximately 89.55% of Floridian Community’s outstanding non-voting common stock, in each case as of November 27, 2017, have entered into voting agreements with FCB. A copy of the form of these voting agreements is attached as Annex B to this proxy statement and prospectus. Other than directors and certain officers of Floridian Community, the only shareholders that executed the voting agreement owned five percent or more of Floridian Community’s outstanding common stock, as of November 27, 2017.

Under the voting agreement, each such shareholder has agreed, with respect to the shares of Floridian Community voting common stock and Floridian non-voting common stock owned of record or beneficially by the shareholder, that at any meeting of Floridian Community shareholders in relation to the Merger Agreement and transactions contemplated by the Merger Agreement and at the special shareholders meeting or any other meeting or action of Floridian Community shareholders called in relation to such matters, the shareholder shall vote, or cause to be voted, such shares as follows:

•	vote in favor of the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, any other matters required to be approved or adopted in order to effect the Merger and the transactions contemplated by the Merger Agreement; and

•	not vote in favor of any competing acquisition proposal or any action that is intended or could reasonably be expected to materially impede, interfere with, delay or materially and adversely affect the merger or any transactions contemplated by the merger agreement.

The voting agreement also contains restrictions on the sale, transfer, assignment, pledge or other disposition of the shareholder’s shares prior to the effective time of the Merger, unless the proposed transferee executes and delivers an agreement in which it agrees to comply with the requirements of the voting agreement.

The voting agreement will terminate automatically upon the termination of the Merger Agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material federal income tax consequences of the Merger to U.S. Holders (as hereinafter defined) of Floridian Community common stock that exchange their shares of Floridian Community common stock for shares of FCB Class A common stock. The following discussion is based on current provisions of the Internal Revenue Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service (the “IRS”) and case law, all as currently in effect and which are subject to differing interpretations and subject to change at any time by legislative, judicial or administrative action, possibly with retroactive effect. This discussion is limited to U.S. Holders, who hold their shares of Floridian Community common stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment).

This discussion does not address the federal income tax consequences of shareholders who are not U.S. Holders, nor does it address all of the tax consequences relevant to certain U.S. Holders including, but not limited to, S corporations, partnerships or other pass-through entities (including investors in pass-through entities), financial institutions, insurance companies, tax-exempt organizations, trusts described in Sections 1361(c)(2)(A) and 1361(d)) of the Internal Revenue Code, dealers in securities or currencies, traders in securities that use a mark to market method of accounting, persons who hold Floridian Community common stock as part of a straddle, hedge, constructive sale conversion or other integrated transaction, persons who acquired their shares of Floridian Community common stock through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified plan, regulated investment companies, real estate investment trusts and foreign persons or persons whose “functional currency” is not the U.S. dollar. This discussion also does not address the tax consequences of persons who are subject to alternative minimum tax, the tax consequences of the Merger under state, local or foreign tax laws, or any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

All U.S. Holders including, but not limited to, the U.S. Holders referenced immediately above, should consult their own tax advisors about the tax consequences of the Merger to them.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of Floridian Community common stock that for U.S. federal income tax purposes is an individual who is a citizen or resident of the U.S., a corporation or entity taxed as a corporation that was organized under the laws of the U.S. or any state or the District of Columbia, an estate the income of which is subject to U.S. federal income tax regardless of its source, or a trust that (i) is subject to the supervision of a court within the U.S. and the control of one (1) or more U.S. Persons (as hereinafter defined) or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. Person. For purposes of this discussion, “U.S. Person” shall have the meaning ascribed to it by Section 7701(a)(30) of the Internal Revenue Code.

Tax Consequences of the Merger Generally

The parties intend for the Merger to qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code for U.S. federal income tax purposes. It is a condition to the obligation of the parties to complete the Merger that FCB obtain an opinion from the law firm of Sullivan & Cromwell LLP and that Floridian Community obtain an opinion from the law firm Igler and Pearlman, P.A., in each case, that the Merger to be effected pursuant to the Merger Agreement constitutes a reorganization under Section 368(a) of the Internal Revenue Code.

The obligation of each of Sullivan & Cromwell LLP and Igler and Pearlman, P.A. to deliver such opinions is conditioned on the Merger satisfying the statutory and regulatory requirements of a “reorganization.” The determination by tax counsel as to whether the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code is based on the facts and law existing as of the effective date of the Merger.

The opinions will be subject to customary qualifications and assumptions, including that the Merger will be completed according to the terms of the Merger Agreement. In rendering the tax opinions, such counsel may require and rely on factual representations of FCB and Floridian Community. If any of such assumptions or representations is or becomes inaccurate, the U.S. federal income tax consequences of the Merger could be adversely affected. The opinions will not be binding on the IRS. FCB and Floridian Community do not intend to request any ruling from the IRS as to the U.S. federal income tax consequences of the Merger. Consequently, no assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to any of the tax consequences set forth below or any of the tax consequences described in the tax opinions. Accordingly, each holder of Floridian Community common stock should consult its tax advisor with respect to the particular tax consequences of the Merger to such holder.

Based upon the facts and representations contained in the representation letters received from FCB and Floridian Community in connection with the filing of the Registration Statement on Form S-4 of which this proxy statement and prospectus is a part, it is the opinion of Sullivan & Cromwell LLP and Igler and Pearlman, P.A. that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and accordingly, the material United States federal income tax consequences of the merger will be as follows:

Tax Consequences to FCB, FCB Shareholders and Floridian Community

No gain or loss will be recognized by FCB, FCB shareholders or Floridian Community with respect to the Merger.

Tax Consequences of the Merger to U.S. Holders of Floridian Community Common Stock

In general, a U.S. Holder who receives FCB Class A common stock in exchange for Floridian Community common stock will not recognize any gain or loss on the exchange for U.S. federal income tax purposes, except with respect to cash received in lieu of fractional shares of FCB Class A common stock (as discussed below). The aggregate tax basis of FCB Class A common stock received by a U.S. Holder in exchange for their Floridian Community common stock (including any fractional shares of FCB Class A common stock deemed received and redeemed for cash as described below) will be equal to the U.S. Holder’s aggregate adjusted tax basis in their Floridian Community common stock exchanged. In addition, the holding period of the FCB Class A common stock received in the Merger (including any fractional shares of FCB Class A common stock deemed received and redeemed for cash as described below) generally will include the holding period of Floridian Community common stock surrendered in the exchange. If a U.S. Holder acquired different blocks of Floridian Community common stock at different times or at different prices, the FCB Class A common stock received in the Merger will be allocated pro rata to each block of Floridian Community common stock, and the basis and holding period of each block of FCB Class A common stock received will be determined on a block-for-block basis depending on the basis and holding period of the blocks of Floridian Community common stock exchanged for such block of FCB Class A common stock.

A U.S. Holder who receives cash in lieu of fractional shares of FCB Class A common stock will be treated as having received such fractional share of FCB Class A common stock pursuant to the Merger and then as having sold that fractional share of FCB Class A common stock for cash. As a result, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount of cash received and the U.S. Holder’s basis in the fractional share of FCB Class A common stock determined as described above. Any resultant gain or loss will be capital in nature, and will be long-term or short-term, depending on the period of time the exchanged Floridian Community common stock were held. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Cash payments received in the Merger by a U.S. Holder are subject to information reporting and may, under certain circumstances, be subject to backup withholding, unless the U.S. Holder provides proof of an applicable exemption, furnishes its taxpayer identification number (in the case of individuals, their social security number) and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a U.S. Holder under the backup withholding rules are not an additional tax and will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Reporting Requirements

U.S. Holders who are “significant holders” and receive FCB Class A common stock in exchange for Floridian Community common stock are required to file a statement with their U.S. federal income tax return setting forth certain information, including, but not limited to, their tax basis (determined immediately before the Merger) in the Floridian Community common stock exchanged in the Merger and the fair market value (determined immediately before the Merger) of the Floridian Community common stock exchanged in the Merger. A “significant holder” is a holder of Floridian Community common stock who immediately before the Merger (i) owned at least 1% of the total outstanding stock of Floridian Community by vote or by value or (ii) owned stock of Floridian Community with a tax basis of at least $1 million.

All Floridian Community shareholders will be required to retain permanent tax records of the tax basis of Floridian Community common stock exchanged and the FCB Class A common stock and cash received in the Merger.

This discussion is of a general nature only, is not exhaustive, and is not intended to be, nor should it be construed to be, legal or tax advice to any particular shareholder. Because of the complexity of the tax law and because of the unique tax consequences to the shareholders following the Merger, each shareholder is strongly urged to consult such shareholder’s own tax advisor as to the particular tax consequences to such shareholder of the Merger, including the applicability and effect of federal, state, local, foreign and other tax laws in such shareholder’s particular circumstances.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

FCB Class A common stock is traded on the NYSE under the symbol “FCB”. Floridian Community common stock is privately held and is not listed or quoted on any established securities exchange or quotation system. The following table shows the high and low reported intra-day sales prices per share of FCB Class A common stock as reported by the NYSE.

	Market Price Range
	High	Low
Year Ended December 31, 2015
First Quarter	$27.74	$21.53
Second Quarter	$32.36	$25.77
Third Quarter	$35.99	$30.13
Fourth Quarter	$39.38	$30.60
Year Ended December 31, 2016
First Quarter	$35.29	$28.64
Second Quarter	$37.75	$30.23
Third Quarter	$39.44	$33.03
Fourth Quarter	$48.90	$35.55
Year Ended December 31, 2017
First Quarter	$50.32	$44.45
Second Quarter	$49.90	$44.45
Third Quarter	$49.00	$39.90
Fourth Quarter	$54.10	$45.10
Year Ending December 31, 2018
First Quarter (through January 9, 2018)	$53.45	$50.55

The following table presents quotation information for FCB Class A common stock on November 24, 2017, the business day before the Merger was publicly announced, and January 9, 2018, the last practicable trading day for which information was available prior to the date of this proxy statement and prospectus.

	FCB Class A Common Stock
	(Dollars Per Share)
	High	Low	Close
November 24, 2017	$49.20	$48.45	$48.55
January 9, 2018	$53.45	$52.20	$53.15

Past price performance is not necessarily indicative of likely future performance. Because market prices of shares of FCB Class A common stock will fluctuate, you are urged to obtain current market prices for shares of FCB Class A common stock. No assurance can be given concerning the market price of shares of FCB Class A common stock before or after the effective date of the Merger. Changes in the market price of shares of FCB Class A common stock prior to the completion of the Merger will affect the market value of the Merger Consideration that Floridian Community shareholders will receive upon completion of the Merger.

FCB may repurchase shares of its common stock in accordance with applicable legal guidelines. The actual amount of shares repurchased will depend on various factors, including: the discretion of FCB’s Board of Directors, market conditions, legal limitations and considerations affecting the amount and timing of repurchase activity, the company’s capital position, internal capital generation and alternative potential investment opportunities.

FCB has never paid a cash dividend on its common stock; however, its growth plans may provide the opportunity for FCB to consider a sustainable dividend program at some point in the future. The payment of any dividends is within the discretion of FCB’s Board of Directors. The payment of dividends or the acquisition of FCB’s own shares in the future, if any, will be contingent upon its revenues and earnings, if any, capital requirements and its general financial condition. FCB is a bank holding company and accordingly, any dividends paid by FCB or acquisitions of its own shares is subject to various federal and state regulatory limitations and also may be subject to the ability of FCB’s subsidiary depository institution(s) to make distributions or pay dividends to FCB. The ability of FCB to pay dividends is limited by minimum capital and other requirements prescribed by law and regulation. Banking regulators have authority to impose additional limits on dividends and distributions by FCB and its subsidiaries. Certain restrictive covenants in future debt instruments, if any, may also limit FCB’s ability to pay dividends or the FCB Bank’s ability to make distributions or pay dividends to FCB.

Pursuant to the Merger Agreement, Floridian Community is generally prohibited from paying cash dividends to holders of its common stock prior to completion of the Merger. To date, Floridian Community has not paid any dividends to its shareholders.

As of November 27, 2017, Floridian Community had approximately 309 shareholders of record for its common stock.

INFORMATION ABOUT THE COMPANIES

The following information should be read with the financial statements incorporated by reference into this proxy statement and prospectus.

FCB

FCB Financial Holdings, Inc. is a bank holding company, headquartered in Weston, Florida, with one wholly-owned national bank subsidiary, Florida Community Bank, National Association. FCB provides a range of financial products and services to individuals, small and medium-sized businesses, some large businesses, and other local organizations and entities through 46 branches in south and central Florida. FCB targets retail customers and commercial customers who are engaged in a wide variety of industries including healthcare and professional services; retail and wholesale trade; tourism; agricultural services; manufacturing; distribution and distribution-related industries; technology; automotive; aviation; food products; building materials; residential housing; and commercial real estate.

Since its formation in April 2009, FCB has raised equity capital and acquired certain assets and assumed certain liabilities of eight failed banks from the FDIC, as receiver. In January 2014, FCB acquired Great Florida Bank, which, combined with the acquisitions of the eight failed banks, are collectively referred to as the “Acquisitions”. Through the integration of the operations and systems of the acquired banks, FCB has transformed into a large, integrated commercial bank. Subsequent to the Acquisitions, FCB has focused on internal growth. From the Acquisitions and FCB’s internal growth, FCB’s consolidated total assets, total deposits and total stockholders’ equity were $10.23 billion, $8.11 billion and $1.16 billion at September 30, 2017. As of September 30, 2017, FCB and its subsidiaries had 685 full-time equivalent employees.

FCB’s principal office is located at 2500 Weston Road, Suite 300, Weston, Florida 33331. Its telephone number is (954) 984-3313.

Tax Cuts and Jobs Act of 2017

The recently enacted Tax Cuts and Jobs Act of 2017 results in significant changes to the U.S. tax code, including a reduction in the maximum federal corporate income tax rate from 35% to 21%, effective January 1, 2018. Among other things, that is expected to result in a significant revaluation and reduction in the amount of FCB’s net deferred tax asset, which was $51.521 million as of September 30, 2017.

Incorporation of Certain Information Regarding FCB by Reference

The foregoing information concerning FCB does not purport to be complete. Certain additional information relating to FCB’s business, management, executive officer and director compensation, voting securities and certain relationships is incorporated by reference in this document from other documents filed by FCB with the SEC and listed under “WHERE YOU CAN FIND ADDITIONAL INFORMATION” on page 94. If you desire copies of any of these documents, you may contact FCB at its address or telephone number indicated under “WHERE YOU CAN FIND ADDITIONAL INFORMATION” on page 94.

Floridian Community

Floridian Community Holdings, Inc.

Floridian Community was granted permission to operate as a bank holding company by the Federal Reserve Bank of Atlanta on June 18, 2004. Floridian Community became a bank holding company on July 9, 2004, when it acquired all of the issued and outstanding shares of capital stock of Floridian Community Bank. Floridian’s primary source of income is from its wholly owned subsidiaries, Floridian Community Bank and Custody. Floridian Community’s corporate headquarters is located at 5599 South University Drive, Davie, Florida, which is in Broward County. Floridian Community’s telephone number is (954) 434-8050.

Floridian Community Bank

Floridian Community Bank commenced operations on March 10, 2003, as a Florida state-chartered commercial bank. Floridian Community Bank currently operates out of five full service offices. Floridian Community Bank’s main office is located at 5599 South University Drive, Davie, Florida, with four branch offices located in Juno Beach, Delray Beach, Wellington, and Boca Raton, Florida.

Floridian Custody Services, Inc.

Floridian Community formed Custody in 2008 for the purpose of being able to enter into the business of safekeeping certificates of deposit, primarily for institutional investors such as credit unions, pension funds, and municipalities. This venture was a result of an opportunity to take over Banco Popular North America’s existing custodial business, which at the time safekept $235.1 million in certificates of deposit on behalf of others.

Custody provides custodian services to deposit brokers and their clients, typically institutions, such as credit unions, pension funds, and municipalities, which purchase jumbo CDs in the national brokered CD market. Custody establishes CDs at FDIC-insured institutions throughout the country with funds received from the deposit brokers’ clients. Custody takes possession of the CDs or evidence thereof and safekeeps those assets. Custody confirms the CD transactions with the clients, remits interest payments to the client pursuant to the terms of the CD, furnishes the client with statements and provides year-end tax reporting functions. In consideration of the services performed, the deposit brokers pay Custody a servicing fee. Custody maintains its clearing accounts with Floridian Community Bank and acts as custodian for Floridian Community Bank in instances where Floridian Community Bank temporarily invests its excess liquidity in CDs as a means to increase net interest income.

Market Area

Floridian Community has identified the Miami—Fort Lauderdale—West Palm Beach corridor on the east coast of Florida, with a particular focus on Broward and Palm Beach Counties, as its primary business area. Floridian Community Bank currently operates five branch offices strategically located in Broward and Palm Beach Counties. Floridian Community Bank has established its footprint in South Florida specifically targeting lucrative and/or expanding communities. In establishing such a presence, Floridian Community Bank’s business model has been to identify vacant branch facilities as opposed to employing a ground up construction approach which can be more costly and time consuming. An important element to Floridian Community Bank’s success with opening a new branch is hiring a talented and experienced branch manager well ahead of opening who is familiar with the surrounding area and has a following. In addition, Floridian Community Bank caters to each of these markets by designing specific strategies tailored to their dynamics, in order to extract maximum value and effectively serve customers.

Lending Activities

Floridian Community Bank offers a wide range of lending services to the community, providing loans to small to medium sized companies, their owners, and other in market individuals. Included in Floridian Community Bank’s array of commercial loan products are commercial real estate loans, loans for equipment financing, working capital lines of credit, and SBA loans. Floridian Community Bank participates in interbank credit arrangements to permit it to take part in commercial loans for amounts which are in excess of legal lending limits. Consumer loans include residential first and second mortgage loans, home equity lines of credit, and, to a lesser extent, consumer installment loans for cars and trucks. Most of Floridian Community Bank’s retail lending connections are driven by relationships with commercial clients. Floridian Community Bank maintains strong and disciplined underwriting and credit policies and procedures and makes loans on a nondiscriminatory basis throughout its lending area.

Floridian Community Bank categorizes its loans as follows: commercial real estate, residential real estate (first and second mortgages), construction and land loans, commercial loans, and consumer loans.

Commercial Real Estate Loans. Secured by mortgages on commercial property, these loans are typically more complex and present a higher risk profile than consumer real estate loans. Commercial loans that are secured by owner-occupied commercial real estate are repaid through operating cash flows of the borrower whereas non owner-occupied commercial real estate loans are generally dependent on rental income. The typical maturity for these loans is three to five years; however, payments typically are amortized over a longer period and contain prepayment penalties. Interest rates on commercial real estate loans are generally fixed for five years or less after which they adjust based upon a predetermined spread over an index. At times, a rate may be fixed for longer than five years. As part of the credit underwriting standards, Floridian Community Bank normally requires personal guarantees from the principal owners of the business supported by a review of the principal owners’ personal financial statements and tax returns. As part of the risk management process, Floridian Community Bank understands that risks associated with commercial real estate loans include fluctuations in real estate values, the overall strength of the borrower, the overall strength of the economy, new job creation trends, tenant vacancy rates, environmental contamination, and the quality of the borrowers’ management. In order to mitigate and limit these risks, Floridian Community Bank analyzes the borrowers’ liquidity cash flow and evaluate collateral value. Currently, the collateral securing commercial real estate loans includes a variety of property types, such as office, warehouse, and retail facilities, multifamily properties, hotels, mixed-use residential and commercial properties. In general, Floridian Community Bank requires the escrow of taxes and insurance for properties securing commercial real estate loans.

Residential Real Estate Loans. Floridian Community Bank offers first and second one-to-four family mortgage loans and home equity lines of credit. The collateral for these loans is generally the borrower’s owner-occupied residences. Although these types of loans present lower levels of risk than commercial real estate loans, risks do still exist because of possible fluctuations in the value of the real estate collateral securing the loan, as well as changes in the borrowers’ financial condition. Borrowers may be affected by numerous factors, including divorce, job loss, illness, or other personal hardship. As part of a product mix, Floridian Community Bank offers both portfolio and secondary market mortgages. Portfolio loans generally consist of 1-year, 3-year, or 5-year adjustable rate mortgages. Generally, Floridian Community Bank sells 15-year or 30-year fixed rate loans to the secondary market. Floridian Community Bank’s portfolio residential loans are generally underwritten based on the guidelines of the secondary market, predominantly Freddie Mac and Fannie Mae. In general, Floridian Community Bank requires the escrow of taxes and insurance for properties securing residential real estate loans.

Construction and Land Loans. Typically, these loans have a term of one to two years and the interest is paid monthly. This portion of Floridian Community Bank’s loan portfolio includes loans to small-to-medium sized businesses to construct owner-user properties, loans to developers of commercial real estate investment properties, and loans to residential developers. This type of loan is also made to individual clients for construction of single family homes in Floridian Community Bank’s market area. An independent appraisal is used to determine the value of the collateral and confirm that the ratio of the loan principal to the value of the collateral will not exceed Floridian Community Bank’s policies. In addition, Floridian Community Bank typically requires pre-leasing or pre-sale of projects and an equity contribution from the owner to be injected into the project prior to an initial loan draw. As the construction project progresses, loan proceeds are requested by the borrower to complete phases of construction, and funding is only disbursed after the project has been inspected by a third-party inspector or experienced construction lender. Risks associated with construction and land loans include fluctuations in the value of real estate, project completion risk, and changes in market trends. The ability of the construction loan borrower to move to permanent financing of the loan or sell the property upon completion of the project is another risk factor that also may be affected by changes in market trends after the initial funding of the loan.

Commercial Loans. Floridian Community Bank offers a wide range of commercial loans, including business term loans, equipment financing, lines of credit, and SBA loans. Small-to-medium sized businesses, retail, and professional establishments, make up the target market for commercial loans. Floridian Community Bank’s lenders primarily underwrite these loans based on the borrower’s ability to service the loan from cash flow. Lines of credit and loans secured by accounts receivable and/or inventory are monitored periodically by staff. Loans secured by “all business assets,” or a “blanket lien” are typically only made to highly qualified borrowers due to the nonspecific nature of the collateral. Valuation of business collateral is generally supported by an appraisal, purchase order, or third party physical inspection. Personal guarantees of the principals of business borrowers are usually required. Equipment loans generally have a term of five years or less and may have a fixed or variable rate. Working capital loans generally do not exceed two years and typically, are secured by accounts receivable, inventory, and the personal guarantees of the principals of the business. Significant factors affecting a commercial borrower’s credit-worthiness include the quality of management and the ability to evaluate changes in the supply and demand characteristics affecting the business’ markets for products and services and respond effectively to such changes. These loans may be made unsecured or secured, but most are made on a secured basis. Risks associated with the commercial loan portfolio include local, regional, and national market conditions. Other risk factors could include changes in the borrower’s management and fluctuations in collateral value. Additionally, there may be refinancing risk if a commercial loan includes a balloon payment which must be refinanced or paid off at loan maturity. In reference to the risk management process, Floridian Community Bank’s commercial loan portfolio presents a higher risk profile than its residential real estate and consumer loan portfolios. Therefore, Floridian Community Bank requires that all loans to businesses must have a clearly stated and reasonable payment plan to allow for timely retirement of debt.

Consumer Loans. The consumer loan portfolio is the smallest portion of Floridian Community Bank’s loan portfolio. These loans are made for various consumer purposes, such as the financing of automobiles and trucks. The payment structure of these loans is normally on an installment basis. The risk associated with this category of loans stems from the reduced collateral value for a defaulted loan; it may not provide an adequate source of repayment of the principal. The underwriting on these loans is primarily based on the borrower’s financial condition. In some cases, consumer loans are unsecured credits that subject Floridian Community Bank to risk when the borrower’s financial condition declines or deteriorates. Consumer loans are made at fixed and variable interest rates and are based on the appropriate amortization for the asset and purpose.

Deposit Services

Deposits are the major source of Floridian Community Bank’s funds for lending and other investment purposes. Deposits are gathered principally from within Floridian Community Bank’s primary market area through the offering of a broad variety of deposit products, including checking accounts, money-market accounts, regular savings accounts, term CDs (including “jumbo” CDs in denominations of $100,000 or more), and retirement savings plans. Floridian Community Bank considers regular savings, demand, NOW, and money-market deposit accounts to be core deposits. The majority of deposits are generated within Broward and Palm Beach Counties, Florida area.

Maturity terms, service fees, and withdrawal penalties are established by Floridian Community Bank on a periodic basis. The determination of rates and terms is predicated on funds acquisition and liquidity requirements, rates paid by competitors, growth goals, and federal regulations. Floridian Community Bank requires that commercial loan borrowers and commercial real estate loan borrowers maintain deposit balances with Floridian Community Bank.

Investments

Floridian Community Bank invests a portion of its assets in U.S. Government agency obligations, government-sponsored enterprises, mortgage-backed securities, municipal securities, and asset-backed securities. Investments are managed in relation to loan demand and deposit growth. Available funds are placed in low risk investments and provide liquidity to fund increases in loan demand or to offset fluctuations in deposits.

With respect to the investment portfolio, the total portfolio may be invested in U.S. Treasuries, general obligations of government agencies, and bank-qualified municipal securities because such securities generally represent a minimal investment risk. Occasionally, Floridian Community Bank may purchase CDs from national and state banks, including CDs safekept by Custody. Floridian Community Bank also invests in mortgage-backed securities which generally have a shorter life than the stated maturity.

Floridian Community Bank monitors changes in financial markets. In addition to portfolio investments, Floridian Community Bank’s daily cash position is monitored to ensure that all available funds earn interest at the earliest possible date. A portion of the investment account is designated as secondary reserves and invested in liquid securities that can be readily converted to cash with minimum risk of market loss. These investments usually consist of U.S. Treasury obligations, U.S. Government agencies and federal funds. The remainder of the investment account may be placed in investment securities of a different type and longer maturity. Whenever possible, Floridian Community Bank’s strategy is to stagger the maturities of securities to produce a steady cash-flow in the event it needs cash, or economic conditions change to a more favorable rate environment.

Other Services

Floridian Community Bank has structured specific services and charges for such services in a manner designed to attract individual customers, small and medium sized businesses, and professionals located in Broward and Palm Beach Counties. Floridian Community Bank focuses on customers that are seeking the flexibility and personalized relationships that a community bank can provide. Floridian Community Bank offers specialized services such as:

• specialized business and personal checking accounts	• traveler’s check and foreign monetary exchange services
• remote capture	• cash management
• ACH origination	• online bill payment
• wire transfer services	• internet banking
• courier services

Floridian Community Bank also offers wealth management services through a revenue sharing arrangement with Cypress Trust Company. For doing so, Floridian Community Bank receives 40% of any fees collected from clients it refers to Cypress Trust Company.

Floridian Community Bank’s staff maintains personalized customer contacts and relationships, which enable Floridian Community Bank to provide excellent customer service. While Floridian Community Bank only offers banking services that it believes to be profitable, Floridian Community Bank offers competitive rates for such services, thereby motivating the businesses in the service area to avail themselves of Floridian Community Bank’s credit and non-credit services. On limited occasions, Floridian Community Bank may offer services that may not be as profitable, but only if the account relationship provides earnings or other benefits sufficient to offset the cost of the services provided.

Competition

All phases of Floridian Community Bank’s operations are highly competitive. Many commercial bank and thrift competitors have assets, capital, and lending limits, which are materially larger than Floridian Community Bank’s. Floridian Community Bank competes with other financial service providers for loans and deposits. These competitors include:

•	large national and super-regional financial institutions;

•	finance companies, investment banking and brokerage firms, and insurance companies that offer bank-like products;

•	credit unions, which can offer highly competitive rates on loans and deposits because they receive tax advantages not available to commercial banks;

•	other community banks, that compete for clients desiring a high level of service;

•	technology-based financial institutions, including large national and super-regional banks offering on-line deposit, bill payment and mortgage loan application services; and

•	both local and out-of-state trust companies and trust service offices.

Some of the non-traditional financial institution competitors are not subject to the same degree of regulatory oversight to which Floridian Community Bank is subject.

Floridian Community common stock is not registered under the Exchange Act and, accordingly, the company does not file periodic or current reports with the SEC.

Merger Sub

Merger Sub is a Florida corporation and a direct wholly owned subsidiary of FCB. Merger Sub was incorporated on November 20, 2017, for the sole purpose of effecting the Merger. As of the date of this proxy statement and prospectus, Merger Sub has not conducted any activities other than those incidental to its formation, the execution of the Merger Agreement and the transactions contemplated by the Merger Agreement.

Merger Sub’s principal address is c/o FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston, Florida 33331 and its telephone number is (954) 984-3313.

DESCRIPTION OF FCB CAPITAL STOCK

As a result of the Merger, Floridian Community shareholders who receive shares of FCB Class A common stock in the Merger will become shareholders of FCB. FCB shareholder’s rights will be governed by Delaware law and the restated certificate of incorporation and the bylaws (as amended) of FCB as may be amended and in effect from time to time. The following description of the material terms of FCB’s capital stock, including the Class A common stock to be issued in the Merger, reflects the anticipated state of affairs upon completion of the Merger. We urge all FCB shareholders to read the applicable provisions of Delaware law, FCB’s restated certificate of incorporation and bylaws (as amended), and federal law governing bank holding companies carefully and in their entirety. Copies of FCB’s restated certificate of incorporation and FCB’s bylaws (as amended) have been filed with the SEC. To find out where copies of these documents can be obtained, see “WHERE YOU CAN FIND MORE INFORMATION.”

General

The FCB restated certificate of incorporation provides that FCB may issue up to 100,000,000 shares of Class A common stock, par value $0.001 per share, and 50,000,000 shares of Class B common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of January 9, 2018, there were 44,550,780 shares of Class A common stock outstanding and no shares of Class B common stock or preferred stock outstanding. In addition, as of January 9, 2018, there were options and warrants to purchase 4,673,695 shares of Class A common stock outstanding.

Common Stock

Class A Common Stock and Class B Common Stock. Other than with respect to voting rights and transfer and conversion provisions, each as described below, the Class A common stock and Class B common stock are treated equally and identically.

Voting Rights. The holders of FCB Class A common stock are entitled to one vote for each share held of record on all matters properly submitted to a vote of the shareholders, including the election of directors. Holders of FCB Class B common stock do not have voting power except as required by applicable law. Holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the shares of Class A common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Conversion. Each share of Class B common stock will be convertible into one share of Class A common stock, subject to the following restrictions. Class B common stock may not be converted into Class A common stock in the hands of the initial investor or any of its affiliates and may only be transferred by the initial investor if (A) such transfer is otherwise permitted by FCB’s restated certificate of incorporation and (B) such transfer is (i) to an affiliate of the initial investor or to FCB; (ii) in a widespread public distribution; (iii) in transfers in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of FCB; or (iv) to a transferee that would control more than 50% of the voting securities of FCB without any transfer from the investor. Class A common stock may not be converted into Class B common stock.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the Board of Directors out of legally available funds. See Item 1. Business—Supervision and Regulation—Regulatory Limits on Dividends and Distributions in our Annual Report on Form 10-K for the year ended December 31, 2016.

Liquidation, Dissolution and Winding Up. Upon FCB’s liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the assets legally available for distribution to shareholders after the payment of all debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.

Preemptive Rights. Holders of common stock have no preemptive rights or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock.

Assessment. All outstanding shares of common stock are fully paid and nonassessable.

Ownership Limitations. If any applicable regulatory authority determines that the identity or structure of a holder of common stock precludes FCB from participating in any acquisition of a financial institution or otherwise precludes the granting of any approval, consent or similar actions, then FCB may require the holder of common stock to transfer such common stock or, at the discretion of FCB and subject to applicable regulatory approval, FCB may repurchase the common stock from such holder.

FCB is a bank holding company. A holder of common stock (or group of holders acting in concert) that (i) directly or indirectly owns, controls or has the power to vote more than 5% of the total voting power of FCB and is a registered bank holding company, (ii) directly or indirectly owns, controls or has the power to vote 10% or more of any class of voting securities of FCB if applicable presumptions are not rebutted, (iii) directly or indirectly owns, controls or has the power to vote 25% or more of any class of voting securities of FCB, or (iv) is otherwise deemed to “control” FCB under applicable regulatory standards may be subject to important restrictions, such as prior regulatory notice or approval requirements and applicable provisions of the FDIC Statement of Policy on Qualifications for Failed Bank Acquisitions.

Preferred Stock

No shares of preferred stock are issued and outstanding, FCB has no current intent to issue preferred stock in the immediate future. The Board of Directors has the authority, without further action by the shareholders, to issue from time to time the undesignated preferred stock in one or more series and to fix the number of shares, designations, preferences, powers, and relative, participating, optional or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock, and may have the effect of delaying, deferring or preventing a change in control of FCB.

Anti-Takeover Considerations and Special Provisions of FCB’s Restated Certificate of Incorporation, Bylaws (as amended) and Delaware Law

The following sets forth certain provisions of the DGCL, FCB’s restated certificate of incorporation and bylaws (as amended). Banking laws also impose notice approval and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or indirect “control” of an FDIC-insured depository institution described above under “Ownership Limitations.”

Requirements for Advance Notification of Shareholder Nominations and Proposals. FCB’s bylaws (as amended) establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the director of FCB’s Board of Directors or a committee of FCB’s Board of Directors.

Shareholder Meetings. FCB’s bylaws (as amended) provide that special meetings of the shareholders may be called for any purpose or purposes pursuant to a resolution approved by the Executive Committee of the Board of Directors, or by the Executive Chairman, the Executive Vice-Chairman, the Chief Executive Officer or the Secretary upon written request signed by the holders of more than 50% of the issued and outstanding stock entitled to vote at such meeting.

No Action by Shareholders Without a Meeting. The FCB restated certificate of incorporation provides that shareholders are not entitled to act by written consent.

Amendments to FCB’s Certificate of Incorporation and Bylaws. Under the DGCL, FCB’s bylaws (as amended) may be modified by the affirmative vote of the holders of a majority of its outstanding stock entitled to vote thereon. FCB’s restated certificate of incorporation provides that FCB’s Board of Directors is expressly empowered to adopt, amend or repeal FCB’s bylaws (as amended).

The DGCL also provides that any amendment of FCB’s restated certificate of incorporation must be made by a resolution of the Board of Directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote thereon or directing that the amendment proposed be considered at the next annual meeting of the shareholders. The affirmative vote of the holders of a majority of FCB’s outstanding shares entitled to vote thereon is required to approve any amendment to FCB’s restated certificate of incorporation; provided, that the prior approval of holders of Class A common stock entitled to vote thereon whose aggregate Class A common stock holdings at such time exceed 80% of all Class A common stock at such time is required to (i) amend or alter the provision of the restated certificate of incorporation regarding amendments to the restated certificate of incorporation and bylaws (as amended) and (ii) to amend or repeal, or adopt any provisions inconsistent with the section of the restated certificate of incorporation regarding the composition and term of office of the FCB Board of Directors.

No Cumulative Voting. The DGCL provides that shareholders are not entitled to the right to cumulate votes in the election of directors unless the restated certificate of incorporation provides otherwise. FCB’s restated certificate of incorporation does not provide for cumulative voting in the election of directors.

Director Removal. FCB’s bylaws (as amended) provide that holders of Class A common stock entitled to vote thereon whose aggregate Class A common stock holdings at such time exceed 80% of all Class A common stock at such time may remove an officer or director without cause by written notice to the Company and such officer or director.

Section 203 of the DGCL. FCB is subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, FCB’s Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by FCB’s Board of Directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of Section 203 with an expressed provision in its original certificate of incorporation or an expressed provision in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. FCB has not “opted out” and intends not to elect to “opt out” of Section 203.

COMPARISON OF SHAREHOLDER RIGHTS

The rights of FCB shareholders are governed by the DGCL, and FCB’s restated certificate of incorporation and bylaws (as amended). The rights of Floridian Community shareholders are governed by the FBCA and Floridian Community’s articles of incorporation and bylaws. After the Merger, the rights of FCB and Floridian Community shareholders will be governed by the DGCL and FCB’s restated certificate of incorporation and bylaws (as amended). The following discussion summarizes the material differences between the rights of Floridian Community shareholders and the rights of FCB shareholders. We urge you to read FCB’s restated certificate of incorporation, FCB’s bylaws (as amended), Floridian Community’s articles of incorporation, Floridian Community’s bylaws, and the DGCL and FBCA carefully and in their entirety.

Authorized Capital Stock	FCB. FCB’s restated certificate of incorporation authorizes it to issue up to 100,000,000 shares of Class A common stock, par value $0.001 per share, and 50,000,000 shares of Class B common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of January 9, 2018, there were 44,550,780 shares of Class A common stock outstanding and no shares of Class B common stock or preferred stock outstanding. In addition, as of January 9, 2018, there were options and warrants to purchase 4,673,695 shares of Class A common stock outstanding.	Floridian Community. Floridian Community’s articles of incorporation authorize it to issue up to 15,000,000 shares of common stock, par value $0.01 per share (9,000,000 shares of which are voting common stock and 5,000,000 shares of which are non-voting common stock) and 1,000,000 shares of preferred stock, par value $0.01 per share. As of the Floridian Community record date, there were 3,411,801 shares of common stock outstanding (3,827,429 shares of which are voting common stock and 415,628 shares of which are non-voting common stock) and no shares of preferred stock outstanding. In addition, as of the Floridian Community record date, 387,500 shares of common stock are subject to Floridian Community stock options.

Size of Board of Directors	FCB. FCB’s restated certificate of incorporation provides that the number of directors on FCB’s Board of Directors will be fixed from time to time by or pursuant to FCB’s bylaws. The FCB bylaws (as amended) provide for FCB’s Board of Directors to consist of not less than seven (7) members nor more than fifteen (15) members as set by the Board of Directors from time to time. The FCB Board of Directors currently has 10 directors.	Floridian Community. Floridian Community’s bylaws provide that the number of directors on Floridian Community’s Board of Directors will be fixed from time by the Board of Directors. The bylaws also provide that the size of the Board of Directors shall not be less than five (5) nor more than (12). Floridian Community’s Board of Directors currently has nine (9) members.

Classes of Directors

FCB. FCB’s restated certificate of incorporation provides that FCB’s Board of Directors is divided into three classes of directors as nearly equal in number as possible, with each class being elected to a staggered three-year term.

FCB’s restated certificate of incorporation provides that after the first re-election of Class III directors for a three-year term (which occurred at FCB’s 2017 annual meeting), each subsequent election of directors at any subsequent annual meeting will elect the directors elected at such meeting for a one-year term expiring at FCB’s next annual meeting thereafter. Accordingly, at FCB’s 2018 annual meeting the Class I directors whose term expires at the 2018 annual meeting (or their successors) will stand for election for a term that expires at the 2019 annual meeting; at the 2019 annual meeting the Class I directors elected at the 2018 annual meeting (or their successors), as well as the Class II directors whose term expires at the 2019 annual meeting (or their successors), will stand for election for a term that expires at the 2020 annual meeting; and at the 2020 annual meeting all directors (or their successors) will stand for election for a term that expires at the 2021 annual meeting, so that at the 2020 annual meeting, and thereafter, all directors of FCB be will elected annually to serve one-year terms expiring at the next annual meeting following their election.

The DGCL provides that shareholders are not entitled to the right to cumulate votes in the election of directors unless the certificate of incorporation provides otherwise. FCB’s restated certificate of

Floridian Community. Floridian Community’s Board of Directors is not divided into classes. Each member of the Board of Directors is elected for a term of one (1) year.

incorporation does not provide for cumulative voting in the election of directors.

Election of Directors	The DGCL provides that shareholders are not entitled to the right to cumulate votes in the election of directors unless the certificate of incorporation provides otherwise. FCB’s restated certificate of incorporation does not provide for cumulative voting in the election of directors. FCB’s directors are elected by plurality of votes cast at a meeting FCB’s shareholders.	Florida law provides that shareholders are not entitled to the right to cumulate votes in the election of directors unless the articles of incorporation provides otherwise. Floridian Community’s articles of incorporation does not provide for cumulative voting in the election of directors. Floridian Community’s directors are elected by a majority of votes cast at a meeting of Floridian Community’s shareholders.

Removal of Directors	FCB. Under FCB’s bylaws (as amended), an FCB director may be removed (i) for cause by the affirmative vote of the holders of Class A common stock holding a majority of the Class A common stock entitled to vote thereon (ii) without cause by the affirmative vote of the holders of Class A common stock entitled to vote thereon whose aggregate Class A common stock holdings at such time exceed 80% of all Class A common stock at such time. An FCB director may also be removed without any action by the shareholders if removed pursuant to a removal action by FCB’s principal federal banking regulator.	Floridian Community. Under Floridian Community’s bylaws, a Floridian director may be removed for any reason by a majority vote of the shares entitled to vote for the election of directors. Floridian Community’s bylaws contain a provision that permits the Board of Directors to remove a director for “cause”; however, such provision is inconsistent with Florida law.

Filling Vacancies on the Board of Directors	FCB. Under FCB’s bylaws (as amended), any vacancies occurring in the Board of Directors will be filled solely by the affirmative votes of a majority of the remaining members of the Board of Directors.	Floridian Community. Under Floridian Community’s bylaws, any vacancies occurring on the Board of Directors may be filled by the affirmative votes of a majority of the remaining members of the Board of Directors.

Nomination of Director Candidates by Shareholders	FCB. FCB’s bylaws (as amended) establishes procedures that shareholders must follow to	Floridian Community. Floridian Community’s bylaws provide that no nominations except those made nominate persons for election to FCB’s Board of Directors.

The shareholder making the nomination must deliver written notice to FCB’s Secretary (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of shareholders, not later than the close of business on the 10th day following the date of public disclosure of the date of such meeting.

by the nominating committee of the Board of Directors, shall be voted upon at an annual meeting, unless other nominations are made by shareholders in writing and delivered to the Corporate Secretary at least 30 days prior to the date of the annual meeting. The bylaws further provide that ballots bearing the names of all persons nominated shall be provided for use at the annual meeting. If the nominating committee shall fail or refuse to nominate directors least 30 days prior to the annual meeting, nominations for directors may be made at the annual meeting by the Board of Directors or any shareholder entitled to vote.

The nomination notice must set forth certain information about the person to be nominated, including information that is required pursuant to paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC, and must also include the nominee’s written consent to being nominated and to serving as a director if elected. The nomination notice must also set forth certain information about the person submitting the notice, including the shareholder’s name and address and the class and number of FCB shares that the shareholder owns of record or beneficially.

Calling Special Meetings of Shareholders	FCB. FCB’s bylaws (as amended) provide that special meetings of the shareholders may be called for any purpose or purposes pursuant to a resolution approved by the Executive Committee of the Board of Directors, or by the Executive Chairman, the Executive Vice-	Floridian Community. Floridian Community’s bylaws state that special meetings of the shareholders may be called by a majority of the total number of authorized directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive

	Chairman, the Chief Executive Officer or the Secretary upon written request signed by the holders of more than 50% of the issued and outstanding stock entitled to vote at such meeting.	Officer, the President, or an Executive Vice President of the Corporation, or by shareholders holding at least 50% of the outstanding Floridian Community shares of stock.

Shareholder Proposals

FCB. Shareholder proposals brought before any shareholder meeting shall be determined by a majority of the votes cast, unless a greater number is required by law or the FCB restated certificate of incorporation for the action proposed.

FCB’s bylaws (as amended) provide that a shareholder must give advance written notice to FCB of any proposal for business to be transacted at an annual or special meeting of shareholder. The notice must be in writing and must be delivered to the Secretary of FCB (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of shareholders, not later than the close of business on the 10th day following the date of public disclosure of the date of such meeting.

Shareholder notice for shareholder proposals must set forth, as to each matter such shareholder proposes to bring before the shareholder meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for

Floridian Community. Any new business to be taken up at an annual meeting shall be stated in writing and filed with the Floridian Community at least 30 days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at an annual meeting and the same may be discussed and considered, but such proposal shall not be acted upon except at an adjourned, special, or future annual meeting of the shareholders, taking place at least 30 days or more thereafter.

conducting such business at the annual meeting, and (ii) any other information relating to such shareholder required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The shareholder notice for shareholder proposals must also set forth certain information about the person submitting the notice, including the shareholder’s name and address and the class and number of FCB shares that the shareholder owns of record or beneficially

Notice of Shareholder Meetings	FCB. FCB’s bylaws (as amended) provide that FCB must notify shareholders between 10 and 60 days before any shareholder meeting of the place, day and hour of the meeting and the general nature of the business to be considered at the meeting.	Floridian Community. Floridian Community’s bylaws require that notice (stating the place, day, and hour of the meeting and in the case of a special meeting the purpose of the meeting) of any shareholder meeting shall be mailed not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting. With respect to a special meeting . Any shareholder may waive notice of a meeting before, at or after the meeting.

Shareholder Rights Plans (“Poison Pill”)	FCB. FCB does not have a shareholder rights plan in place.	Floridian Community. Floridian Community does not have a shareholder rights plan in place.

Indemnification of Directors and Officers	FCB. FCB’s restated certificate of incorporation provides that FCB will, to the fullest extent permitted by Delaware law, indemnify each person who is or was an officer or director of and each person who serves or served as an officer or director of any other corporation, partnership, joint venture, trust or other enterprise at the request of	Floridian Community. Floridian Community’s bylaws provide that Floridian Community shall indemnify its officers, directors, employees, but not its agents unless specifically approved in writing by the Board of Directors to the fullest extent authorized by Florida law.

FCB and may indemnify any and all other persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the DGCL.

Amendments to Certificate of Incorporation and By-Laws

FCB. Under the DGCL, FCB’s bylaws (as amended) may be modified by the affirmative vote of the holders of a majority of FCB’s outstanding stock entitled to vote thereon. FCB’s restated certificate of incorporation provides that the FCB Board of Directors is expressly empowered to adopt, amend or repeal the FCB bylaws (as amended).

The DGCL also provides that any amendment of FCB’s restated certificate of incorporation must be made by a resolution of the Board of Directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote thereon or directing that the amendment proposed be considered at the next annual meeting of the shareholders.

The affirmative vote of the holders of a majority of FCB’s outstanding shares entitled to vote thereon is required to approve any amendment to FCB’s restated certificate of incorporation; provided, that the prior approval of holders of Class A common stock entitled to vote thereon whose aggregate Class A common stock holdings at such time exceed 80% of all Class A common stock at such time is required to (i) amend or alter the provision of the restated certificate of incorporation regarding amendments to the restated

Floridian Community. Under Florida law, Floridian Community’s articles of incorporation may be amended if the Board of Directors adopts and recommends that the shareholders approve an amendment and such amendment is approved by a majority vote of shareholders who are present at a meeting where a quorum is present.

Floridian Community’s bylaws provide that they may be amended in a manner consistent with Florida law by a majority of the full Board of Directors.

certificate of incorporation and bylaws (as amended) and (ii) to amend or repeal, or adopt any provisions inconsistent with the section of the restated certificate of incorporation regarding the composition and term of office of the FCB Board of Directors.

Shareholder Action Without a Meeting	FCB. FCB’s restated certificate of incorporation provides that shareholders are not entitled to act by written consent.	Floridian Community. Floridian Community’s articles of incorporation permit shareholders to act by written consent, consistent with Florida law.

Forum Selection Clause	FCB. FCB does not have a forum selection clause in its restated certificate of incorporation or bylaws (as amended).	Floridian Community. Floridian Community does not have a forum selection clause in its articles of incorporation or bylaws.

LEGAL MATTERS

Certain U.S. federal income tax consequences relating to the Merger will be passed upon for FCB by the law firm of Sullivan & Cromwell LLP, New York, New York, and for Floridian Community by the law firm of Igler and Pearlman, P.A., Tallahassee, Florida. The validity of the FCB Class A common stock to be issued in connection with the Merger has been passed upon for FCB by Kramer Levin Naftalis & Frankel LLP, New York, New York. Thomas E. Constance, a director of FCB, is a partner of Kramer Levin Naftalis & Frankel LLP, which FCB has retained to provide legal services.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of FCB Financial Holdings, Inc. incorporated by reference in this proxy statement and prospectus and elsewhere in the Registration Statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

FCB

FCB held its 2017 annual meeting of shareholders on May 15, 2017. If the Merger is completed, Floridian Community shareholders will become shareholders of FCB. In order to submit shareholder proposals for the 2018 Annual Meeting of shareholders for inclusion in FCB’s proxy statement pursuant to Exchange Act Rule 14a-8, materials must have been received by the Corporate Secretary at FCB’s principal office in Weston, Florida, no later than December 4, 2017 (provided, however, if the date of the 2018 annual shareholders’ meeting has been changed by more than 30 days from the date of the 2017 annual meeting, then the deadline is a reasonable time before FCB begins to print and send its proxy materials for the 2018 annual meeting).

Proposals must comply with all of the requirements of Exchange Act Rule 14a-8. Proposals should be addressed to: Corporate Secretary, FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston, Florida 33331. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

FCB’s bylaws (as amended) also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in FCB’s proxy statement, but that a shareholder instead wishes to present directly at an annual meeting. To be properly brought before the 2018 annual meeting of shareholders, a notice of the nomination or the matter the shareholder wishes to present at the meeting outside of Rule 14a-8 under the Exchange Act must be delivered to or mailed and received by the Corporate Secretary at FCB’s principal office in Weston, Florida (see address above) no earlier than January 15, 2018 and no later than February 14, 2018 (provided, however, that if the 2018 annual meeting of shareholders is to be held on a date that is not within 30 days before or later than 70 days after the one-year anniversary of the 2017 annual meeting date, the shareholder’s notice in order to be timely must be received by the Corporate Secretary not later than the close of business on the tenth day following the public disclosure of the date of the 2018 annual meeting of shareholders). All director nominations and shareholder proposals must comply with the requirements of FCB’s bylaws (as amended), a copy of which may be obtained at no cost from the Corporate Secretary of FCB.

Floridian Community

Floridian Community held its 2017 annual meeting of shareholders on May 16, 2017. If the Merger occurs, there will be no Floridian Community annual meeting of shareholders for 2018. In that case, shareholder proposals must be submitted to FCB in accordance with the procedures described above.

If the Merger is not completed, Floridian Community will hold its 2018 annual meeting in accordance with its current governing documents and as required by Florida law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

FCB has filed with the SEC a Registration Statement on Form S-4 under the Securities Act, with respect to the Class A common stock of FCB being offered in the Merger. This proxy statement and prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to FCB and the securities offered by this proxy statement and prospectus, reference is made to the Registration Statement. Statements contained in this proxy statement and prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the SEC.

FCB files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these materials at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

FCB “incorporates by reference” into this proxy statement and prospectus the information in documents it files with the SEC, which means that it can disclose important information to you through those documents. The information incorporated by reference is an important part of this proxy statement and prospectus. Some information contained in this proxy statement and prospectus updates the information incorporated by reference and some information filed by FCB subsequently with the SEC will automatically update this proxy statement and prospectus.

FCB incorporates by reference the documents and information listed below:

•	FCB’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 24, 2017;

•	FCB’s Definitive Proxy Statement on Schedule 14A for FCB’s 2017 Annual Meeting of Shareholders filed with the SEC on April 3, 2017;

•	FCB’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 5, 2017, FCB’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 4, 2017, and FCB’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on November 3, 2017;

•	FCB’s Current Reports on Form 8-K filed with the SEC on April 20, 2017, May 3, 2017, May 16, 2017, August 11, 2017, September 19, 2017, November 27, 2017 (except with respect to information furnished under Item 7.01 therein) and November 30, 2017; and

•	The description of FCB Class A common stock set forth in the Registration Statement on Form 8-A, filed with the SEC on July 30, 2014, including any amendment or report filed with the SEC for the purpose of updating such description, including the form of FCB Class A common stock certificate filed as an exhibit to the Registration Statement of which this proxy statement and prospectus is a part.

FCB also incorporates by reference into this proxy statement and prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by FCB with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and prospectus and the date of Floridian Community’s special meeting.

You may also access the documents incorporated by reference on FCB’s website at www.floridacommunitybank.com. Other than the foregoing documents incorporated by reference, the information contained in, or that can be accessed through, FCB’s website is not part of this proxy statement and prospectus.

In addition, FCB will furnish without charge to each person, including any beneficial owner, to whom a proxy statement and prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this proxy statement and prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this proxy statement and prospectus or into such documents). Such requests may be directed to Investor Relations, FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston Florida 33331, or call (954) 984-3313.

You may also obtain additional information about Floridian Community on its website at www.floridiancommunitybank.com. The contents of this website is not incorporated by reference in, or otherwise a part of, this proxy statement and prospectus and is not soliciting material.

If you would like to request documents, please do so by February 12, 2018, in order to receive them before the Floridian Community special meeting.

You should rely only on the information incorporated by reference or provided in this proxy statement and prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information in this proxy statement and prospectus is accurate as of any date other than the date on the front of this document. If any material change occurs during the period that this proxy statement and prospectus is required to be delivered, this proxy statement and prospectus will be supplemented or amended.

All information regarding FCB in this proxy statement and prospectus has been provided by FCB. All information in this proxy statement and prospectus regarding Floridian Community has been provided by Floridian Community.

ANNEX A

AGREEMENT AND PLAN OF MERGER

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

FCB FINANCIAL HOLDINGS, INC.,

FLORIDIAN COMMUNITY HOLDINGS, INC.

and

FLAMINGO SUB, INC.

Dated as of November 27, 2017

Execution Version

ARTICLE 1

DEFINITIONS; INTERPRETATION

1.1	Definitions	A-2
1.2	Additional Definitions	A-7
1.3	Interpretation	A-11

ARTICLE 2

THE MERGER

2.1	The Merger	A-12
2.2	Closing	A-12
2.3	Effects of the Merger; Liabilities of the Company	A-13
2.4	Name of Surviving Corporation; Directors and Officers	A-13
2.5	Articles of Incorporation and By-Laws of the Surviving Corporation	A-13
2.6	The Subsequent Mergers	A-13

ARTICLE 3

EFFECT ON STOCK

3.1	Effect on Stock	A-13
3.2	Company Stock Options	A-14
3.3	Exchange Agent	A-15
3.4	Fractional Shares	A-16
3.5	Lost, Stolen or Destroyed Certificates	A-16
3.6	Anti-Dilution Adjustments	A-16
3.7	Appraisal Rights	A-16

ARTICLE 4

CONDUCT OF BUSINESS PENDING THE MERGER

4.1	Forbearances of the Company	A-17
4.2	Forbearances of Parent	A-20

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

5.1	Disclosure Schedule	A-21
5.2	Representations and Warranties of the Company	A-21
5.3	Representations and Warranties of Parent	A-37

ARTICLE 6

COVENANTS

6.1	Commercially Reasonable Efforts	A-41
6.2	Shareholder Approval	A-41

A-i

6.3	Regulatory Applications; Third-Party Consents	A-43
6.4	Exchange Listing	A-44
6.5	SEC Filings	A-44
6.6	Press Releases	A-45
6.7	Acquisition Proposals	A-45
6.8	Takeover Laws and Provisions	A-46
6.9	Access; Information	A-46
6.10	Debt Instruments	A-47
6.11	Indemnification	A-47
6.12	Benefits Arrangements	A-48
6.13	Conversion, Data Processing and Related Matters	A-49
6.14	Title Insurance and Surveys	A-50
6.15	Shareholder Litigation	A-50
6.16	Additional Agreements	A-50
6.17	Restructuring Efforts	A-50

ARTICLE 7

CONDITIONS TO THE MERGER

7.1	Conditions to Each Party’s Obligation to Effect the Merger	A-51
7.2	Conditions to the Obligation of the Company	A-51
7.3	Conditions to the Obligation of Parent and Merger Sub	A-52

ARTICLE 8

TERMINATION

8.1	Termination	A-53
8.2	Effect of Termination and Abandonment	A-55
8.3	Fee	A-55

ARTICLE 9

MISCELLANEOUS

9.1	Survival	A-56
9.2	Expenses	A-56
9.3	Notices	A-57
9.4	Waiver; Amendment	A-57
9.5	Alternative Structure	A-58
9.6	Governing Law	A-58
9.7	Waiver of Jury Trial	A-58
9.8	Entire Understanding; No Third Party Beneficiaries	A-58
9.9	Counterparts	A-59
9.10	Severability	A-59
9.11	Subsidiary and Affiliate Action	A-59
9.12	Other Remedies; Specific Performance	A-59
9.13	Assignment	A-59

Annex 1	Form of Parent Merger Agreement
Annex 2	Form of Bank Merger Agreement

A-ii

AGREEMENT AND PLAN OF MERGER, dated as of November 27, 2017 (this “Agreement”), by and among FCB Financial Holdings, Inc., a Delaware corporation (“Parent”), Floridian Community Holdings, Inc., a Florida corporation (the “Company”), and Flamingo Sub, Inc., a Florida corporation (“Merger Sub”).

RECITALS

A. The Proposed Transaction. Upon the terms and conditions of this Agreement, the parties intend to effect a strategic business combination pursuant to which Merger Sub, a newly formed, direct, wholly owned Subsidiary of Parent, will merge with and into the Company (the “Merger”). The Company will be the surviving corporation in the Merger (the “Surviving Corporation”). It is the intention of Parent that, (a) immediately following the Merger, the Company will merge with and into Parent, with Parent being the surviving corporation (the “Parent Merger”) and (b) immediately following the Parent Merger or at such later time as Parent may determine, Floridian Community Bank, a Florida state chartered bank and wholly owned Subsidiary of the Company (“Company Bank Sub”), will merge with and into Florida Community Bank, N.A., a national banking association and a wholly owned Subsidiary of Parent (“Parent Bank Sub”), with Parent Bank Sub being the surviving bank (the “Bank Merger”). The Parent Merger and the Bank Merger sometimes are collectively referred to herein as the “Subsequent Mergers”.

B. Board Determinations. The respective boards of directors of the Company and Parent have each determined that the Merger and the other transactions contemplated hereby are consistent with, and will further, their respective business strategies and goals, and are in the best interests of their respective stockholders, and, therefore, have unanimously approved this Agreement, the Merger and the other transactions contemplated hereby.

C. Intended Tax Treatment. The parties intend the Merger and the Parent Merger to be treated for federal income tax purposes as a single integrated transaction that will qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986 (the “Code”) (the “Intended Tax Treatment”). The parties intend that this Agreement be and hereby is adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code.

D. Voting Agreements. As an inducement to and condition of Parent’s willingness to enter into this Agreement, certain directors, officers and shareholders of the Company are concurrently entering into voting agreements (the “Voting Agreements”), pursuant to which, among other things, such persons agree to vote all of their shares of Company Common Stock in favor of approval of this Agreement, the Merger and any other matters required to be approved or adopted in order to effect the Merger and the other transactions contemplated hereby.

E. Post-Closing Compensation Arrangements. As an inducement to and condition of Parent’s willingness to enter into this Agreement, certain officers and employees of the Company are concurrently entering into post-closing compensation and non-competition arrangements, pursuant to which, among other things, such persons are prohibited from competing with the business conducted by Parent and its Subsidiaries (including the Company), that will, in each case, become effective contingent upon and as of the Closing;

NOW, THEREFORE, in consideration of the premises, and of the mutual representations, warranties, covenants and agreements contained in this Agreement, the Company, Parent and Merger Sub agree as follows:

ARTICLE 1

Definitions; Interpretation

1.1 Definitions. This Agreement uses the following definitions:

“Acquisition Proposal” means (1) a tender or exchange offer to acquire more than twenty percent (20%) of the voting power in the Company or any of its Significant Subsidiaries, (2) a proposal for a merger, consolidation or other business combination involving the Company or any of its Significant Subsidiaries or (3) any other proposal or offer to acquire in any manner more than twenty percent (20%) of the voting power in, or more than twenty percent (20%) of the business, assets or deposits of, the Company or any of its Significant Subsidiaries, other than the transactions contemplated hereby.

“Acquisition Transaction” means, with respect to a person, (1) a merger, consolidation or other business combination transaction involving that person or any of its Subsidiaries (other than mergers, consolidations or other business combination transactions involving solely that person and/or one or more of its wholly owned Subsidiaries, provided that any such transaction is not entered into in violation of the terms of this Agreement), (2) a purchase, lease or other acquisition of more than twenty percent (20%) of the business, assets or deposits of that person or any of its Subsidiaries or (3) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing more than twenty percent (20%) of the voting power of that person or any of its Subsidiaries or more than twenty percent (20%) of the outstanding securities of any class or series of any securities of that person or any of its Subsidiaries.

“Affiliate” means, with respect to a person, those other persons that, directly or indirectly, control, are controlled by or are under common control with such person. For the purposes of the definition of Affiliate, “control” (including, with correlative meanings, the terms “controlled by” or “under common control with”), as applied to any person, means the possession, directly or indirectly, of (1) ownership, control or power to vote twenty-five percent (25%) or more of the outstanding shares of any class of voting securities of such person; (2) control, in any manner, over the election of a majority of the directors, trustees, general partners or managing members (or individuals exercising similar functions) of such person; or (3) the ability to exercise a controlling influence over the management or policies of such person.

“Bank Merger Act” means the Bank Merger Act of 1960.

“Benefit Arrangement” means, with respect to the Company or Parent, each of the following under which any of its or its Subsidiaries’ current or former employees or directors has any present or future right to benefits or compensation and (1) that is sponsored, maintained, entered into or contributed to (or required to be contributed to) by it or any of its Subsidiaries, or (2) under which it or any of its Subsidiaries has or could reasonably expect to have any liability or obligation: each “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) and each other stock grant, stock purchase, stock option, restricted stock, performance share, stock appreciation right, other equity or equity-related, severance, retirement or supplemental retirement, employment, consulting, change-in-control, fringe benefit, bonus, incentive, retention, deferred compensation, medical, dental, vision, disability, cafeteria benefit, dependent care, welfare benefit, life or accident insurance, paid time off benefits and other employee compensation or benefit plan, agreement, program, policy or other arrangement.

“BHC Act” means the Bank Holding Company Act of 1956.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking organizations in New York, New York or the State of Florida are required or authorized by Law or executive order to be closed.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act.

“Company Board” means the board of directors of the Company.

“Company Common Stock” means the Company Voting Common Stock and the Company Non-Voting Common Stock.

“Company ERISA Affiliate” means each corporation or other person or entity engaged in a trade or business that is treated as a single employer with the Company or any of its Subsidiaries under Section 4001 of ERISA or Section 414 of the Code.

“Company Non-Voting Common Stock” means the non-voting common stock, par value $0.01 per share, of the Company.

“Company Shareholders Agreement” means (i) the Corporate Governance Agreement, dated as of May 21, 2015, between the Company and Patriot Financial Partners II, L.P. and Patriot Financial Partners Parallel II, L.P. and (ii) the Corporate Governance Agreement, dated as of May 21, 2015, between the Company and Bridge Equities III, LLC and Financial Opportunity Fund LLC.

“Company Stock” means, collectively, the Company Common Stock, the Company Non-Voting Common Stock and the Company Preferred Stock.

“Company Stock Option” means all outstanding and unexercised stock options to purchase shares of Company Common Stock granted under the Company 2012 Stock Compensation Plan and any predecessor plan thereto.

“Company Stock Plans” means the 2012 Stock Compensation Plan and any predecessor plan thereto and all agreements, notices and other documents related thereto.

“Company Voting Common Stock” means the voting common stock, par value $0.01 per share, of the Company.

“Confidentiality Agreement” means the mutual confidentiality agreement between Parent Bank Sub and the Company, dated August 25, 2017.

“Constituent Documents” means the charter or articles or certificate of incorporation and by-laws of a corporation or banking organization, the certificate of partnership and partnership agreement of a general or limited partnership, the certificate of formation and limited liability company agreement or operating agreement of a limited liability company, the trust agreement of a trust and the comparable documents of other entities.

“Contract” means, with respect to any person, any agreement, contract, indenture, undertaking, debt instrument, lease, understanding, arrangement or commitment (other than a Benefit Arrangement) to which such person or any of its Subsidiaries is a party or by which any of them may be bound or to which any of their assets or properties may be subject, whether or not in writing, and whether express or implied.

“Conversion” means the conversion of the processing, reporting, payment and other operating systems from those of Company Bank Sub to those of Parent Bank Sub.

“Dissenting Common Shares” means shares of Company Common Stock that are held or beneficially owned by a person who has properly exercised and perfected appraisal, dissenters or similar rights under Sections 607.1302 and 607.1323 of the FBCA.

“Environmental Laws” means all applicable Laws, regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials, the protection of the environment or the protection of human health and safety as it relates to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Common Shares” means shares of Company Common Stock beneficially owned by Parent or any Subsidiary (other than shares held in a trust, fiduciary, or nominee capacity or as a result of debts previously contracted) or held in the Company’s treasury.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any industry self-regulatory authority.

“Hazardous Materials” means any hazardous or toxic substances, materials, wastes, pollutants, contaminants or other harmful substances, including petroleum compounds, asbestos, mold and lead, regulated under or which may give rise to liability under any Environmental Law.

“Intellectual Property Rights” means all rights in or to (1) trademarks, service marks, brand names, d/b/a’s, Internet domain names, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same; (2) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions, reexaminations and reissues; (3) Trade Secrets; (4) published and unpublished works of authorship, whether copyrightable or not (including databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (5) all other intellectual property or proprietary rights.

“IRS” means the Internal Revenue Service.

“IT Assets” means the Company’s and its Subsidiaries’ computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation owned or used by the Company and its Subsidiaries in connection with the operation of their respective businesses.

“Knowledge” means, with respect to: (1) the Company, (A) those facts, events, circumstances and other matters actually known to the Chief Executive Officer, President / Chief Operating Officer, Chief Financial Officer, General Counsel, Executive Vice President—Chief Lending Officer, Senior Vice President—IT, Senior Vice President—BSA/Compliance and Human Resources Coordinator of the Company or Company Bank Sub; and (B) those facts, events, circumstances and other matters that the Chief Executive Officer, President / Chief Operating Officer, Chief Financial Officer, General Counsel, Executive Vice President / Chief Lending Officer, Senior Vice President—IT, Senior Vice President—BSA/Compliance and Human Resources Coordinator of the Company or Company Bank Sub could reasonably be expected to know or be aware of given each such individual’s position and responsibilities at the Company and the Company Bank Sub after making reasonable inquiry, and (2) Parent, (A) those facts, events, circumstances and other matters actually known to the Chief Executive Officer or Chief Financial Officer of Parent; and (B) those facts, events, circumstances and other matters that the Chief Executive Officer or Chief Financial Officer of Parent could reasonably be expected to know or be aware of given each such individual’s position and responsibilities at Parent and Parent Bank Sub after making reasonable inquiry; provided, however that with respect to the Parent’s Chief Financial Officer, such officer’s knowledge shall take into account the length of such officer’s tenure with Parent.

“Law” means any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, interpretation, order, judgment, injunction, directive, policy, guidance, ruling, approval, permit, requirement or rule of law (including common law) enacted, issued, promulgated, enforced or entered by any Governmental Authority, as well as any common law.

“Lease” means any lease, sublease, license, concession or other Contract pursuant to which the Company or any Subsidiary thereof holds any Leased Real Property.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any Subsidiary thereof.

“Lien” means any charge, mortgage, pledge, security interest, restriction, claim, lien, encumbrance, option, right to acquire or adverse interest (other than any nonexclusive licenses granted in the ordinary course of business consistent with past practice).

“Material Adverse Effect” means, with respect to the Company or Parent, any fact, circumstance, change, event or effect that, either individually or in the aggregate with any other fact, circumstance, change, event or effect: (1) is or is reasonably likely to be material and adverse to the capital, condition (financial or otherwise), results of operations or business of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, respectively, excluding (with respect to each of clauses (A), (B) or (C), only to the extent that the effect of a change on it is not materially different than on comparable banking organizations organized and operated in the United States or any state therein (in which case only the incremental materially disproportionate effect may be taken into account in determining whether there has been a Material Adverse Effect)) the impact of (A) changes after the date hereof in banking and other Laws or changes in the interpretation thereof by Governmental Authorities, (B) changes after the date hereof in GAAP or regulatory accounting requirements applicable to banking services organizations generally, (C) changes after the date hereof in prevailing interest rates or other general economic conditions generally affecting banking organizations operating in the United States or any state therein, (D) any failure to meet internally prepared forecasts or projections or, with respect to Parent only, externally prepared forecasts or projections, but the effects of the underlying causes of any such failure to meet forecasts or projections shall not be so excluded, (E) actions or omissions of a party to this Agreement that are expressly required by this Agreement or taken upon the written request or with the prior written consent of the other party to this Agreement in contemplation of the transactions contemplated hereby or (F) the public disclosure of this Agreement or the transactions contemplated hereby; or (2) would materially impair the ability of the party to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

“Merger Sub Stock” means the common stock, par value $0.01 per share, of Merger Sub.

“Mortgage Loans” means Loans secured by real property or interests in real property that are or were owned, originated (or in the process of origination), made, entered into, serviced or subserviced by the Company or its Subsidiaries.

“NYSE” means the New York Stock Exchange.

“OREO” means real property designated as other real estate owned by the Company Bank Sub.

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, including the property, assets and rights that comprise OREO, and all easements and other rights and interests appurtenant thereto, owned by the Company or any Subsidiary thereof.

“Parent Class A Common Stock” means the Class A common stock, par value $0.001 per share, of Parent.

“Parent Class B Common Stock” means the Class B common stock, par value $0.001 per share, of Parent.

“Parent Common Stock” means the Parent Class A Common Stock and the Parent Class B Common Stock.

“Parent Restricted Stock Awards” means all outstanding awards of restricted Parent Class A Common Stock.

“Parent Restricted Stock Unit Awards” means all outstanding restricted stock unit awards in respect of shares of Parent Class A Common Stock.

“Parent Stock Options” means all outstanding and unexercised employee and director options to purchase Parent Class A Common Stock.

“Parent Stock Plans” means the Bond Street Holdings, LLC 2009 Option Plan, the Bond Street Holdings, Inc. 2013 Stock Incentive Plan, the Parent 2016 Stock Incentive Plan, in each case as the same may be amended from time to time, and any additional or successor plans.

“Parent Warrant Certificates” means the Form of 2009 Warrant Agreement, as amended.

“Permitted Liens” shall mean: (1) real estate taxes, assessments and other levies, fees or charges imposed by Law with respect to such Real Property which are not due and payable as of the Closing Date, or which are being contested in good faith; (2) mechanics liens and similar Liens for labor, materials or supplies provided with respect to such Real Property incurred in the ordinary course of business consistent with past practice for amounts which are not delinquent and which would not, individually or in the aggregate, have a material effect on the business or which are being contested by appropriate proceedings and which do not result from the violation or breach of, or default under, any applicable Law or Contract; (3) zoning, building codes and other land use Laws regulating the use or occupancy of such Real Property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such Real Property which are not violated by the current use or occupancy of such Real Property or the operation of the business thereon or any violation of which would not have a material and adverse effect on the value of the properties or assets subject thereto or otherwise materially impair current business operations at such Real Property; and (4) easements, covenants, conditions and restrictions of record and other similar matters of record affecting title to such Real Property which do not materially impair the value or use or occupancy of such Real Property or otherwise materially impair the operation of the current business conducted thereon.

“Person” includes an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company or other entity or group.

“Personal Information” means any information concerning an individual that would be considered nonpublic personal information or otherwise protected under any applicable Privacy Laws, including any individual’s financial account information.

“Previously Disclosed” means information set forth, disclosed or made available by a party in the applicable paragraph of its Disclosure Schedule and, with respect to Parent, information disclosed in the Parent SEC Filings (disregarding risk factor disclosures contained under the heading “Risk Factors” or disclosure of risks set forth in any “forward-looking statements” disclaimer).

“Principal Shareholder” means any of the members of the Company Board, Patriot Financial Partners II, L.P., Patriot Financial Partners Parallel II, L.P., Bridge Equities III, LLC and Financial Opportunity Fund LLC.

“Privacy Law” means any Law governing personal privacy, data breach notification or the collection, use, transfer or protection of personal information, including any U.S. state data breach notification and security laws, the Fair Credit Reporting Act of 1970 and its implementing regulations, and the Gramm-Leach-Bliley Act of 1999 and its implementing regulations, each as may be amended from time to time.

“Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 21, 2015, by and among the Company and certain shareholders thereof.

“Representatives” means, with respect to any person, such person’s directors, officers, employees, legal, accounting or financial advisors or any representatives of such legal or financial advisors.

“Rights” means, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any other person any right to subscribe for or acquire, or any options, warrants, puts, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price, book or other value of, shares of capital stock, units or other equity interests of, such first person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Significant Subsidiary” and “Subsidiary” have the meanings ascribed to those terms in Rule 1-02 of Regulation S-X promulgated by the SEC.

“Superior Proposal” means a bona fide written Acquisition Proposal received other than in connection with a breach of Section 6.7, which the Company Board concludes in good faith to be more favorable from a financial point of view to its shareholders than the Merger and the transactions contemplated hereby (1) after receiving the advice of its financial advisors, (2) after taking into account the likelihood of consummation of the proposed transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (3) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory (including the advice of outside counsel regarding the potential for regulatory approval of any such proposal) and other aspects of such proposal and any other relevant factors permitted under applicable Law; provided that for purposes of the definition of “Superior Proposal”, the references to “more than twenty percent (20%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%) or more”.

“Tax” and “Taxes” means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges, together with any interest and any penalties or fines imposed by any taxing authority.

“Tax Returns” means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

“Trade Secrets” means confidential information, trade secrets and know-how, including confidential processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists.

1.2 Additional Definitions. Each of the following terms has the meaning specified in the Section of this Agreement set forth opposite such term:

Term	Section
$	Section 1.3(j)
.pdf	Section 9.9
.tiff	Section 9.9
Acquisition Proposal	Section 1.1
Acquisition Transaction	Section 1.1
Affiliate	Section 1.1
affiliated transaction	Section 5.2(h)
Agreement	Preamble
Articles of Merger	Section 2.2
associate	Section 5.2(x)
Average Closing Price	Section 3.1(a)(1)
back doors	Section 5.2(q)(3)
Bank Merger	Recitals
Bank Merger Act	Section 1.1
Bank Merger Surviving Bank	Section 2.6
Benefit Arrangement	Section 1.1
BHC Act	Section 1.1

Term	Section
Blue Sky	Section 6.5(a)
brokered deposits	Section 4.1(d)
Burdensome Condition	Section
business combination	Section 5.2(h)
Closing	Section 2.2
closing agreement	Section 5.2(r)(4)
Closing Date	Section 2.2
COBRA	Section 1.1
Code	Recitals
commencing on	Section 4.1(m)
Company	Preamble
Company 401(k) Plan	Section 6.12(a)(1)
Company Bank Sub	Recitals
Company Board	Section 1.1
Company Common Stock	Section 1.1
Company ERISA Affiliate	Section 1.1
Company FA	Section 5.2(i)
Company Financial Statements	Section 5.2(j)(1)
Company Meeting	Section 6.2
Company Non-Voting Common Stock	Section 1.1
Company Preferred Stock	Section 5.2(b)(1)
Company Shareholder Matters	Section 5.2(e)
Company Shareholders Agreement	Section 1.1
Company Stock	Section 1.1
Company Voting Common Stock	Section 1.1
Confidentiality Agreement	Section 1.1
Constituent Documents	Section 1.1
Contract	Section 1.1
control	Section 1.1
control share	Section 5.2(h)
Conversion	Section 1.1
Conversion Number	Section 3.1(a)(1)
Conversion Project Manager	Section 6.13
Covered Employees	65
Disclosure Schedule	Section 5.1
disqualified individual	Section
Dissenting Common Shares	Section 1.1
Dollars	Section 1.3(j)
Doubtful	Section 5.2(y)(6)
Effective Time	Section 2.2
eligible rollover distributions	Section 6.12(a)(2)
ending on	Section 4.1(m)
Environmental Laws	Section 1.1
ERISA	Section 1.1
excess parachute payment	Section 5.2(u)(8)
Exchange Act	Section 1.1
Exchange Agent	Section 3.3(a)
Excluded Common Shares	Section 1.1
fair price	Section 5.2(h)
Fannie Mae	Section 5.2(y)(4)
FBCA	Section 2.2

Term	Section
Fee	Section 8.3(a)
Fee Termination Date	Section
Fee Triggering Event	Section 8.3(a)
Freddie Mac	Section 5.2(y)(4)
from	Section 4.1(m)
from and including	Section 4.1(m)
GAAP	Section 1.1
Governmental Authority	Section 1.1
Hazardous Materials	Section 1.1
hereby	Section 1.3(b)
herein	Section 1.3(b)
hereof	Section 1.3(b)
hereunder	Section 1.3(b)
include	Section 1.3(c)
includes	Section 1.3(c)
including	Section 1.3(c)
Indemnified Party	Section 6.11(a)
Intellectual Property Rights	Section 1.1
Intended Tax Treatment	Recitals
IRS	Section 1.1
IT Assets	Section 1.1
Knowledge	Section 1.1
Law	Section 1.1
Lease	Section 1.1
Leased Real Property	Section 1.1
Lien	Section 1.1
Loans	Section 5.2(y)(1)
Loss	Section 5.2(y)(6)
Material Adverse Effect	Section 1.1
Material Contracts	Section 5.2(w)(1)
Maximum Conversion Number	Section 3.1(a)(1)
Merger	Recitals
Merger Consideration Value Per Share	Section 3.2(a)(1)
Merger Sub	Preamble
Merger Sub Stock	Section 1.1
Minimum Conversion Number	Section 3.1(a)(1)
moratorium	Section 5.2(h)
Mortgage Loans	Section 1.1
multiemployer plan	Section 5.2(u)(3)
multiple employer plan	Section 5.2(u)(3)
negotiate	Section 8.1(f)
New Certificates	Section 3.3(a)
NYSE	Section 1.1
Obligor	Section 5.2(y)(1)
OCC	Section 5.2(f)
OFR	Section 5.2(f)
Old Certificates	Section 3.3(a)
OREO	Section 1.1
Outside Date	Section 8.1(e)
Owned Real Property	Section 1.1
Parent	Preamble

Term	Section
Parent 401(k) Plan	Section 6.12(a)(2)
Parent Arrangements	Section
Parent Bank Sub	Recitals
Parent Class A Common Stock	Section 1.1
Parent Class B Common Stock	Section 1.1
Parent Common Stock	Section 1.1
Parent Merger	Recitals
Parent Merger Surviving Company	Section 2.6
Parent Restricted Stock Awards	Section 1.1
Parent Restricted Stock Unit Awards	Section 1.1
Parent SEC Filings	Section 5.3(i)(1)
Parent Stock Options	Section 1.1
Parent Stock Plans	Section 1.1
party	Section 1.3(d)
past practices	Section 1.3(m)
Pension Plan	Section
Per Common Share Consideration	Section 3.1(a)(1)
Permitted Liens	Section 1.1
person	Section 8.3(a), Section 1.3(e)
Personal Information	Section 1.1
phantom stock	Section 4.1(i)(2)
Pool	Section 5.2(y)(5)
Previously Disclosed	Section 1.1
Principal Shareholder	Section 1.1
Privacy Law	Section 1.1
Privacy Policies	Section
Proxy Statement	Section 6.5(a)
Real Property	Section 5.2(v)
Registered	Section 1.1
Registration Rights Agreement	Section 1.1
Registration Statement	Section 6.5(a)
Regulatory Agreement	Section 5.2(o)
Representatives	Section 1.1
Required Third-Party Consents	Section 5.2(f)
Requisite Regulatory Approvals	Section 6.3(a)
Rights	Section 1.1
Satisfactory	Section 5.2(n)(2), Section 5.2(n)(2)
Scheduled Intellectual Property	Section 5.2(q)(1)
SEC	Section 1.1
Securities Act	Section 1.1
Securitization Agreement	Section 5.2(j)(2)
SERPs	Section
Significant Subsidiary	Section 1.1
single employer plan	Section 5.2(u)(3)
single-employer plan	Section 5.2(u)(3)
Subsequent Mergers	Recitals
Subsidiary	Section 1.1
Substandard	Section 5.2(y)(6)
Superior Proposal	Section 1.1

Term	Section
Supplemental Disclosure Schedule	Section 6.1(c)
Surviving Corporation	Recitals
tail	Section 6.11(a)
Takeover Laws	Section 5.2(h)
Tax	Section 1.1
Tax Returns	Section 1.1
Taxes	Section 1.1
time bombs	Section 5.2(q)(3)
to	Section 4.1(m)
to and including	Section 4.1(m)
Trade Secrets	Section 1.1
trap doors	Section 5.2(q)(3)
Trojan horses	Section 5.2(q)(3)
until	Section 4.1(m)
Voting Agreements	Recitals
WARN Act	Section
worms	Section 5.2(q)(3)

1.3 Interpretation.

(a) In this Agreement, except as context may otherwise require, references:

(1) to the Preamble, Recitals, Sections, Annexes or Schedules are to the Preamble to, a Recital or Section of, or Annex or Schedule to, this Agreement and all capitalized terms used in the Annexes and Schedules to this Agreement, unless otherwise provided therein, shall have the meanings given to such terms in this Agreement;

(2) to this Agreement are to this Agreement, and the Annexes and Schedules to it, taken as a whole;

(3) to the “transactions contemplated hereby” includes the transactions provided for in this Agreement, and the Voting Agreements and the Non-Competition Agreements, including the Merger and the Subsequent Mergers;

(4) to any agreement (including this Agreement), contract, Lease or Law are to the agreement, contract, Lease or Law as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement, Lease or contract, to the extent permitted by the terms thereof); and to any section of any Law include any successor to the section;

(5) to any Law include any rules and regulations promulgated under the Law;

(6) to any Governmental Authority includes any successor to that Governmental Authority;

(7) to any gender include the other gender; and

(8) to the Company or any Subsidiary of the Company shall include any and all predecessors in interest thereof.

(b) The words “hereby”, “herein”, “hereof”, “hereunder” and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific Section.

(c) The words “include”, “includes” or “including” are to be deemed followed by the words “without limitation.”

(d) The word “party” is to be deemed to refer to the Company, Parent or Merger Sub.

(e) The word “person” is to be interpreted broadly to include any individual, savings association, bank, trust company, corporation, limited liability company, partnership, association, joint-stock company, business trust, unincorporated organization and any other entity.

(f) The table of contents and article and section headings are for reference purposes only and do not limit or otherwise affect any of the substance of this Agreement.

(g) This Agreement is the product of negotiation by the parties, having the assistance of counsel and other advisers. The parties intend that this Agreement not be construed more strictly with regard to one party than with regard to the other.

(h) No provision of this Agreement is to be construed to require, directly or indirectly, any person to take any action, or omit to take any action, to the extent such action or omission would violate applicable Law (including statutory and common law), rule or regulation.

(i) The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

(j) The terms “Dollars” and “$” mean U.S. Dollars.

(k) If the last day of the time period for the giving of any notice or the taking of any action required under this Agreement falls on a Saturday, Sunday or legal holiday or a date on which banks in the State of Florida are authorized by applicable Law to close, the time period for giving such notice or taking such action shall be extended through the next Business Day following the original expiration date of such time period.

(l) In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including” and the words “to”, “until” and “ending on” (and the like) mean “to and including.”

(m) References to “past practices” of the Company or any Subsidiary of the Company means an action that is consistent in nature, scope and magnitude with the past practices of such person within the previous three (3) years.

ARTICLE 2

The Merger

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, Merger Sub will merge with and into the Company at the Effective Time. At the Effective Time, the separate existence of Merger Sub will terminate. The Company will be the Surviving Corporation and will continue its existence under the laws of the State of Florida. As a result of the Merger, the Company shall become a wholly owned subsidiary of Parent.

2.2 Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing,” and the date on which the Closing occurs, the “Closing Date”) shall be held at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 at 10:00 a.m. New York City time, on (1) the date that is the first Business Day of the calendar month following the calendar month in which the last of the conditions specified in Article 7 of this Agreement have been satisfied or waived, other than those conditions that by their nature are to be satisfied at Closing, but subject to the fulfillment or waiver of those conditions or (2) at such other place, or at such other time and date, as may be mutually agreed by the parties. The parties hereto shall cause articles of merger with respect to the Merger (“Articles of Merger”) to be drafted and executed prior to the Closing Date and filed on the Closing Date with the Secretary of State of the State of Florida, all in accordance with the applicable provisions of the Florida Business Corporations Act (the “FBCA”). The time on the Closing Date at which the Merger becomes effective is referred to herein as the “Effective Time”. Once the Closing Date has been designated by Parent, the parties may agree in writing to another Closing Date.

2.3 Effects of the Merger; Liabilities of the Company. The Merger will have the effects prescribed by applicable Law, including the FBCA.

2.4 Name of Surviving Corporation; Directors and Officers. The name of the Surviving Corporation as of the Effective Time will be the name of the Company. The directors and officers of the Surviving Corporation as of the Effective Time shall be the directors and officers of Merger Sub immediately prior to the Effective Time.

2.5 Articles of Incorporation and By-Laws of the Surviving Corporation. The Articles of Incorporation of Merger Sub, and the Bylaws of Merger Sub, in each case, as in effect immediately before the Effective Time, will be the articles of incorporation and by-laws, respectively, of the Surviving Corporation as of the Effective Time, until thereafter amended as provided therein or by applicable Law.

2.6 The Subsequent Mergers. Prior to the Effective Time, the Company and Parent will cooperate and use their commercially reasonable efforts to effect the Subsequent Mergers and the Conversion immediately following the Effective Time, or at such later time as Parent may determine. Such cooperation shall include (a) the approval and entry into a merger agreement for the Parent Merger substantially in the form attached as Annex 1 hereto, (b) the approval and entry into a merger agreement for the Bank Merger substantially in the form attached as Annex 2 hereto and (c) the filing of all applications for all regulatory approvals and certificates required to give effect thereto. At the respective effective times of the Parent Merger and the Bank Merger, the separate existence of the Company and the Company Bank Sub, respectively, will terminate. Parent will be the surviving corporation in the Parent Merger (the “Parent Merger Surviving Company”) and will continue its existence under the laws of the State of Delaware, and Parent Bank Sub will be the surviving bank in the Bank Merger (the “Bank Merger Surviving Bank”) and will continue its existence under the laws of the United States. The Restated Certificate of Incorporation of Parent in effect immediately prior to the Parent Merger will be the certificate of incorporation of the Parent Merger Surviving Company, and the Charter of Parent Bank Sub in effect immediately prior to the Bank Merger will be the charter of the Bank Merger Surviving Bank. The Amended By-Laws of Parent in effect immediately prior to the Parent Merger will be the by-laws of the Parent Merger Surviving Company, and the By-Laws of Parent Bank Sub in effect immediately prior to the Bank Merger will be the by-laws of the Bank Merger Surviving Bank. In the Subsequent Mergers, the shares of the entity not surviving the merger shall be cancelled and the shares of the entity surviving the merger shall remain outstanding and not be affected thereby.

ARTICLE 3

Effect on Stock

3.1 Effect on Stock. At the Effective Time, as a result of the Merger and without any action by any holder of Company Stock:

(a) Company Common Stock.

(1) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Excluded Common Shares and Dissenting Common Shares, will be converted into and constitute the right to receive 0.4584 shares (the “Per Common Share Consideration”), of Parent Class A Common Stock, rounded to four decimal places.

(2) Shares of Company Common Stock outstanding immediately prior to the Effective Time will no longer be outstanding and will automatically be canceled and will cease to exist, and no consideration shall be payable for any Excluded Common Shares. Holders of shares of Company Common Stock will cease to be, and will have no rights as, shareholders of the Company, and certificates that represented shares of Company Common Stock before the Effective Time will be deemed for all purposes to represent only the right to receive, without interest, (A) any then unpaid dividend or other distribution with respect to such Company Common Stock having a record date before the Effective Time and (B) the consideration payable in respect of such Company Common Stock pursuant to this Article 3. After the Effective Time, there will be no transfers of shares of Company Common Stock on the stock transfer books of the Company or the Surviving Corporation, and shares of Company Common Stock presented to the Surviving Corporation will be canceled and exchanged in accordance with this Article 3.

(b) Merger Sub Stock. Each share of Merger Sub Stock outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

3.2 Company Stock Options.

(a) Company Stock Options. Prior to the Closing Date, the Company shall take, or cause to be taken, all action, including causing the Company Board or any committee thereof under any Company Stock Plan to take, or cause to be taken, all action permitted under any Company Stock Plan and obtaining the consent of each holder of a Company Stock Option to an option cancellation agreement prior to the Closing in a form reasonably satisfactory to Parent, necessary to cause any outstanding Company Stock Options, whether vested or unvested or exercisable or unexercisable immediately prior to the Effective Time, to, as of the Effective Time (1) be cancelled and terminated in a manner satisfactory to Parent in its reasonable discretion and without the payment of any consideration (unless otherwise directed in writing by Parent) other than as provided in this Section 3.2, if any; (2) represent solely the right to receive a lump sum cash payment payable to the holder of such Company Stock Option pursuant to this Section 3.2, if any; and (3) no longer represent the right to purchase shares of Company Common Stock or any other security of the Company, Parent, the Surviving Corporation or any other person.

(1) Each holder of a Company Stock Option outstanding immediately prior to the Effective Time, the exercise price per share of which is less than the Merger Consideration Value Per Share (as defined below), shall be entitled to receive from Parent in respect of and in consideration for the cancellation and termination of each such Company Stock Option, as soon as reasonably practicable following, but in any event subject to, the Effective Time and in no event later than fifteen (15) Business Days thereafter, an amount in cash, without any interest and subject to any required Tax withholding, equal to the product of (1) the excess, if any, of (A) the product of (x) the Per Common Share Consideration and (y) the per share volume weighted average price of the Parent Common Stock on NYSE from 9:30 a.m. to 4:00 p.m., Eastern Time, on the ten (10) trading days immediately preceding the Closing Date as found on Bloomberg page FCB UN EQUITY VWAP (or its equivalent successor page if such page is not available) (the product of (x) and (y) being the “Merger Consideration Value Per Share”), over (B) the exercise price per share of Company Common Stock subject to such Company Stock Option and (2) the number of shares of Company Common Stock subject to such Company Stock Option; provided, however, the payment of such cash payment shall be conditioned on the holder of such Company Stock Option executing an acknowledgment in a form satisfactory to Parent that such payment represents the full satisfaction of all obligations and liabilities with respect to such Company Stock Option.

(2) In the event that the exercise price of any Company Stock Option outstanding immediately prior to the Effective Time is equal to or greater than the Merger Consideration Value Per Share, no cash payment or other consideration for such Company Stock Option shall be due and payable in respect thereof and the Company Stock Option shall be cancelled and of no further force or effect as of the Effective Time, without any further action on the part of the Company, Parent or the holder of the Company Stock Option. Prior to the Closing, the Company shall take or cause to be taken such action as is necessary and reasonably satisfactory to Parent in order to terminate the Company Stock Plans as of the Effective Time.

3.3 Exchange Agent.

(a) At or before the Effective Time, Parent will deposit with its transfer agent or with a depository or trust institution of recognized standing selected by it and reasonably satisfactory to the Company (in such capacity, the “Exchange Agent”), for the benefit of the holders of certificates formerly representing shares of Company Common Stock (collectively, the “Old Certificates”), (1) certificates or, at Parent’s option, evidence of shares in book entry form (“New Certificates”), representing the shares of Parent Common Stock issuable to holders of Old Certificates under this Article 3 and (2) an amount equal to the aggregate cash payable to holders of Company Common Stock pursuant to Section 3.4.

(b) As promptly as reasonably practicable following the Effective Time, but in no event later than five (5) Business Days thereafter, Parent shall cause the Exchange Agent to mail or deliver to each person who was, immediately prior to the Effective Time, a holder of record of Company Common Stock, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Old Certificates shall pass, only upon proper delivery of such certificates to the Exchange Agent) containing instructions for use in effecting the surrender of Old Certificates in exchange for the consideration payable pursuant to this Article 3. No interest will accrue or be paid with respect to any New Certificate or cash to be delivered upon surrender of Old Certificates. If any New Certificate is to be issued or cash is to be paid in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it will be a condition to the exchange that the Old Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form of transfer, and that the person requesting the exchange (1) pay any transfer or other similar Taxes required by reason of the issuance of the New Certificate or the making of the cash payment in a name other than the name of the holder of the surrendered Old Certificate or (2) establish to the reasonable satisfaction of Parent (or the Exchange Agent, as the case may be) that any such Taxes have been paid or are not applicable.

(c) No dividends or other distributions with respect to Parent Common Stock having a record date after the Effective Time will be paid to any holder of Company Common Stock until such holder has surrendered the Old Certificate representing such stock as provided herein. Subject to the effect of applicable Law, following surrender of any such Old Certificates, there shall be paid to the holder of New Certificates issued in exchange therefor, without interest, the amount of dividends or other distributions with a record date after the Effective Time previously payable with respect to the shares of Parent Common Stock represented thereby. To the extent permitted by applicable Law, holders of Company Common Stock who receive Parent Common Stock in the Merger shall be entitled to vote after the Effective Time at any meeting of Parent stockholders the number of whole shares of Parent Common Stock into which their respective shares of Company Common Stock are converted, regardless of whether such holders of Company Common Stock have exchanged their Old Certificates for New Certificates in accordance with the provisions of this Agreement.

(d) Parent shall be entitled to rely upon the Company’s stock transfer books to establish the identity of those persons entitled to receive consideration pursuant to this Article 3, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Old Certificate, Parent shall be entitled to deposit the full consideration represented thereby in escrow with an independent third party and thereafter be relieved from any and all liability and obligation with respect to any claims thereto. Notwithstanding anything herein to the contrary, no party hereto shall be liable to any former holder of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(e) The Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under any applicable Law. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect to whom such deduction and withholding was made by the Surviving

Corporation or the Exchange Agent. If any holder of an Old Certificate requests payment of any cash such person is entitled to pursuant to this Article 3 by means of a wire transfer in his, her or its duly executed and completed letter of transmittal, the Exchange Agent may make payment of such cash such holder is entitled to hereunder by wire transfer in accordance with such request and the cost of any such wire transfer shall be charged to the account of and deducted from the proceeds paid to such holder hereunder.

3.4 Fractional Shares. Notwithstanding anything to the contrary in this Agreement, no fractional shares of Parent Common Stock, will be issued in the Merger, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Instead, Parent will pay, to each holder of Company Common Stock who would otherwise be entitled to a fractional share of Parent Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest and rounded to the nearest cent) determined by multiplying such fraction of a share of Parent Common Stock by the Merger Consideration Value Per Share.

3.5 Lost, Stolen or Destroyed Certificates. In the event any certificate representing shares of Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the shares of Parent Common Stock and any cash, unpaid dividends or other distributions that would be payable or deliverable in respect thereof pursuant to this Agreement had such lost, stolen or destroyed certificate been surrendered.

3.6 Anti-Dilution Adjustments. If Parent changes (or the board of directors of Parent sets a related record date that will occur before the Effective Time for a change in) the number or kind of shares of Parent Class A Common Stock outstanding by way of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction, the Per Common Share Consideration will be adjusted proportionately to account for such change.

3.7 Appraisal Rights. Notwithstanding anything to the contrary in this Agreement, to the extent that holders of Company Common Stock are entitled to appraisal rights under Section 607.1302 of the FBCA, Dissenting Common Shares that are outstanding as of the Effective Time will not be converted into the right to receive the consideration payable in respect of Company Common Stock pursuant to Section 3.1 hereof unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his, her or its right to dissent from the Merger under the FBCA. The holder of any Dissenting Common Share shall be treated in accordance with Section 607.1322 of the FBCA and, as applicable, shall be entitled only to such rights as may be granted to such holder pursuant to Section 607.1322 of the FBCA with respect thereto. Parent shall be given a reasonable opportunity to review and comment on all notices or other communications to be sent to holders of Dissenting Common Shares and all such notices and other communications shall be reasonably satisfactory to Parent. The Company will give Parent (a) prompt notice of any notice or demands for appraisal or payment for shares of Company Common Stock, any withdrawal of demand for payment and any other similar instruments received by the Company and (b) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices at Parent’s cost and expense. The Company will not, without the prior written consent of Parent, settle, offer to settle or otherwise negotiate, any such demands or notices or make or offer to make any payment in respect of any such demands or notices. Parent will pay any consideration as may be determined to be due with respect to Dissenting Common Shares pursuant to and subject to the requirements of applicable Law.

ARTICLE 4

Conduct of Business Pending the Merger

4.1 Forbearances of the Company. The Company agrees that from the date hereof until the Effective Time, except as expressly permitted by this Agreement, as Previously Disclosed or as directed in writing by any Governmental Authority, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), it will not, and will cause each of its Subsidiaries not to:

(a) Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practice and in accordance with the policies and procedures of the Company and its Subsidiaries in effect as of the date hereof or fail to use commercially reasonable efforts to preserve intact its business organizations and assets and maintain its rights, franchises and authorizations and its existing relations with customers, suppliers, vendors, Governmental Authorities, employees, business associates and shareholders.

(b) Operations. Enter into any new line of business or materially change its lending, credit, investment, underwriting, risk, asset liability management or other banking, operating or other policies, procedures or practices from those in effect as of the date hereof, except as required by applicable Law, or close, sell, consolidate or relocate (or make application for, or give notice of the same) or materially alter any of its branches or other significant offices or operations facilities of it or its Subsidiaries.

(c) Products. Materially alter any of its policies or practices with respect to the rates, fees, interest, charges, levels or types of services or products available to customers of the Company or its Subsidiaries from those in effect as of the date hereof or offer any promotional pricing with respect to any product or service available to customers of the Company or its Subsidiaries; provided, however, the Company and its Subsidiaries may offer promotional pricing with respect to products and services available to customers of the Company or its Subsidiaries in the ordinary course of business consistent with past practices and on commercially reasonable terms.

(d) Brokered Deposits. Book any “brokered deposits”, as such term is defined in 12 CFR § 337.6, other than in the ordinary and usual course consistent with past practice, and, in any event, such brokered deposits shall not exceed 12% of the Company’s total liabilities, defined per the methodology of the Consolidated Reports of Condition and Income.

(e) Securities Portfolio. Purchase any securities other than short-term securities issued by the United States Department of the Treasury or any United States governmental agency, other than in the ordinary and usual course consistent with past practice.

(f) Capital Expenditures. Make any capital expenditures in excess of $100,000 individually or $300,000 in the aggregate.

(g) Material Contracts. Enter into, terminate, amend, modify (including by way of interpretation), extend or renew any Material Contract.

(h) Loans. Make, renew, amend, extend the term of, extend the maturity of or grant the forbearance of any Loan involving a total credit exposure of more than $2,500,000 with any single borrower and its affiliates or related parties, provided that when the Company has delivered to Parent, and Parent has acknowledged receipt of, a request for prior written consent to exceed such limit, Parent shall use its reasonable best efforts to respond to such request within two Business Days, provided, however that should Parent fail to respond to such request within two Business Days of receipt, the Company shall be deemed to have received Parent’s prior written consent to exceed such limit.

(i) Capital Stock.

(1) Except for the issuance of Company Common Stock pursuant to the Company Stock Options outstanding as of the date hereof, issue, sell, grant, transfer or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of its stock or any additional Rights of it with respect to its stock;

(2) Permit any additional shares of capital stock of the Company or any of its Subsidiaries to become subject to grants of employee or director stock options, restricted stock grants, “phantom stock” rights or similar stock-based employee or director rights;

(3) Repurchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or any of its Subsidiaries;

(4) Effect any recapitalization, reclassification, stock split or similar change in capitalization;

(5) Form or make any investment in any new Subsidiary other than a Subsidiary formed in the ordinary course of business consistent with past practice to hold OREO that is acquired after the date of this Agreement; or

(6) Enter into, or take any action to cause, encourage or knowingly facilitate any holders of Company Common Stock to enter into, any Contract, understanding or commitment (other than the Voting Agreement) relating to the rights of holders of Company Common Stock to vote any shares of Company Common Stock, or cooperate in any formation of any voting trust or similar arrangement relating to such shares.

(j) Equity Grants. Grant any stock options, stock appreciation rights, restricted stock units, restricted stock or other equity-based awards or interests, or grant any person any right to acquire any shares of its capital stock.

(k) Dividends, Distributions, Repurchases. Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its stock (except for cash dividends by any Subsidiary of the Company to the Company as needed by the Company to fund the Company’s working capital requirements for operations and expenses).

(l) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue (i) any of its loans, securities, assets, deposits, business or properties if such disposition, or series of related dispositions, would result in the recognition of loss under GAAP in excess of $100,000 or (ii) any portion of its assets, business or properties with a fair market value in excess of $100,000 individually or $300,000 in the aggregate, provided that when the Company has delivered to Parent, and Parent has acknowledged receipt of, a request for prior written consent to exceed such limit, Parent shall use its reasonable best efforts to respond to such request within two Business Days, provided, however that should Parent fail to respond to such request within two Business Days of receipt, the Company shall be deemed to have received Parent’s prior written consent to exceed such limit.

(m) Acquisitions. Acquire any assets or properties of another Person in any one transaction or series of related transactions, except, in the ordinary course of business consistent with past practice, (i) for short-term investments for cash management purposes, (ii) pursuant to bona fide hedging transactions, (iii) by way of foreclosures or otherwise in satisfaction of debts previously contracted in good faith and (iv) for assets used in the ordinary course of business to support operations and existing infrastructure of the Company and its Subsidiaries.

(n) Constituent Documents. Amend any of its Constituent Documents (or similar governing documents).

(o) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable accounting requirements of a Governmental Authority.

(p) Tax Matters. (i) Make, change or revoke any material Tax election, (ii) file any amended Tax Return (unless to correct an error), (iii) enter into any closing agreement, settle any material Tax claim or assessment, or surrender any right to claim a material refund of Taxes, (iv) change any method of reporting income or deductions for Tax purposes, (v) change the entity classification of the Company or any of its Subsidiaries, (vi) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, or (vii) take any action with respect to Taxes that is outside the ordinary course of business or inconsistent with past practice to the extent such action is reasonably likely to have a materially adverse impact on the Tax position of the Company, or, after the Merger or the Subsequent Mergers, on the Tax position of Parent or Parent Bank Sub.

(q) Claims. Settle any action, suit, claim or proceeding against it, except for an action, suit, claim or proceeding that is settled in the ordinary course of business in an amount or for consideration not in excess of $50,000 individually, or $100,000 in the aggregate, and that would not impose any continuing liability or material restriction on the business of it or its Subsidiaries or, after the Effective Time, Parent or its Subsidiaries.

(r) Compensation; Employment Agreements. (1) Enter into, terminate, amend, modify (including by way of interpretation), forgive, extend or renew any employment, officer, consulting, employee loan, severance, noncompetition, nonsolicitation, change-in-control, retention, stay bonus or similar contract, agreement or arrangement, grant any salary or wage increase or increase any employee benefit, including incentive, retention or bonus payments (or, with respect to any of the preceding, communicate any intention to take such action) with any director, officer, employee or consultant, or increase the compensation of any director of the Company or any of its Subsidiaries, except in each case (A) to pay (and accrue) annual and quarterly bonuses in the ordinary course of business consistent with past practices and in accordance with the terms of the applicable Benefit Arrangements that do not exceed 105% of the bonuses paid to employees of the Company and its Subsidiaries in 2017 in respect of the Company’s 2016 fiscal year, in the aggregate, (B) to grant annual salary or wage increases in the ordinary course of business consistent with past practices in an amount up to a maximum of three percent (3%) of each employee’s then current base compensation, (C) to make changes that are required by applicable Law, (D) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, (E) to enter into or provide loans to employees on terms that are consistent with existing policies and procedures and in the ordinary course consistent with past practice, or (F) as required by this Agreement; (2) hire any employee or engage any consultant with an annual salary or wage rate or consulting fees and target cash bonus opportunity in excess of $100,000; or (3) terminate the employment of any executive officer other than for cause. Nothing contained in this Section 4.1(r) is intended to prohibit the Company or any of its Subsidiaries from terminating the employment of any non-executive officer employee.

(s) Benefit Arrangements. (1) Enter into, terminate, establish or adopt any Benefit Arrangement or any arrangement that would have been a Benefit Arrangement had it been entered into prior to this Agreement, amend or modify (other than amendments or modifications to Benefit Arrangements maintained by the Company that are tax-qualified health and welfare plans in the ordinary course of business consistent with past practice that do not materially increase the benefits provided or cost to the Company or its Subsidiaries of maintaining such Benefit Arrangements (with prior notice to Parent) or except as required by applicable Law) any Benefit Arrangement, or make new grants, awards or increase any benefits under any Benefit Arrangement, (2) except as Previously Disclosed, take any action to accelerate the vesting (or lapsing of restrictions), payment, exercisability or funding of or in any other way secure the payment of (other than with respect to rabbi trust arrangements currently in effect and Previously Disclosed) compensation or benefits under any Benefit Arrangement, including stock options, restricted stock, stock appreciation rights, equity-based awards or interests or other compensation or benefits payable thereunder, (3) change any actuarial or other assumptions used to calculate funding obligations with respect to any Benefit Arrangement that is required by applicable Law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or (4) add any new participants to any Benefit Arrangement (or, with respect to any of the preceding, communicate any intention to take such action), except (A) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, (B) to add individuals as participants to any existing Benefit Arrangement maintained by the Company that is a tax-qualified retirement, a health or a welfare benefit plan who become eligible for participation under such plan in the ordinary course of business under the existing terms of such Benefit Arrangement, or (C) as required by applicable Law or by this Agreement.

Nothing within this Section 4.1(s) shall prevent the Company from renewing, amending or otherwise modifying existing health and welfare benefits in the ordinary course of business consistent with past practices, provided that any such renewal, amendment or other modification does not include any material benefit enhancement that has not been Previously Disclosed.

(t) Communication. Make any written communications to the officers or employees of the Company or any of its Subsidiaries, or any oral communications presented to a significant portion of the directors, officers or employees of the Company or any of its Subsidiaries, pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement without providing Parent with a copy or written description of the intended communication, providing Parent with a reasonable period of time to review and comment on the communication, and cooperating with Parent in providing any such mutually agreeable communication.

(u) Risk Management. Except as required by applicable Law, other than in the ordinary course of business consistent with past practice, (i) implement or adopt any material change in underwriting, interest rate risk management, credit risk management, risk management of financial derivatives, model risk management and hedging and other risk management policies, procedures or practices or (ii) fail to follow in any material respect its existing policies, procedures or practices with respect to managing its exposure to interest rate, credit and other risk.

(v) Indebtedness. (i) Incur any indebtedness for borrowed money or (ii) other than in the ordinary course of business consistent with past practice, (A) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person or (B) cancel, release, assign or modify any material amount of indebtedness of any other Person.

(w) Merger, Reorganization, Dissolution. Merge or consolidate itself or any of its Significant Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Significant Subsidiaries.

(x) Adverse Actions. Notwithstanding any other provision hereof, (1) knowingly take, or knowingly fail to take, any action that would, or is reasonably likely to, result in the representations and warranties set forth in Section 5.2 being or becoming untrue or incorrect in any respect, (2) knowingly take, or knowingly fail to take, any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying for the Intended Tax Treatment or (3) knowingly take, or knowingly fail to take, any action that is reasonably likely to result in the material delay in the satisfaction of any of the conditions to the Merger set forth in Article 7 or in such conditions not being satisfied in a timely manner, including merge or consolidate the Company or any of its Significant Subsidiaries with any other person where the Company or its Significant Subsidiary, as applicable, is not the surviving entity, or any action that is reasonably likely to materially impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, except as required by applicable Law.

(y) Regulatory Agreements. Fail to comply with the terms and conditions of any Regulatory Agreement.

(z) Commitments. Enter into any contract, arrangement or understanding with respect to, or otherwise agree or commit to do, any of the foregoing.

4.2 Forbearances of Parent. Parent agrees that from the date hereof until the Effective Time, except as expressly permitted by this Agreement, as Previously Disclosed or as directed in writing by any Governmental Authority, without the prior written consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed), it will not, and will cause each of its Subsidiaries not to:

(a) Amendment of Charter. Amend the Restated Certificate of Incorporation of Parent in a manner that would materially and adversely affect the holders of capital stock of the Company (upon their acquisition of Parent Class A Common Stock) relative to other holders of Parent Class A Common Stock;

(b) Capital Stock. Adjust, split, combine or reclassify any capital stock of Parent;

(c) Liquidation. Completely liquidate or dissolve Parent or Parent Bank Sub.

(d) Adverse Actions. Notwithstanding any other provision hereof, (1) knowingly take, or knowingly fail to take, any action that would, or is reasonably likely to, result in the representations and warranties set forth in Section 5.3 being or becoming untrue or incorrect in any respect, (2) knowingly take, or knowingly fail to take, any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying for the Intended Tax Treatment or (3) knowingly take, or knowingly fail to take, any action that is reasonably likely to result in the material delay in the satisfaction of any of the conditions to the Merger set forth in Article 7 or in such conditions not being satisfied in a timely manner, including merge or consolidate Parent or any of its Significant Subsidiaries with any other person where Parent or its Significant Subsidiary, as applicable, is not the surviving entity, or any action that is reasonably likely to materially impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, except as required by applicable Law;

(e) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable accounting requirements of a Governmental Authority; or

(f) Commitments. Enter into any contract, arrangement or understanding with respect to, or otherwise agree or commit to do, any of the foregoing.

ARTICLE 5

Representations and Warranties

5.1 Disclosure Schedule. Before entering into this Agreement, the Company delivered to Parent a schedule and Parent delivered to the Company a schedule (respectively, each schedule a “Disclosure Schedule”), setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more covenants contained in Article 4 or Article 6 or one or more representations or warranties contained in this Article 5. The inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty will not by itself be deemed an admission by a party that such item is material or was required to be disclosed therein.

5.2 Representations and Warranties of the Company. Except as Previously Disclosed, the Company hereby represents and warrants to Parent as follows:

(a) Organization, Standing and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its assets or property or the conduct of its business requires such qualification, except for any failure to be so qualified that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company. The Company has listed on Schedule 5.2(a) of the Company Disclosure Schedule and made available to Parent a true, complete and correct copy of the Company’s Constituent Documents, each as amended to the date hereof, and such Constituent Documents are in full force and effect.

(b) Company Securities.

(1) The authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock (9,000,000 shares of which are Company Voting Common Stock and 5,000,000 shares of which are Company Non-Voting Common Stock) and 1,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). 3,824,248 shares of Company Common Stock (3,408,620 shares of which are Company Voting Common Stock and 415,628 shares of which are Company Non-Voting Common Stock) are outstanding as of the date hereof and no shares of Company Preferred Stock are outstanding as of the date hereof. 393,500 shares of Company Common Stock are subject to Company Stock Options granted under the Company Stock Plans, and the exercise price per share of each Company Stock Option has been Previously Disclosed. The Company holds no shares of Company Common Stock as treasury shares. The outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and are not subject to preemptive rights (and were not issued in violation of any preemptive rights). The shares of Company Common Stock issuable pursuant to the Company Stock Plans have been duly authorized and, upon issuance, will be validly issued and outstanding, fully paid and nonassessable and will not be subject to preemptive rights (and will not be issued in violation of any preemptive rights). All of the rights, terms, preferences, restrictions or other provisions, including any antitakeover provision, applicable to the Company Stock are set forth in the Constituent Documents of the Company or the applicable provisions of the FBCA. The Company does not have any Rights issued or outstanding, any shares of Company Stock reserved for issuance, or any commitment to authorize, issue, transfer or sell any Company Stock or any Rights, except Company Common Stock reserved for issuance upon conversion of the Company Stock Options issued and outstanding on the date hereof. Except as Previously Disclosed, other than the Company Stock Options, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of the Company or any Subsidiaries of the Company) are outstanding. The Company has no commitment or agreement that obligates the Company to redeem, repurchase or otherwise acquire, or to register with the SEC, any shares of Company Stock or any Rights, other than pursuant to the Registration Rights Agreement, which shall be terminated and be of no further force or effect as of the Effective Time pursuant to an amendment in full force and effect as of the date hereof that will terminate the Registration Rights Agreement as of the Effective Time, which amendment has been made available to Parent. Each Company Stock Option (i) was granted in compliance with all applicable Laws and all terms and conditions of the Company Stock Plan, as amended, (ii) has an exercise price per share of Company Common Stock equal to or greater than the fair market value of a share of Company Common Stock on the date of such grant, (iii) has a grant date identical to the date on which the Company Board or compensation committee actually awarded such Company Stock Option, as applicable, (iv) qualifies for the Tax and accounting treatment afforded to such Company Stock Option, as applicable, in the Company’s Tax Returns and Company Financial Statements, respectively, and (v) does not trigger any liability for the holder thereof under Section 409A of the Code.

(2) Except as Previously Disclosed, there are no voting trusts, proxies, shareholder agreements or other agreements or understandings with respect to the voting of shares of Company Stock, other than the Voting Agreements and the Company Shareholders Agreement, a true, complete and correct copy of which has been made available to Parent.

(3) The Company has Previously Disclosed a list of all bonds, debentures, notes or other debt obligations it has issued as of the date hereof, which list includes a description of the terms and conditions of such bonds, debentures, notes or other debt obligations, including the terms and conditions under which such bonds, debentures, notes or other debt obligations may be redeemed by it. The Company has no outstanding bonds, debentures, notes or other debt obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) on any matter.

(4) The Company has Previously Disclosed a true and complete list of (A) the name of each holder of Company Common Stock, along with the number of shares of Company Common Stock beneficially owned by each holder, and (B) with respect to each Company Stock Option, the recipient, the date of grant, the number of shares of Company Common Stock and the exercise price.

(c) Subsidiaries and Equity Holdings.

(1) The Company has Previously Disclosed a list of its Subsidiaries, and the Company owns, directly or indirectly, all the outstanding equity securities of its Subsidiaries free and clear of Liens, and all such equity securities have been duly authorized and are validly issued and outstanding, fully paid and nonassessable. No equity securities of any of the Company’s Subsidiaries are or may become required to be issued (other than to the Company or one of its wholly owned Subsidiaries) by reason of any Right or otherwise. There are no agreements, contracts, commitments, arrangements or understandings by which the Company or any of its Subsidiaries is or may become bound to issue, sell or otherwise transfer any equity securities of any of the Company’s Subsidiaries (other than to the Company or one of its wholly owned Subsidiaries). There are no contracts, commitments, arrangements or understandings by which the Company or any of its Subsidiaries is or may become bound that relate to the Company’s or any of its Subsidiaries’ rights to vote or dispose of any equity securities of any of the Company’s Subsidiaries. Each of the Company’s Subsidiaries that is a bank (as defined in the BHC Act) is an “insured bank” as defined in the Federal Deposit Insurance Act.

(2) Each of the Company’s Subsidiaries has been duly organized and is validly existing in good standing under the applicable Law of the jurisdiction of such Subsidiary’s organization, and is duly qualified to do business and is in good standing as a foreign corporation (or other business entity, as applicable) in each jurisdiction where the ownership or leasing of such Subsidiary’s assets or property or the conduct of such Subsidiary’s business requires such qualification, except for any failure to be so qualified that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company. The Company has listed on Schedule 5.2(c)(2) of the Company Disclosure Schedules and made available to Parent a true, complete and correct copy of the Constituent Documents, each as amended to the date hereof, for each of the Company’s Subsidiaries, and such Constituent Documents are in full force and effect.

(3) The Company has Previously Disclosed a list of all equity securities that it and its Subsidiaries own, control or hold for its account as of the date hereof.

(d) Power. The Company and each of its Subsidiaries has the corporate (or comparable) power and authority to own and operate their respective assets and properties and to conduct their respective businesses as such businesses are now being conducted. The Company and each of its Subsidiaries has the corporate (or comparable) power and authority to execute and deliver this Agreement and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(e) Authority. The Company has duly executed and delivered this Agreement and has taken all corporate action necessary for it to execute and deliver this Agreement. Each of the Company’s Subsidiaries to be party to any document or agreement in connection with the transactions contemplated hereby has taken all corporate (or comparable) action necessary for it to execute and deliver such document or agreement. Subject only to receipt of the affirmative vote of the holders of a majority of the outstanding shares of Company Voting Common Stock approving this Agreement and the transactions contemplated hereby (in satisfaction, among others, of the requirements in Article III of the Articles of Incorporation, as amended) (the “Company Shareholder Matters”) and the Company, as holder of all outstanding shares of common stock issued by the Company Bank Sub, this Agreement, the Merger, the Subsequent Mergers and the transactions contemplated hereby and thereby have been authorized by all necessary corporate (or comparable) action on the part of the Company and each of its Subsidiaries. This Agreement is the Company’s valid and legally binding obligation, enforceable in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles). All actions taken by the Company Board in connection with this Agreement have been unanimously approved at a meeting where all members were present and voting on such actions. The Company Board, acting unanimously at a meeting where all members were present and voting on the actions approved has adopted resolutions approving and recommending to the Company’s shareholders approval of the Company Shareholder Matters and any other matters required to be approved or adopted in order to effect the Merger, the Subsequent Mergers and the other transactions contemplated hereby. The board of directors of the Company Bank Sub, acting unanimously at a meeting where all members were present and voting on the actions approved, has unanimously adopted resolutions approving the Bank Merger, the Bank Merger Agreement and the consummation of the transactions contemplated thereby.

(f) Consents and Approvals. No notices, applications or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any consents, approvals, waivers, registrations, permits, expirations of waiting periods or other authorizations required to be obtained by the Company or any of its Subsidiaries from, any Governmental Authority or, except as Previously Disclosed, any third party (such required third-party consents, the “Required Third-Party Consents”) in connection with the execution, delivery or performance by the Company of this Agreement or the consummation of the transactions contemplated hereby, including the Subsequent Mergers except for (1) filings of applications and notices with, receipt of approvals or no objections from, and the expiration of related waiting periods, required by federal and state banking authorities, including applications and notices under the BHC Act and the Bank Merger Act with the Board of Governors of the Federal Reserve System (acting through the appropriate Federal Reserve Bank as allowed) and the Office of the Comptroller of the Currency (the “OCC”), respectively, and applications and notices (including those required under Florida law) to the Florida Office of Financial Regulation (the “OFR”), (2) receipt of the approvals described in Section 5.2(f) and the other approvals Previously Disclosed, (3) filings of any required applications and notices with, and receipt of any required approvals from, any Governmental Authority with responsibility for enforcing any state securities law, (4) the filing of the Articles of Merger with respect to the Merger, the certificate of merger and articles of merger with respect to the Parent Merger and filing of the certificate of merger with the OCC and receipt of a certificate of merger from the OFR with respect to the Bank Merger and (5) consents required by Contracts which are not Material Contracts.

(g) No Defaults. Subject to making the filings and receiving the consents and approvals referred to in Section 5.2(f), and the expiration of the related waiting periods, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with, require a consent or approval under, result in a breach of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the right of termination of, accelerate the performance required by, increase any amount payable under, change the rights or obligations under, or give rise to any Lien or penalty under, the terms, conditions or provisions of (1) the Company’s Constituent Documents or those of its Subsidiaries, (2) any Material Contract of the Company or any of its Subsidiaries, or by which the Company or any of its Subsidiaries is bound or affected, or to which the Company or any of its Subsidiaries or the Company’s or any of its Subsidiaries’ respective businesses, operations, assets or properties is subject or receives benefits or (3) any applicable Law, other than, in the cases of the foregoing clauses (2) and (3) of this Section 5.2(g), where such violations, conflicts, breaches or defaults would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(h) Takeover Laws and Provisions. The Company Board has approved this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby (including the Merger and the Subsequent Mergers) as required to render inapplicable to this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby any applicable provisions of any “moratorium”, “control share”, “fair price”, “affiliated transaction”, “business combination” Laws or other applicable antitakeover Laws and regulations of any state, including Section 607.0901 or 607.0902 of the FBCA (collectively, “Takeover Laws”), and this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby (including the Merger and the Subsequent Mergers) are exempt from, and are not subject to, any Takeover Laws.

(i) Financial Advisors. None of the Company, its Subsidiaries or any of the Company’s or any of its Subsidiaries’ directors, officers or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions, finder’s fees or other compensation in connection with the transactions contemplated hereby, except that, in connection with this Agreement, the Company has retained Hovde Group LLC (“Company FA”), as its financial advisor, and true, complete and correct copies of its arrangements with Company FA have been made available to Parent. As of the date hereof, the Company has received a written opinion of Company FA, issued to the Company, to the effect that, as of the date thereof, and based upon and subject to the factors, assumptions and limitations set forth therein, the Per Common Share Consideration is fair from a financial point of view to holders of Company Common Stock.

(j) Financial Reports and Regulatory Filings.

(1) The Company has Previously Disclosed true, complete and correct copies of (A) its consolidated audited financial statements (including any related notes and schedules thereto and the signed, unqualified opinion of Hacker, Johnson & Smith PA, its independent auditor) for the fiscal years ended December 31, 2014, 2015 and 2016, and (B) its consolidated unaudited balance sheet and statements of income, comprehensive income (loss) and changes in shareholders’ equity as of and for the nine (9) month period ended September 30, 2017 (the “Historical Financial Statements”). From the date of this Agreement until the Closing Date, the Company will provide Parent, (x) as promptly as practicable, but in no event later than the twentieth (20th) day following the end of the relevant calendar month, similar customary quarterly unaudited consolidated financial statements (including any related notes and schedules thereto) for such calendar quarter or (y) as promptly as practicable, but in no event later than the seventy-fifth (75th) day following the end of the relevant calendar year, customary audited year-end consolidated financial statements (including any related notes and schedules thereto) for the annual periods ended thereafter (all of the foregoing audited and unaudited financial statements, including the Historical Financial Statements, referred to collectively as the “Company Financial Statements”). Each of the statements of financial condition (or equivalent statements) included in the Company Financial Statements (including any related notes and schedules) fairly presents or will fairly present in all material respects the Company’s financial position and that of its Subsidiaries on a consolidated basis as of the date of such statement, and each of the statements of income, comprehensive income and changes in shareholders’ equity and cash flows included in the Company Financial Statements (including any related notes and schedules thereto) fairly presents or will fairly present in all material respects, the results of operations, changes in shareholders’ equity and changes in cash flows, as the case may be, of the Company and its Subsidiaries on a consolidated basis for the periods to which those statements relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, and, with respect to the Company Financial Statements for the quarter ended and as of September 30, 2017 and any month ending after the date hereof, subject to normal year-end audit adjustments that are not material in nature and amount and the absence of notes to such Company Financial Statements.

(2) Section 5.2(j)(2) of the Company Disclosure Schedule sets forth a true and complete list of all documentation creating or governing all securitization transactions and “off-balance sheet arrangements” (a “Securitization Agreement”) effected by the Company or any of its Subsidiaries since January 1, 2014.

(3) The Company (A) has designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Chief Executive Officer and the Chief Financial Officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the board of directors of the Company (i) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data and has identified for the Company’s outside auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(4) Since January 1, 2014, the Company and each of its Subsidiaries have timely filed all material reports, statements and other documents, together with any amendments required to be made with respect thereto, if any, that they were required to file under any applicable Law, regulation or rule with any Governmental Authority. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the relevant statutes, rules and regulations applicable thereto.

(k) No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any material liability, whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due required in accordance with GAAP to be reflected in audited consolidated statements of financial condition of the Company or the notes thereto, except for (i) liabilities fully set forth or reserved against on the face of the balance sheet contained in the Company Financial Statements as of and for the period ending December 31, 2016, for (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above or other liabilities occurring in the ordinary course of business of the Company or its Subsidiaries in accordance with past practice since December 31, 2016, which fluctuations in the aggregate are not material to the Company and its Subsidiaries, taken as a whole, and (iii) liabilities relating to the transactions contemplated by this Agreement. Section 5.2(k) of the Company Disclosure Schedule contains a good faith estimate of the expenses the Company will incur with respect to the Merger and the Subsequent Mergers.

(l) Absence of Certain Changes; Conduct of Business. To the extent required by GAAP, all liabilities and material obligations of the Company and its Subsidiaries have been reflected, disclosed or reserved against in the Company Financial Statements (or footnotes thereto), dated as of December 31, 2016, and since such date (1) other than in the ordinary and usual course of business consistent with past practice or otherwise in connection with the Merger, the Subsequent Mergers and the other transactions contemplated by this Agreement, the Company and its Subsidiaries have not incurred any material obligation or liability, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, (2) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course consistent with past practice, (3) neither the Company nor any of its Subsidiaries has taken any of the actions referenced in Section 4.1, and (4) no event has occurred or fact or circumstance has arisen that, individually or taken together with all other events, facts, and circumstances, has had or is reasonably likely to have a Material Adverse Effect on the Company.

(m) Litigation. Except for foreclosure and other collection proceedings commenced in the ordinary course of business consistent with past practice by the Company or its Subsidiaries with respect to Loans in default with respect to which no claims have been asserted against the Company or any of its Subsidiaries or as listed in Section 5.2(m) of the Company Disclosure Schedule, there is no litigation, claim, action or other proceeding before any tribunal, arbitrator or Governmental Authority pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries, or to which the property of the Company or any of its Subsidiaries is or would be subject involving a monetary amount in excess of $100,000, individually or in the aggregate, or a request for specific performance, injunctive relief or other equitable relief. Neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of the Company, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries.

(n) Compliance with Laws. Except as Previously Disclosed, the Company and each of its Subsidiaries:

(1) conducts and at all times since January 1, 2014 has conducted its business in all material respects in compliance with all Laws applicable thereto or to the employees conducting such businesses, including all Laws applicable to agreements with, and disclosures and communications to, consumers;

(2) currently has a rating of “Satisfactory” or better under the Community Reinvestment Act of 1977 and is not aware of any pending downgrade of such rating;

(3) has all material permits, licenses, authorizations, orders and approvals of, and has made all material filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its assets and properties and to conduct its business as it is now being conducted, and all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to its Knowledge, no suspensions or cancellations are threatened; and

(4) has received, since January 1, 2014, no written notification from a Governmental Authority (A) asserting that it is not in compliance with any of the applicable Law that such Governmental Authority enforces, (B) threatening to suspend, cancel, revoke or condition the continuation of any permit, license, authorization, charter, order or approval or (C) restricting or disqualifying, or threatening to restrict or disqualify, its activities, except, in the case of each of clauses (A), (B) and (C), as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, whether individually or taken as a whole.

(o) Regulatory Matters. Neither the Company nor any of its Subsidiaries is (i) subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, any Governmental Authority that currently restricts the conduct of its business, or that relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management, or its operations or business, (ii) since January 1, 2014, has adopted any board resolutions at the request of any Governmental Authority that currently restricts the conduct of its business, or (iii) since January 1, 2014, has adopted any board resolutions at the request of any Governmental Authority that relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management, or its operations or business (each item in this sentence, a “Regulatory Agreement”). Each of the Company and each of its Subsidiaries is in compliance with each Regulatory Agreement to which it is party or subject. Neither the Company nor any of its Subsidiaries has received any notice from any Governmental Authority indicating that either the Company or any of its Subsidiaries is not in compliance with any such Regulatory Agreement and there are no pending or imminent examinations by any Governmental Authority.

(p) Books and Records, Internal Controls and Policies and Procedures.

(1) The Company’s books and records and those of its Subsidiaries have been fully, properly and accurately maintained in all material respects in accordance with GAAP and in compliance with applicable Law.

(2) The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), in all material respects. The Company and its Subsidiaries have established and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP and that (A) transactions are executed in accordance with management’s general or specific authorizations and (B) transactions are recorded in conformity with GAAP consistently applied and applicable Law.

(3) The Company and its Subsidiaries utilize, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that the Company believes are prudent and reasonable in the context of their respective businesses, and the Company and its Subsidiaries have, since January 1, 2014, been in compliance with such policies, practices and procedures in all material respects.

(q) Intellectual Property.

(1) The Company has Previously Disclosed all Registered Intellectual Property and any material unregistered trademarks owned by it or any of its Subsidiaries (collectively, the “Scheduled Intellectual Property”), indicating for each item of Registered Intellectual Property the registration or application number and the applicable filing jurisdiction. The Company or its relevant Subsidiary exclusively owns all Scheduled Intellectual Property and all other material Intellectual Property Rights owned, or purported to be owned, by it, free and clear of all Liens. The Scheduled Intellectual Property is subsisting and, to the Company’s Knowledge, valid and enforceable, and is not subject to any outstanding order, judgment, decree or agreement materially and adversely affecting the Company’s use thereof or its rights thereto. To the Company’s Knowledge, (A) the Company and its Subsidiaries have sufficient rights to use all Intellectual Property Rights used in the Company’s or any of its Subsidiaries’ business as presently conducted and (B) the Company and its Subsidiaries do not infringe, misappropriate or otherwise violate, and have not in the past three (3) years infringed, misappropriated or otherwise violated, the Intellectual Property Rights of any third party. To the Company’s Knowledge, no person is infringing, misappropriating or otherwise violating any of the Company’s or its Subsidiaries’ rights in any Intellectual Property Rights owned or controlled by the Company or any of its Subsidiaries. Except as Previously Disclosed, consummation of the transactions contemplated by this Agreement will not terminate or alter the terms pursuant to which the Company or any of its Subsidiaries is permitted to use any Intellectual Property Rights licensed from third parties, will not create any rights by third parties to use any Intellectual Property Rights owned by Parent, the Company or any of their respective Subsidiaries or trigger a loss of any material rights by Parent, the Company or any of their respective Subsidiaries in, to or under any such Intellectual Property Rights, or otherwise accelerate any rights, obligations or payments in connection with any such licensed rights.

(2) The Company and its Subsidiaries have taken reasonable measures to protect the confidentiality of all Trade Secrets that are owned, used or held by the Company and its Subsidiaries, and to the Company’s Knowledge, such Trade Secrets have not been used, disclosed to or discovered by any person except pursuant to valid and appropriate non-disclosure and/or license agreements which have not been breached. All material Intellectual Property Rights developed under contract by, for or on behalf of the Company or any of its Subsidiaries has been assigned to the Company or such Subsidiary pursuant to written, presently effective invention assignment agreements.

(3) The IT Assets operate and perform in all material respects as required by the Company and its Subsidiaries in connection with their respective businesses, and have not materially malfunctioned or failed within the past three (3) years. To the Company’s Knowledge, the IT Assets do not contain any “time bombs”, “Trojan horses”, “back doors”, “trap doors”, “worms”, viruses, bugs, faults or other devices or effects that (A) enable or assist any person to access without authorization the IT Assets, or (B) otherwise significantly adversely affect the functionality of the IT Assets. To the Company’s Knowledge, no person has gained unauthorized access to the IT Assets. To the Company’s Knowledge, the Company and its Subsidiaries maintain and utilize the IT Assets in accordance with all applicable licenses, agreements and other Contracts. The Company and its Subsidiaries have implemented and maintain reasonable backup, security and disaster recovery technology.

(r) Taxes.

(1) (A) All material Tax Returns that are required to be filed (taking into account any extensions of time within which to file) by or with respect to the Company and its Subsidiaries have been duly and timely filed with the appropriate taxing authority and all such Tax Returns are true, complete and accurate in all material respects, (B) all Taxes shown as due on such Tax Returns have been paid in full, (C) all deficiencies asserted or assessments made as a result of any audit or examination by any taxing authority of the Tax Returns referred to in clause (A) have been paid in full or otherwise finally resolved, (D) no issues have been raised in writing by any taxing authority in connection with any audit or examination of any such Tax Return that are currently pending, (E) to the Company’s Knowledge, there are no pending, or threatened in writing, audits, examinations, investigations or other proceedings in respect of Taxes or Tax Returns of the Company or its Subsidiaries, (F) all material Taxes that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party have been paid over on a timely basis to the proper taxing authorities, to the extent due and payable, (G) the Company and its Subsidiaries have substantially complied with all information reporting (and related withholding) requirements, (H) no extensions or waivers of statutes of limitation applicable to any Tax have been given by or requested with respect to any of the Company or any of its Subsidiaries that remain in effect, and (I) the Company has made available to Parent true, correct and complete copies of all material income, franchise, capital and similar Tax Returns filed by the Company or any of its Subsidiaries for all Taxable years or periods for which the relevant statute of limitations has not expired.

(2) The Company has made provision in accordance with GAAP, in the Company Financial Statements, and if not required by GAAP, on its books and records, for all Taxes that accrued on or before the end of the most recent period covered by the Company Financial Statements.

(3) No Liens for Taxes exist with respect to any of the Company’s assets or properties or those of its Subsidiaries (except for statutory Liens for Taxes not yet due and payable) nor, to the Company’s Knowledge, is any taxing authority in the process of imposing a Lien for Taxes upon such assets.

(4) Neither the Company nor any of its Subsidiaries will be required, as a result of (i) a change in accounting method for a Tax period beginning on or before the Effective Time to include any adjustment under Section 481(c) of the Code (or any similar provision of state, local or foreign Law) in taxable income for any Tax period beginning on or after the Effective Time; provided that the representation in this Section 5.2(r)(4)(i) shall not apply to any change in accounting method that the Company or any of its Subsidiaries would be required to make for any Tax period beginning on or before the Effective Time solely as a result from a change in the Internal Revenue Code that would take effect after the date hereof, or (ii) any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign tax Law), to include any item of income in or exclude any item of deduction from any Tax period beginning on or after the Effective Time.

(5) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement with any Person other than the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is or has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of a consolidated, unitary or combined Tax group filing, consolidated or combined Tax Returns (other than, in each case, an affiliated, consolidated, unitary or combined group of which the Company is the common parent) or otherwise has any liability for the Taxes of any person (other than with respect to itself or any of its Subsidiaries).

(6) No closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries.

(7) Neither the Company nor any of its Subsidiaries has distributed stock of another person, or has had its stock distributed by another person, during the two (2) year period prior to the date of this Agreement, in a transaction in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied, except for distributions occurring among members of the same group of affiliated corporations filing a consolidated federal income tax return.

(8) Neither the Company nor any of its Subsidiaries has participated in any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4(b).

(9) Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or has any reason to believe that any conditions exist that could prevent or impede the Merger and the Parent Merger from qualifying for the Intended Tax Treatment.

(s) Environmental Matters. Except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company:

(1) The operations and Real Property of the Company and each of its Subsidiaries are and have at all times since January 1, 2009 been in compliance with applicable Environmental Laws;

(2) The Company and each of its Subsidiaries has obtained, and is in material compliance with, all authorizations, licenses and permits required under Environmental Laws required in connection with the occupancy of the Real Property and the operation of their respective businesses as presently conducted;

(3) There are no proceedings, claims, actions, notices of violation or investigations of any kind, pending or, to the Company’s Knowledge, threatened, against the Company or any of its Subsidiaries or involving any Real Property owned by the Company or any such Subsidiary in any court, agency or arbitral body or by any Governmental Authority, arising under or relating to any Environmental Law, and to the Company’s Knowledge there is no reasonable basis for any such pending or threatened proceeding, claim, action, notice of violation or investigation;

(4) There are no agreements, orders, judgments, decrees or settlements involving the Company, any of its Subsidiaries, or with respect to any Real Property owned by the Company or any such Subsidiary by or with any court, regulatory agency, Governmental Authority or private person, imposing liability or obligations under or relating to any Environmental Law;

(5) Except as Previously Disclosed, there are and have been no releases from underground or above ground storage tanks or any other unpermitted releases of Hazardous Materials or other conditions of contamination present at or released from any Real Property currently or, to the Company’s Knowledge, formerly owned, operated, or otherwise used by the Company or any of its Subsidiaries or at any off-site location, for which the Company or any of its Subsidiaries has or could reasonably expect to incur liability under or relating to Environmental Laws;

(6) To the Company’s Knowledge, there are no past, present or reasonably anticipated future remediation, investigations, clean-ups, exposure of persons to Hazardous Materials or environmental conditions that could reasonably be expected to give rise to obligations or liabilities on the part of the Company or any of its Subsidiaries relating to any Environmental Law; and

(7) The Company has made available to Parent copies of all environmental reports, studies, assessments, sampling data and memoranda, dated on or after January 1, 2014, in its possession relating to the Company or its Subsidiaries or any of their current or former properties (including OREO).

(t) Labor Matters.

(1) Neither the Company nor any of its Subsidiaries is a party to or is otherwise bound by any collective bargaining agreement, contract or other agreement with a labor union or labor organization, and neither the Company nor any of its Subsidiaries is the subject of a proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel the Company or any of its Subsidiaries to bargain with a labor union or labor organization. To the Company’s Knowledge there has been no activity involving the Company or any of its Subsidiaries’ employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

(2) As of the date hereof, there is no strike, lockout, slowdown, work stoppage, unfair labor practice or other labor dispute, or arbitration or grievance pending or, to the Company’s Knowledge, threatened. Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health. Neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder (the “WARN Act”) or any similar state or local Law that remains unsatisfied.

(u) Benefit Arrangements.

(1) The Company has Previously Disclosed a true, complete and correct list of all of its Benefit Arrangements. The Company has made available to Parent true, complete and correct copies of all

Benefit Arrangements including the current plan document and all amendments thereto and any related trust instruments, insurance contracts and loan agreements forming a part of any Benefit Arrangements, the most recently prepared actuarial report, and all material correspondence to or from any Governmental Authority in the last three (3) years (other than routine filings in the ordinary course) with respect to such Benefit Arrangement, and with respect to any “employee benefit plans” within the meaning of Section 3(3) of ERISA, the most recent summary plan descriptions and all summaries of material modifications thereto, the most recent IRS determination or opinion letter, and the two most recent annual reports on Form 5500 or 990 series and all schedules and financial statements attached thereto. The Company has Previously Disclosed a complete list of all employees of the Company or its Subsidiaries who may receive retention, severance or change-in-control payments, whether pursuant to a severance policy or otherwise, the amount of any such payments and the terms and conditions, including any plan, program or agreement, upon which such payments may become payable.

(2) All of the Company’s Benefit Arrangements, other than “multiemployer plans” within the meaning of Section 3(37) of ERISA, are in substantial compliance with and have been operated and administered in all material respects in accordance with their respective terms and ERISA, the Code and other applicable Law. Each of the Company’s Benefit Arrangements subject to ERISA that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”), and that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination, opinion or advisory letter, as applicable, from the IRS or has applied to the IRS for such letter within the applicable remedial amendment period under Section 401(b) of the Code, and the Company is not aware of any circumstances reasonably likely to result in the loss of the qualification of such Pension Plan under Section 401(a) of the Code. There is no pending or, to the Company’s Knowledge, threatened, litigation relating to the Company’s Benefit Arrangements. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any of its Benefit Arrangements that, assuming the taxable period of such transaction expired as of the date hereof, would reasonably be expected to subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount that would be material. Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur a tax or penalty imposed by Section 4980F of the Code or Section 502(c) or (i) of ERISA in an amount that would be material.

(3) No liability under Subtitle C or D of Title IV of ERISA or Section 412 or 413 of the Code has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, “multiemployer plan”, within the meaning of Section 3(37) of ERISA, or “multiple employer plan”, within the meaning of Section 413(c) of the Code currently or formerly maintained or contributed to by any of them, or the single-employer plan, multiemployer plan or multiple employer plan of any Company ERISA Affiliate. Neither the Company nor any of its Subsidiaries has, currently or at any time within the last six (6) years, sponsored, maintained, contributed or been required to contribute to any “single employer plan”, “multiemployer plan”, or “multiple employer plan”, each as defined in this paragraph.

(4) All contributions required to be made under the terms of any of the Company’s Benefit Arrangements have been timely made and all obligations in respect of each of the Company’s Benefit Arrangements have been properly accrued or reflected on its most recent consolidated financial statements included in the Company Financial Statements in all material respects.

(5) Except as Previously Disclosed, neither the Company nor any of its Subsidiaries has any obligations for post-employment or post-retirement health, medical or life insurance benefits under any Benefit Arrangement or collective bargaining agreement, except as required by COBRA. Either the Company or its Subsidiaries may amend or terminate any such plan at any time without incurring any liability thereunder other than in respect of claims incurred prior to such amendment or termination.

(6) Except as Previously Disclosed, there has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Benefit Arrangements that would materially increase the expense of maintaining such Benefit Arrangements above the level of the expense incurred therefor for the most recent fiscal year.

(7) Except as Previously Disclosed, neither the execution of this Agreement, the performance of the Company’s obligations hereunder, the consummation of the transactions contemplated hereby, nor shareholder approval of the transactions contemplated hereby, either alone or in combination with another event, could (A) limit or restrict the Company’s right or, following the consummation of the transactions contemplated hereby, Parent’s right to administer, merge, terminate or amend in any respect or transfer the assets of any of the Company’s Benefit Arrangements on or following the Effective Date, (B) entitle any current or former employee director, officer or independent contractor of the Company or any of its Subsidiaries to severance pay or any increase in severance pay, or (C) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation or liability pursuant to, any of its Benefit Arrangements, except in the event such Benefit Arrangement is terminated in accordance with Section 6.12.

(8) Except as Previously Disclosed, without limiting the foregoing, as a result of the consummation of the transactions contemplated hereby (including as a result of the termination of the employment of any of its employees within a specified time of the Effective Time) no amounts paid or payable (whether in cash, property, or in the form of benefits) by the Company or any of its Subsidiaries will be an “excess parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future. Each Benefit Arrangement that provides for nonqualified deferred compensation subject to Section 409A of the Code has been and is, in all material respects, documented and operated in compliance with Section 409A of the Code. The parties acknowledge that this Section 5.2(u)(8) shall not apply to any Benefit Arrangements entered into at the discretion of Parent or between Parent and its affiliates, on the other hand, and a disqualified individual on the other hand (“Parent Arrangements”) so that, for the avoidance of doubt, compliance with this Section 5.2(u)(8) shall be determined as if such Parent Arrangements had not been entered into.

(9) Except as Previously Disclosed, neither the Company nor any of its Subsidiaries has any obligation to provide, and no Benefit Arrangement or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

(v) Property; Title to Assets; Insurance. Section 5.2(v) of the Company Disclosure Schedule sets out a list of all real property (including OREO) that is owned, or leased or subleased from any other Person (together, the “Real Property”), by the Company or any of its Subsidiaries, and identifies the instruments under which such real property is leased or subleased. Each of the Company and each of its Subsidiaries (i) has good and marketable title to all real property owned by it, free and clear of all Liens other than Permitted Liens, and (ii) has a good and valid leasehold interest in all real property that is leased or subleased from any other Person by it, free and clear of all Liens other than Permitted Liens. Each of the Company and each of its Subsidiaries has good title to all properties and assets, other than real property, owned or stated to be owned by it, free and clear of all Liens other than Permitted Liens. All insurable properties owned or held by the Company and its Subsidiaries are adequately insured by reputable insurers against fire and, to the Knowledge of the Company, other risks customarily insured against, including public liability insurance, in customary and sufficient amounts appropriate for the operations of the Company and its Subsidiaries. Section 5.2(v) of the Company Disclosure Schedule sets forth, for each policy of insurance maintained by the Company and each of its Subsidiaries, the amount and type of insurance, the name of the insurer and the amount of the annual premium.

(w) Material Contracts.

(1) The Company has listed on Schedule 5.2(w)(1) of the Company’s Disclosure Schedule and made available to Parent true, complete and correct copies of the following Contracts (“Material Contracts”) to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries may be bound, or to which the Company or any of its Subsidiaries or the Company’s or any of its Subsidiaries’ respective assets or properties may be subject as of the date hereof:

(A) any lease of real or material personal property;

(B) any partnership, limited liability company, joint venture or other similar agreement or arrangement;

(C) any Contract the primary purpose of which relates to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) as to which there are any material ongoing obligations or that was entered into on or after January 1, 2014;

(D) any Contract for the purchase of services, materials, supplies, goods, equipment or other assets or property that provides for either (i) annual payments of $100,000 or more, or (ii) aggregate payments of $300,000 or more;

(E) any Contract that creates future payment obligations of (i) annual payments of $100,000 or more, or (ii) aggregate payments of $300,000 or more and that by its terms does not terminate or is not terminable without penalty or other payment upon notice of ninety (90) days or less, or any Contract that creates or would create a Lien;

(F) any Contract providing for a power of attorney on behalf of the Company or any of its Subsidiaries;

(G) any Contract, other than this Agreement or as contemplated hereby, providing for exclusive dealing or limiting the freedom of the Company, its Subsidiaries or any of the current or former employees of the Company or any of its Subsidiaries to compete in any line of business or with any person or in any area, or that would so limit their freedom;

(H) any loan, note, credit agreement, indenture, conditional sales contract or other title retention agreement or security agreement pursuant to which any indebtedness for borrowed money of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $100,000 is outstanding or may be incurred or relating to a guarantee by the Company or any of its Subsidiaries of indebtedness of any third party in excess of $100,000;

(I) any Contract for the settlement of any claim or legal, administrative or regulatory proceeding entered into since January 1, 2014 that has current ongoing obligations or requires the payment of money damages in an amount greater than $100,000;

(J) any employment agreement, severance agreement, retention agreement, change of control agreement, consulting agreement or similar agreement that is with any director or officer or that is not terminable at will upon 30 days’ or less notice and without any financial obligation exceeding $100,000;

(K) any Contract with any Company shareholder who owns 5% or more of either Company Voting Common Stock or Company Non-Voting Common Stock;

(L) any Contract pursuant to which (i) the Company or any of its Subsidiaries is granted or otherwise receives the right to use Intellectual Property Rights or IT Assets material to the conduct of their businesses, other than with respect to off-the-shelf software that is generally available on standardized terms, (ii) the Company or any of its Subsidiaries grants to any third party any rights under material Intellectual Property Rights, or (iii) the Company’s or any of its Subsidiaries’ right to use Intellectual Property Rights owned or controlled by the Company or such applicable Subsidiary is materially restricted;

(M) any Contract that grants any right of first refusal, right of first offer or similar right with respect to any assets, rights or property of the Company or its Subsidiaries;

(N) any Contract (excluding deposit and loan agreements entered into in the ordinary course of business), other than this Agreement, with (i) any Affiliate of the Company, (ii) any current or former director, officer, employee, or shareholder of the Company or any Affiliate that beneficially owns 1% or more of the outstanding voting securities of the Company or such Affiliate, or (iii) any “associate” or member of the “immediate family” (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of a person identified in clauses (i) or (ii) of this paragraph;

(O) any Contract with a Governmental Authority; and

(P) any other Contract not entered into in the ordinary course of business or that is material to the Company or its financial condition or results of operations.

(2) To the Company’s Knowledge, there are no Contracts, other than (i) this Agreement, (ii) Contracts entered into in the ordinary course of business with suppliers of goods or services and (iii) those Contracts listed on Schedule 5.2(w)(1) of the Company Disclosure Schedule, that require the Company or any of its Subsidiaries to disclose confidential information or to indemnify or hold harmless any person.

(3) Each Material Contract is a valid and legally binding agreement of the Company or a Subsidiary of the Company, as applicable, and, to the Company’s Knowledge, the counterparty or counterparties thereto, is enforceable in accordance with the terms of such Contract (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles) and is in full force and effect. Neither the Company nor any of its Subsidiaries, and, to the Company’s Knowledge, any counterparty or counterparties, is in material breach of any provision of or in material default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any Material Contract.

(x) Material Interests of Certain Persons. Except as Previously Disclosed, no officer or director of the Company or any of its Subsidiaries, or “associate ” (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any material interest in any material property (whether real or personal, tangible or intangible) or Material Contract of the Company or any of its Subsidiaries.

(y) Loans.

(1) Each loan agreement, note, borrowing arrangement or other extension of credit or commitment to extend credit (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) payable to the Company or any of its Subsidiaries (i) complies in all material respects with applicable Law, (ii) has been made for good, valuable and adequate consideration in the ordinary course of business, (iii) is evidenced by true and genuine promissory notes or other evidences of indebtedness, which, together with all security agreements and guarantees, constitute a valid and legally binding obligation of the Company or one of its Subsidiaries and the counterparty or counterparties thereto (each such Person, an “Obligor”), (iv) are enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights and to general equity principles, (v) is secured, to the extent the Company or any of its Subsidiaries has or purports to have a security interest in collateral or a mortgage securing such Loan, by a valid perfected security interest or recorded mortgage naming the Company or such Subsidiary as the secured party or mortgagee and (vi) is in full force and effect.

(2) Each Loan (including Loans held for resale to investors) has been solicited and originated and is administered and serviced, and the relevant Loan files are and have been maintained, in all material respects in accordance with the relevant Loan documents, the Company’s underwriting standards (and, in the case of Loans held for resale to investors, with the underwriting standards, if any, of the applicable investors) and with applicable Law and all applicable requirements of any government-sponsored enterprise program.

(3) None of the Contracts pursuant to which the Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the Obligor on any such Loan.

(4) Neither the Company nor any of its Subsidiaries is now or ever has been subject to any fine, suspension, settlement or other agreement or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, the Department of Housing and Urban Development, the Government National Mortgage Association, the Department of Veteran’s Affairs, the Federal National Mortgage Association (“Fannie Mae”), the Federal Home Loan Mortgage Corporation (“Freddie Mac”) or any other investor, or any federal or state agency relating to the origination, sale or servicing of mortgage or consumer Loans. Neither the Company nor any of its Subsidiaries has received any notice, nor do they have any reason to believe, that Fannie Mae or Freddie Mac proposed to limit or terminate the underwriting authority of the Company or any of its Subsidiaries or to increase the guarantee fees payable to such investor.

(5) Each Loan included in a pool of Loans originated, acquired or serviced by the Company or any of its Subsidiaries (a “Pool”) meets all eligibility requirements (including all applicable requirements for obtaining mortgage insurance certificates and loan guaranty certificates) for inclusion in such Pool. All such Pools have been finally certified or, if required, recertified in accordance with applicable Law, except where the time for certification or recertification has not yet expired. No Pools have been improperly certified, and no Loan has been bought out of a Pool without all required approvals of the applicable investors.

(6) As of October 31, 2017, neither the Company nor any of its Subsidiaries had a Loan with a principal amount in excess of $100,000 that has been classified by regulatory examiners or management of the Company as “Substandard,” “Doubtful” or “Loss,” or a Loan with a principal amount in excess of $100,000 that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability. Set forth in Section 5.2(z)(6) of the Company Disclosure Schedule are the most recent Loan watch list of the Company and each of its Subsidiaries and a list of all Loans in excess of $100,000 that, as of October 31, 2017, are ninety (90) days or more past due with respect to principal or interest payments or has been placed on nonaccrual status.

(7) Section 5.2(z)(7) of the Company Disclosure Schedule contains an accurate and complete list of all Loans in which the Company or any of its Subsidiaries has any participation interest or that have been made with or through another financial institution on a recourse basis against the Company or any such Subsidiary.

(8) The reserves, the allowance for possible Loan and lease losses and the carrying value for real estate owned that are shown in the Company Financial Statements were established in accordance with the past practices and experiences of the Company and its Subsidiaries, and are adequate in all respects under the requirements of GAAP to provide for possible losses on items for which reserves were made, on Loans and leases outstanding and real estate owned as of the respective dates of such Financial Statements.

(9) Except for Federal Home Loan Bank stock, securities pledged to the Federal Home Loan Bank of Atlanta, and securities sold under agreements to repurchase that are classified as secured borrowings on the Financial Statements, none of the investments reflected in the Financial Statements as of and for the nine months ended September 30, 2017, and none of the investments made the Company or any of its Subsidiaries since September 30, 2017, are subject to any restriction, whether contractual or statutory, which materially impairs the ability of the Company or such Subsidiary to dispose freely of such investment at any time.

(z) Sufficiency of Assets. The Company and each of its Subsidiaries own or have the valid right to use under a lease or license of, all the material assets and rights used in the operation of the Company’s and each of its Subsidiaries’, as applicable, businesses as currently conducted. Such assets and rights constitute all of the material assets, tangible and intangible, of any nature whatsoever, used in the operation of such businesses as currently conducted.

(aa) Mortgage Banking Activities. To the Company’s Knowledge, all Mortgage Loans have been originated, processed, underwritten, closed, funded, insured, sold or acquired, serviced and subserviced (including all loan application, loss mitigation, loan modification, foreclosure and real property administration activities), and all disclosures required by applicable Law made by the Company or any of its Subsidiaries in connection with the Mortgage Loans have been provided to the borrowers thereof, in each case, in accordance with all applicable Law in all material respects. To the Company’s Knowledge, no Mortgage Loans were originated by any person other than the Company or one of its Subsidiaries. No fraud or material error, omission, misrepresentation, mistake or similar occurrence has occurred on the part of the Company or its Subsidiaries or, to the Company’s Knowledge, any third-party servicer in connection with the origination or servicing of any of the Mortgage Loans. Except as Previously Disclosed, neither the Company nor any of its Subsidiaries has any obligation or potential obligation to repurchase or re-acquire from any person any Mortgage Loan or any collateral securing any Mortgage Loan, whether by Contract or otherwise. The Company has Previously Disclosed a complete list of each repurchase claim that the Company or any of its Subsidiaries has been subject to over the past two (2) years in respect of any Mortgage Loan, the circumstances as to each such matter, and the resolution or status of each such matter.

(bb) Trust Business. Nether the Company nor any of its Subsidiaries acts as a fiduciary on behalf of others in any capacity or otherwise engages in any fiduciary activities.

(cc) Money Services Business. Neither the Company nor any of its Subsidiaries is in the business of acting as a money transmitter.

(dd) Information Security. The Company and its Subsidiaries have implemented policies and procedures governing the collection, use, storage, processing, transfer, disclosure, and protection of Personal Information, including a publicly available privacy policy (collectively, “Privacy Policies”), that comply with all applicable Privacy Laws and are otherwise to the Company’s Knowledge substantially consistent with standard industry best practices. The Company and its Subsidiaries comply with, and have since January 1, 2014 complied in all material respects with, all applicable Privacy Laws, Privacy Policies and contractual obligations relating to the collection, storage, use, transfer and any other processing of any Personal Information collected or used by or on behalf of the Company or its Subsidiaries. The Company and each of its Subsidiaries takes steps reasonably necessary (including implementing and monitoring compliance with adequate measures with respect to technical and physical security) to ensure that all Personal Information in its possession is protected against loss and against unauthorized access, use, modification or disclosure, and, to the Company’s Knowledge, there has been no unauthorized access to, or misuse of, such Personal Information since January 1, 2014.

(ee) No Other Representations or Warranties.

(1) Except for the representations and warranties made by the Company in this Agreement, neither the Company nor any other person makes any express or implied representation or warranty with respect to the Company, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties.

(2) The Company acknowledges and agrees that neither Parent nor any other person has made or is making any express or implied representation or warranty other than those contained in this Agreement.

5.3 Representations and Warranties of Parent. Except as Previously Disclosed, Parent hereby represents and warrants to the Company as follows:

(a) Organization, Standing and Authority. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Parent is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its assets or property or the conduct of its business requires such qualification, except for any failure to be so qualified that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Parent.

(b) Parent Stock. As of the date hereof, the authorized capital stock of Parent consists of 150,000,000 shares of Parent Common Stock (100,000,000 of which are Parent Class A Common Stock and 50,000,000 of which are Parent Class B Common Stock) and 10,000,000 shares of Parent Preferred Stock. As of the Business Day immediately preceding the date hereof, 43,874,709 shares of Parent Class A Common Stock (which number includes 164,401 shares of Parent Class A Common Stock granted in respect of unvested Parent Restricted Stock Awards), no shares of Parent Class B Common Stock and no shares of Parent Preferred Stock are outstanding. As of the Business Day immediately preceding the date hereof, (1) 3,844,692 shares of Parent Class A Common Stock are subject to Parent Stock Options granted under the Parent Stock Plans, (2) 31,533 shares of Parent Class A Common Stock are reserved for issuance upon the settlement of outstanding Parent Restricted Stock Unit Awards granted under the Parent Stock Plans, (3) 73,144 shares of Parent Class A Common Stock are subject to Parent Performance Based Restricted Stock Unit Awards granted at the target level under the Parent Stock Plans, each of which constitute the right to receive a share of Parent Class A Common Stock, and which, if earned, are payable between 0–125% based on performance, (4) 68,040 cash phantom units granted at the target level under the Parent’s Executive Incentive Plan, each of which is equivalent to a share of Parent Class A Common Stock, and which, if earned, are payable between 0–150% based on performance either in cash or, in whole or in part, in shares of Parent Class A Common Stock and (5) 1,774,458 shares of Parent Class A Common Stock are reserved for issuance upon exercise of the warrants under the Parent Warrant Certificates. The outstanding shares of Parent Common Stock have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and are not subject to preemptive rights (and were not issued in violation of any preemptive rights). Except pursuant to this Agreement, Parent Restricted Stock Awards, Parent Stock Options and Parent Restricted Stock Unit Awards, in each case, issued as of the date hereof, and the Parent Stock Plans, as of the date hereof, Parent does not have any Rights issued or outstanding, any shares of Parent Class A Common Stock reserved for issuance, or any commitment or agreement that obligates Parent to authorize, issue, transfer, purchase, redeem, sell or otherwise acquire any Parent Stock or any Rights. The shares of Parent Common Stock to be issued in the Merger, when so issued in accordance with this Agreement, will have been duly authorized and validly issued and will be fully paid and non-assessable and not subject to any preemptive rights (and will not have been issued in violation of any preemptive rights).

(c) Significant Subsidiaries.

(1) Parent owns, directly or indirectly, all the outstanding equity securities of its Significant Subsidiaries free and clear of Liens, and all such equity securities have been duly authorized and are validly issued and outstanding, fully paid and non-assessable (except, with respect to bank Subsidiaries, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state Law). No equity securities of any of Parent’s Significant Subsidiaries are or may become required to be issued (other than to it or its wholly owned Subsidiaries) by reason of any Right or otherwise. There are no contracts, commitments, arrangements or understandings by which Parent or any of its Significant Subsidiaries is or may become bound to sell or otherwise transfer any equity securities of any of

Parent’s Significant Subsidiaries (other than to Parent or one of its wholly owned Subsidiaries). There are no contracts, commitments, arrangements or understandings by which Parent or any of its Significant Subsidiaries is or may become bound that relate to Parent’s or any of its Significant Subsidiaries’ rights to vote or dispose of any equity securities of any of Parent’s Significant Subsidiaries. Each of Parent’s Significant Subsidiaries that is a bank (as defined in the BHC Act) is an “insured bank” as defined in the Federal Deposit Insurance Act.

(2) Each of Parent’s Significant Subsidiaries has been duly organized and is validly existing in good standing under the Laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its assets or property or the conduct of such Significant Subsidiary’s business requires such qualification, except for any failure to be so qualified that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Parent.

(d) Power. Parent and each of its Subsidiaries (including Merger Sub) has the corporate (or comparable) power and authority to own and operate their respective assets and properties and to conduct their respective business as such businesses are now being conducted. Parent and each of its Subsidiaries (including Merger Sub) has the corporate (or comparable) power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(e) Authority. Parent has duly executed and delivered this Agreement and has taken all corporate action necessary for it to execute and deliver this Agreement. Each of Parent’s Subsidiaries (including Merger Sub) to be party to any document or agreement in connection with the transactions contemplated hereby has taken all corporate (or comparable) action necessary for it to execute and deliver such document or agreement. Subject only to the receipt of the affirmative vote of Parent, as holder of all outstanding shares of common stock issued by Parent Bank Sub, this Agreement, the Merger and the transactions contemplated hereby have been authorized by all necessary corporate action on the part of Parent and each of its Subsidiaries. This Agreement is Parent’s valid and legally binding obligation, enforceable in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(f) Consents and Approvals. No notices, applications or other filings are required to be made by Parent or any of its Subsidiaries with, nor are any consents, approvals, registrations, permits, expirations of waiting periods or other authorizations required to be obtained by Parent or any of its Subsidiaries from, any Governmental Authority or third party in connection with the execution, delivery or performance by Parent of this Agreement or the consummation of the transactions contemplated hereby, except for (1) filings of applications and notices with, receipt of approvals or no objections from, and the expiration of related waiting periods, required by federal and state banking authorities, including applications and notices under the BHC Act and the Bank Merger Act with the Board of Governors of the Federal Reserve System (acting through the appropriate Federal Reserve Bank as allowed) and the OCC, respectively, and applications and notices (including those required under Florida law) to the OFR, (2) filing of the Registration Statement with the SEC, and declaration by the SEC of the effectiveness of the Registration Statement under the Securities Act, (3) filings of any required applications and notices with, and receipt of any required approvals from, any Governmental Authority with responsibility for enforcing any state securities Law, (4) the filing of the Articles of Merger with respect to the Merger, the certificate of merger and articles of merger with respect to the Parent Merger and the filing of the certificate of merger with the OCC and receipt of a certificate of merger from the OFR with respect to the Bank Merger, and (5) filings with applicable securities exchanges to obtain the listing authorizations contemplated by this Agreement.

(g) No Defaults. Subject to making the filings and receiving the consents and approvals referred to in Section 5.3(f), and the expiration of the related waiting periods, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with in any material respect, require a consent or approval under, result in a breach of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the right of termination of, accelerate the performance required by, increase any amount payable under, change the rights or obligations under, or give rise to any Lien or penalty under, the terms, conditions or provisions of (1) Parent’s Constituent Documents or those of its Subsidiaries, (2) any contract, commitment, agreement, arrangement, understanding, indenture, lease, policy or other instrument of Parent or any of its Subsidiaries, or by which Parent or any of its Subsidiaries is bound or affected, or to which Parent or any of its Subsidiaries or Parent’s or any of its Subsidiaries’ respective businesses, operations, assets or properties is subject or receives benefits or (3) any Law.

(h) Financial Advisors. None of Parent, its Subsidiaries or any of Parent’s or any of its Subsidiaries’ directors, officers or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated hereby, except that, in connection with this Agreement, Parent has retained Evercore Group, LLC as its financial advisor.

(i) Financial Reports and Regulatory Filings.

(1) Parent’s Annual Reports on Form 10-K for the years ended December 31, 2015 and 2016, and all other reports, registration statements, definitive proxy statements or information statements filed by it or any of its Subsidiaries subsequent to January 1, 2015 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC or as thereafter amended prior to the date hereof (collectively, the “Parent SEC Filings”), as of the date filed or amended prior to the date hereof, as the case may be, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the statements of financial position contained in or incorporated by reference into any of the Parent SEC Filings (including the related notes and schedules) fairly presented or will fairly present in all material respects Parent’s financial position and that of its Subsidiaries as of the date of such statement, and each of the statements of income, comprehensive income and changes in stockholders’ equity and cash flows in the Parent SEC Filings (including any related notes and schedules thereto) fairly presented or will fairly present in all material respects, the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of Parent and its Subsidiaries for the periods to which those statements relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, and subject to normal year-end audit adjustments and as permitted by Form 10-Q in the case of unaudited statements.

(2) Parent (A) has designed disclosure controls and procedures to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to the management of Parent by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof and to Parent’s Knowledge, to Parent’s auditors and the audit committee of the board of directors of Parent (i) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Parent’s ability to record, process, summarize and report financial data and has identified for Parent’s auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls.

(3) Since January 1, 2014, Parent and each of its Subsidiaries have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any applicable Governmental Authorities. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied with all of the statutes, rules and regulations enforced or promulgated by the Governmental Authority with which they were filed.

(j) Absence of Certain Changes. Since December 31, 2016, no event has occurred or fact or circumstance has arisen that, individually or taken together with all other events, facts and circumstances, has had or is reasonably likely to have a Material Adverse Effect on Parent.

(k) Litigation. There is no action, suit, claim, hearing, dispute, investigation or proceeding pending or, to Parent’s Knowledge, threatened against or affecting Parent or any of its Subsidiaries (and Parent is not aware of any basis for any such action, suit or proceeding), nor is there any judgment, order, decree, injunction or ruling of any Governmental Authority or arbitration outstanding against Parent or any of its Subsidiaries (or in the process of being issued), except, in each case, as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Parent.

(l) Compliance with Laws. Parent and each of its Subsidiaries:

(1) conducts its business in all material respects in compliance with all Law applicable thereto or to the employees conducting such businesses except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Parent;

(2) has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its assets and properties and to conduct its business as it is now being conducted, and all such material permits, licenses, authorizations, orders and approvals are in full force and effect and, to its Knowledge, no suspensions or cancellations are threatened, except, in each case, as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Parent;

(3) currently has a rating of “Satisfactory” or better under the Community Reinvestment Act of 1977 and is not aware of any pending downgrade of such rating;

(4) has received, since January 1, 2014, no written notification from a Governmental Authority (A) asserting that it is not in material compliance with any of the Laws that such Governmental Authority enforces, (B) threatening to suspend, cancel, revoke or condition the continuation of any material permit, license, authorization, order or approval or (C) restricting or disqualifying, or threatening to restrict or disqualify, its activities, except, in the case of each of clauses (A), (B) and (C), as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Parent; and

(5) is in substantial compliance with all applicable NYSE listing and corporate governance standards.

(m) Regulatory Matters. As of the date hereof, neither Parent nor any of its Subsidiaries is subject to, or has been advised that Parent or any of its Subsidiaries is reasonably likely to become subject to, any written order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, or adopted any extraordinary board resolutions at the request of, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or otherwise involved with the supervision or regulation of Parent or any of its Subsidiaries.

(n) Available Funds. Parent has or will have available to it funds necessary to satisfy its obligations in connection with the Merger and the transactions contemplated hereby.

(o) Ownership and Operation of Merger Sub. As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 100 shares of Merger Sub Stock, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub has not conducted any business other than (x) incident to its formation for the sole purpose of carrying out the transactions contemplated by this Agreement and (y) in relation to this Agreement, the Merger and the other transactions contemplated hereby.

(p) No Undisclosed Liabilities. Neither the Parent nor any of its Significant Subsidiaries has any material liability, whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due required in accordance with GAAP to be reflected in audited consolidated statements of financial condition of the Parent or the notes thereto, except for (i) liabilities fully set forth or reserved against on the face of the balance sheet contained in the Parent SEC Filings as of and for the period ending December 31, 2016, for (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above or other liabilities occurring in the ordinary course of business of the Parent or its Significant Subsidiaries in accordance with past practice since December 31, 2016, which fluctuations in the aggregate are not material to the Parent and its Subsidiaries, taken as a whole, and (iii) liabilities relating to the transactions contemplated by this Agreement.

ARTICLE 6

Covenants

6.1 Commercially Reasonable Efforts.

(a) Subject to the terms and conditions of this Agreement and prior to the Effective Time, the Company and Parent will use commercially reasonable efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, proper, desirable or advisable under applicable Law, so as to permit consummation of the Merger and the Subsequent Mergers as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, and each will cooperate with, and furnish information to, the other party to that end.

(b) The Company and Parent will give prompt notice to the other of any fact, event or circumstance known to it that (1) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (2) would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 7.

(c) From time to time on or prior to the Closing Date, the Company and Parent shall promptly, after it becomes aware, supplement any of its representations and warranties with respect to any fact, change, event or circumstance that has had or is reasonably likely to have a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein by delivering a supplemental Disclosure Schedule (“Supplemental Disclosure Schedule”); provided that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.1(c) or the failure of any condition set forth in Section 7.2 or Section 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or Section 7.3. The information contained in any such Supplemental Disclosure Schedule shall not be deemed to have modified any of the representations and warranties of the Company or Parent contained in this Agreement or be considered Previously Disclosed.

6.2 Shareholder Approval.

(a) As promptly as practicable following the date upon which the Registration Statement, filed pursuant to Section 6.5, shall have become effective (but in any event within forty-five (45) days thereof), the Company Board will submit to its shareholders the Company Shareholder Matters and any other matters required to be approved or adopted by such shareholders in order to carry out the intentions of this Agreement and the transactions contemplated hereby. In furtherance of that obligation, the Company will take, in accordance with applicable Law and its Constituent Documents, all action necessary, proper, desirable or advisable to convene a meeting of its shareholders (including any adjournment or postponement, the “Company Meeting”) as promptly as practicable (but in any event within forty-five (45) days of the Registration Statement becoming effective) to consider and vote upon approval of the Company Shareholder Matters and any such other matters. The Company and the Company Board, as applicable, will each use its reasonable best efforts to obtain from each class of the Company’s shareholders the required vote to approve the Company Shareholder Matters and any such other matters, including soliciting proxies through the Proxy Statement in accordance with applicable Law and recommending that the Company’s shareholders vote in favor of the Company Shareholder Matters (and including such recommendation in the Proxy Statement). The Company shall provide Parent with a reasonable opportunity to review and comment upon all proxy materials prior to the distribution of such proxy materials to shareholders of the Company and all such proxy materials shall be reasonably satisfactory to Parent prior to the distribution thereof.

(b) Except as provided in this Section 6.2(b), the Company Board shall communicate to the shareholders of the Company its recommendation that the shareholders adopt and approve the Company Shareholder Matters and include such recommendation in the Company’s proxy materials. The Company Board shall not (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Parent, such recommendation; or (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal (each, an “Adverse Recommendation Change”); provided, however, that, the Company Board may submit this Agreement to the Company’s shareholders without recommendation (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), in which event the Company Board may communicate the basis for its lack of recommendation to the Company’s shareholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by Law, if (A) the Company’s Board of Directors determines in good faith, after consultation with the Company FA and counsel, that it has received an Acquisition Proposal (that did not result from a breach of Section 6.7) that is a Superior Proposal and such Superior Proposal has not been withdrawn; (B) the Company Board determines in good faith, after consultation with the Company’s outside counsel, that a failure to accept such Superior Proposal would result in a breach of the fiduciary duties of the members of the Company Board under applicable Law; (C) the Company Board provides written notice (a “Notice of Recommendation Change”) to Parent of its receipt of the Superior Proposal and its intent to announce an Adverse Recommendation Change on the fifth (5th) Business Day following delivery of such notice, which notice shall specify the material terms and conditions and the identity of the third party in any such Superior Proposal (it being understood that any amendment or modification to any material term of such Superior Proposal shall require a new Notice of Recommendation Change and a new notice period as referred to in this Section 6.2(b)); (D) after providing such Notice of Recommendation Change, the Company negotiates in good faith with Parent (if requested by Parent) and provides Parent reasonable opportunity during the five (5) Business Day period following the Notice of Recommendation Change to make such adjustments in the terms and conditions of this Agreement as would enable the Company Board to proceed without an Adverse Recommendation Change; provided, however, that Parent shall not be required to propose any such adjustments; and (E) the Company Board, following the final such five (5) Business Day period, again determines in good faith, after consultation with the Company FA and counsel, that such Acquisition Proposal nonetheless continues to constitute a Superior Proposal and that failure to take such action would be reasonably likely to result in a breach of the fiduciary duties of the members of the Board of Directors of the Company under applicable Law. Nothing in this Agreement shall be interpreted to excuse (1) the Company or the Company Board from complying with its obligation to submit this Agreement and the other Company Shareholder Matters to its shareholders or (2) any party to a Voting Agreement from complying with its obligations thereunder. Neither the Company nor the Company Board shall submit any Acquisition Proposal other than the Merger to the vote of its shareholders unless this Agreement shall have first been terminated in accordance with its terms. Notwithstanding anything in this Agreement to the contrary, should the Company Board effect an Adverse Recommendation Change pursuant to this Section 6.2(b) and the Company shareholders, at the Company Meeting with a sufficient number of shares represented to constitute a quorum necessary to conduct the business of such meeting, vote against approval of the Company Shareholder Matters, the Company shall no longer be subject to the requirements set forth in Section 6.2(c) and Parent and the Company shall no longer be subject to the requirements set forth in Section 6.17.

(c) The Company shall adjourn or postpone the Company Meeting if, as of the time for which such meeting is originally scheduled, there are insufficient shares of Company Voting Common Stock or Company Non-Voting Common Stock, as applicable, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting, the Company has not received proxies representing a sufficient number of shares necessary to approve all of the Company Shareholder Matters, and the Company shall continue to use all reasonable best efforts to assist in the solicitation of proxies from shareholders relating to the approval of the Company Shareholder Matters. The Company shall only be required to adjourn or postpone the Company Meeting twice pursuant to this Section 6.2(c). Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the Company Meeting shall be convened, and the Company Shareholder Matters shall be submitted to the shareholders of the Company at the Company Meeting for approval in accordance with the terms of this Agreement, and nothing contained herein shall be deemed to relieve the Company of such obligation.

(d) The Company shall cooperate and keep Parent informed on a current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to its shareholders.

(e) In the event that any Principal Shareholder shall breach its obligations under the Voting Agreement, pursuant to Section 13(g) thereof the Company shall use its reasonable best efforts to enforce the terms therein, including Section 2 and Section 5 thereof.

6.3 Regulatory Applications; Third-Party Consents.

(a) Prior to the Effective Time, the Company and Parent and their respective Subsidiaries will cooperate and use reasonable best efforts to prepare as promptly as practicable all documentation, to make all filings and to obtain all consents, approvals, permits and other authorizations of all Governmental Authorities, including, but not limited to, the approval of the FRB and the OCC under the BHC Act and the Bank Merger Act, respectively, necessary to consummate the Merger and the other transactions contemplated hereby, including the Subsequent Mergers, or those the failure of which to be obtained would reasonably be likely to have, individually or in the aggregate, a material and adverse effect on Parent or the Surviving Corporation (the “Requisite Regulatory Approvals”), and to make and obtain all other Required Third-Party Consents; notwithstanding the foregoing, Parent and the Company will use reasonable best efforts to prepare and file, or cause their respective Subsidiaries to prepare and file, any applications, notices and filings required in order to obtain the Requisite Regulatory Approvals within forty-five (45) days of the date of this Agreement (but in any event within sixty (60) days of the date of this Agreement). Each of the Company and Parent will have the right to review in advance, and to the extent practicable, each will consult with the other, in each case subject to applicable Law relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the Requisite Regulatory Approvals and the Required Third-Party Consents, other than any information which is otherwise confidential. In exercising the foregoing right, each of the parties will act reasonably and as promptly as practicable. Each party agrees that it will consult with the other party with respect to obtaining all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated hereby, and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby.

(b) The Company and Parent will, upon request (but subject to applicable confidentiality requirements), furnish the other party with all information concerning itself, its Affiliates, directors, officers and stockholders and such other matters as may be reasonably necessary, proper, desirable or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its

Affiliates with or to any third party or Governmental Authority in connection with the transactions contemplated hereby and to respond to any comment letters received in connection therewith.

(c) Notwithstanding the foregoing or anything else in this Agreement:

(1) Except as listed in Section 6.3(c)(1) of the Company Disclosure Schedule, the Company (or any Subsidiary thereof) shall not amend, modify, extend, supplement or waive any of the material terms and conditions of any Material Contract without the prior written consent of Parent, nor shall the Company or any Subsidiary thereof, without the prior written consent of Parent, pay or commit to pay to any person whose consent, waiver or approval is being sought any cash or other consideration, make any accommodation or commitment to incur any liability or other obligation to such person in connection with such consent, waiver or approval, except for immaterial customary fees and expenses expressly imposed by the terms of any such Material Contract; provided that in connection therewith, Parent shall not unreasonably withhold, condition or delay its consent; and

(2) Nothing herein shall require Parent to, and the Company and its Subsidiaries shall not, without the prior written consent of Parent, agree to, take any action or commit to take any action in connection with, or agree to any condition on, or request with respect to, any Requisite Regulatory Approval that would (i) materially and adversely affect the business, operations or financial condition of Parent (measured on a scale relative to the Company and its Subsidiaries, taken as a whole), (ii) require Parent or any of its Subsidiaries to make any material covenants or commitments, or complete any divestitures, whether prior to or subsequent to the Closing, (iii) result in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, (iv) adversely impact the economic benefits expected from the transactions contemplated hereby or (v) or restrict in any material respect or impose a material burden on Parent or any of its Subsidiaries (including, after the Effective Time, the Company and its Subsidiaries) in connection with the transactions contemplated hereby or with respect to the business or operation of Parent or any of its Subsidiaries (including, after the Effective Time, the Company and its Subsidiaries) (for purposes of clause (v), materiality shall be measured on a scale relative to the Company and its Subsidiaries, taken as a whole) (any of the foregoing, a “Burdensome Condition”).

6.4 Exchange Listing. Parent will use reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on NYSE, subject to official notice of issuance, as promptly as practicable, and in any event before the Effective Time.

6.5 SEC Filings.

(a) Parent will prepare a registration statement on Form S-4 or other applicable form (the “Registration Statement”) to be filed by Parent with the SEC in connection with the issuance of Parent Common Stock in the Merger (including the prospectus of the Parent and the notice, proxy statement and other proxy solicitation materials of the Company constituting a part thereof (the “Proxy Statement”) and all related documents). The parties agree to cooperate, and to cause their Subsidiaries to cooperate, with the other party, its counsel and its accountants, in the preparation of the Registration Statement and the Proxy Statement and to use their reasonable best efforts to cause the filing of the Registration Statement with the SEC within sixty (60) days following the date of this Agreement. Parent will use all reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof and to maintain the effectiveness (including by filing any necessary amendments or supplements) of such Registration Statement until the Effective Time. Parent also agrees to use all reasonable best efforts to obtain all necessary state securities Law or “Blue Sky” permits and approvals required to carry out the transactions contemplated hereby. The Company agrees to promptly furnish to Parent all information concerning the Company, its Affiliates, officers, directors and shareholders as may be reasonably requested in connection with the foregoing, in a form appropriate (or from which such information can be derived in a commercially reasonable manner) for usage in such document or any such other use.

(b) The Company and Parent each agrees, as to itself and its Affiliates, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (1) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (2) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. The Company and Parent each further agree that if it becomes aware that any information furnished by it would cause any of the statements in the Proxy Statement or the Registration Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take appropriate steps to amend and correct the Proxy Statement or the Registration Statement.

(c) The Company will, upon request, promptly furnish Parent with all information concerning itself, its Affiliates, directors, officers and shareholders and such other matters as may be reasonably necessary, proper, desirable or advisable in order for Parent to respond promptly to any comments received from the SEC. Parent will advise the Company, promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Parent Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Should the SEC request such an amendment or supplement, the parties agree to use their reasonable best efforts to cause the filing of such an amendment or supplement with the SEC as promptly as practicable following the date of receipt of such a request.

6.6 Press Releases. Each party will consult with the other before issuing any press release, employee communication or other shareholder communication with respect to the Merger or this Agreement and will not issue any such press release or make any such communication without the prior written consent of such other party, which will not be unreasonably withheld or delayed; provided that a party may, without the prior written consent of the other party (but after prior consultation, to the extent practicable in the circumstances), issue such press release or make such communication as may be required by applicable Law or securities exchange rules. The Company and Parent will cooperate to develop all public communications of the Company and make appropriate members of management available at presentations related to the transactions contemplated hereby as reasonably requested by the other party.

6.7 Acquisition Proposals.

(a) The Company shall not, and shall not authorize or permit any of its Subsidiaries and its Subsidiaries’ Representatives to, directly or indirectly, solicit, initiate or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider an Acquisition Proposal of, any other Person. In addition, the Company agrees to immediately cease and cause to be terminated any previously undertaken or ongoing activities, discussions or negotiations conducted before the date of this Agreement with any persons other than Parent with respect to any Acquisition Proposal and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal, and within five (5) Business Days after the date hereof, request and confirm the return or destruction of any confidential information provided to any person (other than Parent and its affiliates) pursuant to any such confidentiality or similar agreement. Furthermore, if the Company or any of its Subsidiaries, affiliates, officers, directors, employees, agents or advisors receives any communication regarding an Acquisition Proposal between the date hereof and the Closing Date, then the Company shall immediately (but in no event later than twenty-four (24) hours) notify Parent of the receipt of such Acquisition Proposal.

(b) Notwithstanding the foregoing, prior to the time, but not after, the Company shareholders have approved the Company Shareholder Matters, the Company shall be permitted to furnish nonpublic information regarding the Company to, or enter into discussions or negotiations with, any person in response to a bona fide, unsolicited written Acquisition Proposal submitted by such person if:

(1) the Acquisition Proposal did not result from a breach of this Section 6.7;

(2) the Company Board determines in good faith, after consultation with the Company FA and legal counsel, that such Acquisition Proposal constitutes a Superior Proposal;

(3) the Company Board determines in good faith, after consultation with the Company’s outside counsel, that a failure to take such action would result in a breach of the fiduciary duties of the members of the Company Board under applicable Law;

(4) (A) the Company gives Parent prompt (but in no event later than twenty-four (24) hours) notice (which notice may be oral, but, if oral, shall be subsequently confirmed in writing): (1) of receipt of any Acquisition Proposal by the Company or any of its Subsidiaries or its Subsidiaries’ Representatives (which notice shall include the identity of such Person or group and the material terms and conditions of any proposals or offers, including, if applicable, copies of any written requests, proposals or offers, including proposed agreements); and (2) of the Company’s furnishing nonpublic information to, or entering into discussions or negotiations with, such person or group; and (B) the Company receives from such person or group an executed confidentiality agreement containing terms no less favorable to the Company than the terms of the Confidentiality Agreement (without regard to any modification thereof pursuant hereto or lapse of time); and

(5) contemporaneously with, or promptly after, furnishing any such nonpublic information to such person or group, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent).

(c) In addition to the foregoing, the Company shall keep Parent reasonably informed on a prompt basis of the status and material terms of any such Acquisition Proposal, including any material amendments or proposed amendments as to price and other material terms thereof and any change in the Company’s intentions with respect to the transactions contemplated hereby.

6.8 Takeover Laws and Provisions. The Company will not take any action that would cause the transactions contemplated hereby to be subject to requirements imposed by any Takeover Law and will take or cause to be taken all commercially reasonable steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated hereby from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

6.9 Access; Information.

(a) The Company and Parent each agree that upon reasonable notice and subject to applicable Law relating to the exchange of information, each will (and will cause its Subsidiaries to) afford each other, and their respective Representatives, such reasonable access during normal business hours throughout the period before the Effective Time to the books, records (including Tax Returns and work papers of independent auditors), properties, personnel and to such other information in its possession or control as either the Company or Parent may reasonably request under the circumstances, including for purposes of facilitating the Conversion and the integration of the Company and its Subsidiaries with Parent and its Subsidiaries. In addition, the Company will furnish promptly to Parent (1) a copy of each report, schedule and other document filed by it pursuant to the requirements of federal or state banking or securities Laws, and (2) all other information in its possession or control concerning the business, properties and personnel of it and its Subsidiaries as Parent may reasonably request. In addition, the Company shall provide Parent biweekly or monthly, as applicable, reports of all non-performing loans, OREO and Loans in the process of being modified or having a forbearance granted, and Loan and deposit trial balances, in each case for each biweekly period beginning with the first full week after the date hereof until the Effective Time as promptly as they become available. The Company and Parent each agree to promptly notify the other of any action, suit, claim, hearing, dispute, subpoena, investigation or proceeding commenced, or to the Knowledge of the Company or Parent, as applicable, threatened against the Company or Parent or any of their respective Subsidiaries that are related to the transactions contemplated by this Agreement. Neither the Company nor Parent will be required to afford access or disclose information that would jeopardize attorney-client privilege or contravene any binding agreement with any third party. The parties will make appropriate substitute arrangements in circumstances where the previous sentence applies. Each of the Company and Parent shall use commercially reasonable efforts to minimize any interference with the regular business operations of the Company or Parent and their respective Subsidiaries, as applicable, during any such access.

(b) No investigation by Parent or the Company of, or Knowledge that Parent or the Company may have with respect to, the business and affairs of the other party, pursuant to this Section 6.9 or otherwise, will affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to Parent’s or the Company’s, as applicable, obligation to consummate the transactions contemplated hereby.

(c) Each of Parent and the Company will hold any information it may obtain from the other in connection with this Agreement and the transactions contemplated hereby which is nonpublic and confidential to the extent required by, and in accordance with, the Confidentiality Agreement.

6.10 Debt Instruments. At or before the Effective Time, Parent and the Company will execute and deliver, or cause to be executed and delivered, by or on behalf of Parent and the Company, one or more debt instruments, and take or cause to be taken all such other action, required for the due assumption of the Company’s outstanding debt, guarantees, securities, and (to the extent Previously Disclosed by the Company) other agreements to the extent required by the terms of such debt, guarantees, securities or other agreements.

6.11 Indemnification.

(a) To the fullest extent permitted under applicable Law, Parent shall indemnify, defend and hold harmless each natural person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company and its Subsidiaries (each an “Indemnified Party”) (in each case, solely when acting in such capacity) against all losses, claims, damages, liabilities, fees, expenses, judgments and fines (including any amounts owed pursuant to a deductible, retention or similar provision under the “tail” directors’ and officers’ liability insurance policy contemplated by Section 6.11(b)) incurred in connection with any claim, action, suit proceeding or investigation arising out of matters, actions or omissions occurring at or prior to the Effective Time (including in connection with the transactions contemplated by this Agreement) that is asserted or commenced prior to the six-year anniversary of the Closing Date, and shall, subject to applicable Law, reimburse each Indemnified Party for any reasonable legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred, subject to Parent’s receipt of an undertaking by such Indemnified Party, in a form satisfactory to Parent, to repay such legal and other fees and expenses paid in advance if it is ultimately determined that such Indemnified Party is not entitled to indemnification; provided, however, that Parent will not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

(b) The Company shall obtain, at or prior to the Effective Time, and effective from and after the Effective Time, a prepaid, fully earned and non-cancellable “tail” directors’ and officers’ liability insurance policy in respect of acts or omissions occurring at or prior to the Effective Time with a claims period of six years from the Effective Time, covering each person who is covered by any such policy of the Company as of the date of this Agreement, in each case to the extent set forth on Section 6.11(b) of the Company Disclosure Schedule, with the coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its Subsidiaries than those of the directors’ and officers’ liability insurance policy in effect as of the date of this Agreement; provided, however, that the Company shall not expend pursuant to this Agreement, on an annual basis, more than an amount equal to two hundred percent (200%) of the annual premium paid by the Company for coverage for its current policy year for such insurance, and if the premium therefor would be in excess of such amount, the Company shall purchase such “tail” policy with the greatest coverage available as to matters occurring prior to the Effective Time as is available for a cost not exceeding that premium amount. The obligations under this Section 6.11(b) shall not relieve Parent of any of its other obligations under this Section 6.11.

(c) The obligations of Parent under this Section 6.11 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to materially and adversely affect any Indemnified Party to whom this Section 6.11 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 6.11 applies shall be third-party beneficiaries of this Section 6.11, each of whom may enforce the provisions of this Section 6.11). Any Indemnified Party wishing to claim indemnification under Section 6.11(a), upon learning of any claim, action, suit, proceeding or investigation described above, will promptly notify Parent thereof.

(d) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any other person, then, in either such case, proper provision shall be made so that the successors and assigns of Parent shall assume all the obligations of Parent set forth in this Section 6.11. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.11 is not prior to, or in substitution to, any such claims under any such policies.

6.12 Benefits Arrangements.

(a) Termination of Company 401(k) Plan.

(1) If requested by Parent in writing, at least five (5) Business Days prior to the Effective Time, the Company shall have adopted resolutions of its board of directors to terminate the Company’s 401(k) & Profit Sharing Plan (the “Company 401(k) Plan”) effective immediately prior to the Effective Time and to fully vest all participants in such Company 401(k) Plan. Before adopting such resolutions, the Company shall provide a draft of such resolutions to Parent for an opportunity to comment thereon, which Parent shall not unreasonably delay.

(2) If the Company 401(k) Plan is terminated pursuant to Section 6.12(a)(1), immediately after the Effective Time, Parent shall (i) offer participation in Parent’s tax-qualified defined contribution plan (“Parent 401(k) Plan”) to each person who was an active participant in the Company 401(k) Plan as of the date of its termination and (ii) permit the Parent 401(k) Plan to, following the Closing Date and pursuant to Section 401(a)(31)(D) of the Code, accept rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) of eligible amounts (including outstanding loans) distributed to employees from the Company 401(k) Plan.

(b) Termination of Supplemental Executive Retirement Plans. If requested by the Company, within the thirty (30) days prior to the Effective Time, the Company shall have taken or caused to be taken all such actions as may be necessary to terminate the Company’s Supplemental Executive Retirement Plans (the “SERPs”) effective as of the Effective Time and provide for lump sum payment of the benefits thereunder within thirty (30) days after the Effective Time and to facilitate the administration of the SERPs by Parent after the Effective Time.

(c) Participation in Parent and Parent Bank Sub Benefit Arrangements. Following the Effective Time and ending on the first anniversary thereof, Parent shall maintain or cause to be maintained employee benefit plans (including severance plans or practices) for the benefit of employees (as a group) who are employees of the Company or any Company Subsidiary on the Closing Date and who continue to remain employed with Parent or its Subsidiary after the Effective Time (“Covered Employees”) that provide employee benefits which are made available from time to time to similarly situated employees of Parent and Parent Bank Sub, as applicable, in accordance with the terms and conditions of such plans in effect from time to time. To the extent that a Covered Employee becomes eligible to participate in a Parent or Parent Bank Sub Benefit Arrangement, Parent or Parent Bank Sub shall cause such Benefit Arrangement to take into account for eligibility and vesting purposes thereunder only (and not for benefit accrual under defined benefit pension plans) the service of such employees with the Company or any Company Subsidiary as if such service were with Parent or Parent Bank Sub, to the same extent that such service was credited under a comparable Benefit Arrangement sponsored or maintained by the Company or any Company Subsidiary, and, with respect to welfare benefit plans of Parent or Parent Bank Sub in which Covered Employees are eligible to participate, Parent agrees to cause each such welfare benefit plan to waive any preexisting conditions, waiting periods and actively at work requirements under such plans. In no event shall such recognition of service operate to duplicate any benefits of a Covered Employee with respect to the same period of service. For purposes of each Parent health plan, Parent shall cause any eligible expenses incurred by Covered Employees and their covered dependents during the portion of the plan year of the comparable plan of the Company or Company Bank Sub ending on the date such employee’s participation in the corresponding Parent plan begins to be taken into account under such Parent plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his covered dependents for the applicable plan year of the Parent plan.

(d) Amendments; No Third Party Rights. This Section 6.12 shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Section 6.12. In no event shall the terms of this Agreement be deemed to (1) establish, amend, modify, change or terminate any Benefit Arrangement of the Company or its Subsidiaries or Parent or its Subsidiaries, (2) alter or limit the ability of Parent or its Subsidiaries to amend, modify, change or terminate any Benefit Arrangement or any other benefit or employment plan, program, agreement or arrangement after the Closing Date, (3) confer upon any current or former employee or other service provider of the Company or its Subsidiaries, any right to employment or continued employment or continued service with Parent or of its Subsidiaries, or constitute or create an employment or agreement with, or modify the at-will status of any, employee or other service provider, (4) permit any payment to be made to an employee or service provider of the Company or its Subsidiaries that requires prior approval or non-objection from a Governmental Authority without obtaining such prior approval or non-objection or (5) alter or limit the ability of Parent or its Subsidiaries to exercise discretion with respect to eligibility, participation, amounts awarded or payable, or benefits provided, under the terms or provisions of any Benefit Arrangement of Parent or its Subsidiaries.

6.13 Conversion, Data Processing and Related Matters. Prior to the Effective Time, the parties agree to cooperate and to employ their commercially reasonable efforts to plan, execute and complete the Conversion in an orderly and efficient manner as of the Effective Time, or at such later time as Parent may determine; provided that in no event shall the Conversion become effective prior to the Effective Time. Commencing as of the date of this Agreement, the Company and Parent shall each appoint qualified staff members to act as project managers for the Conversion (each, a “Conversion Project Manager”). Such Conversion Project Managers shall act as the principal contacts between the parties on matters relating to the Conversion, and shall coordinate the assignment of personnel as required and generally facilitate the planning, execution and completion of the Conversion. In addition to any conversion of the data and systems files as part of the Conversion, the parties shall reasonably cooperate in exchanging and providing the information requested and performing such tasks as may be necessary to complete the Conversion, including the collection and input of relevant data, development of new operating procedures and design of forms, in each case, as mutually agreed by the parties. The Company shall, commencing as of the date of this Agreement, provide Parent and Parent Bank Sub with reasonable access to the Company Bank Sub’s offices, systems and facilities and all relevant information and personnel at such times and places as Parent Bank Sub shall reasonably request (in connection therewith, the parties shall cooperate towards causing the least possible disruption to the Company’s and Company Bank Sub’s employees, customers and operations), to allow Parent Bank Sub to implement such changes as shall be reasonably necessary to effect the Conversion at the Effective Time, or at such other time following the Effective Time as Company and Parent may mutually determine. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of Company or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give Company, directly or indirectly, the right to control or direct the operations of Parent or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Parent and Company shall exercise, consistent with, and subject to, the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

6.14 Title Insurance and Surveys. The Company shall deliver to Parent prior to the Closing Date copies of the most recent owner’s closing title insurance binder or abstract and surveys on all Owned Real Property, or such other evidence of title as may be reasonably requested by Parent. The Company shall also provide to Parent upon request any updates or new policies, abstracts or surveys on any such real estate as Parent shall reasonably request. Parent shall make any such requests for new policies, abstracts or surveys within thirty (30) days after the date hereof, and agrees to pay the reasonable costs of any such updates or new policies, abstracts or surveys so requested.

6.15 Shareholder Litigation. Each of Parent and the Company shall promptly notify each other in writing of any action, claim, proceeding, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator pending or, to the knowledge of Parent or the Company, as applicable, threatened against Parent, the Company or any of their respective Subsidiaries that (a) questions or would reasonably be expected to question the validity of this Agreement or the other agreements contemplated hereby or thereby or any actions taken or to be taken by Parent, the Company or their respective Subsidiaries with respect hereto or thereto, or (b) seeks to enjoin, materially delay or otherwise restrain the transactions contemplated hereby or thereby. The Company shall give Parent the opportunity to participate at its own expense in the defense or settlement of any litigation against the Company and or its directors or Affiliates relating to the transactions contemplated by this Agreement, and the Company shall not agree to any such settlement without Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

6.16 Additional Agreements. In case at any time after the Effective Time any further action that is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest Parent or the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger or the Parent Merger, the then current officers and directors of each party to this Agreement and their respective Subsidiaries shall take, or cause to be taken, all such reasonably necessary action as may be reasonably requested by the other party, at the expense of the party who makes any such request.

6.17 Restructuring Efforts. If the Company shall have failed to obtain the requisite vote of its shareholders to approve the Company Shareholder Matters at a duly convened Company Meeting or any adjournment or postponement thereof, each of the parties shall in good faith use its reasonable best efforts to negotiate a restructuring of the transactions contemplated by this Agreement (provided, however, that no party shall have any obligation to agree to (1) alter or change any material term of this Agreement, including the amount or kind of the Per Common Share Consideration, in a manner adverse to such party or its shareholders, (2) adversely affect the Tax treatment, including the Intended Tax Treatment, of the Merger and the Parent Merger to the Company’s shareholders or (3) forego any of its other rights under this Agreement) and/or resubmit this Agreement or the transactions contemplated hereby (or as restructured pursuant to this Section 6.17) to its shareholders for approval or adoption.

ARTICLE 7

Conditions to the Merger

7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to consummate the Merger is subject to the fulfillment or written waiver by each party before the Effective Time of each of the following conditions:

(a) Shareholder Approvals. The Company Shareholder Matters shall have been duly approved by the requisite votes of the holders of the Company Common Stock.

(b) Regulatory Approvals. All Requisite Regulatory Approvals (1) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and (2) shall not have imposed a Burdensome Condition on Parent.

(c) Exchange Listing. The shares of Parent Class A Common Stock to be issued in the Merger shall have been approved for listing on NYSE, subject to official notice of issuance.

(d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.

(e) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Merger, the Bank Merger or any other transaction contemplated hereby. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits or makes illegal the consummation of the Merger, the Bank Merger or any other transaction contemplated hereby.

7.2 Conditions to the Obligation of the Company. The Company’s obligation to consummate the Merger is also subject to the fulfillment or written waiver by the Company before the Effective Time of each of the following conditions:

(a) Representations and Warranties of Parent. The representations and warranties of the Parent set forth in Sections 5.3(a), 5.3(b), 5.3(e) and the first sentence of 5.3(j) shall be true and correct (in each case after giving effect to the lead-in to Section 5.3) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date (other than such failures to be true and correct as are de minimis). All other representations and warranties of Parent set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, but, in each case after giving effect to the lead in to Section 5.3) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, provided that for purposes of this sentence, no such representations or warranties (other than such failures to be true and correct as are de minimis), shall be deemed untrue, inaccurate or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any such representations or warranty of Company, has had or would result in a Material Adverse Effect on Parent. The Company shall have received a certificate, dated the Closing Date, signed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent affirming the accuracy of the foregoing.

(b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or before the Effective Time, and the Company shall have received a certificate, dated the Closing Date and signed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent to that effect.

(c) Tax Opinion of the Company’s Counsel. The Company shall have received an opinion of Igler and Pearlman, P.A., dated the Closing Date, reasonably acceptable to Parent and its counsel and based on facts, representations and assumptions described or referred to in such opinion, to the effect that the Merger and the Parent Merger will qualify for the Intended Tax Treatment. In rendering such opinion, Igler and Pearlman, P.A. will be entitled to receive and rely upon certificates and representations of officers of Parent and the Company, reasonably satisfactory in form and substance to Igler and Pearlman, P.A..

7.3 Conditions to the Obligation of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger is also subject to the fulfillment, or written waiver by Parent before the Effective Time of each of the following conditions:

(a) Representations and Warranties of the Company. The representations and warranties of the Company set forth in Sections 5.2(a), 5.2(b)(1) and (4), and 5.2(c)(1) shall be true and correct (in each case after giving effect to the lead-in to Section 5.2) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date (other than such failures to be true and correct as are de minimis). The representations and warranties of the Company set forth in Sections 5.2(b)(3), 5.2(e), 5.2(f), 5.2(g)(1) and (2), 5.2(i), 5.2(t)(1) and (9) and the last sentence of 5.2(y)(1) (in each case, after giving effect to the lead-in to Article 4) shall be true and correct in all material respects (in each case after giving effect to the lead in to Section 5.2) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of Company set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, but, in each case after giving effect to the lead-in to Section 5.2) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, provided that for purposes of this sentence, no such representations or warranties (other than such failures to be true and correct as are de minimis), shall be deemed untrue, inaccurate or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any such representations or warranty of Company, has had or would result in a Material Adverse Effect on Company and its Subsidiaries, taken as a whole. Parent shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company affirming the accuracy of the foregoing.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or before the Effective Time, and Parent shall have received a certificate, dated the Closing Date and signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to that effect.

(c) Tax Opinion of Parent’s Counsel. Parent shall have received an opinion of Sullivan & Cromwell LLP, dated the Closing Date, reasonably acceptable to the Company and its counsel, and based on facts, representations and assumptions described or referred to in such opinion, to the effect that the Merger and the Parent Merger will qualify for the Intended Tax Treatment. In rendering such opinion, Sullivan & Cromwell LLP will be entitled to receive and rely upon certificates and representations of officers of Parent and the Company, reasonably satisfactory in form and substance to Sullivan & Cromwell LLP.

(d) Dissenting Common Shares. The number of Dissenting Common Shares shall not exceed five percent (5%) of the outstanding shares of Company Common Stock, and Parent shall have received a certificate, dated the Closing Date and signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to that effect.

(e) Third-Party Consents. The Company shall have obtained all the Required Third-Party Consents set forth on Schedule 7.3(e), and such consents and approvals shall be in full force and effect, and Parent shall have received a certificate, dated the Closing Date and signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to that effect.

(f) Line of Credit. The Company shall have fully paid any outstanding balances under that certain line of credit described in Section 7.3(f) of the Company Disclosure Schedule and such line of credit shall have been terminated pursuant to its terms.

(g) FIRPTA Certificate. Parent shall have received from the Company a certificate stating that the Company and each of its Subsidiaries are not and have not been a United States real property holding corporation, dated as of the Closing Date and in form and substance required under Treasury Regulation Section 1.897-2(h); provided that Parent’s only remedy for the failure to provide any such certificate will be to withhold from the payments to be made to the Exchange Agent pursuant to this Agreement any required withholding tax under Section 1445 of the Code, and the failure to provide such certificate will not be deemed to be a failure of the condition set forth in this Section 7.3(g) to have been met.

(h) Company Bank Sub Stock Certificate. The Company shall have delivered to Parent the certificate or certificates representing the shares of common stock of Company Bank Sub held by the Company.

(i) Registration Rights Agreement. The Registration Rights Agreement shall be terminated and be of no further force or effect as of the Effective Time.

(j) Company Shareholders Agreement. The Company Shareholders Agreement shall be terminated and be of no further force or effect as of the Effective Time.

ARTICLE 8

Termination

8.1 Termination. This Agreement may be terminated, and the Merger and the transactions contemplated hereby may be abandoned, at any time before the Effective Time, by the Company or Parent, whether prior to or after approval of the Company Shareholder Matters by the requisite votes of the holders of the Company Common Stock and/or the approval of the Parent Common Stock Issuance by the requisite vote of the holders of Parent Common Stock, as follows:

(a) Mutual Agreement. With the mutual written agreement of the other party.

(b) Breach. If there has occurred and is continuing: (1) a breach by the other party of any representation or warranty contained herein or (2) a breach by the other party of any covenant or agreement contained herein; provided that such breach has not been cured within the earlier of the Outside Date and fifteen (15) days following written notice thereof and that such breach (under either clause (1) or (2)) would entitle the non-breaching party not to consummate the Merger under Article 7.

(c) Denial of Shareholder Approval. If the Company Shareholder Matters are not approved by the requisite votes of the holders of the Company Common Stock at the Company Meeting.

(d) Denial or Withdrawal of Application for Regulatory Approval. (1) If the approval of any Governmental Authority required for consummation of the Merger, the Bank Merger or the other transactions contemplated hereby is denied by final, non-appealable action of such Governmental Authority or (2) any application, filing or notice necessary in connection with a Requisite Regulatory Approval has been withdrawn at the request or recommendation of the applicable Governmental Authority and such Governmental Authority would not accept the re-filing of such application; provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, the foregoing.

(e) Outside Date. If the Effective Time has not occurred by the close of business on the date which is two hundred seventy (270) days after the date hereof (the “Outside Date”); provided that the right to terminate this Agreement under this Section 8.1(e) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, the failure of the Effective Time to occur on or before such date; provided, further that if the Closing shall not have occurred prior to such date and all the conditions to Closing, other than Sections 7.1(b) and (e), shall have been satisfied or shall be capable of being satisfied at such time, the Outside Date may be extended on one occasion by either Parent or the Company for a period of ninety (90) days by written notice to the other party.

(f) Acquisition Proposal.

(1) In the case of Parent only, it will have the right to terminate this Agreement if (A) the Company Board (i) submits this Agreement, the Merger and the other transactions contemplated hereby (including the other Company Shareholder Matters) to its shareholders without a recommendation for approval or with material and adverse conditions on such approval (or fails to reconfirm its recommendation after a request to do so by Parent), or otherwise makes an Adverse Recommendation Change, (ii) recommends to its shareholders an Acquisition Proposal other than the Merger or (iii) negotiates or authorizes the conduct of negotiations with a third party regarding an Acquisition Proposal other than the Merger and ten (10) Business Days elapse without such negotiations being discontinued (it being understood and agreed that “negotiate” will not be deemed to include requesting and receiving information from, or discussing such information with, a person that submits an Acquisition Proposal for the sole purpose of ascertaining the terms of such Acquisition Proposal and determining whether the Company Board will in fact engage in or authorize negotiations) or (B) there is a material breach of Section 6.7.

(g) Dissenting Common Shares. In the case of Parent only, it will have the right to terminate this Agreement if the number of Dissenting Common Shares exceeds five percent (5%) of the outstanding shares of Company Common Stock.

(h) Parent Stock Price. In the case of the Company only, if the Company Board so determines by a majority vote of the members of the entire Company Board, it will have the right to terminate this Agreement, at any time during the five-day period commencing on and following the Determination Date (as defined below), such termination to be effective on the 30th day following such Determination Date, if both of the following conditions are satisfied:

(1) The quotient obtained by dividing the Parent Average Stock Price by the Initial Parent Market Price (as defined below) (the “Parent Ratio”) shall be less than 0.85; and

(2) (x) the Parent Ratio shall be less than (y) the quotient obtained by dividing the Final Index Price by the Initial Index Price on the Starting Date (each as defined below) and subtracting 0.15 from the quotient in this clause (2)(y) (such number in this clause (2)(y) that results from dividing the Final Index Price by the Index Price on the Starting Date being referred to herein as the “Index Ratio”);

subject, however, to the following three sentences. If Company elects to exercise its termination right pursuant to this Section 8.1(h), it shall give written notice thereof to Parent. During the five Business Day period commencing with and following its receipt of such notice, Parent shall have the option to increase the consideration to be received by the holders of Company Common Stock hereunder, either by adjusting the Per Common Share Consideration, or by providing a cash payment so that the Per Common Share Consideration or the combination of such cash payment plus the Per Common Share Consideration, equals the lesser of (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Initial Parent Market Price, 0.85 and the Per Common Share Consideration by (B) the Parent Average

Stock Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Per Common Share Consideration by (B) the Parent Ratio. If Parent so elects within such five Business Day period, it shall give prompt written notice to Company of such election and the adjusted Per Common Share Consideration, whereupon no termination shall have occurred pursuant to this Section 8.1(h) and this Agreement shall remain in effect in accordance with its terms (except as the Per Common Share Consideration may have been so modified).

“Determination Date” means the later of (i) the date on which the last Requisite Regulatory Approval is obtained without regard to any requisite waiting period, or (ii) the date on which the approval of the Company Shareholder Matters is obtained.

“Final Index Price” means the average of the Index Prices for the ten (10) Trading Days ending on the Trading Day immediately prior to the Determination Date.

“Index Group” means the KBW Regional Banking Index (Symbol: KRX).

“Index Price” means the closing price of the Index Group on any applicable Trading Day.

“Initial Index Price” means $108.27.

“Initial Parent Market Price” means $48.95.

“Parent Average Stock Price” means the average closing price of Parent Common Stock as reported on the NYSE for the ten (10) consecutive Trading Days ending on the Trading Day immediately prior to the Determination Date.

“Starting Date” means the date hereof.

“Trading Day” means a day other than a Saturday, a Sunday or a day on which the NYSE or the NASDAQ Stock Market is not open for trading.

If Parent or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 8.1(h).

8.2 Effect of Termination and Abandonment.

(a) Except as otherwise provided herein, a termination of this Agreement pursuant to the terms hereof shall be effective immediately upon delivery of written notice by the terminating party to the other parties hereto. If this Agreement is terminated and the Merger and the transactions contemplated hereby are abandoned, no party will have any liability or further obligation under this Agreement, except that the first sentence of Section 5.2(i), Section 5.3(h), Section 6.9(b), this Section 8.2, Section 8.3 and Article 9, as well as any relevant definitions, will survive termination of this Agreement and remain in full force and effect and except that termination will not relieve a party from liability for any willful breach by it of this Agreement.

8.3 Fee.

(a) In the event that, after the date hereof and on or before a Fee Termination Date (as defined below), both (1) any of (A) the Company Board submits this Agreement, the Merger and the other transactions contemplated hereby to its shareholders without a recommendation for approval or with material and adverse conditions on such approval, or otherwise withdraws or materially and adversely modifies (or discloses its intention to withdraw or materially and adversely modify) its recommendation referred to in Section 6.2(b), (B) the Company, without having received Parent’s prior written consent, enters into an agreement to engage in an Acquisition Transaction with any person (the term “person” for purposes of this definition having the meaning assigned in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) other than Parent or any of its Subsidiaries, (C) the Company authorizes, recommends or proposes (or publicly announces its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Parent or any of its Subsidiaries, (D) the Company Board recommends to its shareholders an Acquisition Transaction other than the Merger, (E) the Company fails to convene a shareholder meeting to approve this Agreement, the Merger and the other transactions contemplated hereby in accordance with Section 6.2, (F) the Company breaches Section 6.7 of this Agreement, (G) any Principal Shareholder has breached, and remains in breach, of its obligations under Section 2 or Section 5 of the Voting Agreement entered into by such Principal Shareholder, after being provided with notice of such breach and a thirty (30) day period in which to cure such breach or (H) the Company terminates this Agreement pursuant to Section 8.1(c) and (2) this Agreement is terminated (the occurrence of any of clauses (1)(A) through (H) and such termination shall be a “Fee Triggering Event”), then the Company will pay to Parent a cash termination fee (the “Fee”) of $3,100,000 plus all reasonable and documented out-of-pocket expenses incurred by Parent in connection with the transactions contemplated hereby and in connection with enforcing the payment of the Fee; provided that for purposes of this Section 8.3(a), all references to “more than twenty percent (20%)” in the definition of Acquisition Transaction shall be deemed to be references to “fifty percent (50%) or more”. The Fee will be payable, without setoff, by wire transfer in immediately available funds not later than three (3) Business Days following the first occurrence of a Fee Triggering Event to an account specified by Parent for such purpose.

(b) For purposes of this Section 8.3, “Fee Termination Date” means one (1) day after the day on which the termination of this Agreement is effective; provided, however, if this Agreement is terminated by Parent pursuant to Section 8.1(b), 8.1(c) or Section 8.1(f), then, solely with respect to Section 8.3(a)(1)(B), (C) and (D), the Fee Termination Date means the date that is five hundred and forty (540) days after the termination of this Agreement.

(c) If the Fee has not been received by Parent within three (3) Business Days following the first occurrence of a Fee Triggering Event interest shall accrue on the Fee commencing on the forty-fifth (45th) day following the first occurrence of a Fee Triggering Event, at an annual rate equal to the prime rate, as published in the Wall Street Journal on the date that the Fee was first required to be paid to Parent. The parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated hereby, and that, without these agreements, the parties would not enter into this Agreement.

(d) Notwithstanding anything to the contrary herein, but without limiting the right of any party to recover liabilities or damages, the maximum aggregate amount of fees payable by the Company under Section 8.3(a) shall be equal to the Fee.

(e) Notwithstanding the foregoing, Parent may, at its written election within forty-five (45) days following the first occurrence of a Fee Triggering Event, forego the Fee and pursue any and all rights it may have with respect to this Agreement, provided that if Parent does not so elect, the payment of the Fee by the Company shall constitute liquidated damages and not a penalty, and shall be the sole remedy of Parent in the event of a termination of this Agreement.

ARTICLE 9

Miscellaneous

9.1 Survival. The representations, warranties, agreements and covenants contained in this Agreement will not survive the Effective Time (other than Article 2, Article 3, Section 6.9(c), Section 6.11 and this Article 9).

9.2 Expenses. Except as otherwise provided herein, each party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that Parent and Company will each bear and pay one-half of the costs (excluding the fees and disbursements of counsel, financial advisors and accountants) incurred in connection with the copying, printing and distributing the Registration Statement and the Proxy Statement for the approval of the Company Shareholder Matters.

9.3 Notices. All notices, requests and other communications given or made under this Agreement must be in writing (which shall include facsimile communication and electronic mail) and will be deemed given when personally delivered, sent by electronic mail, mailed by registered or certified mail (return receipt requested) or sent by overnight courier to the persons and addresses set forth below or such other place as such party may specify by written notice to the other parties hereto.

If to the Company, to:

Floridian Community Holdings, Inc.

5599 South University Drive

Davie, Florida 33328

Attention: Joseph S. Marzouca, Chief Executive Officer

Telephone: (954) 434-8050

Email: jmarzouca@flcmbk.com

with a copy to:

Igler and Pearlman, P.A.

Attention: A. George Igler and Richard Pearlman

2075 Centre Pointe Boulevard, Suite 100

Tallahassee, Florida 32308

Telephone: (850) 878-2411

Email: george.igler@iglerlaw.com and richard.pearlman@iglerlaw.com

If to Parent or Merger Sub, to:

FCB Financial Holdings, Inc.

2500 Weston Road, Suite 300

Weston, Florida 33331

Attention: Office of the Chief Executive Officer

Telephone: 239-552-1730

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: C. Andrew Gerlach, Esq.

Telephone: 212-558-4000

Facsimile: 212-291-9299

9.4 Waiver; Amendment.

(a) Any term, provision or condition of this Agreement may be waived in writing at any time by the party which is entitled to the benefits hereof; provided, however, after the approval of the Company Shareholder Matters by the requisite votes of the holders of the Company Common Stock, no waiver of any term, provision or condition hereof shall be made which by law requires further approval of the shareholders of the Company unless such further approval is obtained. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party’s right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, agreement, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, agreement, covenant, representation or warranty of this Agreement.

(b) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Subject to the foregoing, this Agreement may be amended by the parties hereto by action taken by the board of directors of Parent and the board of directors of the Company at any time before or after the approval of the Company Shareholder Matters by the requisite votes of the holders of the Company Common Stock; provided, however, no amendment shall be made after the receipt of such approval which by law requires further approval of the shareholders of the Company unless such further approval is obtained; provided, further, Parent and the Company may without approval of their respective boards of directors, make such technical changes to this Agreement, not inconsistent with the purposes hereof, as may be required to effect or facilitate any Requisite Regulatory Approvals or acceptance of the Merger or of this Agreement or to effect or facilitate any filing or recording required for the consummation of any of the transactions contemplated hereby.

9.5 Alternative Structure. Notwithstanding anything to the contrary in this Agreement, before the Effective Time, Parent, subject to the approval of the Board of Directors of the Company, may revise the structure of the Merger or otherwise revise the method of effecting the Merger and the transactions contemplated hereby, provided that (a) such revision does not alter or change the kind, amount or economic value of consideration to be delivered to shareholders of the Company, (b) such revision does not adversely affect the tax consequences to the shareholders of the Company, (c) such revised structure or method is reasonably capable of consummation without significant delay in relation to the structure contemplated herein and (d) such revision does not otherwise cause, and could not reasonably be expected to cause, any of the conditions set forth in Article 7 not to be capable of being fulfilled (unless duly waived by the party entitled to the benefits thereof). This Agreement and any related documents will be appropriately amended in accordance with the terms hereof or thereof in order to reflect any such revised structure or method.

9.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to any principles of conflicts of law or choice of law that would have the effect of giving effect to the laws of another jurisdiction (except that matters relating to the fiduciary duties of the Board of Directors of the Company shall be subject to the laws of the State of Florida).

9.7 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (d) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7.

9.8 Entire Understanding; No Third Party Beneficiaries. This Agreement, the other agreements and documents contemplated hereby and the Confidentiality Agreement represent the entire understanding of the parties hereto regarding the transactions contemplated hereby and supersede any and all other oral or written agreements previously made or purported to be made. Except for Section 6.11, which is intended to benefit the Indemnified Parties to the extent stated, nothing expressed or implied in this Agreement is intended to confer any rights, remedies, obligations or liabilities upon any person other than the Company and Parent. For the avoidance of doubt, notwithstanding anything in the Confidentiality Agreement to the contrary, the parties hereto hereby agree that the execution and delivery of this Agreement does not result in the termination of the Confidentiality Agreement, which remains in full force and effect in accordance with the terms thereof.

9.9 Counterparts. This Agreement may be executed in multiple counterparts, and may be delivered by means of facsimile or email (or any other electronic means such as “.pdf” or “.tiff” files), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

9.10 Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but in case any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, (a) all other provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transaction contemplated hereby is not affected in a manner materially adverse to any party and (b) the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby can be consummated as originally contemplated to the greatest extent possible.

9.11 Subsidiary and Affiliate Action. Wherever a party has an obligation under this Agreement to “cause” a Subsidiary or Affiliate of such party or any such Subsidiary’s or Affiliate’s officers, directors, management or employees to take, or refrain from taking, any action, or such action that may be necessary to accomplish the purposes of this Agreement, such obligation of such party shall be deemed to include an undertaking on the part of such party to cause such Subsidiary or Affiliate to take such necessary action. Wherever this Agreement provides that a Subsidiary or Affiliate of a party has an obligation to act or refrain from taking any action, such party shall be deemed to have an obligation under this Agreement to cause such Subsidiary or Affiliate, or any such Subsidiary’s or Affiliate’s officers, directors, management or employees, to take, or refrain from taking, any action, or such action as may be necessary to accomplish the purposes of this Agreement. To the extent necessary or appropriate to give meaning or effect to the provisions of this Agreement or to accomplish the purposes of this Agreement, Parent and the Company, as the case may be, shall be deemed to have an obligation under this Agreement to cause any Subsidiary thereof to take, or refrain from taking, any action, and to cause such Subsidiary’s officers, directors, management or employees, to take, or refrain from taking, any action otherwise contemplated herein. Any failure by an Affiliate of Parent or the Company to act or refrain from taking any action contemplated by this Agreement shall be deemed to be a breach of this Agreement by Parent or the Company, respectively.

9.12 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

9.13 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto and any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

*        *        *

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

FLORIDIAN COMMUNITY HOLDINGS, INC.

By:	/s/ Joseph Marzouca
Name:	Joseph Marzouca
Title:	Chairman & CEO

FCB FINANCIAL HOLDINGS, INC.

By:	/s/ Jack Partagas
Name:	Jack Partagas
Title:	SVP & CFO

FLAMINGO SUB, INC.

By:	/s/ Matt Paluch
Name:	Matt Paluch
Title:	SVP – Director of Investor Relations

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

Annex 1

FORM OF PARENT MERGER AGREEMENT

AGREEMENT AND PLAN OF MERGER OF

FLORIDIAN COMMUNITY HOLDINGS, INC.

WITH AND INTO

FCB FINANCIAL HOLDINGS, INC.

This Agreement and Plan of Merger (this “Agreement”) dated as of November 27, 2017, adopted and made by and between FCB Financial Holdings, Inc. (“Parent”), a Delaware corporation, and Floridian Community Holdings, Inc. (“Company”), a Florida corporation.

WITNESSETH:

WHEREAS, Flamingo Sub, Inc. is a Florida corporation (“Merger Sub”), all of the issued and outstanding shares of which are owned as of the date hereof directly by Parent;

WHEREAS, Parent, the Company and Merger Sub have entered into an Agreement and Plan of Merger, dated as of November 27, 2017 (the “Merger Agreement”), pursuant to which the Merger Sub will merge with and into the Company, with the Company being the surviving company (the “Merger”);

WHEREAS, the Merger Agreement contemplates that, immediately after the Merger, the Company will merge with and into Parent, with Parent being the surviving corporation (the “Parent Merger”); and

WHEREAS, the respective Boards of Directors of the Company and Parent have determined that the Parent Merger, under and pursuant to the terms and conditions herein set forth or referred to, is consistent with, and will further, the strategies and goals of the Company and Parent, respectively, and the Boards of Directors of the Company and Parent have authorized and approved the execution and delivery of this Agreement by their respective officers.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

ARTICLE 1

MERGER

Subject to the terms and conditions of this Agreement, on the Effective Date (as hereinafter defined), immediately following the Merger, the Company shall be merged with and into Parent pursuant to the provisions of, and with the effect provided in, the General Corporation Law of the State of Delaware (the “DGCL”) and the Business Corporation Act of the State of Florida (the “FBCA”). On the Effective Date, the separate existence of the Company shall cease, and Parent, as the surviving corporation (the “Surviving Corporation”), shall continue unaffected and unimpaired by the Parent Merger, and shall be liable for all the liabilities of the Company existing as of the Effective Date. Notwithstanding anything herein to the contrary, the Parent Merger shall not occur until the Merger occurs.

ARTICLE 2

ARTICLES OF INCORPORATION AND BY-LAWS

The Restated Certificate of Incorporation and the Restated By-Laws of Parent in effect immediately prior to the Effective Date shall be the Restated Certificate of Incorporation and the Restated By-Laws of the Surviving Corporation, in each case until amended in accordance with applicable law.

ARTICLE 3

BOARD OF DIRECTORS AND OFFICERS

On the Effective Date, the Board of Directors of the Surviving Corporation shall consist of those persons serving as directors of Parent immediately prior to the Effective Date, and the officers of the Surviving Corporation shall consist of those persons serving as officers of Parent immediately prior to the Effective Date.

ARTICLE 4

CAPITAL

The shares of capital stock of Parent issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding and unaffected by the Parent Merger.

The shares of capital stock of the Company held by Parent immediately after the Merger and immediately prior to the Effective Date shall, on the Effective Date, by virtue of the Parent Merger, and without any action on the part of the holder thereof, be canceled and retired, and no cash, new shares of common stock, or other property shall be delivered in exchange therefor.

ARTICLE 5

EFFECTIVE DATE OF THE PARENT MERGER

The Parent Merger shall be effective at the time and date set forth in the certificate of merger and articles of merger filed in connection with the Parent Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of Florida in accordance with the provisions of, and with the effect provided in, the DGCL and the FBCA, respectively, such date and time to immediately follow the Merger (such date and time being herein referred to as the “Effective Date”).

ARTICLE 6

FURTHER ASSURANCES

If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property or rights of the Company, or otherwise carry out the provisions hereof, the proper officers and directors of the Company, as of the Effective Date, and thereafter the officers of the Surviving Corporation acting on behalf of the Company shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the provisions hereof. The Parent Merger shall be subject to the approval of the sole shareholder of the Company, which may be obtained by written consent.

ARTICLE 7

TERMINATION

Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated by the mutual consent of the parties hereto and shall terminate automatically with no further action by either party in the event that the Merger Agreement is terminated.

ARTICLE 8

AMENDMENTS

Before the Effective Time, any provision of this Agreement may be amended or modified at any time, but only by a written agreement executed in the same manner as this Agreement, except to the extent that any such amendment would violate applicable law.

ARTICLE 9

GOVERNING LAW

This Agreement is governed by, and will be interpreted in accordance with, the laws of the State of Delaware (without giving effect to any principles of conflicts of law or choice of law that would have the effect of giving effect to the laws of another jurisdiction).

ARTICLE 10

COUNTERPARTS

This Agreement may be executed in multiple counterparts, and may be delivered by means of facsimile or email (or any other electronic means such as “.pdf” or “.tiff” files), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and attested by their officers thereunto duly authorized, all as of the day and year first above written.

FCB FINANCIAL HOLDINGS, INC.

By:
Name:
Title:

FLORIDIAN COMMUNITY HOLDINGS, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO PARENT MERGER AGREEMENT]

Annex 2

FORM OF BANK MERGER AGREEMENT

AGREEMENT AND PLAN OF MERGER OF

FLORIDIAN COMMUNITY BANK

WITH AND INTO

FLORIDA COMMUNITY BANK, N.A.

This Agreement and Plan of Merger (this “Agreement”) dated as of November 27, 2017, adopted and made by and between Floridian Community Bank (“Company Bank Sub”), a Florida state-chartered bank having its main office at 5599 S University Drive #100, Davie, Florida 33328, and Florida Community Bank, N.A. (“Parent Bank Sub”), a national banking association with its main office at 2500 Weston Road, Suite 300, Weston, Florida 33331.

WITNESSETH:

WHEREAS, Company Bank Sub is a Florida state-chartered bank organized and existing under the laws of the State of Florida, the authorized capital stock of which consists of 900,000 shares of common stock, with a par value of $5.00 each, and all the issued and outstanding shares of which are owned as of the date hereof directly by Floridian Community Holdings, Inc., a Florida corporation (the “Company”);

WHEREAS, Parent Bank Sub is a national banking association, the authorized capital stock of which consists of 100 shares of common stock, with a par value of $1.00 each, and all the issued and outstanding shares of which are owned as of the date hereof by FCB Financial Holdings, Inc., a Delaware corporation (“Parent”);

WHEREAS, the Company and Parent have entered into an Agreement and Plan of Merger dated as of an even date herewith (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company as the surviving entity (the “Merger”). Immediately after the Merger, the Company will be merged with and into Parent, with Parent as the surviving entity (the “Parent Merger”);

WHEREAS, the Merger Agreement contemplates that, following the Parent Merger, at a time determined by Parent, Company Bank Sub will merge with and into Parent Bank Sub, with Parent Bank Sub as the surviving entity; and

WHEREAS, the respective Boards of Directors of Company Bank Sub and Parent Bank Sub deem the merger of Company Bank Sub with and into Parent Bank Sub, under and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the respective banks, and the Boards of Directors of Company Bank Sub and Parent Bank Sub have authorized and approved the execution and delivery of this Agreement by their respective officers.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

ARTICLE I

BANK MERGER

Subject to the terms and conditions of this Agreement, on the Effective Date (as hereinafter defined), at the time designated by Parent Bank Sub following effectiveness of the Parent Merger, Company Bank Sub shall be merged with and into Parent Bank Sub pursuant to the provisions of, and with the effect provided in,

Section 215a of the National Bank Act, Section 658.41 of the Florida Statutes and Section 607.1108 of the FBCA (said transaction being hereinafter referred to as the “Bank Merger”). On the Effective Date, the separate existence of Company Bank Sub shall cease, and Parent Bank Sub, as the surviving entity, shall continue unaffected and unimpaired by the Bank Merger, and shall be liable for all the liabilities of Company Bank Sub existing at the Effective Date (Parent Bank Sub being hereinafter sometimes referred to as the “Surviving Bank”). The business of the Surviving Bank shall be that of a national banking association and shall be conducted at its main office and its legally established branches.

ARTICLE II

CHARTER AND BY-LAWS

The Charter and By-Laws of Parent Bank Sub in effect immediately prior to the Effective Date shall be the Charter and By-Laws of the Surviving Bank, in each case until amended in accordance with applicable law.

ARTICLE III

BOARD OF DIRECTORS AND OFFICERS

On the Effective Date, the Board of Directors of the Surviving Bank shall consist of those persons serving as directors of Parent Bank Sub immediately prior to the Effective Date, and the officers shall consist of those persons serving as officers of Parent Bank Sub immediately prior to the Effective Date.

ARTICLE IV

CAPITAL

The shares of capital stock of Parent Bank Sub issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding.

The shares of capital stock of Company Bank Sub held by Parent immediately after the Parent Merger and immediately prior to the Effective Date shall, on the Effective Date, by virtue of the Bank Merger, and without any action on the part of the holder thereof, be canceled and retired, and no cash, new shares of common stock, or other property shall be delivered in exchange therefor.

ARTICLE V

EFFECTIVE DATE OF THE BANK MERGER

The Bank Merger shall be effective at the time and on the date specified in the certificate issued by the OCC with respect to the Bank Merger or, if such certificate cannot theretofore be obtained, on the date of consummation at the time agreed to by the parties (such date and time being herein referred to as the “Effective Date”). Notwithstanding the foregoing, the consummation and effectiveness of the Merger and the Parent Merger shall be a condition precedent to the effectiveness of the Bank Merger.

ARTICLE VI

MAIN OFFICE

The main office of the Surviving Bank shall be 2500 Weston Road, Suite 300, Weston, Florida 33331.

ARTICLE VII

APPROVALS

This Agreement is subject to approval by the OCC and the Florida Office of Financial Regulation. This Agreement is also subject to approval by the sole shareholder of each of Parent Bank Sub and Company Bank Sub and in accordance with such requirement, this Agreement has been unanimously ratified and confirmed by the sole shareholder of each of Company Bank Sub and Parent Bank Sub in accordance with Section 658.44 of the Florida Statutes and Section 215a of the National Bank Act.

ARTICLE VIII

FURTHER ASSURANCES

If at any time the Surviving Bank shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Bank title to any property or rights of Company Bank Sub, or otherwise carry out the provisions hereof, the proper officers and directors of Company Bank Sub, as of the Effective Date, and thereafter the officers of the Surviving Bank acting on behalf of Company Bank Sub shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Bank and otherwise carry out the provisions hereof.

ARTICLE IX

DISSENTING SHAREHOLDERS

Pursuant to the unanimous ratification and confirmation of this Agreement by the sole shareholder of each of Company Bank Sub and Parent Bank Sub, the rights of dissenting shareholders provided by the banking laws of the United States and the State of Florida, including Section 658.44 of the Florida Statutes, shall not apply.

ARTICLE X

TERMINATION

Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated by the mutual consent of the parties hereto and shall terminate automatically with no further action by either party in the event that the Merger Agreement is terminated in accordance with the provisions thereof prior to the effectiveness of the Merger.

ARTICLE XI

AMENDMENTS

Before the Effective Date, any provision of this Agreement may be amended or modified at any time, but only by a written agreement executed in the same manner as this Agreement, except to the extent that any such amendment would violate applicable law.

ARTICLE XII

GOVERNING LAW

This Agreement is governed by, and will be interpreted in accordance with, the laws of the State of Delaware (without giving effect to any principles of conflicts of law or choice of law that would have the effect of giving effect to the laws of another jurisdiction).

ARTICLE XIII

COUNTERPARTS

This Agreement may be executed in multiple counterparts, and may be delivered by means of facsimile or email (or any other electronic means such as “.pdf” or “.tiff” files), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and attested by their officers thereunto duly authorized, all as of the day and year first above written.

ATTEST:	FLORIDIAN COMMUNITY BANK

Name:	Name:
Title:	Title:

ATTEST:	FLORIDA COMMUNITY BANK, N.A.

Name:	Name:
Title:	Title:

[SIGNATURE PAGE TO BANK MERGER AGREEMENT]

ANNEX B

LIST OF PARTIES ENTERING INTO THE VOTING AGREEMENT

1.	Alba Costoya

2.	Bridge Equities III, LLC

3.	David M. Zinn

4.	Harvey Sorkin

5.	Joseph S. Marzouca

6.	Lee A. Frankhouser

7.	Mel-Flo, LLC

8.	Miguel Fernandez

9.	Patriot Financial Partners II, L.P.

10.	Thomas Bartelmo

11.	Ulises I. Alonso

12.	Warren H. Zinn

Form of Voting Agreement

VOTING AGREEMENT

November 27, 2017

FCB Financial Holdings, Inc.,

2500 Weston Road,

Suite 300,

Weston, FL 33331

Ladies and Gentlemen:

This letter agreement (the “Agreement”) is being entered into in connection with the Agreement and Plan of Merger, dated as of November 27, 2017, (the “Merger Agreement”), by and among FCB Financial Holdings, Inc., a Delaware corporation (“Parent”), Floridian Community Holdings, Inc., a Florida corporation (the “Company”), and Flamingo Sub, Inc., a Florida corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”). Capitalized terms used but not defined herein are to be deemed to have the meanings assigned to them in the Merger Agreement. If this agreement is being provided on behalf of a trust, the term “undersigned” shall include both the trust and the trustee.

WHEREAS, contemporaneously with the execution of this Agreement, Parent, Company and Merger Sub have entered into the Merger Agreement (as may be amended or supplemented from time to time (which amendment or supplement shall not require the consent of the undersigned)), providing for, among other things, the Merger of Company with and into Merger Sub or any other method of effecting Parent’s acquisition of Company in accordance with the terms and conditions thereof, including without limitation through other affiliates of Parent (the “Merger”) and the other transactions contemplated thereby (together with the Merger, the “Transactions”); and

WHEREAS, the undersigned acknowledges that it will benefit directly and substantially from the consummation of the Transactions, and as an inducement to and condition of Parent’s willingness to enter into the Merger Agreement, the undersigned wishes to enter into this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Representations and Warranties. The undersigned represents and warrants to Parent that:

(a) The undersigned lawfully owns beneficially (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or of record the shares of Company Voting Common Stock and Company Non-Voting Common Stock listed opposite set forth on the signature page hereof (the “Owned Shares”) free and clear of all Liens and, except for this Agreement and the Merger Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the undersigned is a party relating to the pledge, disposition or Voting of any shares of capital stock of the Company and there are no Voting trusts or Voting agreements with respect to such shares;

(b) The undersigned does not beneficially own (as such term is used in Rule 13d-3 of the Exchange Act) any shares of Company Common Stock other than such Owned Shares and does not have any options, warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company, except as disclosed in the Company Disclosure Schedule;

(c) The undersigned has full power and authority and has taken all actions necessary to enter into, execute and deliver this Agreement and to perform fully the undersigned’s obligations hereunder;

(d) This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms;

(e) Other than filings under the Exchange Act, no notices, reports or other filings are required to be made by the undersigned with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the undersigned from any Governmental Authority or other third party, in connection with the execution and delivery of this Agreement by the undersigned; and

(f) The execution, delivery and performance of this Agreement by the undersigned does not, and the consummation by the undersigned of the transactions contemplated hereby will not, (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of or the passage of time or both) under, any contract, agreement, arrangement or commitment to which the undersigned is a party or which is binding on the undersigned or its assets, (ii) violate, or constitute an unauthorized action under, a charter, certificate of incorporation, declaration of trust, bylaws, limited liability company agreement or any other organizational document of the undersigned or (iii) result in the creation of any Lien on, or security interest in, any of the assets or properties of the undersigned.

2. Agreement to Vote Owned Shares. The undersigned irrevocably and unconditionally agrees that at the Company Meeting, every adjournment or postponement thereof or any other meeting or action of the shareholders of the Company, including a written consent solicitation, the undersigned will (a) Vote all the Owned Shares (or otherwise provide a proxy or consent) in favor of, and will otherwise support, approval of the Merger Agreement, the Merger and any other matters required to be approved or adopted in order to effect the Transactions, including the other Company Shareholder Matters, (b) not vote in favor of, or approve or otherwise support, (i) any action or agreement that would compete with, or impede, or interfere with or that would reasonably be expected to discourage the Transactions or inhibit the timely consummation of the Transactions, (ii) any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement or (iii) any Acquisition Proposal.

For purposes of this Agreement, “Vote” includes voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action (including, but not limited to, consenting in accordance with Section 607.0204 of the FBCA) or taking other action in favor of or against any action. “Voting” shall have a correlative meaning.

3. No Voting Trusts. The undersigned agrees that it will not, nor will the undersigned permit any entity under his, her or its control to, deposit any of its Owned Shares or New Shares in a Voting trust or subject any of their Owned Shares or New Shares to any arrangement with respect to the Voting of such Owned Shares or New Shares other than agreements entered into with Parent.

4. No Proxy Solicitations. The undersigned agrees that it will not, nor will it permit any entity under its control, to:

(a) Solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to or competition with the consummation of the Transactions or otherwise encourage or assist any party in taking or planning any action which would compete with, or impede, or interfere with or that would reasonably be expected to discourage the Transactions or inhibit the timely consummation of the Transactions in accordance with the terms of the Merger Agreement;

(b) Directly or indirectly encourage, initiate or cooperate in a shareholders’ Vote or action by written consent of the Company’s shareholders in opposition to or in competition with the consummation of the Transactions; or

(c) Become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Transactions.

(d) Notwithstanding the foregoing, this Section 4 shall not be interpreted to require the undersigned (to the extent the undersigned acts as a director of the Company) or any of its appointees to the Company Board to take any action that would result in a breach of its or any of its appointees’ fiduciary duties under applicable Law.

5. Transfer and Encumbrance. Prior to the Effective Time, the undersigned agrees that the undersigned will not, without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned) (1) directly or indirectly, sell, hypothecate, gift, bequeath, transfer, assign, pledge or in any way whatsoever otherwise encumber or dispose of (whether for or without consideration, whether voluntarily or involuntarily or by operation of law), or enter into any contract, option, commitment, derivative or other arrangement or understanding with respect to any of the foregoing (each, a “Transfer”) of, any of the Owned Shares or New Shares, unless the proposed transferee executes and delivers an agreement that pursuant to which such proposed transferee agrees to comply with the requirements of this letter agreement and the undersigned provides prior written notice to Parent of any such proposed Transfer, or (2) take any action or omit to take any action which would prohibit, prevent or preclude the undersigned from performing its obligations under this letter agreement. Parent acknowledges that the undersigned may Transfer any or all of the Owned Shares or New Shares for estate planning or tax planning purposes so long as the proposed transferee executes and delivers an agreement that pursuant to which such proposed transferee agrees to comply with the requirements of this letter agreement and the undersigned provides prior written notice to Parent of any such proposed Transfer.

6. Additional Purchases. The undersigned agrees that it will not purchase or otherwise acquire beneficial ownership (as such term is used in Rule 13d-3 of the Exchange Act) of any shares of Company Common Stock after the execution of this Agreement (“New Shares”), nor will the undersigned voluntarily acquire the right to Vote or share in the Voting of any shares of Company Common Stock other than the Owned Shares, unless the undersigned agrees immediately after such purchase or acquisition to Vote such New Shares in accordance with Section 2 of this Agreement. The undersigned also agrees that any New Shares acquired or purchased by him, her or it shall be subject to the terms of this Agreement to the same extent as if they constituted Owned Shares.

7. Waiver of Certain Rights and Claims. To the extent applicable, effective as of the Effective Time, the undersigned irrevocably agrees to waive and does hereby waive (1) any and all rights to which the undersigned has been, is or may be entitled under (A) the Company Shareholders Agreement and (B) the Registration Rights Agreement; (2) any and all claims (whether at law, at equity, through arbitration or otherwise) against the Company, Parent, the Surviving Corporation and their respective Affiliates and each of their respective officers, employees and directors to the extent relating to, in connection with or arising from the Company Shareholders Agreement or the Registration Rights Agreement; and (3) any and all claims arising prior to or as of the Effective Time as a result of the undersigned’s ownership of the Owned Shares (whether at law, at equity, through arbitration or otherwise) against the Company and entities that are its Affiliates prior to the Effective Time and each of their respective officers, employees and directors (and against Parent and the Surviving Corporation and their respective Affiliates and each of their respective officers, employees and directors, as applicable, each as successors to the Company or any entity that is any Affiliate of the Company prior to the Effective Time), including without limitation claims relating to, in connection with or arising from the Merger Agreement or the Merger, the due authorization and execution and fairness (to the undersigned or otherwise) of the Merger Agreement or the Merger and the other transactions contemplated by the Merger Agreement, other than the right to receive dividends declared by the Company prior to the Effective Time and the consideration provided for in the Merger Agreement upon consummation of the Merger. To avoid doubt, the waiver contained in this Section 7 shall be absolute and perpetual effective as of the Effective Time unless and until such time as this agreement is terminated pursuant to Section 9 below. The undersigned also hereby consents to the termination at the Effective Time of the Company Shareholders Agreement and the Registration Rights Agreement. Notwithstanding the foregoing, clauses (2) and (3) of this Section 7 shall not apply to any rights or claims to which the undersigned may be entitled that arise as a result of any fraud or intentional misconduct that has occurred in connection with the Closing.

8. Specific Performance. The parties acknowledge that there may be no adequate remedy at law for a breach of this Agreement and that money damages may not be an appropriate remedy for breach of this Agreement. Therefore, the parties agree that each party has the right to injunctive relief and specific performance of this Agreement in the event of any breach hereof in addition to any rights it may have for damages, which shall include out of pocket expenses, loss of business opportunities and any other damages, direct and indirect, consequential, punitive or otherwise. The remedies set forth in this Section 9 are cumulative and shall in no way limit any other remedy any party hereto has at law, in equity or pursuant hereto.

9. Termination of this Agreement. This agreement will terminate automatically upon the termination of the Merger Agreement by either or both of the Company or Parent pursuant to Section 8.1 of the Merger Agreement. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination will not relieve any party from liability for any breach of this agreement prior to such termination.

10. Appraisal Rights. The undersigned hereby waives and agrees not to exercise any rights of appraisal or rights to dissent from the transactions contemplated by the Merger Agreement that he, she or it may have with respect to the Owned Shares under applicable Law.

11. Entire Agreement; Amendment; Waiver. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Parent and the undersigned, or the case of a waiver, by the part or parties against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the day of delivery if delivered personally, or if by facsimile or email, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered using a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the part to receive such notice:

If to the Parent, to:

FCB Financial Holdings, Inc.

2500 Weston Road, Suite 300

Weston, Florida 33331

Attention: Office of the Chief Executive Officer

Telephone: 239-552-1730

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: C. Andrew Gerlach, Esq.

Telephone: 212-558-4000

Facsimile: 212-291-9299

If to the undersigned, to:

[Undersigned Name]

[Undersigned Address]

[Undersigned City, State and Zip]

Telephone: [Undersigned Phone]

Facsimile: [Undersigned Fax]

with a copy to:

Igler and Pearlman, P.A.

Attention: A. George Igler and Richard Pearlman

2075 Centre Pointe Boulevard, Suite 100

Tallahassee, Florida 32308

Telephone: (850) 878-2411

Email: george.igler@iglerlaw.com and richard.pearlman@iglerlaw.com

13. Miscellaneous.

(a) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to any principles of conflicts of law or choice of law that would have the effect of giving effect to the laws of another jurisdiction).

(b) Capacity. The undersigned is signing this Agreement solely in his, her or its capacity as a shareholder of the Company, and nothing contained herein shall in any limit or affect any actions taken by the undersigned in its capacity as an officer or director of the Company or any of its Subsidiaries, and no action or inaction taken in such capacity as an officer or director shall be deemed to constitute a breach of this Agreement or be construed to prohibit, limit or restrict the undersigned from exercising its fiduciary duties to the Company or its shareholders.

(c) Counterparts. This agreement may be executed in multiple counterparts, and may be delivered by means of facsimile or email (or any other electronic means such as “.pdf” or “.tiff” files), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

(d) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(e) Further Assurances. The undersigned, solely in his, her or its capacity as a shareholder of the Company, will take all reasonable actions and make all reasonable efforts, and will execute and deliver all such further documents, certificates and instruments, in order to consummate the transactions contemplated hereby and by the Merger Agreement, including, without limitation, the agreement of the undersigned to vote the Owned Shares in accordance with Section 2 hereof. The undersigned acknowledges and agrees that in the event that the Company Board submits any of the Company Shareholder Matters to its shareholders without recommendation, or withdraws its recommendation in accordance with Section 6.2 of the Merger Agreement, all obligations in this agreement, including the agreement of the undersigned to vote the Owned Shares in accordance with the first sentence of Section 2 hereof, shall remain in full force and effect.

(f) Headings. The heading references herein hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.

(g) Third Party Beneficiary. The parties hereby designate the Company as an express third-party beneficiary of this Agreement having the right to enforce the terms herein, including Section 2 and Section 5.

* * *

The undersigned has executed and delivered this agreement as of the day and year first above written.

Very truly yours,

Name:
Title:

Number of Shares of Company Voting Common Stock:

Number of Shares of Company Non-Voting Common Stock:

ACCEPTED AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN:

FCB FINANCIAL HOLDINGS, INC.

By:
Name:
Title:

ANNEX C

Opinion of Hovde Group LLC

November 27, 2017

Board of Directors

Floridian Community Holdings, Inc.

5599 South University Drive, Suite 100

Davie, Florida 33328

Gentlemen:

Hovde Group, LLC (“we” or “Hovde”) understand that FCB Financial Holdings, Inc., a Delaware corporation (“Buyer”), Floridian Community Holdings, Inc., a Florida corporation (“Seller”), and Flamingo Sub, Inc., a newly formed, direct, wholly-owned subsidiary of Buyer (“Merger Sub”), are about to enter into an Agreement and Plan of Merger to be dated on or about November 27, 2017 (the “Agreement”). Subject to the terms and conditions of the Agreement, at the Effective Time, Merger Sub shall merge with and into Seller (the “Merger”), with Seller being the Surviving Corporation. Immediately following the Merger, Seller shall merge with and into Buyer (the “Buyer Merger”), with Buyer being the surviving entity in the Buyer Merger and shall continue its existence under the laws of the State of Delaware. Further, subject to the terms and conditions of Annex 2 of the Agreement (the “Bank Merger Agreement”), immediately following the Effective Time, or such later time as the Buyer may determine, Seller Bank, a wholly-owned Florida state-chartered banking subsidiary of Seller, shall be merged with and into Buyer Bank, a national banking association and wholly-owned subsidiary of Buyer (the “Bank Merger”). The Buyer Bank shall be the Surviving Bank in the Bank Merger and will continue its existence under the laws of the United States. The Merger, the Buyer Merger and the Bank Merger collectively shall be referred to herein as the Merger Capitalized terms used herein that are not otherwise defined shall have the same meanings attributed to them in the Agreement. For purposes of our analysis and opinion, Agreement as used herein shall refer to the draft Agreement dated November 26, 2017 provided to Hovde by the Seller.

Pursuant and subject to the terms of the Agreement, each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time, other than Excluded Common Shares and Dissenting Common Shares, will be converted into and constitute the right to receive a number of shares of Buyer Common Stock, rounded to four decimal places (the “Per Common Share Consideration”) and cash in lieu of any fractional shares. With your consent, we have assumed that the Per Common Share Consideration is 0.4584 Shares of Buyer Common Stock for each share of Seller Common Stock. Consequently, the value of the Per Common Share Consideration will be the product of the Per Common Share Consideration of 0.4584 shares of Buyer Common Stock and the closing price of the Buyer’s Common Stock as of the Closing Date. With your consent, for purposes of the analysis and opinion, we have assumed that the closing price of the Buyer’s Common Stock as of the Closing Date is $48.55 (the closing price as of November 24, 2017) which results in the assumed value of the Per Common Stock Consideration of $22.26 per share of Seller Common Stock. Therefore, based upon there being 3,824,248 shares of Seller’s Common Stock outstanding as of November 24, 2017, we have assumed for purposes of our analysis and opinion that the total value of the Per Common Share Consideration is $85,109,841 (the “Total Value of Per Common Share Consideration”).

We note that pursuant to the Agreement, each holder of a Seller Stock Option outstanding immediately prior to the Effective Time, the exercise price per share of which is less than the product of (a) the Per Common Share Consideration and (b) the per share volume weighted average price of Buyer Common Stock for the ten trading days immediately preceding the Closing Date (the product being the “Merger Consideration Value Per Share”), shall be entitled to receive an amount in cash, without any interest and subject to any required Tax withholding, equal to the product of: (i) the excess, if any, of the Merger Consideration Value Per Share over the exercise price per share of Seller Common Stock subject to such Seller Stock Option; and (ii) the number of shares of

Seller Common Stock subject to such Seller Stock Option. In the event that the exercise price of any Seller Stock Option outstanding immediately prior to the Effective Time is equal to or greater than the Merger Consideration Value Per Share, no cash payment or other consideration for such Seller Stock Option shall be due and payable in respect thereof and the Seller Stock Option shall be cancelled as of the Effective Time. With your consent, we have assumed that for purposes of this analysis and opinion that the Merger Consideration Value Per Share is equal to the value of the Per Common Share Consideration of $22.26. We have been advised by you that as of November 24, 2017 there are 393,500 Seller Stock Options outstanding with a weighted average exercise price of $11.99; therefore, we have assumed, based upon the assumed value of the Merger Consideration Value Per Share of $22.13 as set forth above, that the total value of the Seller Stock Option Payment is $4,037,310 (the “Total Seller Stock Option Payment”). Consequently, the total value of the Merger which we have assumed for purposes of our analysis and opinion is $89,147,151, which is equal to the sum of the Total Value of Per Common Share Consideration of $85,109,841 and the Total Seller Stock Option Payment of $4,037,310.

We note that pursuant to Section 8.1(h) of the Agreement, the Agreement may be terminated by Seller, at any time during the five-day period commencing on the Determination Date (as defined in Section 8.1 of the Agreement), if both of the following conditions are satisfied: (a) the quotient obtained by dividing the average closing price of Buyer Common Stock for the ten trading days ending on the trading day immediately prior to the Determination Date (the “Buyer Average Stock Price”) by the Initial Buyer Market Price (such quotient being the “Buyer Ratio”), shall be less than 0.85; and (b) the Buyer Ratio shall be less than 85% of the quotient of (i) the average closing prices of the KBW Regional Bank Index (the “Index Group”) for the ten trading days ending on the trading day immediately prior to the Determination Date (the “Final Index Price”) divided by (ii) the Initial Index (such quotient being the “Index Ratio”). However, if Seller elects to exercise its termination right pursuant to these conditions, Buyer shall have the option, but not the obligation, to increase the consideration to be received by the holders of Seller Common Stock either (i) by adjusting the Per Common Share Consideration, or (ii) by providing a cash payment so that the Per Common Share Consideration or the combination of such cash payment plus the Per Common Share Consideration, equals the lesser of: (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (a) the product of the Initial Buyer Market Price, 0.85 and the Per Common Share Consideration by (b) the Buyer Average Stock Price; and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (i) the product of the Index Ratio and the Per Common Share Consideration by (ii) the Buyer Ratio. For purposes of our analysis and opinion, we have assumed, with your consent, that the provisions of Section 8.1(h) of the Agreement will not be invoked and will not result in any adjustment to the total assumed value of the Merger of $89,147,151 as set forth above.

You have requested our opinion as to the fairness, from a financial point of view, of the Per Common Share Consideration to holders of Company Common Stock. This opinion addresses only the fairness of the Per Common Share Consideration to be paid in connection with the Merger, and we are not opining on any individual stock, cash, option, or other components of the consideration.

During the course of our engagement and for the purposes of the opinion set forth herein, we have:

(i)	reviewed a draft of the Agreement dated November 24, 2017, as provided to Hovde by the Seller;

(ii)	reviewed unaudited financial statements for the Seller and the Buyer for the nine-month period ended September 30, 2017;

(iii)	reviewed certain historical annual reports of each of the Seller and the Buyer, including audited annual reports for the year ending December 31, 2016;

(iv)	reviewed certain historical publicly available business and financial information concerning each of the Seller and the Buyer;

(v)	reviewed certain internal financial statements and other financial and operating data concerning the Seller;

(vi)	reviewed financial projections prepared by certain members of senior management of the Seller;

(vii)	discussed with certain members of senior management of the Seller and the Buyer the business, financial condition, results of operations and future prospects of each entity; the history and past and current operations of the Seller and the Buyer; the Seller’s and the Buyer’s historical financial performance; and their assessment of the rationale for the Merger;

(viii)	reviewed and analyzed materials detailing the Merger prepared by the Seller and the Buyer and by their respective legal and financial advisors, including the estimated amount and timing of the cost savings and related expenses, purchase accounting adjustments and synergies expected to result from the Merger (the “Synergies”);

(ix)	analyzed the pro forma financial impact of the Merger on the combined company’s earnings, tangible book value, financial ratios and other such metrics we deemed relevant, giving effect to the Merger based on assumptions relating to the Synergies;

(x)	reviewed publicly available consensus mean analyst earnings per share estimates for the Seller and the Buyer for the years ending December 31, 2017 and December 31, 2018;

(xi)	assessed current general economic, market and financial conditions;

(xii)	reviewed the terms of recent merger, acquisition and control investment transactions, to the extent publicly available, involving financial institutions and financial institution holding companies that we considered relevant;

(xiii)	taken into consideration our experience in other similar transactions and securities valuations as well as our knowledge of the banking and financial services industry;

(xiv)	reviewed historical market prices and trading volumes of the Buyer’s common stock;

(xv)	reviewed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis; and

(xvi)	performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed, without investigation, that there have been, and from the date hereof through the Effective Date will be, no material changes in the financial condition and results of operations of Seller or Buyer since the date of the latest financial information described above. We have further assumed, without independent verification, that the representations and financial and other information included in the Agreement and all other related documents and instruments that are referred to therein or otherwise provided to us by Seller and Buyer are true and complete. We have relied upon the management of Seller and Buyer as to the reasonableness and achievability of the financial forecasts, projections and other forward-looking information provided to Hovde by Seller and Buyer, and we assumed such forecasts, projections and other forward-looking information have been reasonably prepared by Seller and Buyer on a basis reflecting the best currently available information and Seller’s and Buyer’ judgments and estimates. We have assumed that such forecasts, projections and other forward-looking information would be realized in the amounts and at the times contemplated thereby, and we do not assume any responsibility for the accuracy or reasonableness thereof. We have been authorized by Seller to rely upon such forecasts, projections and other information and data, and we express no view as to any such forecasts, projections or other forward-looking information or data, or the bases or assumptions on which they were prepared.

In performing our review, we have assumed and relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Seller or Buyer or their respective representatives or that was otherwise reviewed by us for purposes of rendering this opinion. We have further relied on the assurances of the respective managements of Seller and Buyer that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to undertake, and have not undertaken, an independent verification of any of such information, and we do not assume any responsibility or liability for the accuracy or completeness thereof. We have assumed that each party to the Agreement would advise us promptly if any information previously provided to us became inaccurate or was required to be updated during the period of our review.

We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto. We have assumed that such allowances for Seller and Buyer are, in the aggregate, adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. We were not requested to make, and have not made, an independent evaluation, physical inspection or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of Seller or Buyer, the collateral securing any such assets or liabilities, or the collectability of any such assets, and we were not furnished with any such evaluations or appraisals; nor did we review any loan or credit files of Seller or Buyer.

We have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities to which Seller or Buyer is a party or may be subject, and our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed, with your consent, that neither Seller nor Buyer is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger contemplated by the Agreement.

We have relied upon and assumed with your consent and without independent verification, that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement, without any waiver of material terms or conditions by Seller or any other party to the Agreement and that the final Agreement will not differ materially from the draft we reviewed. We have assumed that the Merger will be consummated in compliance with all applicable laws and regulations. Seller has advised us that they are not aware of any factors that would impede any necessary regulatory or governmental approval of the Merger. We have assumed that the necessary regulatory and governmental approvals as granted will not be subject to any conditions that would be unduly burdensome on Seller or Buyer or would have a material adverse effect on the contemplated benefits of the Merger.

Our opinion does not consider, include or address: (i) the legal, tax, accounting, or regulatory consequences of the Merger on Seller, or its stockholders; (ii) any advice or opinions provided by any other advisor to the Board or Seller; (iii) any other strategic alternatives that might be available to Seller; or (iv) whether Buyer has sufficient cash or other sources of funds to enable it to pay the consideration contemplated by the Merger.

Our opinion does not constitute a recommendation to Seller as to whether or not Seller should enter into the Agreement or to any stockholders of Seller as to how such stockholders should vote at any meetings of stockholders called to consider and vote upon the Merger. Our opinion does not address the underlying business decision to proceed with the Merger or the fairness of the amount or nature of the compensation, if any, to be received by any of the officers, directors or employees of Seller relative to the amount of consideration to be paid with respect to the Merger. Our opinion should not be construed as implying that the Per Common Share Consideration is necessarily the highest or best price that could be obtained in a sale, merger, or combination transaction with a third party. We do not express any opinion as to the value of Buyer’s Common Stock following the announcement of the proposed Merger, or the value of Buyer’s Common Stock following the consummation of the Merger, or the prices at which shares of Buyer’s Common Stock may be purchased or sold at any time. Other than as specifically set forth herein, we are not expressing any opinion with respect to the terms and provisions of the Agreement or the enforceability of any such terms or provisions. Our opinion is not a solvency opinion and does not in any way address the solvency or financial condition of Seller or Buyer.

This opinion was approved by Hovde’s fairness opinion committee. This letter is directed solely to the board of directors of Seller and is not to be used for any other purpose or quoted or referred to, in whole or in part, in any registration statement, prospectus, proxy statement, or any other document, except in each case in accordance with our prior written consent; provided, however, that we hereby consent to the inclusion and reference to this letter in any registration statement, proxy statement or information statement to be delivered to the holders of Seller Common Stock in connection with the Merger if, and only if, (i) this letter is quoted in full or attached as an exhibit to such document, (ii) this letter has not been withdrawn prior to the date of such document, and (iii) any description of or reference to Hovde or the analyses performed by Hovde or any summary of this opinion in such filing is in a form acceptable to Hovde and its counsel in the exercise of their reasonable judgment.

Our opinion is based solely upon the information available to us and described above, and the economic, market and other circumstances as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or to otherwise comment upon events occurring or information that becomes available after the date hereof.

In arriving at this opinion, Hovde did not attribute any particular weight to any single analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hovde believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

Hovde, as part of its investment banking business, regularly performs valuations of businesses and their securities in connection with mergers and acquisitions and other corporate transactions. In addition to being retained to render this opinion letter, we were retained by Seller to act as its financial advisor in connection with the Merger. In connection with our services, we will receive from Seller a fairness opinion fee that is contingent upon the issuance of this opinion letter and a completion fee that is contingent upon the consummation of the Merger; the opinion fee will be credited in full towards the portion of the completion fee which will become payable to Hovde upon the consummation of the Merger. Seller has also agreed to indemnify us and our affiliates for certain liabilities that may arise out of our engagement.

Other than in connection with this present engagement, in the past two years, Hovde has not provided investment banking or financial advisory services to Seller. During the past two years preceding the date of this opinion Hovde has not provided any investment banking or financial advisory services to Buyer for which it received a fee. We or our affiliates may presently or in the future seek or receive compensation from Buyer in connection with future transactions, or in connection with potential advisory services and corporate transactions, although to our knowledge none are expected at this time. In the ordinary course of our business as a broker/dealer, we may from time to time purchase securities from, and sell securities to, Seller or Buyer or their affiliates, and as a market maker in securities, Hovde may from time to time have a long or short position in, and buy or sell, debt or equity securities of Seller or Buyer for its own accounts and for the accounts of customers. Except for the foregoing, during the past two years there have not been, and there currently are no mutual understandings contemplating in the future, any material relationships between Hovde and Seller or Buyer.

Based upon and subject to the foregoing review, assumptions and limitations, we are of the opinion, as of the date hereof, that the Per Common Share Consideration to be paid in connection with the Merger is fair to the holders of Seller Common Stock from a financial point of view.

Sincerely,

HOVDE GROUP, LLC

ANNEX D

Florida Statutes § 607.1301.

Appraisal rights; definitions.

The following definitions apply to ss. 607.1302-607.1333:

(1) “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2) “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3) “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

(4) “Fair value” means the value of the corporation’s shares determined:

(a) Immediately before the effectuation of the corporate action to which the shareholder objects.

(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(c) For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6) “Preferred shares” means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7) “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9) “Shareholder” means both a record shareholder and a beneficial shareholder.

Florida Statutes § 607.1302.

Right of shareholders to appraisal.

(1) A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(a) Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and 607.1112(6), or the consummation of a Merger to which such corporation is a party if shareholder approval is required for the Merger under s. 607.1103 and the shareholder is entitled to vote on the Merger or if such corporation is a subsidiary and the Merger is governed by s. 607.1104;

(b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights are not available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c) Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d) An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

(e) Any other amendment to the articles of incorporation, Merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval;

(f) With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder’s preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation;

(g) An amendment of the articles of incorporation of a social purpose corporation to which s. 607.504 or s. 607.505 applies;

(h) An amendment of the articles of incorporation of a benefit corporation to which s. 607.604 or s. 607.605 applies;

(i) A Merger, conversion, or share exchange of a social purpose corporation to which s. 607.504 applies; or

(j) A Merger, conversion, or share exchange of a benefit corporation to which s. 607.604 applies.

(2) Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1. Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2. Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b) The applicability of paragraph (a) shall be determined as of:

1. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2. If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1. Any of the shares or assets of the corporation are being acquired or converted, whether by Merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a. Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b. Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2. Any of the shares or assets of the corporation are being acquired or converted, whether by Merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e) For the purposes of paragraph (d) only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4) A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a) Was not effectuated in accordance with the applicable provisions of this section or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action; or

(b) Was procured as a result of fraud or material misrepresentation.

Florida Statutes § 607.1303.

Assertion of rights by nominees and beneficial owners.

(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(2) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a) Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

Florida Statutes § 607.1320.

Notice of appraisal rights.

(1) If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2) In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3) If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders’ meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

Florida Statutes § 607.1321.

Notice of intent to demand payment.

(1) If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.

(b) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

Florida Statutes § 607.1322.

Appraisal notice and form.

(1) If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a) Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1. The shareholder’s name and address.

2. The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3. That the shareholder did not vote for the transaction.

4. Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.

5. If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest.

(b) State:

1. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3. The corporation’s estimate of the fair value of the shares.

4. An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.

5. That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6. The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c) Be accompanied by:

1. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2. A copy of ss. 607.1301-607.1333.

Florida Statutes § 607.1323.

Perfection of rights; right to withdraw.

(1) A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2) A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(3) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

Florida Statutes § 607.1324.

Shareholder’s acceptance of corporation’s offer.

(1) If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.

(2) Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

Florida Statutes § 607.1326.

Procedure if shareholder is dissatisfied with offer.

(1) A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

Florida Statutes § 607.1330.

Court action.

(1) If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2) The proceeding shall be commenced in the appropriate court of the county in which the corporation’s principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3) All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5) Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder’s shares, plus interest, as found by the court.

(6) The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

Florida Statutes § 607.1331.

Court costs and counsel fees.

(1) The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

Florida Statutes § 607.1332.

Disposition of acquired shares.

Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

Florida Statutes § 607.1333.

Limitation on corporate payment.

(1) No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder’s option:

(a) Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b) Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2) The shareholder shall exercise the option under paragraph (1)(a) or paragraph (1)(b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers of FCB

Delaware General Corporation Law

The General Corporation Law of the State of Delaware (“DGCL”) at Section 102(b)(7) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

The DGCL, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Lack of good faith, or lack of a reasonable belief that one’s actions are in or not opposed to the best interest of the corporation, or with respect to any criminal action or proceeding, lack of reasonable cause to believe one’s conduct was unlawful is not presumed from the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or nolo contendere plea or its equivalent. In addition, the indemnification of expenses (including attorneys’ fees) is allowed in derivative actions, except no indemnification is allowed in respect of any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise in defense of any of the above described actions or proceedings, he shall be indemnified against expenses (including attorneys’ fees). The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the board of directors of the corporation by a majority vote of a quorum consisting of directors not party to such an action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel in a written opinion or by the shareholders. Expenses may be paid in advance upon the receipt of undertakings to repay. A corporation may purchase indemnity insurance.

Certificate of Incorporation

The restated certificate of incorporation of FCB Financial Holdings, Inc. (“FCB”), provides that FCB, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented, shall indemnify each person who is or was an officer or director of FCB and each person who serves or served as an officer or director of any other corporation, partnership, joint venture, trust or other enterprise at the request of FCB and may indemnify any and all other persons whom it shall have power to indemnify under said section, each, an authorized representative, from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. FCB’s restated certificate of incorporation further provides that a director, officer or other authorized representative of FCB shall not be liable to FCB or its shareholders for monetary damages for breach of fiduciary duty as a director, officer or other authorized representative, except to the extent that exculpation from liability is not permitted under the DGCL as in effect at the time such liability is determined.

Expenses actually and reasonably incurred by any person indemnified under FCB’s restated certificate of incorporation in defending a third party proceeding or corporate proceeding shall be paid by FCB in advance of the final disposition of such third party proceeding or corporate proceeding and within 30 days of receipt by the secretary of FCB, if required by law, of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by FCB as authorized in the restated certificate of incorporation. Any person receiving indemnification payments shall reimburse FCB for such indemnification payments to the extent that such person also receives payments under an insurance policy in respect of such matter.

FCB’s restated certificate of incorporation provides that FCB will use commercially reasonable efforts to purchase and maintain directors’ and officers’ liability insurance (or its equivalent) for FCB and its subsidiaries with financially responsible insurers in such amounts and against such losses and risks as are customary for the business conducted by FCB and its subsidiaries. FCB maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers which could include liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Indemnification Agreements

FCB has entered into separate indemnification agreements with each of its directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and FCB’s restated certificate of incorporation against any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with FCB’s approval and counsel fees and disbursements. The indemnification agreements will provide for the advancement or payment of expenses to the indemnitee and for reimbursement to FCB if it is found that such indemnitee is not entitled to such indemnification under applicable law and FCB’s restated certificate of incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling FCB pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

(a) The following Exhibits are being filed as part of this Registration Statement except those which are incorporated by reference:

Exhibit No.	Description of Exhibit

3.1	Restated Certificate of Incorporation of FCB Financial Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Form S-1/A Registration Statement of FCB Financial Holdings, Inc. filed with the SEC on July 14, 2014 (Registration No. 333-196935))

3.2	Bylaws, as amended, of FCB Financial Holdings, Inc. (incorporated by reference to Exhibit 3.3 of the Form S-1 Registration Statement of FCB Financial Holdings, Inc. filed with the SEC on June 20, 2014 (Registration No. 333-196935)).

4.1	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Form S-1/A Registration Statement of the Company filed with the SEC on July 14, 2014 (Registration No. 333-196935)).

Exhibit No.	Description of Exhibit

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP (legality)

8.1	Opinion of Sullivan & Cromwell LLP (tax matters)

8.2	Opinion of Igler and Pearlman, P.A. (tax matters)

21.1	Subsidiaries of FCB Financial Holdings, Inc. (incorporated by reference to Exhibit 21.1 of registrant’s Annual Report on Form 10-K filed on February 26, 2016)

23.1	Consent of Grant Thornton LLP

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (legality) (included in Exhibit 5.1)

23.3	Consent of Sullivan & Cromwell LLP (tax matters) (included in Exhibit 8.1)

23.4	Consent of Igler and Pearlman, P.A. (tax matters) (included in Exhibit 8.2)

24.1	Power of Attorney*

99.1	Consent of Hovde Group, LLC

99.2	Agreement and Plan of Merger, dated as of November 27, 2017 by and among FCB Financial Holdings, Inc., Floridian Community Holdings, Inc. and Flamingo Sub, Inc. (attached as Annex A to the proxy statement and prospectus contained in this Registration Statement)

99.3	Form of Voting Agreement between FCB Financial Holdings, Inc. and the shareholders parties thereto (attached as Annex B to the proxy statement and prospectus contained in this Registration Statement)

99.4	Form of Proxy for Floridian Community Holdings, Inc. Shareholder Meeting

*	Previously filed.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6) That every prospectus (i) that is filed pursuant to paragraph (5) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weston, State of Florida, on January 10, 2018.

FCB FINANCIAL HOLDINGS, INC.

By:	/s/ Kent S. Ellert
Kent S. Ellert Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kent S. Ellert Kent S. Ellert	Chief Executive Officer and Director (Principal Executive Officer)	January 10, 2018

/s/ Jack Partagas Jack Partagas	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 10, 2018

* Vincent S. Tese	Director	January 10, 2018

* Leslie J. Lieberman	Director	January 10, 2018

* Alan Bernikow	Director	January 10, 2018

* Thomas E. Constance	Director	January 10, 2018

* Howard R. Curd	Director	January 10, 2018

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Name	Title	Date

* Gerald Luterman	Director	January 10, 2018

* William L. Mack	Director	January 10, 2018

Paul Anthony Novelly	Director

* Stuart I. Oran	Director	January 10, 2018

* Frederic Salerno	Director	January 10, 2018

*By:	/s/ Jack Partagas
Jack Partagas Attorney-in-Fact January 10, 2018

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